Exhibit 4.1(a)

CREDIT AGREEMENT

Dated as of August 9, 2006

among

NIELSEN FINANCE LLC,

as a U.S. Borrower,

VNU, INC.,

as a U.S. Borrower,

VNU HOLDING AND FINANCE B.V.,

as Dutch Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME

CITIBANK, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

ABN AMRO BANK N.V.,

as Swing Line Lender

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME,

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent,

and

JPMORGAN CHASE BANK, N.A.,

ABN AMRO BANK N.V. and

ING BANK N.V.,

as Co-Documentation Agents

CITIGROUP GLOBAL MARKETS INC.,

DEUTSCHE BANK SECURITIES INC. and

J.P. MORGAN SECURITIES INC.,

as Co-Lead Arrangers and Joint Bookrunners

-i-

-ii-

-iii-

-iv-

-v-

SCHEDULES

1.01A	Commitments
1.01B	Unrestricted Subsidiaries
1.01C	Mandatory Cost Formulae
1.01D	Transaction
1.01E	Outstanding Indebtedness
1.01F	Existing Letters of Credit
5.05	Certain Liabilities
5.08	Ownership of Property
5.09(b)	Environmental Matters
5.09(d)	Environmental Actions
5.10	Taxes
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
6.13(a)	Certain Collateral Documents
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(k)	Dispositions
7.08	Transactions with Affiliates
7.09	Certain Contractual Obligations
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Dollar Term Note
C-2	Euro Term Note
C-3	Revolving Credit Note
C-4	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Security Agreement
G-1	Perfection Certificate
G-2	Perfection Certificate Supplement
H	Intercompany Note

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of August 9, 2006, among Nielsen Finance LLC, a Delaware limited liability company (together with its successors and assigns, “Nielsen”), VNU, INC., a New York corporation (together with its successors and assigns, “VNU, Inc.” and, together with Nielsen, the “U.S. Borrowers”), VNU Holding and Finance B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Haarlem, The Netherlands (together with its successors and assigns, the “Dutch Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the Guarantors party hereto from time to time, CITIBANK, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, ABN AMRO Bank N.V., as a Swing Line Lender, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), DEUTSCHE BANK SECURITIES INC., as Syndication Agent, and JPMORGAN CHASE BANK, N.A., ABN AMRO BANK N.V. and ING BANK N.V., as Co-Documentation Agents.

PRELIMINARY STATEMENTS

The Borrowers have requested that the Lenders extend credit to the Borrowers in the form of (i) Term Loans in an initial aggregate amount of up to $4,175,000,000 and €800,000,000 and (ii) Revolving Credit Loans in an initial aggregate amount of up to $687,500,000. The Tranche A Revolving Credit Facility may include one or more Swing Line Loans and one or more Letters of Credit from time to time.

The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

Definitions and Accounting Terms

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“ACN” means ACN Holdings, Inc., a Delaware corporation.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Covenant Parties and their Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Additional Lender” has the meaning set forth in Section 2.14(a).

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent; it being understood that Citibank, N.A. may designate any of its Affiliates, including without limitation Citicorp International Limited, as administrative agent for a particular Alternative Currency and that such Affiliate shall be considered an Administrative Agent for all purposes hereunder.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, or (ii) if such Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such Person or an Affiliate thereof. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 10.18.

“Alternative Currency” means Euros, Canadian Dollars, Mexican Pesos, Sterling, Australian Dollars, Japanese Yen and Hong Kong Dollars.

“Alternative Currency Loan” means a Loan that is a Eurocurrency Rate Loan and that is made in an Alternative Currency pursuant to the applicable Committed Loan Notice or a Swing Line Loan denominated in Euro.

“Anti-Terrorism Laws” has the meaning set forth in Section 5.16.

“Applicable ECF Percentage” means, for any fiscal year, (a) 50% if the Total Leverage Ratio as of the last day of such fiscal year is greater than or equal to 6.00 to 1.00, (b) 25% if the Total Leverage Ratio as of the last day of such fiscal year is less than 6.00 to 1.00 but greater than or equal to 5.00 to 1.00 and (c) 0% if the Total Leverage Ratio as of the last day of such fiscal year is less than 5.00 to 1.00.

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Euro Term Loans, 2.50%;

(b) with respect to Dollar Term Loans (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Tender Funding Date pursuant to Section 6.01, (A) 2.75% for Eurocurrency Rate Loans and (B) 1.75% for Base Rate Loans, and (ii) thereafter, the following percentages per annum based upon the Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Secured Leverage Ratio	Eurocurrency Rate	Base Rate
1	<4.25:1	2.50%	1.50%
2	≥4.25:1	2.75%	1.75%

(c) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Tender Funding Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans, 2.25%, (B) for Base Rate Loans, 1.25%, (C) for Letter of Credit fees, 2.25% less the fronting fee payable in respect of the applicable Letter of Credit and (D) for unused commitment fees, 0.50% and (ii) thereafter, the following percentages per annum (less, in the case of Letter of Credit fees, the fronting fee payable in respect of the applicable Letter of Credit), based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurocurrency Rate and Letter of Credit Fees	Base Rate	Unused Commitment Fee Rate
1	<5.0:1	1.50%	0.50%	0.375%
2	≥5.0:1 but <5.5:1	1.75%	0.75%	0.375%
3	≥5.5:1 but <6.0:1	2.00%	1.00%	0.50%
4	≥6.0:1	2.25%	1.25%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio or the Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Tranche A Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Tranche A Revolving Credit Lenders.

“Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.

“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries as of each of December 31, 2005 and 2004, and the related audited consolidated statements of income, of changes in shareholders’ equity and of cash flows for the Company and its Subsidiaries for the fiscal years ended December 31, 2005, 2004 and 2003, respectively.

“Australian Dollar” or “AUD” means lawful money of the Commonwealth of Australia.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Citibank, N.A. as its “prime rate.” The “prime rate” is a rate set by Citibank, N.A. based upon various factors including Citibank, N.A. costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citibank, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basel II” has the meaning set forth in Section 3.04(a).

“BME” means VNU Business Media Europe B.V., a private company incorporated under the laws of The Netherlands, having its corporate seat in Haarlem, The Netherlands, and its and the other Subsidiaries of VNUHF that constitute the European portion of the Company’s BI segment (i) as identified to the Administrative Agent prior to the Closing Date and (ii) after the Closing Date.

“Borrowers” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market; and

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day; and

(c) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in an Alternative Currency other than Euros, any fundings, disbursements, settlements and payments in such Alternative Currency in respect of any such Alternative Currency Loan, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means any such day on which dealings in deposits in such Alternative Currency are conducted by and between banks in the London or other applicable offshore interbank market and in the home country for such Alternative Currency.

“Canadian Borrower” shall mean a Restricted Subsidiary of VNUHF organized under the laws of Canada and identified by the Company to become a borrower under an additional Revolving Credit Facility hereunder pursuant to Section 2.14 hereof; provided, that such Restricted Subsidiary shall be reasonably acceptable to the Administrative Agent and shall execute and deliver an Incremental Amendment and such Collateral Documents or other Loan Documents as the Administrative Agent shall deem reasonably necessary for such Restricted Subsidiary to become a borrower hereunder.

“Canadian Dollar” and “CAD” means lawful money of Canada.

“Capital Expenditures” shall mean, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Covenant Parties and their Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to tangible fixed assets, Capitalized Software Expenditures and other deferred charges included in Capital Expenditures reflected in the consolidated balance sheet of the Covenant Parties and their Restricted Subsidiaries, and (b) the value of all assets under Capitalized Leases incurred by the Covenant Parties and their Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, re-stored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.05(b), (iv) expenditures that are accounted for as capital expenditures by a Covenant Party or any Restricted Subsidiary and that actually are paid for by a Person other than a Covenant Party or any Restricted Subsidiary and for which neither a Covenant Party nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (v) the book value of any asset owned by a Covenant Party or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vi) expenditures that constitute Permitted Acquisitions.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Covenant Parties and their Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Covenant Parties and their Restricted Subsidiaries.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at Citibank, N.A. (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Covenant Parties or any Restricted Subsidiary:

(a) Dollars, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in each case having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(i) Investments, classified in accordance with GAAP as current assets of a Covenant Party or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (h) of this definition.

“Cash Management Obligations” means obligations owed by a Covenant Party or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by a Covenant Party or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CET” has the meaning specified in Section 2.04(b).

“Change of Control” shall be deemed to occur if:

(a) at any time prior to a Qualified IPO, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; or

(b) at any time after a Qualified IPO, (i) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders or any “group” including any Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in the Company’s capital stock and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in the Company’s capital stock or (ii) during each period of twelve consecutive months, the supervisory board of directors of the Company shall not consist of a majority of the Continuing Directors; or

(c) a “change of control” (or similar event) shall occur under the Senior Subordinated Debt, the Senior Unsecured Debt, any Indebtedness for borrowed money permitted under Section 7.03 with an aggregate principal amount in excess of the Threshold Amount or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any Disqualified Equity Interests.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Tranche A Revolving Credit Lenders, Tranche B Revolving Credit Lenders, Tranche C Revolving Credit Lenders, Tranche D Revolving Credit Lenders, Tranche E Revolving Credit Lenders, Tranche F Revolving Credit Lenders, Tranche G Revolving Credit Lenders, Tranche H Revolving Credit Lenders, Dollar Term Lenders, or Euro Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Tranche A Revolving Credit Commitments, Tranche B Revolving Credit Commitments, Tranche C Revolving Credit Commitments, Tranche D Revolving Credit Commitments, Tranche E Revolving Credit Commitments, Tranche F Revolving Credit Commitments, Tranche G Revolving Credit Commitments, Tranche H Revolving Credit Commitments, Dollar Term Commitments, or Euro Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Tranche A Revolving Credit Loans, Tranche B Revolving Credit Loans, Tranche C Revolving Credit Loans, Tranche D Revolving Credit Loans, Tranche E Revolving Credit Loans, Tranche F Revolving Credit Loans, Tranche G Revolving Credit Loans, Tranche H Revolving Credit Loans, Dollar Term Loans or Euro Term Loans.

“Clean-Up Period” has the meaning specified in Section 8.02(b).

“Closing Date” means the first date all the conditions precedent in Sections 4.01 and 4.02(a) are satisfied or waived in accordance with Sections 4.01 and 4.02(a).

“Code” means the U.S. Internal Revenue Code of 1986 and rules and regulations related thereto.

“Co-Documentation Agents” means JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as co-documentation agents under this Agreement.

“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document.

“Collateral Agent” means Citibank, N.A., in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral Documents” means, collectively, the Security Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.11 or Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment of any Class or of multiple Classes, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Company” means VNU Group B.V. (formerly known as VNU N.V.), a private company incorporated under the laws of The Netherlands, having its corporate seat in Haarlem, The Netherlands, together with its successors and assigns.

“Company Restricted Payments Election” has the meaning set forth in Section 7.06(d).

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense (including interest expense attributable to Holdings Debt) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities, and commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing,

(ii) provision for taxes based on income, profits or capital of a Covenant Party or its Restricted Subsidiaries, including, without limitation, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii) depreciation and amortization (including amortization of Capitalized Software Expenditures) and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,

(iv) Non-Cash Charges,

(v) extraordinary losses and unusual or non-recurring charges, duplicative running costs, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(vi) business optimization expenses and restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge or reserve, the Borrowers shall have delivered to the Administrative Agent an officer’s certificate specifying and quantifying such expense, charge or reserve and stating that such expense, charge or reserve is a business optimization expense or restructuring charge or reserve, as the case may be,

(vii) any deductions attributable to minority interests,

(viii) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors or their Affiliates,

(ix) the amount of net cost savings projected by Borrowers in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken or committed to be taken within 36 months after the Closing Date, (C) no cost savings shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (ix) shall not exceed $125,000,000 for any period consisting of four consecutive quarters (while subject to upward or downward adjustment in accordance with this clause, it is agreed that as of the Closing Date the projected cost savings for the first full four fiscal quarter period ended after the Closing Date is €75.0 million), and

(x) cash distributions received from unconsolidated joint ventures and Unrestricted Subsidiaries, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gains to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),

(iii) gains on asset sales (other than asset sales in the ordinary course of business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and

(v) all gains from investments recorded using the equity method (other than cash dividends actually received),

in each case, as determined on a consolidated basis for the Covenant Parties and their Restricted Subsidiaries (other than in respect of interest expense attributable to Holdings Debt) in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(A) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness),

(B) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations,

(C) there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person, property, business or asset acquired by a Covenant Party or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by such Covenant Party or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (2) for the purposes of the definition of the term “Permitted Acquisition” and Section 7.11, an adjustment equal to the amount of the Pro Forma Adjustment with respect to the Covenant Parties and their Restricted Subsidiaries or any Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer delivered to the Administrative Agent (for delivery to the Lenders), and

(D) for purposes of determining the Total Leverage Ratio or Interest Coverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by a Covenant Party or any Restricted Subsidiary of a Covenant Party during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid, but excluding from this proviso, for the avoidance of doubt, non-cash charges consisting of the amortization of a prepaid cash item that was paid in a prior period).

“Consolidated Interest Expense” means, for any period, the sum, without duplication, of (i) the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Covenant Parties and their Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Covenant Parties and their Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts and the cash interest expense attributable to Holdings Debt, and (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period, but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) commissions, discounts, yield and other fees and charges (including any interest expense) incurred in connection with a Permitted Receivables Financing and (d) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP; provided that for purposes of the definition of the term “Permitted Acquisition” and Section 7.11, there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period, based on the cash interest expense (or income) of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) assuming any Indebtedness incurred or repaid in connection with any such acquisition had been incurred or prepaid on the first day of such period. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense (i) for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination and (ii) shall exclude the purchase accounting effects described in the last sentence of the definition of Consolidated Net Income.

“Consolidated Net Income” means, for any period, the net income (loss) of the Covenant Parties and their Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income (including changes from international financial reporting standards to United States financial reporting standards), (c) Transaction Expenses incurred during such period, (d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Tender Funding Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of indebtedness and (f) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Covenant Parties and their Restricted Subsidiaries), as a result of the Transaction, any acquisition consummated prior to the Tender Funding Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof.

“Consolidated Total Net Debt” shall mean, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Covenant Parties and their Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money, Attributable Indebtedness, and debt obligations evidenced by promissory notes or similar instruments, plus (b) the aggregate principal amount of Holdings Debt as reflected on the Company’s balance sheet, minus (c) the aggregate amount of cash and Cash Equivalents, in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(p) and Section 7.01(q) and clauses (i) and (ii) of Section 7.01(r), in excess of the sum of (x) $10,000,000 million and (y) any Restricted Cash included in the consolidated balance sheet of the Covenant Parties and their Restricted Subsidiaries as of such date.

“Consolidated Working Capital” means, with respect to the Covenant Parties and their Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Continuing Directors” means the supervisory directors of the Company on the Closing Date, as elected or appointed after giving effect to the Transaction, and each other supervisory director, if, in each case, such other supervisory director’s nomination for election to the supervisory board of directors of the Company is recommended by a majority of the then Continuing Directors or such other supervisory director receives the vote of the Permitted Holders in his or her election by the stockholders of the Company.

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Covenant Parties” means (i) each of VNUHF, VNU International, ACN, VNU, Inc., and the Borrowers and (ii) at the Company’s sole discretion, upon written notice to the Administrative Agent, the Company and any Subsidiary of the Company as designated by the Company; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Covenant Parties shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.11 (it being understood that if no Test Period cited in Section 7.11 has passed, the covenants in Section 7.11 for the first Test Period cited in such Section shall be satisfied as of the last four quarters ended and, as a condition precedent to the effectiveness of any such designation, Nielsen shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance) and (iii) once an entity is designated a Covenant Party it remains a Covenant Party for the term of this Agreement. The designation of any entity as a Covenant Party shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such entity existing at such time (but, for the avoidance of doubt, without duplication of any Holdings Debt existing at such time to the extent it already constitutes Indebtedness for any given purpose). Consolidated EBITDA applicable to an entity designated a Covenant Party shall only be included within such definition to the extent related to a fiscal quarter beginning after such designation.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) the Cumulative Retained Excess Cash Flow Amount at such time, plus

(b) the cumulative amount of proceeds (including cash and the fair market value of property other than cash) from the sale of (i) Equity Interests of the Company or any direct or indirect parent of the Company after the Tender Funding Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Company, or (ii) the common Equity Interests of a Covenant Party issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations) of a Covenant Party or any Restricted Subsidiary of a Covenant Party or Holdings Debt owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party not previously applied for a purpose other than use in the Cumulative Credit; plus

(c) 100% of the aggregate amount of contributions to the common capital of the Company received in cash (and the fair market value of property other than cash) after the Tender Funding Date; plus

(d) the principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Equity Interests) of a Covenant Party or Holdings Debt issued after the Tender Funding Date (other than Indebtedness issued to a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Equity Interests) in the Company or any direct or indirect parent of the Company, plus

(e) 100% of the aggregate amount received by a Covenant Party or any Restricted Subsidiary of a Covenant Party in cash (and the fair market value of property other than cash received by a Covenant Party or any such Restricted Subsidiary) from:

(A) the sale (other than to a Covenant Party or any such Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(B) any dividend or other distribution by an Unrestricted Subsidiary, plus

(f) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, a Covenant Party or a Restricted Subsidiary, the fair market value of the Investments of the Covenant Parties and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(g) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Covenant Parties or any Restricted Subsidiary in respect of any Investments made pursuant to Section 7.02(n), minus

(h) any amount of the Cumulative Credit used to make Investments pursuant to Section 7.02(s) after the Tender Funding Date and prior to such time, minus

(i) any amount of the Cumulative Credit used to make Investments pursuant to Section 7.02(n) after the Tender Funding Date and prior to such time, minus

(j) any amount of the Cumulative Credit used to pay dividends or make distributions pursuant to Section 7.06(h) after the Tender Funding Date and prior to such time, minus

(k) any amount of the Cumulative Credit used to make payments or distributions in respect of Junior Financings pursuant to Section 7.13 after the Tender Funding Date and prior to such time.

“Cumulative Retained Excess Cash Flow Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Tender Funding Date and prior to such date.

“Current Assets” means, with respect to the Covenant Parties and their Restricted Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Covenant Parties and their Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) and (b) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Receivables Assets subject to such Permitted Receivables Financing less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” means, with respect to the Covenant Parties and their Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Covenant Parties and their Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves and (e) any Revolving Credit Exposure or Revolving Credit Loans.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Dutch Bankruptcy Act (Faillissementswet) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, faillissement, surseance van betaling, onderbewindstelling, ontbinding, or similar debtor relief Laws of the United States, The Netherlands or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to an Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any applicable Mandatory Cost) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by a Covenant Party or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Designation Date” shall have the meaning set forth in Section 6.14

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Covenant Parties and their Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include (a) any issuance by VNUHF of any of its Equity Interests to another Person or (b) any non-cash sale, conveyance, transfer or other disposition of the Transactions Intercompany Obligations.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loans.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held);

(b) with respect to any Alternative Currency Loan (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 1.08 and Section 2.15(a); and

(c) with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 1.08 and Section 2.15(a).

“Dollar Refinanced Term Loans” has the meaning specified in Section 10.01.

“Dollar Replacement Term Loans” has the meaning specified in Section 10.01

“Dollar Term Commitment” means, as to each Dollar Term Lender, its obligation to make a Dollar Term Loan to Nielsen pursuant to Section 2.01(a) in an aggregate Dollar Amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Dollar Term Commitment” or in the Assignment and Assumption pursuant to which such Dollar Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of the Dollar Term Commitments is $4,175,000,000.

“Dollar Term Lender” means, at any time, any Lender that has a Dollar Term Commitment or a Dollar Term Loan at such time.

“Dollar Term Loan” means a Loan made pursuant to Section 2.01(a).

“Dollar Term Note” means a promissory note of Nielsen payable to any Dollar Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of Nielsen to such Dollar Term Lender resulting from the Dollar Term Loans made by such Dollar Term Lender.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“DNB” means the Dutch Central Bank (De Nederlandsche Bank N.V.).

“Dutch Banking Act” means the Dutch Act on the Supervision of Credit Institutions 1992 (Wet toezicht kredietwezen 1992) as amended from time to time.

“Dutch Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means the common law and any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health or to the Release or threat of Release of Hazardous Materials into the Environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“Euro” and “EUR” means the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.

“Euro Refinanced Term Loans” has the meaning specified in Section 10.01.

“Euro Replacement Term Loans” has the meaning specified in Section 10.01.

“Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make a Euro Term Loan to Nielsen pursuant to Section 2.01(b) in an aggregate Dollar Amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Euro Term Commitment” or in the Assignment and Assumption pursuant to which such Euro Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of the Euro Term Commitments is €800,000,000.

“Euro Term Lender” means, at any time, any Lender that has a Euro Term Commitment or a Euro Term Loan at such time.

“Euro Term Loan” means a Loan made pursuant to Section 2.01(b).

“Euro Term Note” means a promissory note of Nielsen payable to any Euro Term Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of Nielsen to such Euro Term Lender resulting from the Euro Term Loans made by such Euro Term Lender.

“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan:

(i) denominated in a currency other than Australian Dollars, Hong Kong Dollars or Japanese Yen:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Dow Jones Market screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or the relevant Alternative Currency (for delivery on the first day of such Interest Period), as applicable, with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or the relevant Alternative Currency (for delivery on the first day of such Interest Period), as applicable, with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars or the relevant Alternative Currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Citibank, N.A. and with a term equivalent to such Interest Period would be offered by Citibank, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time)

two (2) Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period;

(ii) denominated in Australian Dollars:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on page BBSY of the Reuters screen (or any successor thereto) for deposits in Australian Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 10:30 a.m. (Sydney time) on the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the same interbank market for deposits of amounts in Australian Dollars for delivery on the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Australian Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Citibank, N.A. and with a term equivalent to such Interest Period would be offered by Citibank, N.A.’s applicable branch to major banks in such interbank eurodollar market at their request at approximately 10:30 a.m. (Sydney time) on the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in such market for deposits of amounts in Australian Dollars for delivery on the first day of such Interest Period;

(iii) denominated in Hong Kong Dollars:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on page 9898 (HIBOR) of the Reuters Screen (or any successor thereto) for deposits in Hong Kong Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Hong Kong time) on the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the same interbank market for deposits of amounts in Hong Kong Dollars for delivery on the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Hong Kong Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Citibank, N.A. and with a term equivalent to such Interest Period would be offered by Citibank, N.A.’s applicable branch to major banks in such interbank eurodollar market at their request at approximately 11:00 a.m. (Hong Kong time) on the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in such market for deposits of amounts in Hong Kong Dollars for delivery on the first day of such Interest Period; and

(iv) denominated in Japanese Yen:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on page 3750 (LIBOR) of the Reuters screen (or any successor thereto) for deposits in Yen (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in Yen for delivery on the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Yen (for delivery on the first day of such Interest Period), as applicable, with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in Yen on the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Yen for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Citibank, N.A. and with a term equivalent to such Interest Period would be offered by Citibank, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in Yen for delivery on the first day of such Interest Period.

“Eurocurrency Rate Loan” means a Loan, whether denominated in Dollars or in an Alternative Currency, that bears interest at a rate based on the Eurocurrency Rate and a Swing Line Loan denominated in Euro.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital and long-term account receivables for such period

(other than any such decreases arising from acquisitions or dispositions by the Covenant Parties and its Restricted Subsidiaries completed during such period) and (iv) an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Covenant Parties and their Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income minus (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income, (ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Covenant Parties and their Restricted Subsidiaries, (iii) the aggregate amount of all principal payments of Indebtedness of the Covenant Parties or their Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07 and any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) or (iii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all voluntary prepayments of Term Loans and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Covenant Parties or their Restricted Subsidiaries, (iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Covenant Parties and their Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (v) increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions or dispositions by the Covenant Parties and their Restricted Subsidiaries during such period), (vi) cash payments by the Covenant Parties and their Restricted Subsidiaries during such period in respect of long-term liabilities of the Covenant Parties and their Restricted Subsidiaries other than Indebtedness, (vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 7.02 (other than Section 7.02(a)) to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Covenant Parties and their Restricted Subsidiaries, (viii) the amount of Restricted Payments paid during such period pursuant to Sections 7.06(d), (h) or (i) (clauses (i), (ii), (iii) or (v) only) to the extent such Restricted Payments were financed with internally generated cash flow of the Covenant Parties and their Restricted Subsidiaries, (ix) the aggregate amount of expenditures actually made by the Covenant Parties and their Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, (x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Covenant Parties and their Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, (xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Covenant Parties and their Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above required to be made, in each case during the period of four consecutive fiscal quarters of the Company following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and (xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period. Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for the Covenant Parties and their Restricted Subsidiaries on a consolidated basis.

“Excess Cash Flow Period” means each fiscal year of Nielsen or, in the case of 2006, July 1 through December 31, but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount shall only include such fiscal years for which financial statements and a Compliance Certificate have been delivered in accordance with Sections 6.01(a) and 6.02(a) and for which any prepayments required by Section 2.05(b)(i) (if any) have been made (it being understood that the Retained Percentage of Excess Cash Flow for any Excess Cash Flow Period shall be included in the Cumulative Retained Excess Cash Flow Amount regardless of whether a prepayment is required by Section 2.05(b)(i)).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Subsidiary of a Guarantor that does not have assets or annual revenues in excess of $50,000,000 (or $100,000,000 in the case of AC Nielsen, S.A. de C.V., Nielsen Book Services Limited and VNU Business Publications Ltd.), (c) any Subsidiary that is prohibited by applicable Law or Contractual Obligations existing on the Closing Date from guaranteeing the Obligations,

(d) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(t) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any Special Purpose Receivables Subsidiary, and (g) any Foreign Subsidiary of ACN or VNU, Inc. or of any other Domestic Subsidiary.

“Executive Order” has the meaning set forth in Section 5.16.

“Exemption Regulation” means the Exemption Regulation dated 26 June 2002 (as amended from time to time) of the Ministry of Finance of The Netherlands (Vrijstellingsregeling Wet toezicht kredietwezen 1992), as promulgated in connection with the Dutch Banking Act.

“Existing Indebtedness” means the Indebtedness set forth in Schedule 7.03(b) hereto.

“Existing L/C Issuer” means each bank which issued Existing Letters of Credit.

“Existing Letters of Credit” means all letters of credit outstanding on the Closing Date, as more fully described on Schedule 1.01F hereto.

“Facility” means the Dollar Term Loans, the Euro Term Loans, each Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank, N.A. on such day on such transactions as determined by the Administrative Agent.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Company which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Covenant Parties and their Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles based upon International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board, as in effect from time to time, unless and until Nielsen notifies the Administrative Agent in writing that Nielsen requests that GAAP be determined based on generally accepted accounting principles in the United States of America, as in effect from time to time, from which time GAAP will be so determined; provided, however, that if Nielsen notifies the Administrative Agent that Nielsen requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Nielsen that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 11.01.

“Guarantors” means the Company, VNU Intermediate Holding B.V. and the Subsidiaries included on the signature pages hereof as Guarantors and those Subsidiaries that issue a Guarantee of the Obligations after the Closing Date pursuant to Section 6.11 and, with respect to Obligations for which they would not otherwise be primarily liable, each U.S. Borrower and the Dutch Borrower.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, infectious or medical wastes that are regulated pursuant to, or the Release or exposure to which could give rise to liability under, applicable Environmental Law.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party thereto, and (other than a Person already party hereto as a Lender) delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Collateral Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Section 10.04 and 10.15 as if it were a Lender.

“Holdings Debt” means Indebtedness of the Company outstanding on the Tender Funding Date as reflected in the Company’s balance sheet and refinancings thereof that do not increase the aggregate principal amount thereof except to the extent of additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith, and any other Indebtedness of the Company, VNU Intermediate Holding B.V. or Valcon with respect to which Nielsen has made a Company Restricted Payments Election pursuant to Section 7.06(d).

“Hong Kong Dollar” or “HKD” means the lawful money of the Hong Kong Special Administrative Region.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Incremental Amendment” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(a).

“Incremental Term Loans” has the meaning set forth in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness; and

(g) all obligations of such Person in respect of Disqualified Equity Interests;

if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include (1) the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited and (2) the amount of any Receivables Net Investment and (B) in the case of the Company and its Subsidiaries, exclude (1) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice and (2) the Parent Intercompany Debt. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Intercompany Note” means a promissory note substantially in the form of Exhibit H.

“Interest Coverage Ratio” means, with respect to the Covenant Parties and the Restricted Subsidiaries on a consolidated basis, as of the end of any fiscal quarter of the Company for the Test Period ending on such date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan denominated in Dollars), the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any Swing Line Loan denominated in Euro, the date of the repayment of such Swing Line Loan and the Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a

Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, as selected by the applicable Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of a Covenant Party and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning set forth in Section 5.17.

“Japanese Yen” or “JPY” means lawful money of Japan.

“Judgment Currency” has the meaning specified in Section 10.18.

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Tranche A Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Tranche A Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Citibank, N.A., the Existing L/C Issuer, and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and a Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender,” together with, in each case, any Affiliate of any such financial institution through which such financial institution elects, by notice to the Administrative Agent, to make any Loans available to any Borrower; provided that, for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any requirements of any Loan Document or any Default or Event of Default and its consequences, or (c) any other matter as to which a Lender may vote or consent pursuant to Section 10.01 of this Agreement, the financial institution making such election shall be deemed the “Lender” rather than such Affiliate, which shall not be entitled to vote or consent (it being agreed that failure of any such Affiliate to fund an obligation under this Agreement shall not relieve its affiliated financial institution from funding).

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Tranche A Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the aggregate Dollar Amount of the Tranche A Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Tranche A Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents and (iv) each Letter of Credit Application.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01C.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Company and its Subsidiaries, taken as a whole.

“Maturity Date” means (i) with respect to the Term Loans, the seventh anniversary of the Pushdown Date and (ii) with respect to each Revolving Credit Facility, the sixth anniversary of the Pushdown Date.

“Maximum Rate” has the meaning specified in Section 10.10.

“Mexican Peso” or “MXN” means lawful money of the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” has the meaning specified in Section 6.11(c).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by the Covenant Parties or any of their Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Covenant Parties or any of their Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided, that, if no Default exists and Nielsen shall deliver a certificate of a Responsible Officer of Nielsen to the Administrative Agent promptly following receipt of any such proceeds setting forth a Covenant Party’s intention to use any portion of such proceeds (1) to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Covenant Parties or their Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired), in each case within 15 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 15 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 15 month period but within such 15-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such

15-month period and 180 days from the entry into such Contractual Commitment, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso) or (2) to repay Indebtedness (other than the Loans) of the Covenant Parties or their Restricted Subsidiaries (and, in the case of revolving Indebtedness, to correspondingly reduce commitments with respect thereto) within 15 months of such receipt (in the case of any Junior Financing, to the extent permitted pursuant to Section 7.13), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 15 months of such receipt, so used; provided, that the aggregate amount of Indebtedness that may be repaid pursuant to this clause (2) shall not exceed the lesser of (x) $150 million and (y) the Permitted Debt Repayment Amount as of the date of such repayment; provided, further, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $10 million and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such unapplied proceeds (including proceeds described in clause (x) above realized in a single transaction or series of related transactions that are in excess of $5 million) in such fiscal year shall exceed $25 million, and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by a Covenant Party of any Indebtedness, net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to a Covenant Party shall be disregarded.

“Nielsen” has the meaning set forth in the introductory paragraph to this Agreement.

“NMR” means Nielsen Media Research Inc., a Delaware corporation.

“Non-Cash Charges” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Dollar Term Note, a Euro Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“Notes Offering Memorandum” means the Offering Memorandum dated as of August 1, 2006 relating to the Senior Unsecured Debt and the Senior Subordinated Debt.

“Not Otherwise Applied” means, with reference to any amount of Net Proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Company shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or Subsidiary under any Loan Document and (b) the obligation of any Loan Party or Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“OFAC” has the meaning set forth in Section 5.16.

“Offer Memorandum” means the Offer Memorandum (biedingsbericht), dated as of March 31, 2006, as amended or supplemented as of the date hereof, containing the terms of the offer to purchase the Equity Interests of the Company specified therein by Valcon.

“Oldsmar Leases” means the lease agreement dated as of December 19, 2002 between NMR and MT (2002) Statutory Trust and the lease agreement dated as of December 30, 2003 between NMR and MT (2003) Statutory Trust, in each case relating to real property located at 501 Brooker Creek Blvd., Oldsmar, Florida, and any participation agreements related to the foregoing.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Dollar Term Loans, Euro Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Dollar Term Loans, Euro Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Outstanding Indebtedness” means the Indebtedness set forth in Schedule 1.01E hereto.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Citibank, N.A. in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent Intercompany Debt” means the intercompany loan of the Company to VNUHF, as in effect on the Closing Date after giving effect to the Transactions.

“Participant” has the meaning specified in Section 10.07(e).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means a certificate in the form of Exhibit G-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit G-2 or any other form approved by the Collateral Agent.

“Permitted Acquisition” has the meaning set forth in Section 7.02(i).

“Permitted Debt Repayment Amount” shall mean, as of any date of determination, an amount equal to the aggregate Dollar Amount of Term Loans repaid pursuant to Section 2.05(b)(ii) or (iii) as of such date.

“Permitted Holders” means each of the Sponsors and members of management of a Covenant Party, a Restricted Subsidiary or any direct or indirect parent entity of the foregoing who are holders of Equity Interests of the Company or its direct or indirect parent organizations on the Closing Date and any group (within the meaning of Section 13(d)(3) or section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Sponsors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the voting stock of the Company or any of its direct or indirect parent companies.

“Permitted Holdings Debt” means (1) Indebtedness of the Company or VNU Intermediate Holding B.V. (i) that will not mature prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loans, (ii) that is not subject to any Guarantee by VNUHF or any Restricted Subsidiary, and (iii) that does not require any payments in cash of interest or other amounts in respect of the principal thereof (including through amortization) prior to the earlier to occur of (A) the date that is five (5) years from the date of the issuance or incurrence thereof and (B) the date that is ninety-one (91) days after the Maturity Date of the Term Loans; provided that such Indebtedness can have mandatory prepayment, repurchase or redemption provisions no more restrictive than those set forth in the documents governing the Company’s Senior Discount Notes issued on the Closing Date (as of the Closing Date) or (2) any other Indebtedness (including Holdings Debt), to the extent the proceeds thereof are used to refinance any Holdings Debt existing on the Closing Date (or refinancings thereof pursuant to this clause (2)), in an aggregate principal amount not in excess of the aggregate principal amount thereof except to the extent of additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith.

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special

Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against such Receivables Assets; provided that (A) recourse to the Loan Parties or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) and any obligations or agreements of the Loan Parties or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/”absolute transfer” opinion with respect to any transfer by the Loan Parties or any Subsidiary (other than a Special Purpose Receivables Subsidiary)), and (B) the aggregate Receivables Net Investment since the Closing Date shall not exceed $100,000,000 at any time.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Sections 7.03(e) or (f), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b), 7.03(q) or 7.13(a) or is otherwise a Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Nielsen has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Nielsen within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“PMP” means a “professional market party” within the meaning of the Exemption Regulation.

“Policy Guidelines” means the 2005 Dutch Central Bank’s Policy Guidelines (issued in relation to the Exemption Regulation) dated 29 December 2004 (Beleidsregel 2005 kernbegrippen markttoetreding en handhaving Wtk 1992) as amended from time to time.

“Post-Acquisition Period” means (a) with respect to the Transaction, the period beginning on the Closing Date and ending on the last day of the fourth full consecutive fiscal quarter immediately following the Pushdown Date and (b) with respect to any Permitted Acquisition or any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person, the period beginning on the date such acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such acquisition is consummated.

“Principal L/C Issuer” means any L/C Issuer that has issued Letters of Credit having an aggregate Outstanding Amount in excess of $10,000,000.

“Pro Forma Adjustment” means for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Covenant Parties, the pro forma increase or decrease in Consolidated EBITDA (or any Acquired EBITDA) projected by Nielsen in good faith as a result of (i) actions taken during or prior to such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (ii) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the Transaction or the combination of the operations of such Acquired Entity or Business with the operations of the Covenant Parties and their Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(a)(i).

“Pro Forma Basis” and “Pro Forma Compliance” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made, (B) if no Test Period cited in Section 7.11 has passed, the covenants in Section 7.11 for the first Test Period cited in such Section shall be satisfied as of the last four quarters ended and (C) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Company or any division, product line, or facility used for operations of the Company or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Covenant Parties or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(a).

“Prohibition” has the meaning set forth in Section 11.11.

“Projections” has the meaning set forth in Section 6.01(c).

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Pushdown Date” means the first date on which any amount outstanding under the Tender Facility is repaid.

“Qualified IPO” means the issuance by the Company or any direct or indirect parent of the Company of its common Equity Interests in an underwritten primary public offering (i) (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) or (ii) in the case of any initial public offering by a Dutch legal entity, in accordance with the laws of the Netherlands.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by any Covenant Party or any Subsidiary.

“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents (but excluding any such collections used to make payments of items included in clause (c) of the definition of Consolidated Interest Expense); provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Register” has the meaning set forth in Section 10.07(d).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, as of any date of determination, Lenders of a Class having more than 50% of the sum of the (a) Total Outstandings (with, in the case of the Tranche A Revolving Credit Facility, the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) for all Lenders of such Class and (b) aggregate unused Commitments of all Lenders of such Class; provided that the unused Commitment and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender of such Class shall be excluded for purposes of making a determination of Required Class Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Dollar Term Commitments, (c) aggregate unused Euro Term Commitments and (d) aggregate unused Revolving Credit Commitments; provided that the unused Dollar Term Commitment, unused Euro Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party (including, in the case of a Loan Party organized under the laws of The Netherlands, the authorized number of managing directors or an attorney under a power of attorney of such Loan Party) and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Covenant Parties.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Covenant Party or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to a Covenant Party’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof) and (b) any payment of interest or principal on, or redemption, repurchase or other acquisition of retirement for value of, the Parent Intercompany Debt.

“Restricted Subsidiary” means any Subsidiary of a Covenant Party other than an Unrestricted Subsidiary.

“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period (a) 100% minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period.

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Commitment Increase Lender” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and Class and, in the case of Eurocurrency Rate Loans, having the same Interest Period and currency made by each of the Revolving Credit Lenders of such Class pursuant to any clause of Section 2.01(c).

“Revolving Credit Commitment” means the Tranche A Revolving Credit Commitment, Tranche B Revolving Credit Commitment, Tranche C Revolving Credit Commitment, Tranche D Revolving Credit Commitment, Tranche E Revolving Credit Commitment, Tranche F Revolving Credit Commitment, Tranche G Revolving Credit Commitment and Tranche H Revolving Credit Commitment.

“Revolving Credit Exposure” means, as to each Tranche A Revolving Credit Lender, the sum of the Dollar Amount of the outstanding principal amount of such Revolving Credit Lender’s Tranche A Revolving Credit Loans and its Pro Rata Share of the Dollar Amount of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means the Tranche A Revolving Credit Facility, Tranche B Revolving Credit Facility, Tranche C Revolving Credit Facility, Tranche D Revolving Credit Facility, Tranche E Revolving Credit Facility, Tranche F Revolving Credit Facility, Tranche G Revolving Credit Facility or the Tranche H Revolving Credit Facility.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loans” has the meaning specified in Section 2.01(c).

“Revolving Credit Note” means a Tranche A Revolving Credit Note, Tranche B Revolving Credit Note, Tranche C Revolving Credit Note, Tranche D Revolving Credit Note, Tranche E Revolving Credit Note, Tranche F Revolving Credit Note, Tranche G Revolving Credit Note or the Tranche H Revolving Credit Note.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Borrower or any Loan Party and any Hedge Bank.

“Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt that is secured by a Lien on any assets or property of a Loan Party or a Restricted Subsidiary, as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit F.

“Senior Subordinated Debt” means the $1,070,000,000 in aggregate principal amount at maturity of 12 1/2% senior subordinated discount notes due 2016 issued by Nielsen and Nielsen Finance Co. and Permitted Refinancings thereof (with the understanding that so long as all other requirements of the definition of Permitted Refinancing are met such refinancing debt may be incurred at VNU International or VNUHF).

“Senior Subordinated Debt Documentation” means any indenture and/or agreement governing the Senior Subordinated Debt and any other documents delivered pursuant thereto.

“Senior Unsecured Debt” means the $650,000,000 in aggregate principal amount of 10% senior notes due 2014 and the €150,000,000 in aggregate principal amount of 9% senior notes due 2014, in each case, issued by Nielsen and Nielsen Finance Co. and Permitted Refinancings thereof (with the understanding that so long as all other requirements of the definition of Permitted Refinancing are met such refinancing debt may be incurred at VNU International or VNUHF).

“Senior Unsecured Debt Documentation” means any indenture and/or agreement governing the Senior Unsecured Debt and any other documents delivered pursuant thereto.

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Subsidiary of a Covenant Party established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with any Covenant Party or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event such Covenant Party or any such Subsidiary becomes subject to a proceeding under a Debtor Relief Law.

“Specified Equity Contribution” means any contribution to the common equity of the Company and/or any purchase or investment in an Equity Interest of the Company other than Disqualified Equity Interests.

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Revolving Commitment Increase that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor Management Agreements” means the Advisory Agreements between Valcon and each of ACN and VNU, Inc.

“Sponsors” means AlpInvest Partners, The Blackstone Group, TC Group, L.L.C. and its affiliates collectively d/b/a “The Carlyle Group”, Hellman & Friedman Investors V (Cayman Ltd.), Kohlberg Kravis Roberts & Co. L.P. and Thomas H. Lee Partners and their respective Affiliates (other than any portfolio operating companies thereof).

“Sterling” or “GBP” means lawful money of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of VNUHF.

“Successor Company” has the meaning specified in Section 7.04(d).

“Supplemental Agent” has the meaning specified in Section 9.13(a) and “Supplemental Agents” shall have the corresponding meaning.

“Survey” means a survey of any Real Property subject to a Mortgage (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Real Property or any easement, right of way or other interest in the Real Property has been granted or become effective through operation of law or otherwise with respect to such Real Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 30 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the subject Real Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the title company, (iv) complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the title company to issue a Title Policy or (b) otherwise acceptable to the Collateral Agent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the Dollar and Euro swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Lender” means (a) Citibank, N.A., in its capacity as provider of Swing Line Loans denominated in Dollars, and (b) ABN AMRO Bank N.V. in its capacity as provider of Swing Line Loans denominated in Euro, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Note” means a promissory note of the U.S. Borrowers and the Dutch Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-4 hereto, evidencing the aggregate Indebtedness of such Borrower to such Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate Dollar Amount of the Tranche A Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Tranche A Revolving Credit Commitments.

“Syndication Agent” means Deutsche Bank Securities Inc., as syndication agent under this Agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Taxes” has the meaning specified in Section 3.01(a).

“Tender Facility” means that certain credit agreement dated as of May 22, 2006 among Valcon, the other parties thereto and Citibank International plc, as Administrative Agent.

“Tender Funding Date” means the first date on which the Equity Interests the subject of the Tender Offer were purchased by Valcon.

“Tender Offer” means the cash tender offer for certain outstanding Equity Interests of the Company by Valcon on the terms set forth in the Offer Memorandum (as amended, supplemented or modified from time to time).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Term Commitment” means a Dollar Term Commitment or a Euro Term Commitment, as the context may require.

“Term Lender” means, at any time, any Dollar Term Lender or Euro Term Lender, as the context may require.

“Term Loan” means a Dollar Term Loan or Euro Term Loan, as the context may require.

“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of Nielsen then last ended.

“Threshold Amount” means $50,000,000.

“Title Policy” means a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of a Mortgage as a valid first mortgage Lien on the mortgaged property and fixtures described therein in the amount equal to not less than the fair market value of such mortgaged property and fixtures, issued by a title company reasonably acceptable to the Collateral Agent which shall (A) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (C) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions), and (D) contain no exceptions to title other than Liens permitted hereunder.

“Total Assets” means total assets of the Covenant Parties and the Restricted Subsidiaries on a consolidated basis, shown on the most recent balance sheet of the Company as may be expressly stated without giving effect to amortization of the amount of intangible assets since the Closing Date; provided that in no event shall the Transactions Intercompany Obligations constitute part of Total Assets.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Tranche A Revolving Credit Borrowing” means a borrowing consisting of simultaneous Tranche A Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period and currency made by each of the Tranche A Revolving Credit Lenders pursuant to Section 2.01(c)(i).

“Tranche A Revolving Credit Commitment” means, as to each Tranche A Revolving Credit Lender, its obligation to (a) make Tranche A Revolving Credit Loans to the U.S. Borrowers and the Dutch Borrower pursuant to Section 2.01(c)(i), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.01A under the caption “Tranche A Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such

Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Tranche A Revolving Credit Commitments of all Tranche A Revolving Credit Lenders shall be $163,500,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Tranche B Revolving Credit Commitment” means, as to each Tranche B Revolving Credit Lender, its obligation to make Tranche B Revolving Credit Loans to the U.S. Borrowers and the Dutch Borrower pursuant to Section 2.01(c)(ii), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.01A under the caption “Tranche B Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Tranche B Revolving Credit Commitments of all Tranche B Revolving Credit Lenders shall be $45,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Tranche C Revolving Credit Commitment” means, as to each Tranche C Revolving Credit Lender, its obligation to make Tranche C Revolving Credit Loans to the U.S. Borrowers and the Dutch Borrower pursuant to Section 2.01(c)(iii), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.01A under the caption “Tranche C Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Tranche C Revolving Credit Commitments of all Tranche C Revolving Credit Lenders shall be $62,500,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Tranche D Revolving Credit Commitment” means, as to each Tranche D Revolving Credit Lender, its obligation to make Tranche D Revolving Credit Loans to the U.S. Borrowers and the Dutch Borrower pursuant to Section 2.01(c)(iv), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.01A under the caption “Tranche D Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Tranche D Revolving Credit Commitments of all Tranche D Revolving Credit Lenders shall be $186,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Tranche E Revolving Credit Commitment” means, as to each Tranche E Revolving Credit Lender, its obligation to make Tranche E Revolving Credit Loans to the U.S. Borrowers and the Dutch Borrower pursuant to Section 2.01(c)(v), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on

Schedule 1.01A under the caption “Tranche E Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Tranche E Revolving Credit Commitments of all Tranche E Revolving Credit Lenders shall be $38,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Tranche F Revolving Credit Commitment” means, as to each Tranche F Revolving Credit Lender, its obligation to make Tranche F Revolving Credit Loans to the U.S. Borrowers and the Dutch Borrower pursuant to Section 2.01(c)(vi), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.01A under the caption “Tranche F Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Tranche F Revolving Credit Commitments of all Tranche F Revolving Credit Lenders shall be $86,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Tranche G Revolving Credit Commitment” means, as to each Tranche G Revolving Credit Lender, its obligation to make Tranche G Revolving Credit Loans to the U.S. Borrowers and the Dutch Borrower pursuant to Section 2.01(c)(vii), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.01A under the caption “Tranche G Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Tranche G Revolving Credit Commitments of all Tranche G Revolving Credit Lenders shall be $62,500,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Tranche H Revolving Credit Commitment” means, as to each Tranche H Revolving Credit Lender, its obligation to make Tranche H Revolving Credit Loans to the U.S. Borrowers and the Dutch Borrower pursuant to Section 2.01(c)(viii), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.01A under the caption “Tranche H Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Tranche H Revolving Credit Commitments of all Tranche H Revolving Credit Lenders shall be $44,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Tranche A Revolving Credit Facility” means, at any time, the aggregate amount of the Tranche A Revolving Credit Lenders’ Tranche A Revolving Credit Commitments at such time.

“Tranche B Revolving Credit Facility” means, at any time, the aggregate amount of the Tranche B Revolving Credit Lenders’ Tranche B Revolving Credit Commitments at such time.

“Tranche C Revolving Credit Facility” means, at any time, the aggregate amount of the Tranche C Revolving Credit Lenders’ Tranche C Revolving Credit Commitments at such time.

“Tranche D Revolving Credit Facility” means, at any time, the aggregate amount of the Tranche D Revolving Credit Lenders’ Tranche D Revolving Credit Commitments at such time.

“Tranche E Revolving Credit Facility” means, at any time, the aggregate amount of the Tranche E Revolving Credit Lenders’ Tranche E Revolving Credit Commitments at such time.

“Tranche F Revolving Credit Facility” means, at any time, the aggregate amount of the Tranche F Revolving Credit Lenders’ Tranche F Revolving Credit Commitments at such time.

“Tranche G Revolving Credit Facility” means, at any time, the aggregate amount of the Tranche G Revolving Credit Lenders’ Tranche G Revolving Credit Commitments at such time.

“Tranche H Revolving Credit Facility” means, at any time, the aggregate amount of the Tranche H Revolving Credit Lenders’ Tranche H Revolving Credit Commitments at such time.

“Tranche A Revolving Credit Lender” means, at any time, any Lender that has a Tranche A Revolving Credit Commitment at such time.

“Tranche B Revolving Credit Lender” means, at any time, any Lender that has a Tranche B Revolving Credit Commitment at such time.

“Tranche C Revolving Credit Lender” means, at any time, any Lender that has a Tranche C Revolving Credit Commitment at such time.

“Tranche D Revolving Credit Lender” means, at any time, any Lender that has a Tranche D Revolving Credit Commitment at such time.

“Tranche E Revolving Credit Lender” means, at any time, any Lender that has a Tranche E Revolving Credit Commitment at such time.

“Tranche F Revolving Credit Lender” means, at any time, any Lender that has a Tranche F Revolving Credit Commitment at such time.

“Tranche G Revolving Credit Lender” means, at any time, any Lender that has a Tranche G Revolving Credit Commitment at such time.

“Tranche H Revolving Credit Lender” means, at any time, any Lender that has a Tranche H Revolving Credit Commitment at such time.

“Tranche A Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Tranche B Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Tranche C Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Tranche D Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Tranche E Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Tranche F Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Tranche G Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Tranche H Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Tranche A Revolving Credit Note” means a promissory note of either U.S. Borrower or the Dutch Borrower payable to any Tranche A Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of such Borrower to such Tranche A Revolving Credit Lender resulting from the Tranche A Revolving Credit Loans made by such Tranche A Revolving Credit Lender to such Borrower.

“Tranche B Revolving Credit Note” means a promissory note of either U.S. Borrower or the Dutch Borrower payable to any Tranche B Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of such Borrower to such Tranche B Revolving Credit Lender resulting from the Tranche B Revolving Credit Loans made by such Tranche B Revolving Credit Lender to such Borrower.

“Tranche C Revolving Credit Note” means a promissory note of either U.S. Borrower or the Dutch Borrower payable to any Tranche C Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of such Borrower to such Tranche C Revolving Credit Lender resulting from the Tranche C Revolving Credit Loans made by such Tranche C Revolving Credit Lender to such Borrower.

“Tranche D Revolving Credit Note” means a promissory note of either U.S. Borrower or the Dutch Borrower payable to any Tranche D Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of such Borrower to such Tranche D Revolving Credit Lender resulting from the Tranche D Revolving Credit Loans made by such Tranche D Revolving Credit Lender to such Borrower.

“Tranche E Revolving Credit Note” means a promissory note of either U.S. Borrower or the Dutch Borrower payable to any Tranche E Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of such Borrower to such Tranche E Revolving Credit Lender resulting from the Tranche E Revolving Credit Loans made by such Tranche E Revolving Credit Lender to such Borrower.

“Tranche F Revolving Credit Note” means a promissory note of either U.S. Borrower or the Dutch Borrower payable to any Tranche F Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of such Borrower to such Tranche F Revolving Credit Lender resulting from the Tranche F Revolving Credit Loans made by such Tranche F Revolving Credit Lender to such Borrower.

“Tranche G Revolving Credit Note” means a promissory note of either U.S. Borrower or the Dutch Borrower payable to any Tranche G Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of such Borrower to such Tranche G Revolving Credit Lender resulting from the Tranche G Revolving Credit Loans made by such Tranche G Revolving Credit Lender to such Borrower.

“Tranche H Revolving Credit Note” means a promissory note of either U.S. Borrower or the Dutch Borrower payable to any Tranche H Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of such Borrower to such Tranche H Revolving Credit Lender resulting from the Tranche H Revolving Credit Loans made by such Tranche H Revolving Credit Lender to such Borrower.

“Transaction” means, collectively, (i) any of the transactions described on Schedule 1.01D, (ii) any series of transactions undertaken to achieve the repayment of the Tender Facility and the Outstanding Indebtedness, and (iii) any of the transactions described under the heading “Offering Memorandum Summary - The Transactions” in the Notes Offering Memorandum.

“Transaction Expenses” means any fees or expenses incurred or paid by the Sponsors, Nielsen (or any direct or indirect parent of Nielsen) or any of its (or their) Subsidiaries in connection with the Transaction (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions Intercompany Obligations” any intercompany loan made by a Covenant Party or a Restricted Subsidiary to the Company or any direct or indirect parent of VNUHF outstanding on the Closing Date or made for the purpose of consummating the Transactions.

“Treasury Services Agreement” means any agreement between any Loan Party and any Hedge Bank relating to treasury, depository, and cash management services or automated clearinghouse transfer of funds.

“Transferred Guarantor” has the meaning specified in Section 11.09.

“Type” means, with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“U.S. Borrowers” has the meaning set forth in the introductory paragraph to this Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of a Covenant Party listed on Schedule 1.01B and (ii) any Subsidiary of a Covenant Party designated by the board of directors of Nielsen as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof.

“USA Patriot Act” has the meaning specified in Section 5.16.

“Valcon” means Valcon Acquisition B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Amsterdam, The Netherlands.

“Verifiable PMP” means a PMP whose status as such may be determined on the basis of (a) its entry in Dutch public registers (including on-line registers available on the internet) as referred to in clauses 1.e.1 through 1.e.5 of the Exemption Regulation; (b) its rating as provided by a rating agency approved by the DNB and as it appears from any public register and/or written statement of such rating agency to the extent such register is generally accessible via the internet; or (c) a public register published by a regulator of a country as referred to in clause 1.e.11 of the Exemption Regulation exercising prudential supervision over the PMP to the extent such register is generally accessible via the internet.

“VNU, Inc.” has the meaning set forth in the introductory paragraph to this Agreement.

“VNU International” means VNU International B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Haarlem, The Netherlands.

“VNUHF” means VNU Holding and Finance B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Haarlem, The Netherlands.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

Section 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of this Agreement (including, without limitation, in determining compliance with any test or covenant contained herein) with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

Section 1.04 Rounding.

Any financial ratios required to be maintained by the Covenant Parties pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Timing of Payment of Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Currency Equivalents Generally.

(a) Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars or an Alternative Currency shall also include the equivalent of such amount in any other currency, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars or Euros (as applicable) for delivery two Business Days later); provided that the determination of the Dollar Amount of any Loan shall be made in accordance with Section 2.15. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 of this Agreement with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment (not previously incurred on any date) may be incurred under such Sections.

(b) For purposes of determining compliance under Sections 7.02, 7.05, 7.06 and 7.11, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period, provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness. For purposes of determining compliance with Section 7.11, the Dollar Amount of each Alternative Currency Loan and the equivalent in Dollars of any other Indebtedness denominated in a currency other than Dollars will reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Amount of such Alternative Currency Loan or the Dollar equivalent of such other Indebtedness.

Section 1.09 Change of Currency.

Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with Nielsen’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

Section 1.10 Cumulative Credit Transactions.

If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

ARTICLE II.

The Commitments and Credit Extensions

Section 2.01 The Loans.

(a) The Dollar Term Borrowings. Subject to the terms and conditions set forth herein, each Dollar Term Lender severally agrees to make to Nielsen on a pro rata basis on the Pushdown Date loans denominated in Dollars in an aggregate amount not to exceed at any time outstanding the amount of such Dollar Term Lender’s Dollar Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Dollar Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Euro Term Borrowings. Subject to the terms and conditions set forth herein, each Euro Term Lender severally agrees to make to Nielsen on a pro rata basis on the Pushdown Date loans denominated in Euros in an aggregate amount not to exceed at any time outstanding the amount of such Euro Term Lender’s Euro Term Commitment. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Euro Term Loans must be Eurocurrency Rate Loans, as further provided herein.

(c) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein (i) each Tranche A Revolving Credit Lender severally agrees to make Tranche A Revolving Credit Loans denominated in Dollars or Euros as elected by either U.S. Borrower or the Dutch Borrower pursuant to Section 2.02 to such Borrower from its applicable Lending Office (each such loan, a “Tranche A Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Tranche A Revolving Credit Commitment; provided that after giving effect to any Tranche A Revolving Credit Borrowing, the aggregate Outstanding Amount of the Tranche A Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Tranche A Revolving Credit Commitment, (ii) each Tranche B Revolving Credit Lender severally agrees to make Tranche B Revolving Credit Loans denominated in Dollars as elected by either U.S. Borrower or the Dutch Borrower pursuant to Section 2.02 to such Borrower from its applicable Lending Office (each such loan, a “Tranche B Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Tranche B Revolving Credit Commitment, (iii) each Tranche C Revolving Credit Lender severally agrees to make Tranche C Revolving Credit Loans denominated in Dollars, Euros or Mexican Pesos as elected by either U.S. Borrower or the Dutch Borrower pursuant to Section 2.02 to such Borrower from its applicable Lending Office (each such loan, a “Tranche C Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Tranche C Revolving Credit Commitment, (iv) each Tranche D Revolving Credit Lender severally agrees to make Tranche D Revolving Credit Loans denominated in Dollars, Euros or Sterling as elected by either U.S. Borrower or the Dutch Borrower pursuant to Section 2.02 to such Borrower from its applicable Lending Office (each such loan, a “Tranche D Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Tranche D Revolving Credit Commitment, (v) each Tranche E Revolving Credit Lender severally agrees to make Tranche E Revolving Credit Loans denominated in Dollars, Euros or Australian Dollars as elected by either U.S. Borrower or the Dutch Borrower pursuant to Section 2.02 to such Borrower from its applicable Lending Office (each such loan, a “Tranche E Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Tranche E Revolving Credit Commitment, (vi) each Tranche F Revolving Credit Lender severally agrees to make Tranche F Revolving Credit Loans denominated in Dollars, Euros or Japanese Yen as elected by either U.S. Borrower or the Dutch Borrower pursuant to Section 2.02 to such Borrower from its applicable Lending Office (each such loan, a “Tranche F Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Tranche F Revolving Credit Commitment, (vii) each Tranche G Revolving Credit Lender severally agrees to make Tranche G Revolving Credit Loans denominated in Dollars, Euros or Hong Kong Dollars as elected by either U.S. Borrower or the Dutch Borrower pursuant to Section 2.02 to such Borrower from its applicable Lending Office (each such loan, a “Tranche G Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Tranche G Revolving Credit Commitment and (viii) each Tranche H Revolving Credit Lender severally agrees to make Tranche H Revolving Credit Loans denominated in Dollars, Euros or Canadian Dollars as elected by either U.S. Borrower or the Dutch Borrower pursuant to Section 2.02 to such Borrower from its applicable Lending Office (each such loan, a “Tranche H Revolving Credit Loan” and, together with the Tranche A Revolving Credit Loans, Tranche B Revolving Credit Loans, Tranche C Revolving Credit Loans, Tranche D Revolving Credit Loans, Tranche E Revolving Credit Loans, Tranche F Revolving Credit Loans and Tranche G Revolving Credit Loans, the “Revolving Credit Loans”) from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Tranche H Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Revolving Credit Loans denominated in Dollars may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein, and Revolving Credit Loans denominated in Alternative Currencies must be Eurocurrency Rate Loans, as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time or London, England time in the case of any Borrowing denominated in an Alternative Currency) (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans (or five (5) Business Days in the case of Loans denominated in Australian Dollars, Japanese Yen or Hong Kong Dollars), and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the applicable Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Except as provided in the last sentence of this paragraph or Section 2.14(a), each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of $5,000,000 or €5,000,000, as applicable, or a whole multiple of $1,000,000 or €1,000,000, as applicable, in excess thereof (or comparable amounts determined by the Administrative Agent in the case of Alternative Currency Loans denominated in a currency other than Euros). Except as provided in Section 2.03(c), 2.04(c), 2.14(a) or the last sentence of this paragraph, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the currency in which the Loans to be borrowed are to be denominated, (v) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If with respect to Loans denominated in Dollars the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give a timely notice requesting a continuation of Eurocurrency Rate Loans denominated in an Alternative Currency), it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified, the requested Borrowing shall be in (i) Dollars, if to a U.S. Borrower or (ii) Euros, if to the Dutch Borrower. Notwithstanding the foregoing, all Borrowings of Revolving Credit Loans of any Borrower denominated in Dollars or Euros shall be allocated (x)(i) in the case of Dollars, pro rata relative to Commitments across all Revolving Credit Facilities and (ii) in the case of Euros, pro rata relative to Commitments across all Revolving Credit Facilities other than the Tranche B Revolving Credit Facility and (y) in the aggregate after giving effect to clause (x), in the principal amounts specified above; provided that (i) for purposes of effecting such requirements the allocation of a Borrowing under any Facility may be rounded up or down by an amount not to exceed $100 at the discretion of the Administrative Agent, (ii) that if the available Commitments under any Facility are not sufficient to allow the foregoing pro rata requirements to occur, the amount by which any Borrowing otherwise called for by this sentence exceeds such available Commitments shall be reallocated on a similar pro rata basis to Borrowings under the other applicable Facilities with such process being repeated to the extent necessary and possible, (iii) that if available Commitments only remain under one applicable Facility (including after reallocations pursuant to clause (ii)) then any Borrowing (or the remainder thereof) shall be allocated under such Facility in whole subject to compliance with clause (y) of this sentence and (iv) all allocations pursuant to this sentence shall be made by the Administrative Agent and any determinations made by the Administrative Agent pursuant to this sentence shall be final in the absence of manifest error.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than 1:00 p.m. (London time) in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Citibank, N.A. with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by such Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to such Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the applicable Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans denominated in Dollars may be converted to or continued as Eurocurrency Rate Loans.

(d) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans

upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the Lenders of any change in the Citibank, N.A. prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect (it being understood that a Revolving Credit Borrowing, conversion or continuation in Dollars or Euros that is divided among Classes in accordance with Section 2.02(a) shall be deemed to relate to only one Interest Period solely for purposes of this sentence).

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Tranche A Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or Euros for the account of a U.S. Borrower or the Dutch Borrower (provided, that any Letter of Credit may be for the benefit of any Subsidiary of the applicable Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Tranche A Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Tranche A Revolving Credit Lender would exceed such Lender’s Tranche A Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to be issued hereunder and shall constitute Letters of Credit subject to the terms hereof.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Lenders holding a majority of the Tranche A Revolving Credit Commitments have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Tranche A Revolving Credit Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer; or

(E) such Letter of Credit is in an initial amount less than $1,000,000 (or €1,000,000 if denominated in Euros).

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the currency in which the requested Letter of Credit will be denominated; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Tranche A Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the applicable Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the applicable Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-extension Notice Date from the Administrative Agent, any Tranche A Revolving Credit Lender or the applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the applicable Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day immediately following any payment by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof in the case of an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the applicable Borrower shall be deemed to have requested a Tranche A Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Tranche A Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Tranche A Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Tranche A Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Tranche A Revolving Credit Lender’s obligation to make Tranche A Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the applicable Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Tranche A Revolving Credit Lender’s obligation to make Tranche A Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Tranche A Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Tranche A Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Tranche A Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the applicable Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the applicable Borrower to the extent permitted by applicable Law) suffered by the applicable Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and each of the U.S. Borrowers and the Dutch Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Tranche A Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each of the U.S. Borrowers and the Dutch Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, each of the U.S. Borrowers and the Dutch Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Tranche A Revolving Credit Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Tranche A Revolving Credit Commitments, as applicable, require the applicable Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(a) or (iv) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then such Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 P.M., New York City time, on (x) in the case of the immediately preceding clauses (i) through (iii), (1) the Business Day that such Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that such Borrower receives such notice and (y) in the case of the immediately preceding clause (iv), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each of the U.S. Borrowers and the Dutch Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the applicable Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the applicable Borrower.

(h) Letter of Credit Fees. Each of the U.S. Borrowers and the Dutch Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement to such Borrower equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in U.S. Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. Each of the U.S. Borrowers and the Dutch Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it to such Borrower equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, each of the U.S. Borrowers and the Dutch Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued to such Borrower the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Tranche A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrowers, the Administrative Agent and such Tranche A Revolving Credit Lender. The Administrative Agent shall notify the Tranche A Revolving Credit Lenders of any such additional L/C Issuer.

Section 2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, Citibank, N.A. in its capacity as Swing Line Lender agrees to make loans in Dollars to either U.S. Borrower or the Dutch Borrower and ABN AMRO Bank N.V. in its capacity as Swing Line Lender agrees to make loans in Euro to either U.S. Borrower or the Dutch Borrower so long as such Borrower has an account at such Swing Line Lender (each such loan, a “Swing Line Loan”) from time to time on any Business Day (other than the Closing Date) until the Maturity Date in an aggregate amount not to exceed at any time the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Tranche A Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Tranche A Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Tranche A Revolving Credit Commitment and (ii) the aggregate Outstanding Amount of the Tranche A Revolving Credit Loans of any Lender (other than the relevant Swing Line Lender), plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Tranche A Revolving Credit Commitment then in effect; provided further that no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, either U.S. Borrower and the Dutch Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan denominated in Dollars shall be a Base Rate Loan and each Swing Line Loan denominated in Euro shall be a Eurocurrency Rate Loan. Swing Line Loans shall only be denominated in Dollars or Euro. Immediately upon the making of a Swing Line Loan, each Tranche A Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the relevant Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the relevant Swing Line Lender and the Administrative Agent not later than, in the case of Swing Line Loans denominated in Dollars, 1:00 p.m. on the requested borrowing date, and in the case of Swing Line Loans denominated in Euro, 11:00 a.m. Central European Time (“CET”) on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (or €100,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the relevant Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Promptly after receipt by the relevant Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the relevant Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Tranche A Revolving Credit Lender) prior to, in the case of Swing Line Loans denominated in Dollars, 2:00 p.m., and in the case of Swing Line Loans denominated in Euro, 3:30 p.m. CET, on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the relevant Swing Line Lender will, not later than, in the case of Swing Line Loans denominated in Dollars, 3:00 p.m., and in the case of Swing Line Loans denominated in Euro, 5:00 p.m. CET, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower.

(c) Refinancing of Swing Line Loans. (i) Each Swing Line Lender at any time in its sole and absolute discretion may request, on behalf any Borrower (each of which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Tranche A Revolving Credit Lender make a Base Rate Loan or, in respect of Swing Line Loans denominated in Euro, a Eurocurrency Rate Loan (with an Interest Period equal to one month), in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans or Eurocurrency Rate Loans, but subject to the unutilized portion of the aggregate Tranche A Revolving Credit Commitments and the conditions set forth in Section 4.02. The relevant Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Tranche A Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative

Agent in Same Day Funds for the account of the relevant Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Tranche A Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan in Dollars or a Eurocurrency Rate Loan in Euros, as applicable, to the applicable Borrower. The Administrative Agent shall remit the funds so received to the relevant Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Tranche A Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans or Eurocurrency Rate Loans submitted by the relevant Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Tranche A Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Tranche A Revolving Credit Lender’s payment to the Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Tranche A Revolving Credit Lender fails to make available to the Administrative Agent for the account of a Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of a Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Tranche A Revolving Credit Lender’s obligation to make Tranche A Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against a Swing Line Lender, a Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Tranche A Revolving Credit Lender’s obligation to make Tranche A Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Tranche A Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the relevant Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.

(ii) If any payment received by a Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Tranche A Revolving Credit Lender shall pay to such Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of a Swing Line Lender.

(e) Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the Borrowers for interest on its Swing Line Loans. Until each Tranche A Revolving Credit Lender funds its Base Rate Loan, Eurocurrency Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the relevant Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the relevant Swing Line Lender.

Section 2.05 Prepayments.

(a) Optional. (i) Each Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time or London, England time in the case of Loans denominated in an Alternative Currency) (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans (or five (5) Business Days in the case of Loans denominated in Australian Dollars, Japanese Yen or Hong Kong Dollars) and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $5,000,000 or €5,000,000, as applicable, or a whole multiple of $500,000 or €500,000, as applicable, in excess thereof (or comparable amounts determined by the Administrative Agent in the case of Alternative Currency Loans denominated in a currency other than Euros); and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans and the order of Borrowing(s) to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of principal of, and interest on, Alternative Currency Loans shall be made in the relevant Alternative Currency. Each prepayment of principal of, and interest on, Term Loans denominated in Dollars shall be made in Dollars. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the applicable Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii) The Borrowers may, upon notice to the relevant Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the relevant Swing Line Lender and the Administrative Agent not later than, in the case of Swing Line Loans denominated in Dollars, 1:00 p.m., and in the case of Swing Line Loans denominated in Euro, 1:00 p.m. CET on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 (or €100,000) or a whole multiple of $100,000 (or €100,000) in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) (commencing with the fiscal year ended December 31, 2008) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), Nielsen shall cause to be prepaid an aggregate Dollar Amount of Term Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) all voluntary prepayments of Term Loans during such fiscal year and (2) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness.

(ii) If (1) a Covenant Party or any Restricted Subsidiary of a Covenant Party Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (g), (h), (l), (m), (n), (o) or (p)), (2) the Company or VNU Intermediate Holding B.V. Disposes of any Collateral owned by them, or (3) any Casualty Event occurs, which results in the realization or receipt by such Covenant Party or Restricted Subsidiary of Net Proceeds, Nielsen shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by such Covenant Party or Restricted Subsidiary of such Net Proceeds an aggregate Dollar Amount of Term Loans in an amount equal to 100% (or 50% at any time the Total Leverage Ratio is less than 5.50 to 1.00) of all Net Proceeds received;

(iii) If a Covenant Party or any Subsidiary of a Covenant Party directly or indirectly Disposes of any Equity Interests in, or any property or assets of, BME, Nielsen shall cause to be prepaid an aggregate Dollar Amount of Term Loans in an amount equal to 100% of the portion of Net Proceeds received that would result in the Total Leverage Ratio remaining unchanged on a Pro Forma Basis after giving effect to such Disposition and prepayment and 50% of the remaining amount, if any, of Net Proceeds from such Disposition, in each case, on or prior to the date which is ten (10) Business Days after the receipt by any Loan Party or Subsidiary of such Net Proceeds. For purposes of this clause (iii), the first proviso contained in clause (a) of the definition of Net Proceeds shall not apply.

(iv) If any Loan Party or any Restricted Subsidiary of a Loan Party incurs or issues any Indebtedness after the Closing Date (other than, in the case of any Covenant Party or any Restricted Subsidiary, Indebtedness not prohibited under Section 7.03 and other than, in the case of the Company and VNU Intermediate Holding B.V., any Permitted Holdings Debt), Nielsen shall cause to be prepaid an aggregate Dollar Amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by such Loan Party or Restricted Subsidiary of such Net Proceeds.

(v) If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Tranche A Revolving Credit Commitments then in effect (including pursuant to Section 2.15(b)), one or more of the U.S. Borrowers and the Dutch Borrower shall promptly prepay or cause to be promptly prepaid Tranche A Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess (or the amount required pursuant to Section 2.15(b)); provided that such Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Tranche A Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Tranche A Revolving Credit Commitments then in effect.

(vi) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a) or (b), as applicable; and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares, subject to clause (viii) of this Section 2.05(b).

(vii) Nielsen shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of Nielsen’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(viii) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, Nielsen may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from Nielsen or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from Nielsen or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. Nielsen may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction (or five (5) Business Days in the case of Facilities available in Australian Dollars, Japanese Yen or Hong Kong Dollars), (ii) any such partial reduction shall be in a minimum aggregate amount of $1,000,000 or €1,000,000, as applicable, or any whole multiple of $250,000 or €250,000, as applicable, in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Tranche A Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by Nielsen.

(b) Mandatory. The Dollar Term Commitment of each Dollar Term Lender shall be automatically and permanently reduced to $0 at 5:00 p.m. on the Pushdown Date. The Euro Term Commitment of each Euro Term Lender shall be automatically and permanently reduced to €0 at 5:00 p.m. on the Pushdown Date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) Dollar Term Loans. Nielsen shall repay to the Administrative Agent in Dollars for the ratable account of the Dollar Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full quarter after the date on which all Dollar Term Loans have been borrowed (or Commitments in respect thereof terminated), an aggregate Dollar Amount equal to 0.25% of the aggregate Dollar Amount of all Dollar Term Loans ever outstanding hereunder (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Dollar Term Loans, the aggregate principal amount of all Dollar Term Loans outstanding on such date.

(b) Euro Term Loans. Nielsen shall repay to the Administrative Agent in Euros for the ratable account of the Euro Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full quarter after the date on which all Euro Term Loans have been borrowed (or Commitments in respect thereof terminated), an aggregate amount equal to 0.25% of the aggregate amount of all Euro Term Loans ever outstanding hereunder (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Euro Term Loans, the aggregate principal amount of all Euro Term Loans outstanding on such date.

(c) Revolving Credit Loans. Each Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for each Revolving Credit Facility the aggregate principal amount of all of such Borrower’s Revolving Credit Loans under such Facility outstanding on such date.

(d) Swing Line Loans. Each Borrower shall repay the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Tranche A Revolving Credit Facility.

Section 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount or face amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate, for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swing Line Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans; and (iv) each Swing Line Loan denominated in Euro shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the 1-Month Euribor Rate plus 2.75%. For the purposes of this clause, “1-Month Euribor Rate” means (a) the percentage rate per annum determined by the Banking Federation of the European Union for a period of 1 month displayed on the appropriate Reuters screen (or if such page is replaced or service ceases to be available, another page or service displaying the appropriate rate specified by ABN AMRO Bank N.V. after consultation with the Dutch Borrower) or (b) if no such screen rate is available, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to ABN AMRO Bank N.V. by any three of the major Dutch banks to leading banks in the European interbank market for a period of 1 month.

(b) During the continuance of a Default under Section 8.01(a), 8.01(f) or 8.01(g), the applicable Borrower shall pay interest on amounts due hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees.

In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The U.S. Borrowers and the Dutch Borrower jointly and severally agree to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Facility in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to Revolving Credit Loan commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment under such Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans under such Facility and (B) in the case of the Tranche A Revolving Credit Facility only, the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by any Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by a Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the date hereof until the Maturity Date for the applicable Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for each Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. Nielsen shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between Nielsen and the applicable Agent).

Section 2.10 Computation of Interest and Fees.

All computations of interest for Base Rate Loans when the Base Rate is determined by Citibank, N.A.’s “prime rate” shall be made on the basis of a year of three hundred and sixty-five (365) days, or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than 2:00 p.m. (London time) on the dates specified herein. If, for any reason, the applicable Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after 2:00 p.m. (London time) in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless a Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the applicable Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to such Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon such Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or such Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative

Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13 Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14 Incremental Credit Extensions.

(a) Nielsen may (and VNU, Inc. or VNUHF may, in the case of clause (b)) at any time or from time to time after the Pushdown Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of the Revolving Credit Commitments of any Facility or the addition of a new Revolving Credit Facility to be provided to the Canadian Borrower (each such increase or new Revolving Credit Facility, a “Revolving Commitment Increase”), provided that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist and (ii) Nielsen shall be in compliance with the covenants set forth in Section 7.11 determined on a Pro Forma Basis as of the date of such Incremental Term Loan or Revolving Commitment Increase and the last day of the most recently ended Test Period (or, if no Test Period cited in Section 7.11 has passed, the covenants in Section 7.11 for the first Test Period cited in such Section shall be satisfied as of the last four quarters ended), in each case, as if such Incremental Term Loans or Revolving Commitment Increases, as applicable, had been outstanding on the last day of such fiscal quarter of Nielsen for testing compliance therewith. Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $50,000,000 (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases shall not exceed $687,500,000. The Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Maturity Date with respect to the Term Loans, (c) except as set forth above, shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments) and (d) the Applicable Rate for the Incremental Term Loans shall be determined by Nielsen and the applicable new Lenders; provided, however, that (i) the interest rate margins for the Incremental Term Loans shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to Dollar Term Loans (or Euro Term Loans if such Incremental Term Loans are denominated in Euros) plus 25 basis points (and the interest rate margins applicable to the Dollar Term Loans or Euro Term Loans, as applicable, shall be increased to the extent necessary to achieve the foregoing) and (ii) solely for purposes of the foregoing clause (i), the interest rate margins applicable to any Term Loans or Incremental Term Loans shall be deemed to include all upfront or similar fees or original issue discount payable generally to Lenders providing such Term Loans or such Incremental Term Loans based on an assumed three-year life to maturity), provided that (i) except as provided herein, the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences are reasonably acceptable to the Arrangers and (ii) the amortization schedule applicable to the Incremental Term Loans shall be determined by Nielsen and the lenders thereof. Other than with respect to interest rates and related terms with respect to Loans denominated in Canadian Dollars, and other than with respect to borrowing mechanics and operational matters, the terms of any new Revolving Credit Facility to be provided to the Canadian Borrower shall be identical to those of the Revolving Credit Facilities and any collateral securing such new facility shall be shared with the Secured Parties pursuant to customary arrangements and customary limitations (including with respect to adverse tax consequences). Each notice from Nielsen, VNU, Inc. or VNUHF pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (and each existing Term Lender will have the right, but not an obligation, to make a portion of any Incremental Term Loan, and each existing Revolving Credit Lender of the applicable Facility will have the right to provide a portion of any Revolving Commitment Increase, in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Administrative Agent) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender (other than a Revolving Commitment Increase to be provided to the Canadian Borrower), an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Nielsen (and, in the case of a Revolving Commitment Increase, any other relevant Borrowers or the Canadian Borrower, as applicable), each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Borrowers, Agents or Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrowers (or the Canadian Borrower, as applicable), to effect the provisions of this Section 2.14. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrowers (or the Canadian Borrower, as applicable) will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Tranche A Revolving Credit Facility, each Tranche A Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed (in the case of an increase to the Tranche A Revolving Credit Facility only), a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Tranche A Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Tranche A Revolving Credit Commitments of all Tranche A Revolving Credit Lenders represented by such Revolving Credit Lender’s Tranche A Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans under the applicable Facility outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans under the applicable Facility made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(b) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.15 Currency Equivalents.

(a) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Loan and L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency (i) in the case of any Term Loan, as of the date of incurrence of such Term Loan, (ii) in the case of any Swing Line Loan denominated in Euro, as of the date of incurrence of such Swing Line Loan, and (iii) otherwise, (A) as of the first day of each Interest Period applicable thereto and (B) as of the end of each fiscal quarter of Nielsen, and shall promptly notify the Borrowers and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate (x) on the date of the related Borrowing Request for purposes of the initial such determination for any Alternative Currency Loan and (y) on the fourth Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.

(b) If after giving effect to any such determination of a Dollar Amount, the aggregate Outstanding Amount of the Revolving Credit Loans of any Facility and, in the case of the Tranche A Revolving Credit Facility, the Swing Line Loans and the L/C Obligations exceeds the aggregate Revolving Credit Commitments under such Facility then in effect by 5% or more, one or more of the applicable Borrowers shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay or cause to be prepaid outstanding Revolving Credit Loans under such Facility and/or Swing Line Loans (in the case of the Tranche A Revolving Credit Facility) (as selected by the applicable Borrowers and notified to the Lenders through the Administrative Agent not less than three (3) Business Days prior to the date of prepayment (or five (5) Business Days in the case of Facilities available in Australian Dollars, Japanese Yen or Hong Kong Dollars)) or take other action (including, in the applicable Borrowers’ discretion, cash collateralization of L/C Obligations in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.

ARTICLE III.

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes.

(a) Except as provided in this Section 3.01, any and all payments by the Borrowers (the term Borrowers under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) and the Guarantors to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its net income (including branch profits taxes), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, or any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Agent or such Lender and the jurisdiction (or political subdivision thereof) imposing such tax (other than such connection arising solely from one or more of any Agent or Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document), (ii) taxes attributable to the failure by any Agent or Lender to deliver the documentation required to be delivered pursuant to clause (d) of this Section 3.01, or (iii) with respect to a Lender making a Loan to the Borrowers, any withholding tax that is in effect and would apply to amounts payable hereunder at such time the Lender becomes a party to this Agreement by assignment or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled at the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such withholding tax pursuant to this Section 3.01 (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Borrower or Guarantor shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such

Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or Guarantor shall make such deductions, (iii) such Borrower or Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such Borrower shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such Agent or Lender.

(b) In addition, the Borrowers and Guarantors agree to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) Each Borrower and Guarantor agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes paid by such Agent and such Lender (including Taxes imposed directly on the Agent or hereunder in lieu of withholding Taxes) and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, provided such Agent or Lender, as the case may be, provides such Borrower or Guarantor with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts.

(d) Each Lender shall, at such times as are reasonably requested by Borrowers, provide Borrowers with any documentation prescribed by Law certifying as to the entitlement of such Lender to an exemption from, or reduction in, withholding tax with respect to all payments to be made to such Lender under the Loan Documents. Unless the Borrowers have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrowers and the Administrative Agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally able to deliver.

(e) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(f) If any Lender or Agent determines, in its sole discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrowers pursuant to this Section 3.01, it shall promptly remit such refund to the applicable Borrower or Guarantor, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Agent or Lender on such interest); provided that the Borrowers and Guarantors, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority.

Section 3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans of any currency, or to determine or charge interest rates based upon the Eurocurrency Rate for any currency, then, on notice thereof by such Lender to the applicable Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans of such currency or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the applicable Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, such Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03 Inability to Determine Rates.

If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar or other applicable deposits are not being offered to banks in the London interbank Eurodollar, or other applicable, market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the applicable Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans of any applicable currency shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, such Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) taxes indemnified under Section 3.01, (ii) reserve requirements contemplated by Section 3.04(c), (iii) the requirements of the European Central Bank reflected in the Mandatory Cost (other than as set forth below) or the Mandatory Cost, as calculated hereunder, does not represent the cost to such Lender of complying with the requirements of the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining of Eurocurrency Rate Loans and (iv) the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, the Lenders or any of its Affiliates or the Agents or any of its Affiliates)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction or, if applicable, the portion of such cost that is not represented by the Mandatory Cost.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) Each Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of such Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of such Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided such Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the applicable Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of such Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

Section 3.05 Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of such Borrower on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the applicable Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of such Borrower on the date or in the amount notified by such Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 3.06 Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the applicable Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrowers shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the applicable Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, the applicable Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loans, or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrowers (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans (in Dollars) under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrowers become obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then Nielsen may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by Nielsen in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the applicable Borrowers or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the applicable Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrowers or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08 Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

Conditions Precedent to Credit Extensions

Section 4.01 Conditions Precedent to Term Loan Borrowings.

(a) The obligation of each Term Lender to make any Term Loan hereunder is subject to satisfaction of the following conditions precedent:

(i) The representations and warranties of Nielsen (as they relate to Nielsen only) contained in Sections 5.02(a), 5.04, 5.13 and 5.16 shall be true and correct in all material respects on and as of the date of the incurrence of such Term Loan (it being understood that the funding of the Tender Facility is conclusive evidence that such representations and warranties are true and correct).

(ii) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof (which shall contain no additional conditions thereto).

Section 4.02 Conditions to Credit Extensions under Revolving Credit Facilities.

(a) The obligation of each Revolving Credit Lender to honor any Request for Credit Extension under a Revolving Credit Facility on or prior to the Pushdown Date is subject to the following conditions precedent:

(i) The representations and warranties of the applicable Borrower (as they relate to such Borrower and Nielsen only) contained in Sections 5.02(a), 5.04, 5.13 and 5.16 shall be true and correct in all material respects on and as of the date of such Credit Extension (it being understood that the funding of the Tender Facility is conclusive evidence that such representations and warranties are true and correct).

(ii) The Administrative Agent and, if applicable, the relevant L/C Issuer or the relevant Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof (which shall contain no additional conditions thereto).

(b) The obligation of each Revolving Credit Lender to honor any Request for Credit Extension under a Revolving Credit Facility (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) after the Pushdown Date is subject to the following conditions precedent:

(i) The representations and warranties of each Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(ii) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent and, if applicable, the relevant L/C Issuer or the relevant Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) submitted by the applicable Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(b)(i) and (ii) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

Representations and Warranties

Each Loan Party, subject to any general principles of law limiting the obligations of the Loan Parties or their Subsidiaries which are specifically referred to in any legal opinion delivered in connection with this Agreement, represents and warrants to the Agents and the Lenders that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws.

Each Loan Party and each Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and do not and (b) will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) other than with respect to any Outstanding Indebtedness, conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (or, with respect to consummation of the Transaction, will be duly obtained, taken, given or made and will be in full force and effect, in each case within the time period required to be so obtained, taken, given or made) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and (ii) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (other than those pledges made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary).

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) (i) The unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2006 (including the notes thereto) (the “Pro Forma Balance Sheet”) and a pro forma consolidated statement of operations of the Company and its Subsidiaries for the twelve months ended March 31, 2006 (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transaction. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Company to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Company and its Subsidiaries as at March 31, 2006 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(ii) The Audited Financial Statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein. During the period from December 31, 2005 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by the Company or any of its Subsidiaries of any material part of the business or property of the Company or any of its Subsidiaries, taken as a whole, and (ii) no purchase or other acquisition by the Company or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Company and its Subsidiaries, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date.

(b) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c) Since the Pushdown Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) As of the Closing Date, none of the Covenant Parties or any of their Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under this Agreement, (iii) liabilities incurred in the ordinary course of business and (iv) liabilities disclosed in the Pro Forma Financial Statements) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues (other than actions, suits, proceedings and claims in connection with the Transaction) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 No Default.

None of the Loan Parties or any of their Subsidiaries is in default under or with respect to, or a party to, any Contractual Obligation (other than the Outstanding Indebtedness solely in connection with the Transaction) that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.08 Ownership of Property; Liens.

(a) Each Loan Party and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.08 hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As of the Closing Date, Schedules 8(a) and 8(b) to the Perfection Certificate dated the Closing Date contain a true and complete list of each interest in material Real Property (i) owned by the Covenant Parties and their Subsidiaries as of the date hereof and describe the type of interest therein held by each such entity and (ii) leased, subleased or otherwise occupied or utilized by the Covenant Parties and their Subsidiaries, as lessee, sublessee, franchisee or licensee, as of the date hereof and describe the type of interest therein held by each such entity.

Section 5.09 Environmental Compliance.

(a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as specifically disclosed in Schedule 5.09(b) or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any Loan Party or any of its Subsidiaries at any other location.

(c) The properties owned, leased or operated by the Loan Parties and their Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) Except as specifically disclosed in Schedule 5.09(d), none of the Loan Parties or their Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties or any of their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

Section 5.10 Taxes.

Except as set forth in Schedule 5.10 and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all tax returns required to be filed, and have paid all taxes levied or imposed upon them or their properties, that are due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

Section 5.11 ERISA Compliance.

(a) Except as set forth in Schedule 5.11(a) or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) The pension schemes of the Loan Parties and the Subsidiaries are funded to the extent required by Law or otherwise to comply with the requirements of any material Law applicable in the jurisdiction in which the relevant pension scheme is maintained, in each case, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.12 Subsidiaries; Equity Interests.

As of the Closing Date (after giving effect to any part of the Transaction that is consummated on or prior to the Closing Date), no Loan Party has any material Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 10(a) and (b) to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) set forth the ownership interest of the Company and any other Subsidiary thereof in each Subsidiary, including the percentage of such ownership.

Section 5.13 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b) None of the Borrowers, any Person Controlling any Borrowers, or any of the Subsidiaries of a Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.14 Disclosure.

To the best of the Borrowers’ knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.15 Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Loan Party or any of its Subsidiaries pending or, to the knowledge of the Borrowers, threatened; (b) hours worked by and payment made to employees of any Loan Party or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any Loan Party or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.16 Patriot Act.

(a) No Loan Party and, to the knowledge of each Loan Party, none of its Affiliates is in violation of any requirement of applicable Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”).

(b) No Loan Party and, to the knowledge of each Loan Party, no Affiliate or broker or other agent of such Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c) No Loan Party and, to the knowledge of each Loan Party, no broker or other agent of such Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 5.17 Intellectual Property; Licenses, Etc.

Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any of its Subsidiaries in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Borrowers, threatened against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any copyright, patent or trademark listed in Schedule 12(a) or 12(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are valid and in full force and effect, except, in each case, to the extent failure to own or possess such right to use or of such registrations to be valid and in full force and effect could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.18 Solvency.

On the Closing Date after giving effect to the Transaction, the Loan Parties, on a consolidated basis, are Solvent.

Section 5.19 Subordination of Junior Financing.

The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

Section 5.20 Dutch Banking Act.

The Dutch Borrower is in compliance with the Dutch Banking Act and any regulations issued pursuant thereto (including, but not limited to, the Policy Guidelines and Exemption Regulation), except as could not reasonably be expected to have a Material Adverse Effect.

Section 5.21 Security Documents.

(a) Security Agreement. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements, in each case subject to no Liens other than Liens permitted hereunder.

(b) PTO Filing; Copyright Office Filing. When the Security Agreement or a short form thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder (to the extent intended to be created thereby) in Patents (as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered Patents and Copyrights acquired by the grantors thereof after the Closing Date).

(c) Valid Liens. Each Collateral Document delivered pursuant to Sections 6.11 and 6.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in (to the extent intended to be created thereby), all of the Loan Parties’ right, title and interest in and to the Collateral thereunder and (i) when all appropriate filings, recordings, registrations or notifications are made as may be required under applicable Law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any such Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (to the extent required thereby), in each case subject to no Liens other than Liens permitted hereunder.

(d) Notwithstanding anything herein (including this Section 5.21) or in any other Loan Document to the contrary, no Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law.

ARTICLE VI.

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Loan Parties shall, and shall cause each of their Restricted Subsidiaries to:

Section 6.01 Financial Statements.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, as soon as available, but in any event within one hundred and five (105) days (or such earlier date on which the Company is required to make any public filing of such information) after the end of each fiscal year of the Company beginning with the 2006 fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young Accountants or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, as soon as available, but in any event within sixty (60) days (or such earlier date on which the Company is required to make any public filing of such information), after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter (or, ninety (90) days, for the fiscal quarter ending on June 30, 2006 or if Nielsen notifies the Administrative Agent in writing that the Company intends to switch the currency in which the financial statements are reported) and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) Deliver to the Administrative Agent for prompt further distribution to each Lender, as soon as available, and in any event no later than one hundred and five (105) days after the end of each fiscal year of the Company, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto)(collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect; and

(d) Deliver to the Administrative Agent for prompt further distribution to each Lender, simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and (b) above, related consolidating footnotes satisfying the requirements of Rule 3-10 of Regulation S-X under the Securities Act and reasonable calculations that bridge between such financial statements and any amounts reported on a Compliance Certificate related thereto that are calculated with respect to the Covenant Parties and their Restricted Subsidiaries.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Company and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of the Company (or any direct or indirect parent of the Company) or (B) the Company’s (or any direct or indirect parent thereof), as applicable, Form l 0-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Ernst & Young Accountants or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 6.01 and Section 6.02(c) and (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Nielsen (or any direct or indirect parent of Nielsen) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Nielsen’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, Nielsen shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Nielsen shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent; provided, however, that if such Compliance Certificate is first delivered by electronic means, the date of such delivery by electronic means shall constitute the date of delivery for purposes of compliance with Section 6.02(a). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 6.02 Certificates; Other Information.

Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Nielsen;

(b) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), but only if available after the use of commercially reasonable efforts, a certificate of its independent registered public accounting firm stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

(c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Company or any Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Senior Subordinated Debt Documentation, Senior Unsecured Debt Documentation or Junior Financing Documentation in each case in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any clause of this Section 6.02;

(e) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by a Perfection Certificate Supplement or confirming that there has been no change in such information since the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of a Covenant Party that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate;

(f) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and

(g) any change to Schedule 1.01B.

Section 6.03 Notices.

Promptly after a Responsible Officer of a Loan Party has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of Nielsen (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action Nielsen has taken and proposes to take with respect thereto.

Section 6.04 Payment of Obligations.

Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (x) in a transaction permitted by Section 7.04 or 7.05 and (y) any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05 or clause (y) of this Section 6.05.

Section 6.06 Maintenance of Properties.

Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business.

Section 6.07 Maintenance of Insurance.

Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Company and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. With respect to each mortgaged property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on any mortgaged property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

Section 6.08 Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09 Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the Loan Parties or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Borrowers’ expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants.

Section 6.11 Additional Collateral; Additional Guarantors.

(a) Subject to this Section 6.11 and Section 6.13(b), with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject, promptly (and in any event within 60 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Liens permitted hereunder, and (ii) take all commercially reasonable actions necessary to cause such Lien to be duly perfected to the extent required by such Collateral Document in accordance with all applicable Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. The Borrowers shall otherwise take such commercially reasonable actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on such after-acquired properties.

(b) With respect to any Person that is or becomes a direct Subsidiary of a Loan Party after the Closing Date, promptly (and in any event within 60 days after such Person becomes a Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by such Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party (in each case, with respect to Foreign Subsidiaries, to the extent applicable and permitted under foreign laws, rules or regulations) or, if necessary to perfect a Lien under applicable Law, by means of an applicable Collateral Document, create a Lien on such Equity Interests and intercompany notes in favor of the Collateral Agent on behalf of the Secured Parties and (ii) cause any such new Subsidiary (A) to execute a joinder agreement reasonably acceptable to the Administrative Agent or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Collateral Documents (including the Security Agreement), substantially in the form annexed thereto, or, in the case of a Foreign Subsidiary, execute a security agreement compatible with the Laws of such Foreign Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Collateral Documents (including the Security Agreement) to be duly perfected to the extent required by such agreement in accordance with all applicable Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Collateral Agent, or on which a Lien is required to be created, pursuant to clause (i) of this Section 6.11(b) shall not include any Equity Interests of a Foreign Subsidiary that is an Excluded Subsidiary by reason of clauses (b), (d), (f) or (g) of the definition of Excluded Subsidiary and (2) no Excluded Subsidiary or Unrestricted Subsidiary shall be required to take the actions specified in clause (ii) of this Section 6.11(b); provided that the exception set forth in clause (1) with respect to Equity Interests of a Foreign Subsidiary that is an Excluded Subsidiary by reason of clause (g) of the definition of Excluded Subsidiary of this sentence shall not apply to (A) voting stock of any Subsidiary that is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 65% of the total voting power of all outstanding voting stock of such Subsidiary and (B) 100% of the Equity Interests not constituting voting stock of any such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as voting stock for purposes of this Section 6.11(b).

(c) Promptly grant to the Collateral Agent, within 60 days of the acquisition thereof, a security interest in and mortgage in a form reasonably satisfactory to the Administrative Agent and Collateral Agent (a “Mortgage”) on each parcel of Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $15 million as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted hereunder). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Liens permitted hereunder. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by Law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such commercially reasonable actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

(d) The foregoing shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as (i) in the reasonable judgment of the Administrative Agent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (ii) the creation or perfection of such pledges or security interests would violate third party contracts or applicable Law (including any Law requiring the approval or consultation of any “works council” or similar entity before a security interest can be granted, in which case the Borrowers shall use their commercially reasonable efforts to obtain such approval, unless the Administrative Agent shall determine in its reasonable judgment that such pledge or security interest shall not be required with respect to such assets). In addition, the foregoing will not require actions under this Section 6.11 by a Person if and to the extent that such action would (a) go beyond the corporate or other powers of the Person concerned (and then only as such corporate or other power cannot be modified or excluded to allow such action) or (b) unavoidably result in material issues of director’s personal liability, breach of fiduciary duty or criminal liability. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrowers, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

(e) Notwithstanding the foregoing provisions of this Section 6.11 or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to Section 6.11 shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Closing Date and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and Nielsen. Notwithstanding the foregoing provisions of this Section 6.11 or anything in this Agreement or any other Loan Document to the contrary, any Subsidiary of the Company that Guarantees the Senior Subordinated Debt or the Senior Unsecured Debt shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

Section 6.12 Compliance with Environmental Laws.

(a) Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties are required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any affected property, in accordance with the requirements of all Environmental Laws.

Section 6.13 Further Assurances and Post-Closing Conditions.

(a) Within ninety (90) days after the Pushdown Date (subject to extension by the Administrative Agent in its discretion), deliver each Collateral Document set forth on Schedule 6.13(a), duly executed by each Loan Party party thereto, together with all documents and instruments required to perfect the security interest of the Administrative Agent in the Collateral (if any) free of any other pledges, security interests or mortgages, except Liens permitted hereunder.

(b) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrowers shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

Section 6.14 Designation of Subsidiaries.

Nielsen (with the consent of the Company) may at any time after the Pushdown Date designate any Restricted Subsidiary of any Covenant Party (other than a Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Covenant Parties shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.11 (it being understood that if no Test Period cited in Section 7.11 has passed, the covenants in Section 7.11 for the first Test Period cited in such Section shall be satisfied as of the last four quarters ended and, as a condition precedent to the effectiveness of any such designation, Nielsen shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) none of the Covenant Parties may be designated as an Unrestricted Subsidiary, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Subordinated Debt, the Senior Unsecured Debt or any Junior Financing, as applicable, (v) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary and (vi) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, the sum of (A) the assets of such Subsidiary as of such date of designation (the “Designation Date”), as set forth on such Subsidiary’s most recent balance sheet, plus (B) the aggregate amount of assets of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 6.14 prior to the Designation Date (in each case measured as of the date of each such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary) shall not exceed 5% of the Total Assets as of such Designation Date pro forma for such designation. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Covenant Parties therein at the date of designation in an amount equal to the net book value of the Covenant Parties’ (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Covenant Parties in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Covenant Parties’ (as applicable) Investment in such Subsidiary.

ARTICLE VII.

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

Section 7.01 Liens.

None of the Covenant Parties or their Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens (i) pursuant to any Loan Document or (ii) required by Law as a consequence of the consummation of the Transaction;

(b) Liens existing on the date hereof and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c)(i) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and (ii) Liens pursuant to Clause 2:403 of the Dutch Civil Code;

(d) statutory Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Covenant Party or any of its Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property which do not in the aggregate materially interfere with the ordinary conduct of the business of any Covenant Party or any of its Restricted Subsidiaries;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of any Covenant Party or any Restricted Subsidiary or (ii) secure any Indebtedness;

(j) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking institution arising as a matter of Law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions and (iv) created pursuant to the general conditions of a bank operating in The Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond);

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(g), (i) and (n) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens in favor of any Covenant Party or any of its Restricted Subsidiaries securing Indebtedness permitted under Section 7.03(d);

(n) any interest or title of a lessor or sublessor under leases or subleases entered into by any Covenant Party or any of its Restricted Subsidiaries in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Covenant Party or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Covenant Party or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Covenant Party or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of any Covenant Party or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by any Covenant Party or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property on which facilities owned or leased by any Covenant Party or any of its Restricted Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 270 days of the acquisition, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for accessions to such property) other than the property financed by such Indebtedness and the proceeds thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) Liens on property (i) of any Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Subsidiary permitted under Section 7.03;

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (g), (k) or (t);

(x) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(t) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure Indebtedness incurred pursuant to Section 7.03(t) or a Guarantee by such Restricted Subsidiary or any of its subsidiaries of any such Indebtedness;

(y) Liens in respect of Permitted Receivables Financings;

(z) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies; and

(aa) other Liens with respect to property or assets of a Covenant Party or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed $125,000,000.

Notwithstanding the foregoing, no consensual Liens shall exist on Equity Interests that constitute Collateral other than pursuant to clauses (a)(i) above.

Section 7.02 Investments.

None of the Covenant Parties or any their Restricted Subsidiaries shall directly or indirectly, make or hold any Investments, except:

(a) Investments by any Covenant Party or any of its Restricted Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of any Loan Party or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Company (or any direct or indirect parent thereof) (provided that the amount of such loans and advances shall be contributed to the Company in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $10,000,000;

(c) Investments (i) by any Covenant Party or any Restricted Subsidiary in any Loan Party other than the Company, (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party, (iii) by any Covenant Party or any of its Restricted Subsidiaries (A) in any Subsidiary, constituting an exchange of Equity Interests of such Subsidiary for Indebtedness of such Subsidiary or (B) constituting Guarantees of Indebtedness or other monetary obligations of Subsidiaries owing to any Covenant Party or any of its Restricted Subsidiaries;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

(f) Investments existing or contemplated on the date hereof and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(i) any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), if immediately after giving effect thereto: (i) no Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable Laws; (iii) with respect to any such acquisition or investment with a fair market value in excess of $25,000,000, the Covenant Parties and their Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.11 after giving effect to such acquisition or investment and any related transactions; (iv) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Sections 7.03(g) or (t); (v) to the extent required by Section 6.11(b) and Section 7.04, any Person acquired in such acquisition if such Person is not an Excluded Subsidiary or a Unrestricted Subsidiary, shall be merged into a Covenant Party or a Restricted Subsidiary which is a Guarantor or become upon consummation of such acquisition a Loan Party, and (vi) the aggregate amount of such investments by Loan Parties in assets that are not (or do not become)

owned by a Loan Party or in Equity Interests in Persons that do not become Loan Parties upon consummation of such acquisition shall not exceed $375,000,000 (and together with, but without duplication of, the aggregate amount of Investments made pursuant to Section 7.02(n)(x) and 7.02(s)(x) shall not exceed $850,000,000) (net of any return representing a return of capital in respect of any such Investment) (any such acquisition, a “Permitted Acquisition”);

(j) Investments made in connection with the Transaction;

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to the Company and any other direct or indirect parent of a Covenant Party, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such parent in accordance with Sections 7.06(g), (h) or (i);

(n) other Investments in an aggregate amount outstanding pursuant to this clause (n) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed (x) $375,000,000 (and together with, but without duplication of, the aggregate amount of Investments made pursuant to Section 7.02(s)(x) and the aggregate consideration paid in respect of assets that are not (or do not become) owned by a Loan Party or in Equity Interests in Persons that do not become Loan Parties upon consummation of such acquisition pursuant to Section 7.01(i)(vi) not to exceed $850,000,000) plus (y) the portion, if any, of the Cumulative Credit on the date of such election that Nielsen elects to apply to this subsection (y), such election to be specified in a written notice of a Responsible Officer of Nielsen calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with Equity Interests of the Company (or any direct or indirect parent of the Company);

(q) Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into a Covenant Party or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Guarantees by a Covenant Party or any of its Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s) (i) Investments by a Covenant Party or any Restricted Subsidiary of a Covenant Party in the Equity Interests of any non-Guarantor Affiliate of a Covenant Party; (ii) intercompany loans from a Covenant Party or any Restricted Subsidiary of a Covenant Party to any non-Guarantor Affiliate of a Covenant Party; and (iii) Guarantees by a Covenant Party or any Restricted Subsidiary of a Covenant Party of Indebtedness of any non-Guarantor Affiliate of a Covenant Party; provided, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write downs or write offs thereof) made by the Covenant Parties and their Restricted Subsidiaries pursuant to clause (i), plus (B) net intercompany loans made pursuant to clause (ii), plus (C) Guarantees of Indebtedness pursuant to clause (iii), shall not exceed an aggregate net amount of (x) $375,000,000 (and together with, but without duplication of, the aggregate amount of Investments made pursuant to Section 7.02(n)(x) and the aggregate consideration paid in respect of assets that are not (or do not become) owned by a Loan Party or in Equity Interests in Persons that do not become Loan Parties upon consummation of such acquisition pursuant to Section 7.02(i)(vi) shall not exceed $850,000,000) (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them pursuant to this paragraph); plus (y) the portion, if any, of the Cumulative Credit on the date of such election that Nielsen elects to apply to this subsection (y), such election to be specified in a written notice of a Responsible Officer of Nielsen calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, further, that intercompany Investments incurred in the ordinary course of business in connection with the cash management operations of the Covenant Parties and their Restricted Subsidiaries shall not be included in calculating the limitation in this paragraph at any time; and

(t) Investments arising as a result of Permitted Receivables Financings.

Section 7.03 Indebtedness.

None of the Covenant Parties or any of their Restricted Subsidiaries shall directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party under the Loan Documents or any refinancings thereof;

(b) Indebtedness (i) outstanding on the date hereof and listed on Schedule 7.03(b) and any refinancing thereof and, until the first Business Day following the Pushdown Date, the Outstanding Indebtedness and (ii) intercompany Indebtedness outstanding on the date hereof evidenced by an Intercompany Note and any refinancing thereof evidenced by an Intercompany Note;

(c) Guarantees by any Covenant Party and any Restricted Subsidiary in respect of Indebtedness of any Covenant Party or any Restricted Subsidiary of a Covenant Party otherwise permitted hereunder; provided that (A) no Guarantee of any Senior Subordinated Debt, Senior Unsecured Debt or Junior Financing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of a Covenant Party or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness shall be evidenced by an Intercompany Note;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, lease or improvement of a fixed or capital asset incurred by a Covenant Party or any Restricted Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the applicable asset, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) (i) Indebtedness of any Covenant Party or any Restricted Subsidiary (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the foregoing; provided, in each case that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (v) is unsecured or is subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms set forth in the Senior Subordinated Debt Documentation as of the Pushdown Date, (w) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) the Covenant Parties and their Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date of the Term Loans (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirement of clause (y) hereof), (y) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Covenant Parties as the terms and conditions of the Senior Subordinated Debt; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Nielsen has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrowers within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (z) with respect to such Indebtedness described in the immediately preceding clause (B), is incurred by a Loan Party;

(h) Indebtedness representing deferred compensation to employees of any Covenant Party or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by any Covenant Party or any of its Restricted Subsidiaries to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of VNUHF or any direct or indirect parent of VNUHF permitted by Section 7.06;

(j) Indebtedness incurred by any Covenant Party or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;

(k) Indebtedness consisting of obligations of any Covenant Party or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(m) Indebtedness of any Covenant Party or any of its Restricted Subsidiaries, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed $400,000,000;

(n) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by any Covenant Party or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by any Covenant Party or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) Indebtedness constituting the Senior Subordinated Debt and/or the Senior Unsecured Debt;

(r) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(s) Indebtedness of non-Guarantor Subsidiaries incurred in the ordinary course of business on ordinary business terms in an aggregate amount not to exceed $75,000,000 as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 6.01;

(t) Indebtedness of the Covenant Parties or the Restricted Subsidiaries (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests of a Person and including, for the avoidance of doubt, the assets owned by such Person) and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom, (B) the Company and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, and (C) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this paragraph (t) does not exceed $200,000,000;

(u) Indebtedness in connection with a Permitted Receivables Financing; and

(v) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (u) above.

Section 7.04 Fundamental Changes.

None of the Covenant Parties or any of their Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transaction), except that:

(a) any Restricted Subsidiary (other than a Borrower) may merge with (i) any Borrower (including a merger, the purpose of which is to reorganize such Borrower into a new jurisdiction); provided that such Borrower shall be the continuing or surviving Person or (ii) any Covenant Party or one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary (other than a Covenant Party) may liquidate or dissolve or change its legal form if Nielsen determines in good faith that such action is in the best interest of Nielsen and its Subsidiaries and if not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Covenant Party or Restricted Subsidiary (other than a Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Covenant Party or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 (other than Section 7.02(e)) and 7.03, respectively; and

(d) so long as no Default exists or would result therefrom, any Borrower may merge with any other Person; provided that (i) such Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not such Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (or, in the case of the Dutch Borrower, an entity organized or existing under the laws of The Netherlands), (B) the Successor Company shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) each mortgagor of a mortgaged property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) such Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, such Borrower under this Agreement; and

(e) so long as no Default exists or would result therefrom, any Covenant Party or any Restricted Subsidiary (other than a Borrower) may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Covenant Party or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11; and

(f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

Section 7.05 Dispositions.

None of the Covenant Parties or any of their Restricted Subsidiaries shall, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition (other than as part of or in connection with the Transaction), except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of any Covenant Party or any of its Restricted Subsidiaries;

(b) Dispositions of inventory and immaterial assets in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to any Covenant Party or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.04 and 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of property pursuant to sale-leaseback transactions; provided that (i) with respect to such property owned by any Covenant Party or any of its Restricted Subsidiaries on the Closing Date, the fair market value of all property so Disposed of after the Closing Date shall not exceed $150,000,000 and (ii) with respect to such property acquired by any Covenant Party or any of its Restricted Subsidiaries after the Closing Date, the applicable sale-leaseback transaction occurs within two hundred and seventy (270) days after the acquisition or construction (as applicable) of such property;

(g) Dispositions of Cash Equivalents;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of any Covenant Party or any of its Restricted Subsidiaries;

(i) transfers of property subject to Casualty Events;

(j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition and (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $25,000,000, any

Covenant Party or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(f),(k),(p),(q) and clauses (i) and (ii) of Section 7.01(r)); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the Company’s most recent balance sheet provided hereunder or in the footnotes thereto) of such Covenant Party or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Covenant Parties and all of their Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by such Covenant Party or the applicable Restricted Subsidiary from such transferee that are converted by such Covenant Party or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Covenant Parties or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of 2.5% of the Total Assets of the Covenant Parties and the Restricted Subsidiaries at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k) Dispositions listed on Schedule 7.05(k);

(l) the direct or indirect Disposition of any Equity Interests in, or any property or assets of, BME;

(m) Dispositions of Receivables Assets in connection with any Permitted Receivables Financing;

(n) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Company and its Subsidiaries as a whole, as determined in good faith by the management of Nielsen;

(o) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(p) Dispositions among the Covenant Parties and their Restricted Subsidiaries consisting of the termination, forgiveness, contribution or other disposition of any intercompany note (or replacement thereof) existing on the Closing Date or put in place in connection with the Transaction; provided that if the transferor of such property or the foregivor of a debt is a Loan Party, (i) the transferee or foregivee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e) and (i) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06 Restricted Payments.

None of the Covenant Parties shall, nor shall any Covenant Party permit any of its Restricted Subsidiaries to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to any Covenant Party, and other Restricted Subsidiaries of any Covenant Parties (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to any Covenant Party and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) any Covenant Party and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) any Restricted Payments as part of or in connection with the Transaction (or the unwinding of any intercompany transaction put in place prior to the Closing Date or as part of or in connection with the Transaction);

(d) so long as no Default shall have occurred and be continuing or would result therefrom, from and after the date Nielsen delivers an irrevocable written notice to the Administrative Agent stating that Restricted Payments will be made to fund cash interest payments required to be made by the Company (the “Company Restricted Payments Election”), such Restricted Payments may be made;

(e) to the extent constituting Restricted Payments, any Covenant Party and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 other than Section 7.08(f) or 7.08(l);

(f) repurchases of Equity Interests in any Covenant Party or any Restricted Subsidiary of a Covenant Party deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) each of the Covenant Parties may pay (or make Restricted Payments to allow the Company or any other direct or indirect parent of the Covenant Parties to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Covenant Party (or of the Company or any other such parent of such Covenant Party) by any future, present or former employee or director of such Covenant Party (or the Company or any other direct or indirect parent of such Covenant Party) or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee or director of such Covenant Party (or the Company or any other direct or indirect parent of such Covenant Party) or any of its Restricted Subsidiaries;

(h) the Covenant Parties may make Restricted Payments in an aggregate amount equal to (x) $250,000,000, plus, if the Total Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 7.00 to 1.00, (y) the portion, if any, of the Cumulative Credit on such date that Nielsen elects to apply to this paragraph, such election to be specified in a written notice of a Responsible Officer of Nielsen calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that with respect to any Restricted Payment made pursuant to clause (y) above, no Default has occurred and is continuing or would result therefrom;

(i) the Covenant Parties and the Restricted Subsidiaries may make Restricted Payments to the Company or any other direct or indirect parent of the Covenant Parties:

(i) to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Covenant Parties and their Restricted Subsidiaries so long as allocable to such entity in accordance with GAAP, Transaction Expenses and any reasonable and customary indemnification claims made by directors or officers of such parent attributable to the ownership or operations of the Covenant Parties and their Restricted Subsidiaries;

(ii) the proceeds of which shall be used by such parent to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iii) to pay federal, foreign, state and local income taxes; provided that, for each fiscal year, the amount of such payments made in respect of such fiscal year shall not exceed the amount that the Company and the Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state and local tax rate for such fiscal year (it being understood and agreed that if any Covenant Party or Restricted Subsidiary pays any such federal, foreign, state or local income taxes directly to such taxing authority, that a Restricted Payment in duplication of such amount shall not be permitted to be made pursuant to this clause (iii));

(iv) to finance any Investment that would be permitted to be made pursuant to Section 7.02 if such parent were subject to such section; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Covenant Parties or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Company or its Restricted Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11;

(v) the proceeds of which shall be used by such parent to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering or to any merger or acquisition transaction permitted by this Agreement;

(vi) the proceeds of which shall be used to repurchase, redeem, retire or otherwise acquire the 7% preference shares of the Company in existence on the Closing Date (at a per share price of no more than the face amount of such shares);

(j) any Restricted Payment of the proceeds of Indebtedness incurred to refinance Indebtedness outstanding pursuant to Section 7.03(b)(i) and to pay accrued and unpaid interest, premium, fee and expenses related thereto;

(k) after a Qualified IPO, (i) any Restricted Payment to the Company or any other direct or indirect parent of the Covenant Parties to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) Restricted Payments of up to 6% per annum of the net proceeds received by (or contributed to) the Covenant Parties and their Restricted Subsidiaries from such Qualified IPO; and

(l) the non-cash forgiveness, cancellation, termination or disposition of the Transactions Intercompany Obligations.

Section 7.07 Change in Nature of Business.

None of Covenant Parties shall, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly, (a) engage in any material line of business substantially different from those lines of business conducted by any such Covenant Party or Restricted Subsidiary on the date hereof or any business reasonably related or ancillary thereto and (b) except in the case of a Special Purpose Receivables Subsidiary, enter into any Permitted Receivables Financings.

Section 7.08 Transactions with Affiliates.

None of the Covenant Parties shall, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of a Covenant Party, whether or not in the ordinary course of business, other than (a) transactions among any Covenant Party and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to such Covenant Party or such Restricted Subsidiary as would be obtainable by such Covenant Party or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) as part of or in connection with the Transaction, (d) the issuance of Equity Interests to the management of a Covenant Party or any of its Restricted Subsidiaries in connection with the Transaction, (e) the payment of management, transaction and monitoring fees in an aggregate amount not to exceed the amounts permitted to be paid pursuant to the Sponsor Management Agreements as in effect on the date hereof and related indemnities and reasonable expenses, (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by the Covenant Parties permitted under Section 7.06, (g) loans and other transactions by any Covenant Party and its Restricted Subsidiaries to the extent permitted under this Article VII, (h) employment and severance arrangements between any Covenant Party and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (i) payments by any Covenant Party (and any direct or indirect parent thereof) pursuant to the tax sharing agreements among such Covenant Party (and any such parent thereof) and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of such Covenant Party and such Restricted Subsidiaries, (j) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of any Covenant Party and its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of such Covenant Party and its Restricted Subsidiaries, (k) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (l) dividends, redemptions and repurchases permitted under Section 7.06, (m) transactions in connection with a Permitted Receivables Financing, and (n) customary payments by any Covenant Party and any of its Restricted Subsidiaries to Valcon or the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of a Covenant Party, in good faith.

Section 7.09 Burdensome Agreements.

None of the Covenant Parties shall, nor shall they permit any of their Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Covenant Parties that is not a Guarantor to make Restricted Payments to any Borrower or any Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i)(x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Covenant Parties, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Covenant Parties; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary of the Covenant Parties which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Covenant Parties or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary, and (xii) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

Section 7.10 Use of Proceeds.

No Borrower shall use the proceeds of any Credit Extension, whether directly or indirectly, in any manner other than as follows:

(a) on or after the Pushdown Date, the proceeds of the Term Loans will be used, directly or indirectly, to repay Outstanding Indebtedness and Existing Indebtedness;

(b) on the Pushdown Date, the proceeds of the Term Loans will be used, directly or indirectly, to repay the intercompany notes payable from VNU, Inc. and ACN;

(c) the proceeds of the Revolving Credit Loans will be used for working capital and other general corporate purposes, including, after the Pushdown Date, to finance Permitted Acquisitions and other Investments and to finance the purchase or repayment of the Oldsmar Leases;

(d) Letters of Credit will be used for general corporate purposes; and

(e) for any other purpose contemplated to otherwise fund the Transaction.

Section 7.11 Financial Covenants.

(a) Total Leverage Ratio. The Covenant Parties shall not permit the Total Leverage Ratio as of the last day of any Test Period ending during any period set forth in the table below to be greater than the ratio set forth below opposite the last day of such Test Period:

Test Period	Total Leverage Ratio
July 1, 2007 - December 31, 2007	10.0 to 1.0
January 1, 2008 - September 30, 2008	9.50 to 1.0
October 1, 2008 - September 30, 2009	8.75 to 1.0
October 1, 2009 - September 30, 2010	8.00 to 1.0
October 1, 2010 - September 30, 2011	7.50 to 1.0
October 1, 2011 - September 30, 2012	7.00 to 1.0
October 1, 2012 and thereafter	6.25 to 1.0

(b) Interest Coverage Ratio. The Covenant Parties shall not permit the Interest Coverage Ratio as of the last day of any Test Period ending during any period set forth in the table below to be less than the ratio set forth below opposite the last day of such Test Period:

Test Period	Interest Coverage Ratio
July 1, 2007 - December 31, 2007	1.25 to 1.0
January 1, 2008 - September 30, 2008	1.35 to 1.0
October 1, 2008 - September 30, 2009	1.50 to 1.0
October 1, 2009 - September 30, 2010	1.65 to 1.0
October 1, 2010 - September 30, 2011	1.75 to 1.0
October 1, 2011 - September 30, 2012	1.60 to 1.0
October 1, 2012 and thereafter	1.50 to 1.0

Section 7.12 Accounting Changes.

The Covenant Parties shall not make any change in their fiscal year (other than in connection with a change in accounting practices pursuant to Section 6.01); provided, however, that the Covenant Parties may, upon written notice to the Administrative Agent, change their fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Nielsen and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.13 Prepayments, Etc. of Indebtedness.

(a) None of the Covenant Parties shall, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) the Senior Subordinated Debt, any subordinated Indebtedness incurred under Section 7.03(g) or any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents, but excluding any Existing Indebtedness or Outstanding Indebtedness (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Company or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of any Covenant Party or any Restricted Subsidiary of a Covenant Party to the extent permitted by the Collateral Documents, (iv) any payments in respect of Senior Subordinated Debt constituting bridge loans with the proceeds of any other Junior Financing and (v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed $250,000,000 plus, if the Total Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 7.00 to 1.00, the portion, if any, of the Cumulative Credit on such date that Nielsen elects to apply to this paragraph, such election to be specified in a written notice of a Responsible Officer of Nielsen calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied.

(b) None of the Covenant Parties shall, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly, amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation without the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

Section 7.14 Permitted Activities.

With respect to Covenant Parties and their Restricted Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which Covenant Parties and their Restricted Subsidiaries are engaged on the Closing Date (or which are substantially related or ancillary thereto or are reasonable extensions thereof).

ARTICLE VIII.

Events Of Default and Remedies

Section 8.01 Events of Default.

Any of the following shall constitute an event of default (an “Event of Default”), subject to Section 8.02(b):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrowers) or Article VII; provided that the covenants in Section 7.11 are subject to cure pursuant to Section 8.05; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrowers; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; provided that no Event of Default shall occur under this paragraph (d) by reason of any representation set out in Section 5.20 being untrue in any material respect as a result of any applicable Lender’s representation under Section 10.22 as to its status as a PMP being untrue (but without prejudice to the rights of the Agents and the Lenders under this Agreement other than under this paragraph (d) or under applicable Law and without prejudice to any other Event of Default which may occur by reason of any representation set out in Section 10.22 being untrue in any material respect or otherwise by reason of a Lender not being a PMP); or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further that for the first 270 days after the Pushdown Date this clause (e) shall not apply to any default or event of default under the Oldsmar Leases that occurs in connection with the Transaction; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrowers and the Restricted Subsidiaries, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Change of Control. There occurs any Change of Control; or

(k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (i) except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements (or similar filings outside the United States) and (ii) except for any failure due to foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (other than pledges made under Laws of the applicable jurisdiction of formation of such Foreign Subsidiary) and (iii) except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(l) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.

Section 8.02 Remedies Upon Event of Default.

(a) If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(iii) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Nielsen under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b) Notwithstanding the foregoing, for the purpose of this Agreement, for the period from the Closing Date until the date which falls three months after the Pushdown Date (the “Clean-Up Period”), a breach of the representations and warranties or a breach of the covenants or an Event of Default, will be deemed not to be a breach of warranty or a breach of covenant or an Event of Default (as the case may be) if it would have been (if it were not for this provision) a breach of warranty or a breach of covenant or an Event of Default only by reason of circumstances existing at or within one month following the Pushdown Date and relating exclusively to the business or operations of the Company and its Subsidiaries (other than Nielsen) or any of them if and for so long as the circumstances giving rise to the relevant breach of warranty or breach of covenant or Event of Default:

(i) are capable of being cured and, if Nielsen (or following the date which is one month after the Pushdown Date, any of the Borrowers and their respective Subsidiaries) is aware of the relevant circumstances at the time, reasonable efforts are being used to cure the same;

(ii) have not been procured by or approved by Nielsen or other entities formed by the Sponsors (or following the date which is one month after the Pushdown Date, any of the Borrowers and their respective Subsidiaries or such other entities formed by the Sponsors); and

(iii) do not have a Material Adverse Effect,

provided that if the relevant circumstances are continuing at the end of the Clean-Up Period there shall be a breach of warranty, breach of covenant or Event of Default, as the case may be.

Section 8.03 Exclusion of Immaterial Subsidiaries; Certain Dutch Matters.

(a) Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of Nielsen, have assets with a value in excess of

5% of the consolidated total assets of the Covenant Parties and the Restricted Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of the Covenant Parties and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

(b) For the avoidance of doubt, no legal proceeding or other procedure under the laws of The Netherlands shall constitute a Default or Event of Default under clause (f) of Section 8.01, unless the following shall have also occurred under Dutch law:

(i) bankruptcy (failissement), suspension of payments (surséance van betaling), emergency procedure (noodregeling) or any other procedure having the effect that the entity to which it applies loses the free management or ability to dispose of its property (irrespective of whether that procedure is provisional or final); or

(ii) dissolution (ontbinding) or any other procedure having the effect that the entity to which it applies ceases to exist.

Section 8.04 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02(a)), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Borrowers that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrowers as applicable.

Section 8.05 Company’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event of any Event of Default under the covenants set forth in Section 7.11 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, the Sponsors or Valcon may make a Specified Equity Contribution to the Company, and the Company shall apply the amount of the net cash proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; provided that such net cash proceeds (i) are actually received by VNUHF or its Restricted Subsidiaries (including through capital contribution of such net cash proceeds to VNUHF or such Restricted Subsidiaries) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (ii) are Not Otherwise Applied and (iii) do not exceed the aggregate amount necessary to cause the Covenant Parties to be in compliance with Section 7.11 for any applicable period. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

(b) In each period of four fiscal quarters, there shall be at least one fiscal quarter in which no cure set forth in Section 8.05(a) is made.

ARTICLE IX.

Administrative Agent and Other Agents

Section 9.01 Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for and to enter into any “Parallel Debt” as defined in the Collateral Documents governed by Dutch law) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02 Delegation of Duties.

Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowings or payments in Alternative Currencies, such sub-agents as shall be deemed necessary by the Administrative Agent or the Collateral Agent, as the case may be, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

Section 9.03 Liability of Agents.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01 or 4.02(a), each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06 Credit Decision; Disclosure of Information by Agents.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07 Indemnification of Agents.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further that any obligation to indemnify an L/C Issuer pursuant to this Section 9.07 shall be limited to Tranche A Revolving Credit Lenders only. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

Section 9.08 Agents in their Individual Capacities.

Citibank, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their respective Affiliates as though Citibank, N.A. were not the Administrative Agent, the Collateral Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Citibank, N.A. or its Affiliates may receive information regarding the Borrowers or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of any such Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, Citibank, N.A. and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include Citibank, N.A. in its individual capacity. Any successor to Citibank, N.A. as the Administrative Agent or the Collateral Agent shall also have the rights attributed to Citibank, N.A. under this paragraph.

Section 9.09 Successor Agents.

Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable upon thirty (30) days’ notice to the Lenders and Nielsen. If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by Nielsen at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of Nielsen shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and Nielsen, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent and the term “Administrative Agent” or “Collateral Agent” shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.

Section 9.10 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the

Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Collateral and Guaranty Matters.

The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit, (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents (or, if such transferee is a Person required to grant a Lien to the Administrative Agent or the Collateral Agent on such asset, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (i) the transferee grants a new Lien to the Administrative Agent or Collateral Agent on such asset substantially concurrently with the transfer of such asset, (ii) the transfer is between parties organized under the laws of different jurisdictions and at least one of such parties is a Foreign Subsidiary and (iii) the priority of the new Lien is the same as that of the original Lien), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) To release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c) That any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Subordinated Debt, the Senior Unsecured Debt or any Junior Financing.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as the Borrowers may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12 Other Agents; Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-documentation agent”, “joint bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13 Appointment of Supplemental Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

ARTICLE X.

Miscellaneous

Section 10.01 Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and such Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it being understood that any change to the definition of “Total Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan, L/C Borrowing or to whom such fee or other amount is owed (it being understood that any change to the definition of “Total Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or foregiveness in any rate of interest); provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.06(c), 2.12(a), 2.13 or 8.04 without the written consent of each Lender;

(e) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

(g) without the written consent of the Required Class Lenders, adversely affect the rights of a Class in respect of payments or Collateral in a manner different to the effect of such amendment, waiver or consent on any other Class; or

(h) amend the definition of “Interest Period” to allow intervals in excess of six months without the agreement of each affected Lender without the written consent of each Lender affected thereby,

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; and (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. Notwithstanding the foregoing, this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the applicable Swing Line Lender(s) and the Borrowers so long as the obligations of the Tranche A Revolving Credit Lenders and, if applicable, the other Swing Line Lender are not affected thereby.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Dollar Replacement Term Loans or Euro Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Dollar Term Loans (“Dollar Refinanced Term Loans”) or Euro Term Loans (“Euro Refinanced Term Loans”) with a replacement Dollar term loan tranche denominated in Dollars (“Dollar Replacement Term Loans”) or Euro term loan tranche denominated in Euros (“Euro Replacement Term Loans”), respectively, hereunder; provided that (a) the aggregate principal amount of such Dollar Replacement Term Loans or Euro Replacement Term Loans shall not exceed the aggregate principal amount of such Dollar Refinanced Term Loans or Euro Refinanced Term Loans, respectively, (b) the Applicable Rate for such Dollar Replacement Term Loans or Euro Replacement Term Loans shall not be higher than the Applicable Rate for such Dollar Refinanced Term Loans or Euro Refinanced Term Loans, respectively, (c) the Weighted Average Life to Maturity of such Dollar Replacement Term Loans or Euro Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Dollar Refinanced Term Loans or Euro Refinanced Term Loans, respectively, at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Dollar Replacement Term Loans or Euro Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Dollar Replacement Term Loans or Euro Replacement Term Loans than, those applicable to such Dollar Refinanced Term Loans or Euro Refinanced Term Loans, respectively, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of Nielsen without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with the local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrowers or the Administrative Agent, the Collateral Agent, an L/C Issuer or a Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers and the Administrative Agent, the Collateral Agent, an L/C Issuer or a Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail

(which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent, an L/C Issuer and a Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04 Attorney Costs and Expenses.

Each Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cahill Gordon & Reindel LLP and Linklaters LLP, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs of counsel to the Administrative Agent and the Collateral Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrowers of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 10.05 Indemnification by the Borrowers.

Whether or not the transactions contemplated hereby are consummated, the Borrowers shall, jointly and severally, indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, and directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Loan Parties or any Subsidiary, or any Environmental Liability related in any way to the Loan Parties or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, as determined by the final judgment of a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or the Borrowers or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, any Loan Party’s directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.06 Payments Set Aside.

To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void) provided, in each case of any Loan to the Dutch Borrower, that the successor or assignee is a PMP (if on the date of transfer it is a requirement of Dutch law that each successor or assignee who lends to a borrower incorporated under the laws of The Netherlands is a PMP). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraphs (b)(ii) and (k) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) Nielsen, provided that no consent of Nielsen shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) to an Agent or an Affiliate of an Agent;

(C) each Principal L/C Issuer at the time of such assignment, provided that no consent of the Principal L/C Issuers shall be required for any assignment not related to Tranche A Revolving Credit Commitments or Revolving Credit Exposure or any assignment to an Agent or an Affiliate of an Agent; and

(D) the Swing Line Lenders; provided that no consent of a Swing Line Lender shall be required for any assignment not related to Tranche A Revolving Credit Commitments or Revolving Credit Exposure or any assignment to an Agent or an Affiliate of an Agent (it being understood that the consent of ABN Amro Bank N.V. as a Swing Line Lender shall be evidenced by the consent of the other Swing Line Lender after such other Swing Line Lender confirms ABN’s desire to consent).

(ii)	Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than a Dollar Amount of $2,500,000 (in the case of each Revolving Credit Loan), $1,000,000 (in the case of a Dollar Term Loan) or €1,000,000 (in the case of a Euro Term Loan), and shall be in increments of a Dollar Amount of $2,500,000 (in the case of each Revolving Credit Loan) or $1,000,000 or €1,000,000 as applicable (in the case of Term Loans), in excess thereof unless each of Nielsen and the Administrative Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D) all Assignees of Loans to the Dutch Borrower shall qualify as “professional market parties” within the meaning of the Exemption Regulation dated June 26, 2002 (as amended from time to time) of the Ministry of Finance in The Netherlands, as promulgated in connection with the Dutch Banking Act.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, after consultation with Nielsen, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Nielsen’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless Nielsen is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01 as though it were a Lender.

(g) Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein and subject to the conditions set forth in paragraph (k) below, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, without the consent of the Borrowers or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to Nielsen and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to Nielsen willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or Swing Line Lender, Nielsen shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by Nielsen to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the relevant Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(k) Notwithstanding sub-sections (b) and (h) above, if on the date of an assignment or transfer it is a requirement of Dutch law that each Lender, Assignee and/or SPC who lends to a borrower incorporated under the laws of The Netherlands must be a PMP, the consent of the Dutch Borrower is required for any assignment or transfer of any Loan or Commitment of the Dutch Borrower (it being agreed that such consent can only be withheld if the proposed Assignee and/or SPC is not a PMP, or the Dutch Borrower has (after having verified that the proposed Assignee and/or SPC is not a Verifiable PMP) reasonable grounds to believe that the proposed Assignee and/or SPC is not a PMP). The Dutch Borrower will be deemed to have given its consent ten (10) Business Days after a Lender has requested such consent unless such consent is expressly refused in writing by the Dutch Borrower on the grounds that the proposed Assignee and/or SPC is not a PMP, or the Dutch Borrower has reasonable grounds to believe (after having verified that the proposed Assignee and/or SPC is not a Verifiable PMP) that the proposed Assignee and/or SPC is not a PMP in accordance with the terms of this Agreement within that time.

Section 10.08 Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to Nielsen), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of Nielsen; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder, under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement or rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party or any Subsidiary or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

Section 10.09 Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have.

Section 10.10 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 10.12 Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document (other than any Loan Documents expressly governed by the laws of The Netherlands), the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.14 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15 GOVERNING LAW.

THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENTS EXPRESSLY GOVERNED BY THE LAWS OF THE NETHERLANDS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.17 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender, the Swing Line

Lenders and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.18 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent, the Collateral Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or the Collateral Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or the Collateral Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or the Collateral Agent from the Borrowers in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Collateral Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or the Collateral Agent in such currency, the Administrative Agent or the Collateral Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.19 Lender Action.

Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.20 USA Patriot Act.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address and tax identification number of each Borrower and other information regarding such Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent.

Section 10.21 Agent for Service of Process.

Each Foreign Subsidiary that is a Loan Party or for whose account a Letter of Credit is issued agrees that promptly following request by the Administrative Agent it will appoint and maintain an agent reasonably satisfactory to the Administrative Agent to receive service of process in New York City and the Loan Parties agree to cause the same to occur.

Section 10.22 PMP Representations.

(a) Each Lender to the Dutch Borrower which is a party to this Agreement on the date hereof represents and warrants to the Dutch Borrower that (i) it is a PMP and (ii) it is aware that it does not benefit from the (creditor) protection offered by the Dutch Banking Act when lending monies to persons or entities which are subject to the prohibition of Section 82 of the Dutch Banking Act.

(b) If on the date on which an Assignee and/or a SPC and/or a successor to a Lender becomes a Lender to the Dutch Borrower, it is a requirement of Dutch law that such Assignee and/or SPC and/or successor is a PMP, each Assignee and/or SPC and/or successor represents and warrants to the Dutch Borrower on the date on which it becomes a party to this Agreement as a Lender that it is a PMP.

(c) Each such Lender to the Dutch Borrower, Assignee and/or SPC and/or successor acknowledges that the Dutch Borrower has relied upon the representations and warranties in this Section 10.22.

ARTICLE XI.

Guarantee

Section 11.01 The Guarantee.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, any Borrower (other than such Guarantor), and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02 Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 11.09.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrowers or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03 Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04 Subrogation; Subordination.

Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against any Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 7.03(b)(ii) or 7.03(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 11.05 Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02(a) (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02(a)) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06 Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07 Continuing Guarantee.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08 General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09 Release of Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrowers shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents.

Section 11.10 Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lenders and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, the Swing Line Lenders and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 11.11 Certain Dutch Matters.

Any obligation, guarantee or undertaking granted or assumed by a Person incorporated or organized under the laws of The Netherlands pursuant to this Agreement (including but not limited to this Article XI) or any other Loan Document shall be deemed not to be undertaken or incurred by such Person to the extent that the same would constitute unlawful financial assistance within the meaning of Section 2:207(c) or 2:98(c) of the Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and the provisions of this Agreement and the other Loan Documents shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the relevant Persons incorporated under the laws of The Netherlands will continue to guarantee and secure all such obligations which, if included, do not constitute a violation of the Prohibition.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NIELSEN FINANCE LLC

By:	/s/ Authorized Signatory
Name:
Title:

VNU HOLDING AND FINANCE B.V.

By:	/s/ Authorized Signatory
Name:
Title:

VNU, INC.

By:	/s/ Authorized Signatory
Name:
Title:

GUARANTORS

By:	/s/ Authorized Signatories
Name:
Title:

For the purpose of the Dutch Banking Act, each Lender to the Dutch Borrower expressly confirms the representations given by it in Section 10.22

CITIBANK, N.A., as Administrative Agent, Collateral Agent and as a Lender, an L/C Issuer and the Swing Line Lender

By:	/s/ Authorized Signatory
Name:
Title:

DEUTSCHE BANK SECURITIES INC., as Syndication Agent

By:	/s/ Authorized Signatory
Name:
Title:

By:	/s/ Authorized Signatory
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Co-Documentation Agent

By:	/s/ Authorized Signatory
Name:
Title:

ABN AMRO BANK N.V., as Co-Documentation Agent, an L/C Issuer and a Swing Line Lender

By:	/s/ Authorized Signatory
Name:
Title:

By:	/s/ Authorized Signatory
Name:
Title:

ING BANK N.V., as Co-Documentation Agent

By:	/s/ Authorized Signatory
Name:
Title:

By:	/s/ Authorized Signatory
Name:
Title:

SCHEDULE 1.01A

COMMITMENTS

Lender	Loan	Commitment
	Dollar Term Loans	$4,175,000,000
	Euro Term Loans	€800,000,000
	Tranche A Revolving Credit Loans	$163,500,000
	Tranche B Revolving Credit Loans	$45,000,000
Citibank, N.A.	Tranche C Revolving Credit Loans	$62,500,000
	Tranche D Revolving Credit Loans	$186,000,000
	Tranche E Revolving Credit Loans	$38,000,000
	Tranche F Revolving Credit Loans	$86,000,000
	Tranche G Revolving Credit Loans	$62,500,000
	Tranche H Revolving Credit Loans	$44,000,000

SCHEDULE 1.01B

UNRESTRICTED SUBSIDIARIES

1.	Advertising Center, Incorporated

2.	Airplay Monitor Venture Associates

3.	NetRatings, Inc.

4.	ACNielsen eRatings.com

5.	Scarborough Research (Partnership)

6.	Agence de Press Magazine S.a.r.l.

7.	Aircheck International Ltd.

8.	Buzzmetrics, Ltd.

9.	A.C. Nielsen Store Audit S.r.l.

10.	Nielsen Music Control Nederland B.V.

11.	Array Publications B.V.

12.	Nielsen Media Research AS

13.	ACNielsen Pakistan (Private) Limited

14.	POC, Inc.

15.	Strategic Mapping, Inc.

SCHEDULE 1.01C

MANDATORY COST FORMULAE

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Borrowings) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Borrowings made from that Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Sterling Borrowing:

AB +C(B – D) + E × 0.01	per cent. per annum
100 – (A + C)

(b)	in relation to an Advance in any currency other than Sterling:

E × 0.01	per cent. per annum.
300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Borrowing is an unpaid sum, the additional rate of interest specified in Section 2.08(b)) payable for the relevant Interest Period on the Borrowing.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by reference banks chosen by the Administrative Agent to the Administrative Agent.

SCHEDULE 1.01D

TRANSACTION

See attached.

PROJECT VALENTINE SIMPLIFIED STEP MEMORANDUM DRAFT

August 9, 2006

Any tax advice included in this written or electronic communication was not intended or written to be used, and it cannot be used by the taxpayer, for purposes of (i) avoiding any penalties that may be imposed by any governmental taxing authority or agency, or (ii) promoting, marketing or recommending to another party any transaction or matter contained herein.

ALL AMOUNTS INCLUDED IN THIS MEMO ARE FOR ILLUSTRATIVE PURPOSES

ONLY AND ARE SUBJECT TO CHANGE

1. Sources and Uses of Funds

The following table sets forth the sources and uses of consideration necessary to effectuate the cash offer by Valcon Acquisition BV (“Dutch Bidco”), a private company with limited liability incorporated under the laws of the Netherlands, for all the issued and outstanding ordinary shares (“Ordinary Shares”), all the issued and outstanding 7% preferred shares and for all the preferred B shares (together the “Preferred Shares”) of VNU NV (the “Company”), a public limited liability company incorporated under the laws of the Netherlands (the “Tender Offer”). See Exhibit B for the Pre-Settlement Structure.

The below amounts are for illustrative purposes only and assume that 99.45% of the Ordinary and 100% of the Preferred Shares have been acquired in the settlement of the Tender Offer (either at the initial settlement or subsequent settlements that occurred during the post acceptance period) and the remaining .55% of Ordinary Shares will be acquired during a statutory squeeze out procedure.

Sources	Amount (in Millions)
Sponsor Equity	€	[3,098	]
Minority Interest in NetRatings		[165	]
Term Loans — Finance LLC		[4,062	]
Senior Unsecured Notes — Finance LLC		[654	]
Senior Subordinated Notes (PIK) — Finance LLC		[456	]
Senior Discount Notes (PIK) — VNU Group BV		[200	]
Rollover of Existing Debt — Capital Leases		[121	]
Rollover of Existing Debt — VNU NV Notes		[526	]
Benefit from Currency Hedge		[141	]
Excess Cash on Balance Sheet (Including Swap Unwind)		[619	]

	€	[10,042	]

Uses
Equity Purchase Price — Common	€	[7,642	]
Equity Purchase Price — Preferred		[7	]
Minority Interest in NetRatings		[165	]
Retirement of Existing Debt		[1,018	]
Retirement of Existing Debt (NMR US)		[123	]
Rollover of Existing Debt — Capital Leases		[121	]
Rollover of Existing Debt — VNU NV Notes		[526	]
Fees & Expenses (Dutch Bidco)		[171	]
Fees & Expenses (VNU Group BV)		[88	]
Fees & Expenses (Finance LLC)		[107	]
Interest on Tender Facility		[74	]

	€	[10,042	]

2. Steps Occurring Prior to the Settlement of the Tender

Unless otherwise stated, the following steps assume that 99.45% of the Ordinary and 100% of the Preferred Shares have been acquired either at the time of the initial settlement of the Tender Offer or at the time of subsequent settlements during the post acceptance period

2.1.	On January 23, 2006, Alpinvest Partners 2006 BV (“Alpinvest”) formed Dutch Bidco with a statutory minimum capital of £18K in exchange for 18 Dutch Bidco ordinary shares.

2.2.	On March 6, 2006, Alpinvest transferred 3 shares of Dutch Bidco to each of KKR Millennium Fund (Overseas) L.P., Thomas H. Lee (Alternative) Fund L.P., Carlyle Partners IV Cayman L.P., Hellman & Friedman Capital Partners V (Cayman Parallel), L.P., and Blackstone NSS Communications Partners (Cayman) L.P. (collectively with Alpinvest, “the Sponsors”).

2.3.	On March 8, 2006, Dutch Bidco and the Company entered into a Merger Protocol whereby Dutch Bidco agreed subject to certain conditions to make a cash tender offer for all the Company’s outstanding Ordinary Shares and Preferred Shares.

2.4.	On March 8, 2006, Dutch Bidco entered into a Deal Contingent Forward Contract (the “Forward Contract”) and a Deal Contingent EUR Call Option (the “Call Option” and, collectively with the Forward Contract, the “Hedging Transaction”) in order to hedge Dutch Bidco’s exposure to foreign exchange rate movements between the time of signing of the Merger Protocol and the date that the Tender Offer is settled. Under the Forward Contract, Dutch Bidco agreed to purchase €[2,700]M for $[3,343]M. Under the Call Option, Dutch Bidco had the option to purchase £[2,700]M for $[3,448]M.

2.5.	On March 8, 2006, KKR Millennium Fund LP formed Valcon Acquisition Holding (Luxembourg) Sarl (“Lux Holdco”), a private limited company incorporated under the laws of Luxembourg.

2.6.	On March 8, 2006, the Sole Manager of Lux Holdco, on behalf of Lux Holdco, resolved to form a United States Branch named Valcon Acquisition Holding (Luxembourg) US Branch (“Lux Holdco US Branch”).

2.7.	On March 8, 2006, Dutch Bidco assigned all of its rights and obligations under the Hedging Transaction to Lux Holdco US Branch.

A written tax advance clearance letter has been received from the Luxembourg tax authorities whereby the income of the US Branch of Lux Holdco will be tax exempt in Luxembourg based on the US-Luxembourg double tax treaty. There will be an arm’s length head-office remuneration by Lux Holdco US Branch. The tax on the hedge and the remuneration will be funded by TINU NV or its direct or indirect subsidiaries.

2.8.	On March 31, 2006, the Sponsors transferred their shares in Dutch Bidco to Lux Holdco in exchange for Lux Holdco ordinary shares.

2.9.	On March 31, 2006, KKR Millennium Fund LP transferred an equal number of its ordinary shares in Lux Holdco to each of the Sponsors.

2.10.	On April 3, 2006, Dutch Bidco posted the Tender Offer for all of the issued and outstanding publicly traded Ordinary Shares and Preferred Shares of the Company (the “Shares”).

2.11.	On May 4, 2006, Dutch Bidco revised the amounts and conditions of the Tender Offer.

The revised Tender Offer was conditioned upon, among other things, that the number of Shares being tendered represented at least 80% of the Company’s Ordinary Shares and 80% of the Company’s Preferred Shares. Subject to certain conditions, if 80% of the Company’s Ordinary and/or Preferred Shares were not tendered, the Sponsors had the right to waive the minimum acceptance condition and close the Tender Offer acquiring less than 80% of the Company’s Ordinary and Preferred Shares.

2.12.	On May 17, 2006, Valcon Acquisition Holdings BV (“Dutch Holdco”) was incorporated by Alpinvest Partners 2006 BV.

2.13.	On May 19, 2006, Alpinvest Partners 2006 BV transferred its shares in Dutch Holdco to Lux Holdco by way of a notarial transfer deed executed by the Dutch Notary.

2.14.	On May 19, 2006, Lux Holdco transferred all its shares in Dutch Bidco to Dutch Holdco in exchange for one Dutch Holdco ordinary share by way of a notarial transfer deed executed by the Dutch Notary.

2.15.	On May 19, 2006, the Tender Offer period closed.

2.16.	On May 19, 2006, the Settlement Agent advised that the number of Tendered Shares consisted of 200,658,498 Ordinary Shares and 148,083 Preferred Shares (including Preferred Shares tendered under Share Transfer Agreements).

2.17.	On May 19, 2006, holders of Preference B Shares entered into Share Transfer Agreements to transfer ownership of 7,200,000 Preference B shares to Dutch Bidco.

2.18.	On May 22, 2006, representatives of Dutch Bidco confirmed that all applicable conditions precedent to the Offer being declared unconditional as set forth in Section 7 of the Merger Protocol had been satisfied, waived or released (and any necessary consents to any such waivers or releases had been obtained).

2.19.	On May 22, 2006, Dutch Bidco declared the Offer unconditional in accordance with the terms of the Merger Protocol.

3. Steps Immediately Before the Initial Settlement of the Tender Offer

3.1.	On May 23, 2006, the Sponsors transferred $[2,232]M) and €[68]M to Lux Holdco in exchange for €[1,796]M YFCPECs and €[18]M Lux Holdco ordinary shares (Lux Holdco issued five classes of ordinary shares). Lux Holdco paid €[.18]M of Luxembourg share capital tax.

On July 13, 2006 a tax clearance letter was signed by the Luxembourg Tax authority with respect to the margin on the back to back loan, the debt-equity ratio for Luxembourg thin capitalization purposes, and the treatment of the YFCPECs and CPECs as debt from a Luxembourg tax perspective; the absence of withholding tax on the potential premium on repurchase of the CPECs/YFCPECs; and the absence of Luxembourg withholding tax on the redemption by the company of a whole class of its own shares.

3.2.	Immediately upon the completion of Step 3.1, Lux Holdco transferred $[2,232]M and €[68]M to Dutch Holdco in exchange for €[1,814]M Dutch Holdco ordinary shares.

3.3.	Immediately upon the completion of Step 3.2, Dutch Holdco transferred $[2,232]M and €[68]M to Dutch Bidco in exchange for €[1,814]M) Dutch Bidco ordinary shares (with a par value of €[10]M and €[1,804]M in share premium).

3.4.	Immediately upon the completion of Step 3.3, Dutch Bidco borrowed (i) $[4,849]M and (ii) €[380]M from certain lenders under the terms of the Tender Facility.

Amounts received under the Tender Facility are net of underwriting fees of approximately W7J1 and Erg M

3.5.	Dutch Bidco transferred $[6,948]M (the equivalent of €[5,437]M) to Lux Holdco US Branch under a foreign currency purchase agreement.

3.6.	Lux Holdco US Branch settled the Hedging Transaction.

3.6.1.	Lux Holdco US Branch net settled the Option Contract and purchased €[2,700]M for $[3,399]M at a net exchange rate of approximately 1.2588.

Amount of USD required to settle the Option Contract includes a premium of $[73]M

3.6.2.	Lux Holdco US Branch purchased on the spot market €[179]M for $[228]M at an exchange rate of approximately 1.2737 (including a Liquidity Premium of .001).

3.6.3.	Lux Holdco US Branch net settled the Forward Contract and purchased €[2,700]M for $[3,321]M at a net exchange rate of approximately 1.23.

3.7.	Lux Holdco US Branch transferred €[5,437]M (the equivalent of $[6,948]M) to Dutch Bidco under the foreign currency purchase agreement.

3.8.	Lux Holdco US Branch transferred €[141]M to Lux Holdco.

3.9.	Lux Holdco transferred €[141]M to Dutch Holdco as a contribution to capital.

3.10.	Dutch Holdco transferred €[141]M to Dutch Bidco as a contribution to capital.

4. Initial Settlement of the Tender Offer

The initial settlement happened at the close of the acceptance period and represented the purchase of all the Ordinary and Preferred Shares tendered during the acceptance period. The spot rate at the time of the initial settlement was 1.2779.

4.1.	On May 24, 2006, Dutch Bidco transferred €[5,919]M to VNU NV shareholders in exchange for [200,658,498] of outstanding VNU NV Ordinary Shares (via the Settlement Agent).

4.2.	On May 24, 2006, Dutch Bidco transferred €[3]M to VNU NV shareholders in exchange for [148,083] of outstanding VNU NV Preferred Shares (via the Settlement Agent).

4.3.	On May 24, 2006, Dutch Bidco transferred €[1]M to the Settlement Agent in satisfaction of Settlement Agent Fees.

4.4.	On May 24, 2006, Dutch Bidco transferred €[102]M to VNU NV shareholders in exchange for [7,200,000] Preferred B Shares (via the Settlement Agent).

Subsequently, pursuant to a buy-back agreement, Dutch Bidco may assign/transfer all the Preferred Shares (including 7% preferred shares and preferred B shares) acquired in Step 4.2 and Step 4.4. to VNU NV in exchange for an amount equal to Dutch Bidco’s cost basis in the shares plus accrued dividends.

4.5.	Upon completion of Step 4.4, VNU NV net cash settled outstanding stock option contracts and transferred €[65]M to VNU NV option holders.

4.6.	Upon completion of Step 4.5, VNU NV net cash settled outstanding restricted stock units and transferred €[8]M to VNU NV shareholders.

4.7.	Upon completion of Step 4.6, VNU NV transferred €[9]M to employees of VNU NV and/or its subsidiaries in satisfaction of its Retention Incentive Pool obligations and €[3]M in satisfaction of its Long Term Incentive Plan obligations.

4.8.	Upon completion of Step 4.7, VNU NV paid €[1]M for Directors and Officers Liability Insurance.

4.9.	Upon completion of Step 4.8, Dutch Bidco paid $[132]M of fees and expenses.

5. Post Acceptance — Settlement 1

The first settlement of the post acceptance period represented the purchase of all the Ordinary and Preferred Shares tendered on May 22, 23, and 24. The spot rate at the time of the settlement was 1.2764.

5.1.	On May 25, 2006, Dutch Bidco borrowed $[37]M (the equivalent of €[29]M) under the Tender Facility.

5.2.	Immediately upon completion of Step 5.1, Dutch Bidco purchased €[29]M for $[37]M at a spot rate of 1.2764.

5.3.	On May 26 and 30, 2006, Dutch Bidco transferred a total of €[28]M to VNU NV shareholders in exchange for a total of [924,025] VNU Ordinary Shares (via the Settlement Agent).

Total amount transferred in step 5.3 is net of a refund of Settlement Agent fees of approximately [.146]M

6. Post Acceptance — Settlement 2

The second settlement of the post acceptance period represented the purchase of all the Ordinary and Preferred Shares tendered on May 25, 26 and 29. The spot rate at the time of the settlement was 1.28.

6.1.	On May 30, 2006, the Sponsors transferred $[989]M and €[30]M to Lux Holdco in exchange for €[303]M YFCPECs and €[500]M CPECs. The Sponsors also transferred $[10]M to Lux Holdco as a contribution to capital. Lux Holdco paid €[.081]M of Luxembourg share capital tax.

6.2.	Immediately upon completion of Step 6.1, Lux Holdco transferred $[383]M and €[12]M to Dutch Holdco as a contribution to capital.

6.3.	Immediately upon completion of Step 6.2, Lux Holdco transferred $[610]M and €[18]M to Dutch Holdco in exchange for a €[500]M intercompany note payable from Dutch Holdco (the “Vanilla Loan”).

6.4.	Immediately upon completion of Step 6.3, Dutch Holdco transferred $[999]M and €[30]M to Dutch Bidco as a contribution to capital.

6.5.	Immediately upon completion of Step 6.4, Dutch Bidco borrowed $[346]M under the Tender Facility

6.6.	Immediately upon completion of Step 6.5, Dutch Bidco purchased on the open market €[1,050]M for $[1,344]M at a spot rate of 1.28.

Dutch Bidco paid a market liquidity premium of €[.754]M on the above purchase.

6.7.	On May 31 and June 1 2006, Dutch Bidco transferred a total of €[702]M to VNU NV shareholders in exchange for a total of [23,807,090] VNU Ordinary Shares (via the Settlement Agent).

6.8.	On May 31 and June 1, 2006 Dutch Bidco transferred a total of €[.01]M to VNU NV shareholders in exchange for a total of [450] VNU Preferred Shares (via the Settlement Agent).

6.9.	On May 31 and June 1, 2006 Dutch Bidco transferred €[.145]M to the Settlement Agent in satisfaction of Settlement Agent Fees.

7. Post Acceptance — Settlement 3

The third settlement of the post acceptance period represented the purchase of all the Ordinary and Preferred Shares tendered on May 30 and 31. The spot rate at the time of the settlement was 1.2845.

7.1.	On June 2 and 6, 2006, Dutch Bidco transferred €[181]M to VNU NV shareholders in exchange for [6,135,882] VNU Ordinary Shares (via the Settlement Agent).

7.2.	On June 2 and 6, 2006, Dutch Bidco transferred €[.075]M to the Settlement Agent in satisfaction of Settlement Agent Fees.

8. Post Acceptance — Settlement 4

The fourth settlement of the post acceptance period represented the purchase of all the Ordinary and Preferred Shares tendered on June 1 and 2. The spot rate at the time of the settlement was 1.2932.

8.1.	On June 7 and 8, 2006, Dutch Bidco transferred €[110]M to VNU NV shareholders in exchange for [3,714,949] VNU Ordinary Shares (via the Settlement Agent and through open market purchases).

8.2.	On June 7 and 8, 2006 Dutch Bidco transferred €[.028]M to the Settlement Agent in satisfaction of Settlement Agent Fees.

9. Post Acceptance — Settlement 5

The fifth settlement of the post acceptance period represented the purchase of all the Ordinary and Preferred Shares tendered on June 6 and 7. The spot rate at the time of the settlement was 1.2791.

9.1.	On June 7, 2006, the Sponsors transferred $[73.2]M and €[2]M to Lux Holdco in exchange for €[59]M YFCPECs. The Sponsors also transferred $[.800]M as a contribution to capital. Lux Holdco paid £[.0007]M of Luxembourg share capital tax.

9.2.	Immediately upon completion of Step 9.1, Lux Holdco transferred $[74]M and €[2]M to Dutch Holdco as a contribution to capital.

9.3.	Immediately upon completion of Step 9.2, Dutch Holdco transferred $[74]M and €[2]M to Dutch Bidco as a contribution to capital.

9.4.	Immediately upon completion of Step 9.3, Dutch Bidco borrowed $[150]M under the Tender Facility.

9.5.	Immediately upon completion of Step 9.4, Dutch Bidco purchased on the spot market €[175]M for $[224]M at a spot rate of 1.2791.

9.6.	On June 8, 2006, Dutch Bidco transferred €[228]M to VNU NV shareholders in exchange for [7,720,520] VNU Ordinary Shares (via the Settlement Agent and through open market purchases).

9.7.	On June 8, 2006, Dutch Bidco transferred €[.087]M to the Settlement Agent in satisfaction of Settlement Agent Fees.

10. Post Acceptance — Settlement 6

The sixth settlement of the post acceptance period represented the purchase of all the Ordinary and Preferred Shares tendered on June 8. The spot rate at the time of the settlement was 1.2622.

10.1.	On June 12, 2006, the Sponsors transferred $[79]M and €[3]M to Lux Holdco in exchange for €[64]M YFCPECs. The Sponsors also transferred $[.800] to Lux Holdco as a contribution to capital. Lux Holdco paid €[.007]M of Luxembourg share capital tax.

10.2.	Immediately upon completion of Step 10.1, Lux Holdco transferred $[79]M and €[3]M and to Dutch Holdco as a contribution to capital.

10.3.	Immediately upon completion of Step 10.2, Dutch Holdco transferred $[79]M and €[3]M to Dutch Bidco as a contribution to capital.

10.4.	Immediately upon completion of Step 10.3, Dutch Bidco borrowed $[150]M under the Tender Facility.

10.5.	Immediately upon completion of Step 10.4, Dutch Bidco purchased €[182]M for $[229]M at a spot rate of 1.2622.

10.6.	On June 13, 2006, Dutch Bidco transferred €[222]M to VNU NV shareholders in exchange for [7,519,487] VNU Ordinary Shares (via the Settlement Agent and through open market purchases).

10.7.	On June 8, 2006, Dutch Bidco transferred €[.037]M to the Settlement Agent in satisfaction of Settlement Agent Fees.

11. Post Acceptance — Settlement 7

The seventh settlement of the post acceptance period represented the purchase of all the Ordinary and Preferred Shares tendered on June 9. The spot rate at the time of the settlement was 1.265.

11.1.	On June 13, 2006, the Sponsors transferred $[189]M and €[6]M to Lux Holdco in exchange for €[155]M YFCPECs. The Sponsors also transferred $[2]M to Lux Holdco as a contribution to capital. Lux Holdco paid €[.016]M of Luxembourg share capital tax.

11.2.	Immediately upon completion of Step 11.1, Lux Holdco transferred $[191]M and €[6]M and to Dutch Holdco as a contribution to capital

11.3.	Immediately upon completion of Step 11.2, Dutch Holdco transferred $[191]M and €[6]M to Dutch Bidco as a contribution to capital.

11.4.	Immediately upon completion of Step 11.3, Dutch Bidco purchased €[151]M for $[191]M at a spot rate of 1.2635.

11.5.	On June 14, 2006, Dutch Bidco transferred €[153]M to VNU NV shareholders in exchange for [5,172,231] VNU Ordinary Shares (via the Settlement Agent and through open market purchases).

11.6.	On June 14, 2006, Dutch Bidco transferred €[153]M to VNU NV shareholders in exchange for VNU Ordinary Shares and [1,117] preferred shares (via the Settlement Agent and through open market purchases). See Exhibits C & D.

12. Post Acceptance — Settlement 8 (Payment of Tender Facility Interest)

The eighth settlement of the post acceptance period represented the payment of interest on the Tender Facility and certain other transaction expenses. The spot rate at the time of the settlement was 1.2665.

12.1.	On June 22, 2006, Dutch Bidco borrowed $[36]M (the equivalent of €[28]M) under the Tender Facility.

12.2.	On June 23, 2006 Dutch Bidco purchased €[28]M for $[36]M on the open market.

12.3.	On June 23, 2006 Dutch Bidco transferred $[28]M to Citibank in satisfaction of Tender Facility interest obligations.

12.4.	On June 23, 2006 Dutch Bidco paid $[1.69]M (the equivalent of €[1.34]M) of fees and expenses.

13. Post Acceptance — Settlement 9

The ninth settlement of the post acceptance period represented the purchase of all the Ordinary Shares tendered from June 13th through June 27th. The spot rate at the time of the settlement was 1.2534.

13.1.	On June 29, 2006, Dutch Bidco borrowed $[25]M (the equivalent of €[20]M) under the Tender Facility.

13.2.	On June 30, 2006, Dutch Bidco purchased €[22]M for $[28]M on the open market.

13.3.	On June 30, 2006, Dutch Bidco transferred €[22]M to VNU NV shareholders in exchange for [735,844] VNU Ordinary Shares (through open market purchases).

13.4.	On June 30, 2006 Dutch Bidco paid $[.171]M (the equivalent of €[.135]M) of Tender facility commitment fees.

14. Post Acceptance — Settlement 10

The tenth settlement of the post acceptance period represented the purchase of all the Ordinary and Preferred Shares tendered from June 28th through July 11th. The spot rate at the time of the settlement was 1.2690.

14.1.	On July 13, 2006, Dutch Bidco borrowed $[16]M (the equivalent of €[12.6]M) under the Tender Facility.

14.2.	On July 14, 2006, Dutch Bidco purchased €[18]M for €[28]M on the open market.

14.3.	On July 14, 2006, Dutch Bidco transferred €[18]M to VNU NV shareholders in exchange for [613,052] VNU Ordinary Shares (through open market purchases).

14.4.	On July 14, 2006 Dutch Bidco paid $[.260]M (the equivalent of €[.205]M) of fees and expenses.

15. Post Acceptance — Settlement 11 (Payment of Tender Facility Interest)

The eleventh settlement of the post acceptance period represented the payment of interest on the Tender Facility. The spot rate at the time of the settlement was 1.26440.

15.1.	On July 21, 2006, the Sponsors transferred $[37]M and €[1]M to Lux Holdco in exchange for €[30]M YFCPECs. The Sponsors also transferred $[.300]M as a contribution to capital. Lux Holdco paid €[.0003]M of Luxembourg share capital tax.

15.2.	Immediately upon completion of Step 15.1, Lux Holdco transferred $[37]M and €[1]M to Dutch Holdco as a contribution to capital.

15.3.	Immediately upon completion of Step 15.2, Dutch Holdco transferred $[37]M and €[1]M to Dutch Bidco as a contribution to capital.

15.4.	On July 23, 2006, Dutch Bidco transferred $[1.6]M and €[29]M to Citibank in satisfaction of Tender Facility interest obligations.

16. Post Acceptance — Settlement 12 (Payment of Tender Facility Interest)

The twelfth settlement of the post acceptance period represented the payment of interest on the Tender Facility. The spot rate at the time of the settlement was 1.2619.

16.1.	On July 31, 2006, Dutch Bidco borrowed $[9]M (under the Tender Facility).

16.2.	Immediately upon completion of Step 16A, Dutch Bidco transferred €[6.5]M to Citibank in satisfaction of Tender Facility interest obligations.

For illustrative purposes only, the below steps assume an exchange rate of 1.2840. The below steps do not reflect potential spot purchases of US Dollars and/or Euros.

17. Distribution of US Intercompany Notes Payable

17.1.	On June 16, 2006, ACN Holdings, Inc. distributed (i) a $[1,857]M (the equivalent of €[1,446]M) note payable, (ii) a $[231]M (the equivalent of €[180]M) note payable, and (iii) a $[220]M (the equivalent of €[171]M) note payable to VNU International BV.

17.2.	On June 16, 2006, VNU, Inc. distributed (i) a $[2,014]M (the equivalent of €[1,568]M) note payable, (ii) a $[430]M (the equivalent of €[335]M) note payable, and (iii) a $[408]M (the equivalent of €[318]M) note payable to VNU International BV.

18. Formation of NewCo

18.1.	On June 23, 2006, VNU NV formed VNU Intermediate Holding BV (“NewCo”) and transferred all its shares in VNU Holding and Finance BV to NewCo in exchange for NewCo shares issued with share capital (par value) of €[1.0]M with the remainder constituting share premium (additional paid-in capital).

19. Declaration of NewCo Dividend to VNU NV

19.1.	On June 29, 2006, NewCo declared a dividend of €[4,940]M (the equivalent of $[6,343]M) payable to VNU NV on August 31, 2006, or at an earlier date to be determined by the managing board of VNU Group BV.

20. Delisting of VNU NV

20.1.	On July 11, 2006, VNU NV was delisted.

20.2.	On July 28, 2006, VNU NV was converted into a private limited company and renamed VNU GROUP BV.

21. Sale of New and Existing Intercompany Notes to NewCo

See Exhibit A for inventory of existing intercompany notes.

21.1.	On July 31, 2006, VNU Holding and Finance BV, sold (i) $[162]M (the equivalent of €[126]M) of existing notes receivable from AC Nielsen Corporation, (ii) $[75]M (the equivalent of €[59]M) of existing notes receivable from AC Nielsen (US), Inc., (iii) $[550]M (the equivalent of €[429]M) of existing notes receivable from Nielsen Media Research, Inc., (iv) $[616]M (the equivalent of € [481]M) of existing notes receivable from VNU, Inc., (v) $[170]M (the equivalent of €[133]M) of existing notes receivable from VNU Business Media, Inc. and (vi) $[20]M (the equivalent of €[16]M) of its existing notes receivable from Claritas, Inc. to NewCo in exchange for a $[1,593]M (the equivalent of €[1,244]M) note receivable from NewCo.

The above amounts include accrued interest through August 8, 2006.

21.2.	On July 31, 2006, VNU International BV sold (i) $[818]M (the equivalent of €[638]M) of existing notes receivable from VNU, Inc., (ii) $[239]M (the equivalent of €[187]M) existing notes receivable from ACN Holdings, Inc., (iii) $[1,879]M (the equivalent of €[1,466]M) of new US notes receivable from AC Nielsen Holdings, Inc, and (iv) $[2,037]M (the equivalent of €[1,590]M) of new US notes receivable from VNU, Inc. to NewCo in exchange for a $[4,973]M (the equivalent of €[3,881]M) note receivable from NewCo. See Exhibit E

The above amounts include accrued interest through August 8, 2006.

A portion of the notes distributed in Step 17 were not sold to NewCo. These notes will either remain at VNU International BV or be subsequently transferred by VNU International BV to VNU Holding and Finance By.

22. Forming Finance LLC

22.1.	On May 24, 2006, ACN Holdings, Inc. and VNU, Inc. formed Valcon Finance LLC and contributed $[35] (the equivalent of €[27]) and $[65] (the equivalent of € [51]) respectively as capital contributions.

22.2.	On June 13, 2006, the articles of formation of Valcon Finance LLC were amended so that Valcon Finance LLC became Nielsen Finance LLC (“Finance LLC”).

23. Redeeming the Preferred B Shares

23.1.	On July 28, 2006, VNU Group BV (formerly VNU NV) completed a cash redemption of the 7,200,000 Preference B Shares owned by Dutch Bidco for €[97]M by way of execution of a notarial share transfer deed between VNU NV and Dutch Bidco, with payment to be made on August 9, 2006.

24. Contributing Intercompany Notes to Capital

24.1.

VNU Group BV will contribute to capital a portion of its existing notes receivable from VNU Holding and Finance BV to NewCo and then subsequently to VNU Holding and Finance BV so that the amount left outstanding does not exceed the amount of permanent 3rd party debt outstanding at VNU Group BV.

This contribution may happen before, on, or shortly after August 9, 2006. Additionally, VNU Group BV (formerly VNU Ni) and/or its subsidiaries may contribute other intercompany notes receivable to capital either before or after August 9, 2006.

25. Declaration of Dividends

25.1.	On August [8], 2006, NewCo declared a dividend of €[542]M (the equivalent of $[696]M) payable to VNU Group BV.

25.2.	On August [8], 2006, VNU Holding and Finance declared a dividend of €[514]M (the equivalent of $[660]M) payable to NewCo.

26. Borrowing the Permanent Financing

26.1.	Finance LLC borrowed $[4,175]M and €[800]M in Term Loans, issued $[650]M and €[150]M in Senior Unsecured Notes, and issued $[585]M of Senior Subordinated Notes.

Total 3rd Party debt borrowed by Finance LLC equals $[6,630]M (the equivalent of €[5,164]M). Proceeds received is net of approximately $[137]M (she equivalent of €[107]M) in underwriting fees and other expenses. Total net proceeds received equals $ [6,494]M (the equivalent of €[5,057]M).

26.2.	VNU Group BV (formerly VNU NV) issued €[200]M (the equivalent of $[256]M of Senior Subordinated Notes.

27. Transfer Cash to ACN Holdings and VNU, Inc. / Repayment of NMR Third Party Debt

27.1.	Finance LLC transferred $[2,273]M (the equivalent of €[1,770]M) to ACN Holdings, Inc. in exchange for a $[2,273]M ( the equivalent of €[1,770]M) of notes payable.

27.2.	Finance LLC transferred $[4,221]M (the equivalent of €[3,287]M) to VNU, Inc. in exchange for a $[4,221]M (the equivalent of €[3,287]M) of notes payable.

27.3.	VNU, Inc. purchased $[157]M (the equivalent of €[123]M) of existing NMR third party indebtedness (7.6% notes, due 2009).

27.4.	VNU, Inc. transferred $[157]M (the equivalent of €[123]M) of existing NMR indebtedness to NMR as a contribution to capital. See Exhibit F.

28. Repayment of Existing Intercompany Notes

28.1.	ACN Holdings, Inc. transferred $[239]M (the equivalent of € [187]M) to NewCo in satisfaction of existing notes payable (including $[11]M of accrued interest).

28.2.	ACN Holdings, Inc. transferred $[162]M (the equivalent of € [126]M) to AC Nielsen Corporation as a contribution to capital.

28.3.	AC Nielsen Corporation transferred $[162]M (the equivalent of € [126]M) to NewCo in satisfaction of existing notes payable (including $[2]M of accrued interest).

28.4.	ACN Holdings, Inc. transferred $[75]M (the equivalent of €[59]M) to AC Nielsen Corporation as a contribution to capital.

28.5.	AC Nielsen Corporation transferred $[75]M (the equivalent of €[59]M) to AC Nielsen Company as a contribution to capital.

28.6.	AC Nielsen Company transferred $[75]M (the equivalent of € [59]M) to AC Nielsen (US), Inc. as a contribution to capital.

28.7.	AC Nielsen (US), Inc. transferred $[75]M (the equivalent of € [59]M) to NewCo in satisfaction of existing notes payable (including $[1]M of accrued interest).

28.8.	VNU, Inc. transferred $[818]M (the equivalent of € [638]M) to NewCo in satisfaction of existing notes payable (including $[9]M of accrued interest).

28.9.	VNU, Inc. transferred $[616]M (the equivalent of € [481]M) to NewCo in satisfaction of existing notes payable (including $[6]M of accrued interest).

28.10.	VNU, Inc. transferred $[550]M (the equivalent of €[429]M) to Nielsen Media Research, Inc. as a contribution to capital.

28.11.	Nielsen Media Research, Inc. transferred $[550]M (the equivalent of €[429]M) to NewCo in satisfaction of existing notes payable (including $[30]M of accrued interest).

28.12.	VNU, Inc. transferred $[170]M (the equivalent of €[133]M) to VNU Business Media, Inc as a contribution to capital.

28.13.	VNU Business Media Inc. transferred $[170]M (the equivalent of €[133]M) to NewCo in satisfaction of existing notes payable (including $[1]M of accrued interest).

28.14.	VNU Inc. transferred $[20]M (the equivalent of € [16]M) to VNU Marketing Information, Inc as a contribution to capital.

28.15.	VNU Marketing Information Inc. transferred $[20]M (the equivalent of €[16]M) to Claritas Inc. as a contribution to capital.

28.16.	Claritas Inc. transferred $[20]M (the equivalent of €[16]M) to NewCo in satisfaction of existing notes payable (including 4.51M of accrued interest).

29. Repayment of Newly Distributed Intercompany Notes

29.1.	ACN Holdings, Inc. transferred $[1,796]M (the equivalent of €[1,399]M) to NewCo in satisfaction of notes payable distributed in Step 19.1.

Notes distributed in Step 17.1 subsequently sold to NewCo in Step 21.2.

29.2.	VNU, Inc. transferred $[1,934]M (the equivalent of € [1,506]M) to NewCo in satisfaction of notes payable distributed in Step 19.2.

Notes distributed in Step 17.2 subsequently sold to NewCo in Step 21.2.

30. Transfer of Excess Cash from VNU Holding and Finance BV to NewCo

30.1.	VNU Holdings and Finance BV distributed € [514]M (the equivalent of $[660]M) of available cash to NewCo (including cash resulting from the unwind of various swap agreements).

31. Distribution from NewCo to VNU GROUP BV (formerly VNU NV)

31.1.	NewCo transferred $[7,038]M (the equivalent of €[5,482]M) to VNU GROUP BV (formerly VNU NV).

32. Repayment of Existing Debt

32.1.	VNU GROUP BV (formerly VNU NV) transferred €[889]M (the equivalent of $[1,139]M) to third party lenders to repay existing debt.

It is anticipated that approximately € [526]M of existing VNU GROUP BV debt will remain outstanding. Additionally, €[129]M of cash remains at VNU Group BV to fund certain debt tenders that will happen subsequent to August 9th.

32.2.	VNU GROUP BV paid € [1]M (the equivalent of $[1]M) of fees and expenses.

33. Transfer of Cash to Dutch Bidco

33.1.	VNU GROUP BV (formerly VNU NV) transferred € [97]M (the equivalent of $[125]M) to Dutch Bidco as settlement of VNU Group BV’s repurchase of the Preference B Shares.

33.2.	VNU GROUP BV (formerly VNU NV) transferred $[5,863]M (the equivalent of €[4,566]M) to Dutch Bidco in exchange for a note payable.

In this step, VNU Group BV transferred €[308]M and $[5,435]M to Dutch Bidco. For simplicity purposes of this memo, only total amounts (translated in each respective currency) have been listed

34. Repayment of the Tender Facility

34.1.	The Sponsors transferred $[198]M and € [6]M to Lux Holdco in exchange for €[159]M YFCPECs and $[2]M as a contribution to capital. Lux Holdco paid approximately €[.0161]M of Luxembourg share capital tax.

34.2.	Lux Holdco transferred $[161]M to Dutch Holdco as a contribution to capital.

34.3.	Dutch Holdco transferred $[161]M to Dutch Bidco as a contribution to capital.

34.4	Dutch Bidco paid $[78]M (the equivalent of €[61]M) of Fees and Expenses.

34.5.	Dutch Bidco transferred $[5,626]M and € [380]M to lenders in satisfaction of $[5,626]M and €[380]M of drawn Tender Facility. Includes refund of Tender Facility Fee of $[59]M (the equivalent of € [46]M) See Exhibit G for simplified steps. See Exhibit H for simplified structure.

35. Statutory Squeeze Out Procedure

35.1.	Dutch Bidco will acquire the remaining outstanding shares in VNU GROUP BV (formerly VNU NV) from shareholders through a statutory squeeze out procedure.

This is a statutory process, the timing of which is dependent on the Court which has to sanction the request. Typically this takes 4-5 months.

36. Other Steps Occurring After the Settlement Date

36.1.	Some or all of the non-US subsidiaries held directly or indirectly by ACN Holdings, Inc. may be transferred / distributed to VNU Holding and Finance BV or any of its restricted subsidiaries.

36.2.	The Business Media businesses held directly or indirectly by VNU, Inc. may be transferred/distributed to VNU International BV.

36.3.	Dutch Holdco and/or its direct or indirect subsidiaries will implement a Management Equity Plan.

36.4.	Intercompany debt push down strategies may be implemented in various countries around the world (for example shares of a first tier foreign subsidiary held directly or indirectly by a covenant party, may be transferred to another foreign subsidiary held directly or indirectly by a covenant party in exchange for an intercompany debt); provided that such strategies will not materially reduce the value of the assets upon which there is a lien in favor of the secured parties.

Exhibit A

Intercompany Notes (1)

Lender (2)	Borrower	Amount (3)	Interest (4)
VNU Holding & Finance BV	Nielsen Media Research, Inc.	$[519]M	$[30]M
VNU Holding & Finance BV	VNU Business Media, Inc.	$[169JM	SMM
VNU Holding & Finance BV	VNU, Inc.	$[610]M	$[6]M
VNU Holding & Finance BV	AC Nielsen (US), Inc.	$[75]M	$[1]M
VNU Holding & Finance BV	AC Nielsen Corporation	$[160]M	$[2]M
VNU Holding & Finance BV	Claritas, Inc.	$[20]M	$[.2]M
VNU International BV	VNU, Inc.	$[809]M	$[9]M
VNU International BV	ACN Holdings, Inc.	$[228]M	$[11]M
VNU International BV	VNU, Inc. (New)	$[2,014]M	$[23]M
VNU International BV	ACN Holdings, Inc. (New)	$[1,857]M	$[22]M

(1)	Does not include intercompany notes between Dutch entities and Non-US subsidiaries.
(2)	In Step 21 of this memo, the above notes were sold from VNU Holding and Finance BV and VNU International BV to VNU Intermediate Holding BV.
(3)	Reflects aggregate amount of notes payable between the respective entities.
(4)	Reflects accrued interest through August 8, 2006.

Exhibit B

Simplified Structure – Pre Settlement

Exhibit C

Equity Contribution/Tender Borrowing/Currency Transactions*

*	Does not reflect Settlements 8 through 12.

Exhibit D

Purchase of Shares*

Sponsors
Lux Holdco
E[141]
E[141]
US Branch
Dutch Holdco
E[141]
E[5,437]
Dutch Bidco
Tender Facility
E[4,828]
$[132]
Fees & Expenses
E[7,647] VNU Common & Preferred Stock
E[7,647] Cash
Public
VNU NV
E[1,544]
Existing Net Debt
VNU Holding and Finance BV
VNU Holdings BV
VNU Intl. BV
VNU BV
VNU Business Media Europe BV
ACN Holdings Inc.
VNU, INC
NL Subs
AC Nielsen Corporation
VNU Marketing Information Inc.
VNU Business Media Inc.
Nielsen Media Research Inc.
E[123]
Existing Debt
AC Nielsen Company
Other Subs
Other Subs
Other Subs
Foreign Subs
ROW
European Subs
US/Canada Subs

*	Does not reflect Settlements 8 through 12 or redemption of Preferred B Shares.

Exhibit E

Distribution of Intercompany Notes

Sponsors
Lux Holdco
US Branch
Dutch Holdco
Minority
Tender Facility
E[4,763]
Dutch Bidco
.55%
VNU NV
Existing Net Debt
E[1,544]
NewCo Shares
VNU Holding & Finance Shares
NewCo
VNU International BV transfers E[3,881] of Existing and New Notes Payable to NewCo in exchange for a E[3,881] note payable
VNU Holdings and Finance BV transfers E[1,244] of Existing and New Notes Payable to NewCo in exchange for a E[1,244] note payable
VNU Holding and Finance BV
VNU Holdings BV
VNU Intl. BV
VNU BV
E[1,449], E[180] & E[171] Notes Payable
E[1,572], E[335] & E[318] Notes Payable
VNU Business Media Europe BV
ACN Holdings Inc.
VNU Inc.
NL Subs
AC Nielsen Company
VNU Marketing Information Inc.
VNU Business Media Inc.
Nielsen Media Research Inc.
Existing Debt
E[123]
AC Nielsen Company
Other Subs
Other Subs
ROW
European Subs
US/Canada Subs
Foreign Subs

Exhibit F

Formation of Finance LLC/Permanent Borrowing/

Repayment of NMR Debt

Sponsors
Lux Holdco
US Branch
Dutch Holdco
Minority
Tender Facility
Dutch Bidco
E[4,763]
.55%
VNU Group BV
E[200]
E[1,544]
Existing HY Debt
NewCo
VNU Holding and Finance BV
VNU Holdings BV
VNU Intl. BV
VNU BV
VNU Business Media Europe BV
ACN Holdings Inc.
VNU Inc.
E[123]
NL Subs
AC Nielsen Company
Finance LLC transfers E[1,777] to AC Nielsen Holdings Inc. in exchange for a note payable
VNU Marketing Information Inc.
VNU Business Media Inc.
Nielsen Media Research Inc.
E[123]
E[123]
Existing Debt
AC Nielsen Company
AC Nielsen Corp and NMR form Finance LLC
Other Subs
Other Subs
ROW
European Subs
US/Canada Subs
Finance LLC transfers E[3,207] to VNU, Inc. in exchange for a note payable
Foreign Subs
Senior / HY Debt
Finance LLC
E[3,963] TL
E[535] SU, and
E[455] SSN

Exhibit G

Repayment of Intercompany Notes/Repayment of Tender Facility

Sponsors
E[161]
Lux Holdco
E[161]
US Branch
Dutch Holdco
E[161]
Minority
Tender Facility
E[4,763]
E[4,763]
Dutch Bidco
VNU Group BV transfers E[4,566] to Dutch Bidco in exchange for a note payable
.55%
E[61]
Fees & Expenses
VNU Group BV
E[1,018]
E[1,744]
Existing / HY Debt
E[5,492]
E[1]
Fees & Expenses
NewCo
E[1,399] & E[187]
E[496]
VNU Holding and Finance BV
VNU Holdings BV
VNU Intl. BV
VNU BV
E[1,506] & E[538] & E[481]
E[16]
E[429]
VNU Business Media Europe BV
ACN Holdings Inc.
VNU Inc.
E[429]
NL Subs
E[1,770]
E[3,287]
E[133]
E[185]
E[16]
E[133]
E[126]
AC Nielsen Corporation
VNU Marketing Information Inc.
VNU Business Media Inc.
Nielsen Media Research Inc.
E[59]
E[59]
E[16]
AC Nielsen Company
Other Subs
Other Subs
E[59]
ROW
European Subs
US/Canada Subs
Foreign Subs
Senior / HY Debt
Finance LLC
E[3,963] TL E[635] SU, and E[455] SSN

Exhibit H

Simplified Final Structure – Pre Squeeze Out

SCHEDULE 1.01E

OUTSTANDING INDEBTEDNESS

1.	Nielsen Media Research, Inc. $150,000,000 7.60% Notes, due 2009.

SCHEDULE 1.01F
EXISTING LETTERS OF CREDIT

Issuing Bank	LC #	Company	LC Beneficiary	LC Liability
ABN Amro	S814166	VNU, Inc.	C.S. Technical Center, Inc. (US)	$402,456.00
ABN Amro	S869093	VNU, Inc.	Zurich American Insurance Company (US)	$2,000,000.00
ABN Amro	S820800	Bill Communications[1]	ARG at Avion, LLC (US)	$42,379.46
ABN Amro	S814922	Bill Communications	345 Park Avenue South Partners, LLC (US)	$250,000.00
ABN Amro	1062183349	VNU B.V.	Bouwgrouep Groot Kennember (NL)	€63,619.99
ABN Amro	1010629474	Oberon B.V.	Belgische Staat Min. Fin. (BE)	€7,436.81
ABN Amro	1038896536	A.C. Nielsen (Nederland) B.V.	Focas B.V. (NL)	€265,461.43

[1]	Merged into VNU Business Media, Inc.

SCHEDULE 5.05

CERTAIN LIABILITIES

None.

SCHEDULE 5.08

OWNERSHIP OF PROPERTY

VNU Group B.V. received letters dated July 14, 2006 from Teachers Insurance and Annuity Association of America and dated July 27, 2006 from Verizon Capital Corp. regarding property leased in Oldsmar, Florida. The letters allege breaches of agreements related to this property.

SCHEDULE 5.09(b)

ENVIRONMENTAL MATTERS

None.

SCHEDULE 5.09(d)

ENVIRONMENTAL ACTIONS

None.

SCHEDULE 5.10

TAXES

None.

SCHEDULE 5.11(a)

ERISA COMPLIANCE

None.

SCHEDULE 5.12

SUBSIDIARIES AND OTHER EQUITY INTERESTS

U.S. SUBSIDIARIES

Entity	Type	Jurisdiction of Incorporation or Formation
A. C. Nielsen (Argentina) S.A.	Corporation	Delaware
A. C. Nielsen Company	Corporation	Delaware
AC Nielsen (US), Inc.	Corporation	Delaware
AC Nielsen HCI, LLC	Limited Liability Company	Delaware
ACN Holdings Inc.	Corporation	Delaware
ACNielsen eRatings.com	Corporation	Delaware
ACNielsen Corporation	Corporation	Delaware
ACNielsen EDI II, Inc.	Corporation	California
ACNielsen International Research (United States) Limited	Corporation	New York
Advertising Center, Incorporated	Corporation	California
Airplay Monitor Venture Associates	General Partnership	New York
ART Holding, L.L.C.	Limited Liability Company	Delaware
Athenian Leasing Corporation	Corporation	Delaware
BBI Marketing Services, Inc.	Corporation	Delaware
BDS (Canada), LLC	Limited Liability Company	Delaware
Billboard Cafes, Inc.	Corporation	Delaware
Broadcast Data Systems, LLC	Limited Liability Company	Delaware
Claritas Inc.	Corporation	Delaware
Consumer Research Services, Inc.	Corporation	Delaware
CZT/ACN Trademarks, L.L.C.	Limited Liability Company	Delaware
Decisions Made Easy, Inc.	Corporation	Arkansas
EMIS (Canada), LLC	Limited Liability Company	Delaware
Foremost Exhibits, Inc.	Corporation	Nevada
Global Media USA, LLC	Limited Liability Company	Delaware
H R Industries, Inc.	Corporation	California
Interactive Market Systems, Inc.	Corporation	New York
MFI Holdings, Inc.	Corporation	Delaware
Neslein Holding, L.L.C.	Limited Liability Company	Delaware
NetRatings, Inc.	Corporation	Delaware
Nielsen EDI, Inc.	Corporation	California
Nielsen Entertainment, LLC	Limited Liability Company	Delaware
Nielsen Finance Co.	Corporation	Delaware
Nielsen Finance LLC	Limited Liability Company	Delaware
Nielsen Holdings, Inc.	Corporation	Delaware
Nielsen Leasing Corporation	Corporation	Delaware
Nielsen Media Research, Inc.	Corporation	Delaware
Nielsen National Research Group, Inc.	Corporation	California
NMR Investing I, Inc.	Corporation	Delaware
NMR Licensing Associates, L.P.	Limited Partnership	Delaware
Panel International S.A.	Corporation	Delaware
PERQ/HCI, LLC	Limited Liability Company	Delaware
POC, Inc.	Corporation	New York
Scarborough Research (Partnership)	General Partnership	Delaware
Showeast, LLC	Limited Liability Company	New York

Entity	Type	Jurisdiction of Incorporation or Formation
Spectra Marketing Systems, Inc.	Corporation	Delaware
SRDS, Inc.	Corporation	Delaware
Strategic Mapping, Inc.	Corporation	California
Trade Dimensions International, Inc.	Corporation	Delaware
VNU Business Media, Inc.	Corporation	Delaware
VNU eMedia, Inc.	Corporation	Delaware
VNU Expositions, Inc.	Corporation	Delaware
VNU Marketing Information, Inc.	Corporation	Delaware
VNU Media Measurement & Information, Inc.	Corporation	Delaware
VNU USA Property Management, Inc.	Corporation	New York
VNU, Inc.	Corporation	New York
VNU/SRDS Management Co., Inc.	Corporation	Delaware

NON-U.S. SUBSIDIARIES

Entity	Jurisdiction of Incorporation or Formation
ACNielsen AMER Algeria Sarl	Algeria
A.C. Nielsen Argentina S.A.	Argentina
Inmonte, S.A.	Argentina
VNU Business Media Argentina S.A.	Argentina
ACNielsen (Holdings) Pty Limited	Australia
ACNielsen Advanced Analytics Pty Limited	Australia
ACNielsen Australia Pty Limited	Australia
AIM Data (Radio) Pty. Limited	Australia
AIM Data (Television) Pty. Limited	Australia
Australian Independent Media Data Pty. Limited	Australia
Decisions Made Easy Pty. Ltd.	Australia
Media Monitoring Services (Australia) Pty. Ltd	Australia
Nandette Pty. Limited	Australia
Nielsen Media Research Ltd.	Australia
www.consult Pty. Ltd.	Australia
A.C. Nielsen Gesellschaft m.b.H.	Austria
ACNielsen Azeri	Azerbaijan
ACNielsen Bel	Belarus
A.C. Nielsen Company & Co SA	Belgium
ACNielsen Company (Belgium) SA	Belgium
VNU Business Publications N.V.	Belgium
A.C.Nielsen do Brasil Ltda.	Brazil
VNU Business Media do Brasil Ltda	Brazil
ACNielsen Bulgaria Ltd	Bulgaria
ACNielsen Cameroon Sarl	Cameroon
ACNielsen Canada Holding Company	Canada
ACNielsen Canada Partnership	Canada
ACNielsen Company of Canada	Canada
Nielsen Media Research Ltd.	Canada
ACNielsen Cayman Islands Colombia Ltd.	Cayman Islands

ACNielsen Cayman Islands Ltd.	Cayman Islands
ACNielsen Chile Ltda.	Chile
ACNielsen (Guangzhou) Ltd.	China
Shanghai ACNielsen Limited	China
ACNielsen Colombia Ltda.	Colombia
ACNielsen Costa Rica S.A.	Costa Rica
AC NIELSEN COTE D’IVOIRE LIMITED	Cote d’Ivoire
ACNielsen d.o.o.	Croatia
ACNielsen Cyprus Limited	Cyprus
Amer Research Limited	Cyprus
ACNielsen Czech Republic s.r.o.	Czech Republic
ACNielsen A/S	Denmark
AMER Research and Analysis Ltd	Egypt
AC Nielsen El Salvador, S.A. de C.V.	El Salvador
ACNielsen Eesti OÜ	Estonia
A.C. Nielsen Finland Oy	Finland
Teollisuuden Tielopalvelu Industrial Intelligence Ltd. Oy	Finland
AC NIELSEN S.A.	France
ACNielsen EDI S.A.R.L.	France
Agence de Press Magazine S.a.r.l.	France
ASR Europe	France
Le Panel de Gestion S.A.S.	France
Trade Dimensions France S.A.S.	France
VNU Publications France S.A.	France
A.C. Nielsen GmbH	Germany
AC Nielsen Bases GmbH	Germany
Axense GmbH	Germany
Nielsen EDI GmbH	Germany
Nielsen Media Research GmbH	Germany
Nielsen Music Control GmbH	Germany
Trade Dimensions GmbH	Germany
VNU Business Publications Deutschland GmbH	Germany
VNU Holding (Deutschland) GmbH	Germany
ACNielsen GHANA LIMITED	Ghana
ACNielsen S.A.	Greece
ACNielsen Centroamerica, S.A.	Guatemala
ACNIELSEN HONDURAS S.A. de C.V.	Honduras
ACNielsen (China) Limited	Hong Kong
ACNielsen Group Limited	Hong Kong
ACNielsen Holdings Limited	Hong Kong
ACNielsen International Research (Hong Kong) Limited	Hong Kong
ACNielsen Management Services Limited	Hong Kong
Survey Research Hong Kong Ltd.	Hong Kong
VNU Business Media Hong Kong Limited	Hong Kong
ACNielsen Piackutató Kft.	Hungary
ACNielsen Marketing Research India Private Limited	India
ACNielsen ORG- MARG Private Limited	India
ACNielsen Research Services Private Limited	India
PT. ACNielsen Indonesia	Indonesia
A.C. Nielsen (Dublin) Limited	Ireland
A.C. NIELSEN OF IRELAND LIMITED	Ireland
Aircheck International Ltd.	Ireland
VNU Data & Network Services Limited	Ireland
VNU Investment	Ireland

VNU Ireland	Ireland
ACNielsen (Israel) Ltd.	Israel
A.C. Nielsen Italia S.p.A.	Italy
A.C. Nielsen Store Audit S.r.l.	Italy
A.C. Nielsen T.D.C. S.r.l.	Italy
BIAS GROUP S.R.L.	Italy
Panel International S.r.l.	Italy
VNU Business Publications Italia Srl.	Italy
ACNielsen Corporation Japan	Japan
ACNielsen Kazakhstan Ltd.	Kazakhstan
ACNIELSEN KENYA LIMITED	Kenya
ACNielsen Latvia SIA	Latvia
UAB ACNielsen Baltics	Lithuania
European Media Investors S.A.	Luxembourg
ACNielsen (Malaysia) Sdn. Bhd.	Malaysia
ACNIELSEN MARKETING PROMOTIONS (MALAYSIA) SDN. BHD.	Malaysia
A.C. Nielsen, S.A. de C.V.	Mexico
ACNielsen Montenegro d.o.o. Podgorica	Montenegro
ACNielsen AMER - SARL	Morocco
AC Nielsen Nepal Ltd.	Nepal
A.C. Nielsen (Polen) B.V.	Netherlands
A.C. Nielsen South Africa B.V.	Netherlands
A.C. Nielsen South Africa Holdings B.V.	Netherlands
ACNielsen (Nederland) B.V.	Netherlands
ACNielsen Holding (Canada) B.V.	Netherlands
Airtrack Data Systems International B.V.	Netherlands
Airwaves Monitoring B.V.	Netherlands
Array Publications B.V.	Netherlands
Art Holding (Brazil) c.v.	Netherlands
Asee Nielsen Holding (Brazil) C.V.	Netherlands
B.V. Dagblad en Drukkerij Het Centrum	Netherlands
Bedinet Vastgoed B.V.	Netherlands
BPI Communications B.V.	Netherlands
Ditzitel Informatiediensten B.V.	Netherlands
Kalanka B.V.	Netherlands
Menesta Investments B.V.	Netherlands
NationaleVacaturebank.nl B.V.	Netherlands
Neslein Holding (Australia) c.v.	Netherlands
Neslein Holding (Brazil) c.v.	Netherlands
Neslein Holding (Canada) c.v.	Netherlands
Neslein Holding (Spain) c.v.	Netherlands
Nielsen Media Research B.V.	Netherlands
Nielsen Music Control Nederland B.V.	Netherlands
Oberon B.V.	Netherlands
Publiciteitsbureau Actueel B.V.	Netherlands
Sunny Cards Studio Nederland B.V.	Netherlands
Tweakers Holding B.V.	Netherlands
Tweakers Shopping B.V.	Netherlands
Tweakers.net B.V.	Netherlands
View Group B.V.	Netherlands
VNU B.V.	Netherlands
VNU Business Information Europe B.V.	Netherlands
VNU Business Media Europe B.V.	Netherlands

VNU Business Press Group B.V.	Netherlands
VNU Business Press Syndication International B.V.	Netherlands
VNU Business Publications B.V.	Netherlands
VNU Directories B.V.	Netherlands
VNU Holding and Finance B.V.	Netherlands
VNU Holdings B.V.	Netherlands
VNU Insurance B.V.	Netherlands
VNU Interactive Media B.V.	Netherlands
VNU Interlicensing B.V.	Netherlands
VNU Intermediate Holding B.V.	Netherlands
VNU International B.V.	Netherlands
VNU Marketing Information Europe & Asia B.V.	Netherlands
VNU Nieuwe Media Groep B.V.	Netherlands
VNU Online Recruitment Holding B.V.	Netherlands
VNU Services B.V.	Netherlands
VNU Teleshopping Services B.V.	Netherlands
VNU Ventures B.V.	Netherlands
vnunet.com (Europe) N.V.	Netherlands
Willtree Publikaties B.V.	Netherlands
Win Productions B.V.	Netherlands
Chilthorne International N.V.	Netherlands /Antilles
ACNielsen (NZ) Ltd.	New Zealand
ACNielsen Nicaragua, S.A.	Nicaragua
ACNielsen Nigeria Limited	Nigeria
ACNielsen Norge AS	Norway
Nielsen Media Research AS	Norway
ACNielsen Pakistan (Private) Limited	Pakistan
ACNielsen Panama, S.A.	Panama
ACNielsen (Philipines) Inc.	Philippines
ACNielsen Polska Sp.z.o.o.	Poland
A.C. Nielsen Portugal - Estudos de Mercado S.A.	Portugal
Neslein Holding (Portugal) SGPS, Lda.	Portugal
Panel de Gestion Portugal - Estudos de Mercado - Unipessoal, Lda.	Portugal
A.C. Nielsen P.R. Inc.	Puerto Rico
ACNielsen Romania srl	Romania
ZAO ACNielsen	Russia
ZAO Amer Nielsen Plus	Russia
AC Nielsen d.o.o.	Serbia
ACNielsen (Singapore) Pte. Ltd.	Singapore
ACNIELSEN HOLDINGS PTE LTD.	Singapore
ACNielsen Research (Singapore) Pte. Ltd.	Singapore
ACNielsen Slovakia s.r.o.	Slovakia
ACNielsen raziskovalna druzba, d.o.o.	Slovenia
AC Nielsen MRA (Pty) Limited	South Africa
ACNielsen Marketing and Media (Pty) Limited	South Africa
ACNielsen (Korea) Limited	South Korea
BasisNet, Inc.	South Korea
KADD, Inc.	South Korea
ACNielsen Company S.L.	Spain
ASEE Nielsen Holding (Spain) S.r.l.	Spain
N&P Holding Spain S.L.	Spain
Nielsen EDI, S.L.	Spain
Panel Internacional S.A.	Spain
Publicaciones Profesionales, S.A.	Spain

VNU Business Publications España SA	Spain
AC Nielsen Lanka Pvt. Ltd.	Sri Lanka
ACNielsen AB	Sweden
Claritas Precision Marketing AB	Sweden
ACNielsen Management Services SA	Switzerland
ACNielsen SA	Switzerland
VNU Business Media SA	Switzerland
ACNielsen (Taiwan) Limited	Taiwan
ACNielsen (Tanzania) Ltd.	Tanzania
ACNielsen (Thailand) Limited	Thailand
AMER Tunisia Sarl	Tunisia
ACNielsen Arastirma Hizmetleri A.S.	Turkey
ACNielsen Uganda Limited	Uganda
ACNielsen Ukraine Limited Liability Company	Ukraine
A.C. Nielsen Company Limited	United Kingdom
ACNielsen Holdings UK Limited	United Kingdom
Axense Group Limited	United Kingdom
Breakthrough Publishing Ltd.	United Kingdom
Broadcast Data Systems (UK) Ltd.	United Kingdom
Decisions Made Easy Ltd.	United Kingdom
First Edition EDI Services Limited	United Kingdom
Global Media Europe Limited	United Kingdom
Imark Communications Limited	United Kingdom
Imark Events Limited	United Kingdom
Interactive Exhibitions Ltd.	United Kingdom
Interactive Market Systems (UK) Limited	United Kingdom
Learned Information (Europe) Limited	United Kingdom
MMS Market Movements Limited	United Kingdom
Nielsen Book Services Limited	United Kingdom
Nielsen BookData Limited	United Kingdom
Nielsen EDI Limited	United Kingdom
Nielsen Media Research Limited	United Kingdom
Nielsen NRG UK Limited	United Kingdom
Spectra Marketing Limited	United Kingdom
Trader Marketing Data Ltd.	United Kingdom
VNU Business Media Europe Limited	United Kingdom
VNU Business Publications Ltd.	United Kingdom
VNU Entertainment Media UK Limited	United Kingdom
VNU Holdco (UK) Limited	United Kingdom
VNUnet.com Limited	United Kingdom
A.C. Nielsen de Venezuela, S.A.	Venezuela
ACNielsen Vietnam Ltd.	Vietnam

SCHEDULE 6.13(A)

CERTAIN COLLATERAL DOCUMENTS

1. Stock certificates relating to 65% of the voting stock (to the extent certificated) of first-tier Foreign Subsidiaries of Domestic Loan Parties existing on the Closing Date and stock powers related thereto

2. Counterpart signature pages to the Global Intercompany Note signed by all Subsidiaries of VNUHF that are debtors under intercompany debt

3. French law stock pledge of 65% of the voting stock in AC Nielsen S.A. owned by A.C. Nielsen Company

4. Italian law stock pledge of 65% of the voting stock in A.C. Nielsen S.p.A. owned by A.C. Nielsen Company and ACNielsen Corporation

5. UK law stock pledge of 65% of the voting stock in ACNielsen Holdings UK Limited owned by ACNielsen Corporation

6. Stock certificates relating to the stock of ACNielsen EDI II, Inc., H R Industries, Inc., SRDS, Inc. owned by Domestic Loan Parties and stock powers related thereto

In each case to the extent required by the Administrative Agent.

SCHEDULE 7.01(b)

EXISTING LIENS

Schedule 7.01B Lien Search Results

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number	Related Filings
A C Nielsen	Leasetec Systems Credit	Hardware and related software	IL	Secretary of State	8/7/2000 #4251362	Continuation Filed 2/24/05
A.C. Nielsen Company	Fleet Business Credit, LLC	Leased specific equipment	DE	Secretary of State	7/31/2001 #10837422	Assignment Filed 9/27/01
A.C. Nielsen Company	Meridian Leasing Corporation	Leased specific equipment	DE	Secretary of State	7/31/2001 #10837729
A.C. Nielsen Company	Fleet Business Credit, LLC	In-Lieu of WI SOS filing. Leased specific equipment	DE	Secretary of State	9/4/2001 #11086151
A.C. Nielsen Company	Fleet Business Credit, LLC	Leased specific equipment	DE	Secretary of State	9/27/2001 #11246649	Assignment Filed 1/2/02
A.C. Nielsen Company	Fleet Business Credit, LLC	Leased specific equipment	DE	Secretary of State	10/25/2001 #11500003	Assignment Filed 1/2/02
A.C. Nielsen Company	Fleet Business Credit, LLC	Leased specific equipment	DE	Secretary of State	1/2/2002 #20265839	Assignment Filed 3/5/02 and Amendment Filed 7/15/02
A.C. Nielsen Company	The Peltz Group, Inc.	In Lieu of WI SOS filing. 1 Ver-tech Hydraulic Baler	DE	Secretary of State	1/3/2002 #20271217	Amendment Filed 6/5/02
A.C. Nielsen Company	Meridian Leasing Corporation	Leased specific equipment	DE	Secretary of State	3/18/2002 #20882740
A.C. Nielsen Company	Meridian Leasing Corporation	Leased specific equipment	DE	Secretary of State	7/1/2002 #21861206
A.C. Nielsen Company	StorageTek Financial Services Corporation	Leased specific equipment, hardware and related software, all proceeds of	DE	Secretary of State	7/12/2002 #21929581

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number	Related Filings
A.C. Nielsen Company	Meridian Leasing Corporation	Leased specific equipment	DE	Secretary of State	9/30/2002 #22526014
A.C. Nielsen Company	Meridian Leasing Corporation	Leased specific equipment	DE	Secretary of State	9/30/2002 #22526220
A.C. Nielsen Company	Meridian Leasing Corporation	Leased specific equipment	DE	Secretary of State	2/19/2003 #30645757
A.C. Nielsen Company	Meridian Leasing Corporation	Leased specific equipment	DE	Secretary of State	11/10/2003 #33013755
A.C. Nielsen Company	Mellon US Leasing, a Division of Mellon Leasing Corporation	Leased computer, data processing, and related equipment	PA	Secretary of State	4/19/2001 #33841206
A.C. Nielsen Company	Mellon US Leasing, a Division of Mellon Leasing Corporation	Leased computer, data processing, and related equipment	PA	Secretary of State	4/19/2001 #33841248
A.C. Nielsen Company	Mellon US Leasing, a Division of Mellon Leasing Corporation	Leased computer, data processing, and related equipment	PA	Secretary of State	4/19/2001 #33841263
A.C. Nielsen Company	Meridian Leasing Corporation	Leased Cisco systems equipment	WI	Secretary of State	6/12/2001 #02072909
A.C. Nielsen Company	Meridian Leasing Corporation Acct. #ML 361	Leased equipment	TX	Secretary of State	03/28/2001 01-00059062
AC Nielsen	FABCO Equipment Inc	Caterpillar, rental generator	WI	Secretary of State	10/19/2005 #050015159122
AC Nielsen (US), Inc.	Forsythe/McArthur Associates, Inc.	Leased computer, data processing, and related equipment	DE	Secretary of State	7/22/2003 #31869059
AC Nielsen Corporation	Fleet Capital Corporation	In-Lieu CT SOS filing. Leased aircraft equipment	DE	Secretary of State	9/12/2001 #11147748

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number	Related Filings
ACNielsen Corporation	Forsythe/McArthur Associates, Inc.	Leased computer, data processing, and related equipment	DE	Secretary of State	9/24/2001 #11216485
ACNielsen Company	Hewlett-Packard Company, Finance & Remarketing Division	Leased specific inventory and equipment, all computer data communication and network control equipment, all proceeds of	DE	Secretary of State	5/16/2002 #21427396
ACNielsen Corporation	Forsythe/McArthur Associates, Inc.	Leased computer, data processing, telecommunications, and other equipment	DE	Secretary of State	8/13/2002 #22034191
ACNielsen Corporation	IBM Credit Corporation	Leased IBM equipment	DE	Secretary of State	8/13/2002 #22079568
ACNielsen Company	IBM Credit Corporation	Leased computer, information processing, and other peripheral equipment and goods	NJ	Department of Treasury/ Commercial	6/29/2001 #2052068
Decisions Made Easy, Inc.	US Bancorp	Leased specific equipment - projector/ soundstation	AR	Secretary of State	8/22/2005 #61276157015
Interactive Market Systems	NYC Dept. of Finance	State Tax Lien - $5,424.68	NY	New York County	04/05/06 000863810-05
Interactive Market Systems	Los Angeles County Tax Collector	Tax Lien - $148.79	CA	California, Los Angeles County	07/15/96 96-1127608
Interactive Market Systems	Los Angeles County Tax Collector	Tax Lien - $537.84	CA	California, Los Angeles County	12/20/04 20043284654
Nielsen Media Research, Inc	Nextiraone LLC	Specific Equipment	CA	Secretary of State	7/27/2004 #0421160497

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number	Related Filings
Nielsen Media Research, Inc.	StorageTek Financial Services Corporation	Leased equipment, hardware, related software manufactured by the Secured Party	DE	Secretary of State	7/19/2001 #10736079
Nielsen Media Research, Inc.	StorageTek Financial Services Corporation	Leased equipment, hardware, related software	DE	Secretary of State	5/3/2002 #21110372
Nielsen Media Research, Inc.	IBM Credit Corporation	Leased IBM equipment	DE	Secretary of State	5/10/2002 #21377435
Nielsen Media Research, Inc.	IBM Credit Corporation	Leased IBM equipment	DE	Secretary of State	7/24/2002 #21981079
Nielsen Media Research, Inc.	IBM Credit Corporation	Leased IBM equipment	DE	Secretary of State	7/25/2002 #21994882
Nielsen Media Research, Inc.	IBM Credit Corporation	Leased IBM equipment	DE	Secretary of State	7/26/2002 #21997919
Nielsen Media Research, Inc.	MT (2002) Statutory Trust, c/o Wilmington Trust Company, as Trustee	All of the Debtor’s property	DE	Secretary of State	12/20/2002 #23190604
Nielsen Media Research, Inc.	MT (2002) Statutory Trust, c/o Wilmington Trust Company, as Trustee	All of the Debtor’s property	DE	Secretary of State	12/30/2002 #30132624
Nielsen Media Research, Inc.	StorageTek Financial Services Corporation	Leased equipment, hardware, related software	DE	Secretary of State	4/3/2003 #30870462
Nielsen Media Research, Inc.	IBM Credit LLC	Leased IBM equipment	DE	Secretary of State	7/2/2003 #31928913
Nielsen Media Research, Inc.	StorageTek Financial Services Corporation	Leased equipment, hardware, related software	DE	Secretary of State	8/25/2003 #32203241
Nielsen Media Research, Inc.	IBM Credit LLC	Leased IBM equipment	DE	Secretary of State	10/6/2003 #32718669

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number	Related Filings
Nielsen Media Research, Inc.	Oldsmar (2003) Statutory Trust, c/o Wilmington Trust Company, as Trustee	All of the Debtor’s property	DE	Secretary of State	1/12/2004 #40300873
Nielsen Media Research, Inc.	MT (2003) Statutory Trust, c/o Wilmington Trust Company, as Trustee	All of the Debtor’s property	DE	Secretary of State	1/12/2004 #40301012
Nielsen Media Research, Inc.	IBM Credit LLC	Leased IBM equipment	DE	Secretary of State	7/1/2004 #41835992
Nielsen Media Research, Inc.	Nextiraone LLC	Specific equipment	DE	Secretary of State	7/22/2004 #42080390
Nielsen Media Research, Inc.	IBM Credit LLC	Leased IBM equipment	DE	Secretary of State	1/31/2005 #50335894
Nielsen Media Research, Inc.	IBM Credit LLC	Leased IBM equipment	DE	Secretary of State	7/1/2005 #52044072
Nielsen Media Research, Inc.	IBM Credit LLC	Leased IBM equipment	DE	Secretary of State	9/14/2005 #52840537
Nielsen Media Research, Inc.	Relational, LLC	Leased computer equipment	DE	Secretary of State	2/2/2006 #60400259
Nielsen Media Research, Inc.	StorageTek Financial Services Corporation	Leased equipment, hardware, related software	FL	Secretary of State	7/19/2001 #200100157357
Nielsen Media Research, Inc.	Media Leasing Corporation	Leased specific equipment	FL	Secretary of State	8/4/2003 #200304622034
Nielsen Media Research, Inc.	Noble Systems Corporation	24 Workstations	FL	Secretary of State	3/13/2006 #20060209298X
Nielsen Media Research, Inc. (one of the defendants)	Towngate at Pembroke Pines Master Association, Inc.	Judgment - $2,779.02	FL	Florida, Broward County	04/24/2002 01-13077-COWE80

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number	Related Filings
Nielsen Media Research (as garnishee)	The Independent Savings Plan Company	Judgment - $4,973.14	FL	Florida, Hillsborough County	11/27/01 2000-17215-SC
Nielsen Media Research (as garnishee)	Monogram Credit Card Bank of Georgia	Judgment - $4,004.06	FL	Florida, Pinellas County	07/23/01 00-977-SC-NPC
Nielsen Media Research (as garnishee)	Capital One Bank	Judgment - $7,367.37	FL	Florida, Pinellas County	01/27/05 03-7878-CO
Nielsen Media Research	Wellness Medical	Judgment - $2,300.00	IL	Illinois, Cook County Circuit Court	07/24/05 2005-MI-150760
Nielsen Media Research	Aronson Furniture	Judgment - $638.74	IL	Illinois, Cook County Circuit Court	12/10/04 2004-MI-183578
Nielsen Media Research	Johnny Jamison	Judgment - $2,000.00	IL	Illinois, Cook County Circuit Court	08/10/04 2004-MI-150760
Spectra Marketing Systems, Inc.	EMC Corporation	Specific equipment	DE	Secretary of State	6/27/2003 #31645699
Spectra Marketing Systems, Inc.	Fleet Business Credit, LLC	Specific equipment	DE	Secretary of State	11/19/2004 #43265370
SRDS Incorporated (one of the defendants)	Edmund J. Lewis MD	Judgment - $1,453.37	IL	Illinois, Cook County Circuit Court	09/09/04 2004-MI-158628
SRDS Incorporated (one of the defendants)	University Patholo	Judgment - $1,314.22	IL	Illinois, Cook County Circuit Court	11/27/02 2002-MI-174075
SRDS Incorporated (one of the defendants)	Arrow Financial	Judgment - $863.87	IL	Illinois, Cook County Circuit Court	11/26/02 2002-MI-173800

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number	Related Filings
SRDS Incorporated (one of the defendants)	NICOM Credit Union and United Bell Co.	Judgment - $2,330.82	IL	Illinois, Cook County Circuit Court	06/14/01 2001-MI-128388
SRDS Incorporated (one of the defendants)	Debt Purchase Inc.	Judgment - $950.00	IL	Illinois, Cook County Circuit Court	01/18/00 2000-MI-102088
VNU	Pitney Bowes Credit Corporation	Leased Pitney Bowes Credit Corp. equipment	NY	Secretary of State	4/1/2002 #074745
VNU	Pitney Bowes Credit Corporation	Leased Pitney Bowes Credit Corp. equipment	NY	Secretary of State	1/24/2006 #200601245081099
VNU Inc.	Pitney Bowes Credit Corporation	Leased Pitney Bowes Credit Corp. equipment	NY	Secretary of State	3/12/2003 #200303120541889
VNU, Inc.	Bankers/Softech, Divisions of EAB Leasing Corp	Leased equipment	NY	Secretary of State	9/18/2000 #180936	Continuation Filed 6/14/05 Amendment File No. 200506145534679
VNU, Inc.	Forsythe/McArthur Associates, Inc.	Leased computer, data processing, telecommunications, and other equipment	NY	Secretary of State	2/18/2004 #200402180172989
VNU, Inc.	Pitney Bowes Credit Corporation	Leased Pitney Bowes Credit Corp. equipment	NY	Secretary of State	4/8/2004 #200404085279933
VNU, Inc.	Bankers/Softech, Divisions of EAB Leasing Corp	In-Lieu of IL SOS filing. Leased property	NY	Secretary of State	6/15/2005 #200506150703598

SCHEDULE 7.02(f)

EXISTING INVESTMENTS

EQUITY INTERESTS

Holder	Jurisdiction	Issuer	Jurisdiction	Percent Owned
A. C. Nielsen Company	Delaware	Audicom Corporation	New York	4.80%
VNU Business Media, Inc.	Delaware	B.L. International, Inc.	Nevada	10.00%
VNU International B.V.	Netherlands	BuzzMetrics, Ltd.	Israel	49.70%
BuzzMetrics, Ltd.	Israel	• BM Holdings, LLC	Delaware	100.00%
BM Holdings, LLC	Delaware	• BuzzMetrics, Inc.	Delaware	100.00%
ACNielsen Corporation	Delaware	efficient market services, inc.	Delaware	6.40%
A. C. Nielsen Company	Delaware	GQ Denver Property, L.L.C.	Delaware	17.89%
VNU Marketing Information, Inc.	Delaware	HCIA Holding, LLC	Delaware	34.88%
A. C. Nielsen Company	Delaware	Interactive Data Corporation	Delaware	0.06%
A. C. Nielsen Company	Delaware	Interactive Network, Inc.	California	0.36%
A. C. Nielsen Company	Delaware	Market Simulations, Inc.	Delaware	20.00%
A. C. Nielsen Company	Delaware	NONSTOP Solutions, Incorporated	California	0.70%
HCIA Holding, LLC	Delaware	Solucient, LLC	Delaware	35.00%
HCIA Holding, LLC	Delaware	• Solucient, LLC	Delaware	100.00%
Solucient, LLC	Delaware	• Sachs 99, LLC	Delaware	100.00%
Sachs 99, LLC	Delaware	• Sachs Group	New York	99.00%
Sachs 1, LLC	Delaware			1.00%
Solucient, LLC	Delaware	• Sachs 1, LLC	Delaware	100.00%
VNU Marketing Information, Inc. VNU Business Media, Inc.	Delaware Delaware	SportsOneSource, LLC	Delaware	50.00%
ACNielsen (Holdings) Pty Limited	Australia	AGB McNair Holdings Pty Limited	Australia	50.00%
AGB McNair Holdings Pty Limited	Australia	• ACNielsen Research Pty Limited	Australia	100%
ACNielsen Research Pty Limited	Australia	• McNair Anderson Associates Pty Limited	Australia	100%
AGB McNair Holdings Pty Limited	Australia	• Surveys Australia Research Pty Limited	Australia	100%
AGB McNair Holdings Pty Limited	Australia	• Tart Research Pty Limited	Australia	100%
A.C.Nielsen do Brasil Ltda.	Brazil	IBOPE Pesquisa de Midia Ltda.	Brazil	11.00%
A.C. Nielsen Company	Delaware	IMI.com	Cayman Islands	11.00%
A.C. Nielsen Finland Oy	Finland	Finnpanel Oy	Finland	50.00%
VNU Publications France S.A.	France	IT Media Partners France SAS	France	50.00%

Holder	Jurisdiction	Issuer	Jurisdiction	Percent Owned
NetRatings, Inc.	Delaware	MediaMetrie eRatings.com	France	20.00%
AC Nielsen (China) Limited	Hong Kong	AGB Nielsen Media Research (Hong Kong) Limited	Hong Kong	50.00%
VNU International B.V.	Netherlands	ORG-IMS Research Private Limited	India	50.00%
ACNielsen Research Services Private Limited	India	TAM Media Research Private Limited	India	50.00%
P.T. ACNielsen Indonesia	Indonesia	PT. AGB Nielsen Media Research Indonesia	Indonesia	50.00%
A.C. Nielsen of Ireland Limited	Ireland	AGB Nielsen Media Research (Ireland) Limited	Ireland	50.00%
A.C. Nielsen Italia S.p.A.	Italy	Observer Srl.	Italy	10.00%
ACNielsen (Malaysia) Sdn. Bhd.	Malaysia	AGB Nielsen Media Research (Malaysia) Sdn. Bhd.	Malaysia	50.00%
VNU International B.V.	Netherlands	AGB Nielsen Media Research B.V.	Netherlands	50.00%
AGB Nielsen Media Research B.V.	Netherlands	AGB Holding S.p.A.	Italy	50.00%
VNU Nieuwe Media Groep B.V.	Netherlands	EuroClix B.V.	Netherlands	22.48%
VNU Marketing Information Europe & Asia B.V.	Netherlands	Naviant Europe B.V.	Netherlands	50.00%
Naviant Europe B.V.	Netherlands	• Naviant France Sarl.	France	100%
Naviant Europe B.V.	Netherlands	• Naviant Deutschland GmbH	Germany	100%
VNU B.V.	Netherlands	Roto Smeets de Boer N.V.	Netherlands	13.48%
VNU Business Publications B.V.	Netherlands	UVEMA Uitgevers Verkoop Maatschappij B.V.	Netherlands	14.25%
VNU B.V.	Netherlands	VNU Exhibitions Europe B.V.	Netherlands	50.00%
VNU Exhibitions Europe B.V.	Netherlands	Corsofex Beheer B.V.	Netherlands	100.00%
Corsofex Beheer B.V.	Netherlands	Car(E.)XPO B.V.	Netherlands	100.00%
Corsofex Beheer B.V.	Netherlands	Erotex Beursorganisati e B.V.	Netherlands	100.00%
Corsofex Beheer B.V.	Netherlands	Expocare B.V.	Netherlands	100.00%
VNU Exhibitions Europe B.V.	Netherlands	Croeselaan Promotion Holding B.V.	Netherlands	100.00%
Croeselaan Promotion Holding B.V.	Netherlands	Motor Events B.V.	Netherlands	100.00%
VNU Exhibitions Europe B.V.	Netherlands	Doe Promotions Utrecht B.V.	Netherlands	100.00%
VNU Exhibitions Europe B.V.	Netherlands	Jaarbeurs International B.V.	Netherlands	100.00%
VNU Exhibitions Europe B.V.	Netherlands	Jaarbeurs Trade Mart Utrecht B.V.	Netherlands	100.00%

Holder	Jurisdiction	Issuer	Jurisdiction	Percent Owned
VNU Exhibitions Europe B.V.	Netherlands	Rotterdams Tentoonstellingsbure au B.V.	Netherlands	50.00%
Rotterdams Tentoonstellingsbureau B.V.	Netherlands	Skihapp B.V.	Netherlands	100.00%
ACNielsen (NZ) Ltd.	New Zealand	AGB Nielsen Media Research (New Zealand) Ltd.	New Zealand	50.00%
ACNielsen (Philipines) Inc.	Philippines	AGB Nielsen Media Research (Philippines) Inc.	Philippines	50.00%
ACNielsen Research (Singapore) Pte. Ltd.	Singapore	AGB Nielsen Media Research (Singapore) Pte. Ltd.	Singapore	50.00%
ACNielsen South Africa B.V.	South Africa	AGB Nielsen Media Research (South Africa) (Pty) Limited	South Africa	50.00%
Interactive Market Systems (UK) Limited	United Kingdom	Interactive Market Systems S.A. (Pty) Ltd.	South Africa	10.00%
ACNielsen (Korea) Limited	South Korea	AGB Nielsen Media Research (South Korea) Limited	South Korea	50.00%
VNU Marketing Information Europe & Asia B.V.	Netherlands	Publinformatica S.A. in liquidatie	Spain	50.00%
ACNielsen AB	Sweden	AGBNielsen Media Research (Sweden) AB	Sweden	50.00%
AC Nielsen MRA (Pty) Limited	South Africa	RISC S.A.	Switzerland	4.20%
ACNielsen (Taiwan) Limited	Taiwan	AGB Nielsen Media Research (Taiwan) Ltd.	Taiwan	50.00%
ACNielsen (Thailand) Limited	Thailand	AGB Nielsen Media Research (Thailand) Ltd.	Thailand	50.00%
A. C. Nielsen Company	Delaware	IBOPE Latinoamericana S.A.	Uruguay	11.00%

•	Investments in Equity Interests of the Unrestricted Subsidiaries included in Schedule 1.01B.

•	Investments in the Equity Interest of NetRatings, Inc.

DEBT OBLIGATIONS

The Intercompany Loans permitted under Schedule 7.03(b).

SCHEDULE 7.03(b)

EXISTING INDEBTEDNESS

Third-Party Indebtedness

1.	EUR 128 million of capital lease obligations relating to facilities in Oldsmar, Florida and Markham, Ontario and computer equipment and software.

2.	VNU N.V. £250,000,000 5.625% 14 Put 7 Resettable Securities, due 2010/2017.

3.	EUR 11 1/8% Senior Discount Notes due 2016 of VNU Group B.V.

4.	EUR 7 million of indebtedness of Buzzmetrics, Inc. of which EUR 2 million is guaranteed by VNU Holding and Finance B.V.

Intercompany Loans

SCHEDULE 7.03B

INTERCOMPANY LOANS

    Intercompany loan schedule as per July 31, 2006

    Intercompany loans excluding US entities

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
106783	VNU Holding and Finance B.V.	A.C. Nielsen Finland Oy	2/9/2006	2/9/2007	EUR	5,416,756.64
106904	VNU Holding and Finance B.V.	A.C. Nielsen Finland Oy	4/6/2006	4/10/2007	EUR	29,548,214.44
107157	VNU Holding and Finance B.V.	A.C. Nielsen GmbH	6/23/2006	12/22/2006	EUR	10,122,850.00
104859	VNU Holding and Finance B.V.	A.C. Nielsen Italia S.p.A.	3/31/2004	3/31/2009	EUR	-9,916,416.69
107158	VNU Holding and Finance B.V.	A.C. Nielsen of Ireland Limited	6/23/2006	12/22/2006	EUR	6,579,852.50
107072	VNU Holding and Finance B.V.	A.C. Nielsen South Africa Holdings B.V.	5/25/2006	5/25/2007	EUR	3,317,115.57
104618	VNU Holding and Finance B.V.	A.C. Nielsen South Africa Holdings B.V.	2/11/2004	2/11/2009	EUR	-9,042,930.09
106515	VNU Holding and Finance B.V.	A.C. Nielsen T.D.C. S.r.l.	10/14/2005	10/16/2006	EUR	5,300,000.00
107077	VNU Business Media do Brasil Ltda	A.C.Nielsen do Brasil Ltda.	3/13/2002	3/13/2007	BRL	13,930,000.00
107069	VNU Holding and Finance B.V.	A.C.Nielsen do Brasil Ltda.	5/16/2006	5/18/2011	EUR	12,146,000.00
103503	VNU Holding and Finance B.V.	A.C.Nielsen do Brasil Ltda.	12/2/2002	10/1/2007	USD	8,085,405.20
104115	VNU Holding and Finance B.V.	A.C.Nielsen do Brasil Ltda.	10/15/2003	10/15/2008	EUR	2,000,000.00
106022	VNU Holding and Finance B.V.	AC Nielsen Cayman Islands Colombia Ltd.	3/4/2005	3/4/2008	USD	7,778,386.23
106023	VNU Holding and Finance B.V.	AC Nielsen Cayman Islands Ltd.	3/4/2005	3/4/2008	USD	3,183,765.29
106799	VNU Holding and Finance B.V.	AC Nielsen de Colombia Ltda.	3/5/2003	3/5/2008	USD	981,771.96
106800	VNU Holding and Finance B.V.	AC Nielsen de Colombia Ltda.	3/5/2003	3/5/2008	USD	1,195,871.98
106802	VNU Holding and Finance B.V.	AC Nielsen de Colombia Ltda.	3/5/2003	3/5/2008	EUR	1,382,341.25
106803	VNU Holding and Finance B.V.	AC Nielsen de Colombia Ltda.	3/1/2003	3/5/2008	USD	2,407,112.72
107023	VNU Holding and Finance B.V.	AC Nielsen de Colombia Ltda.	5/11/2006	5/11/2007	EUR	2,114,000.00
107149	VNU Holding and Finance B.V.	AC Nielsen de Colombia Ltda.	6/30/2006	5/11/2007	EUR	1,820,000.00
106697	VNU Holding and Finance B.V.	ACN China Ltd	12/13/2005	12/13/2006	HKD	7,753,500.00
106849	VNU Holding and Finance B.V.	ACN China Ltd	3/8/2006	3/8/2007	HKD	529,377.93
106947	VNU Holding and Finance B.V.	ACN China Ltd	4/3/2006	4/3/2007	HKD	7,760,300.00
106948	VNU Holding and Finance B.V.	ACN China Ltd	4/11/2006	4/3/2007	HKD	7,759,100.00
106983	VNU Holding and Finance B.V.	ACN China Ltd	4/27/2006	4/27/2007	HKD	29,782,962.66
107160	VNU Holding and Finance B.V.	ACN China Ltd	6/26/2006	6/26/2007	HKD	103,939,440.44
107247	VNU Holding and Finance B.V.	ACN China Ltd	7/14/2006	3/8/2007	HKD	529,421.12
105873	ACN Holdings Pte Ltd	ACN Group Ltd (Vietnam)	12/1/1998	1/1/2099	SGD	-513,578.00
106843	VNU Holding and Finance B.V.	ACN Holdings Ltd. (Hong Kong)	3/6/2006	3/6/2007	USD	2,639,713.64
106818	VNU Holding and Finance B.V.	ACN South Africa BV -South African Branch-	2/23/2006	2/23/2007	EUR	3,583,254.91
107019	VNU Holding and Finance B.V.	ACN Sweden AB	5/10/2006	5/10/2007	SEK	160,000,000.00
106613	ACN China Ltd	ACNielsen (Guangzhou) Ltd.	8/1/1999	1/1/2099	CNY	-25,000,000.00
106310	VNU Holding and Finance B.V.	ACNielsen (Holdings) Pty Ltd.	7/13/2005	12/25/2006	AUD	7,262,639.26
106397	VNU Holding and Finance B.V.	ACNielsen (Holdings) Pty Ltd.	8/19/2005	8/18/2006	AUD	-8,000,000.00
106863	VNU Holding and Finance B.V.	ACNielsen (Holdings) Pty Ltd.	3/8/2006	12/25/2006	AUD	92,382.01
106877	VNU Holding and Finance B.V.	ACNielsen (Holdings) Pty Ltd.	3/21/2006	12/25/2006	AUD	3,000,000.00
107217	VNU Holding and Finance B.V.	ACNielsen (Holdings) Pty Ltd.	7/20/2006	9/20/2006	AUD	3,000,000.00
107238	VNU Holding and Finance B.V.	ACNielsen (Holdings) Pty Ltd.	7/26/2006	9/20/2006	AUD	8,789,206.02
104763	VNU Holding and Finance B.V.	ACNielsen (Holdings) Pty Ltd.	3/17/2004	3/17/2009	AUD	-18,327,120.27
105217	VNU Holding and Finance B.V.	ACNielsen (Israel) LTD	1/15/2004	1/15/2007	ILS	-4,190,765.00

SCHEDULE 7.03B

INTERCOMPANY LOANS

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
107027	VNU Holding and Finance B.V.	ACNielsen (Korea) Ltd	5/15/2006	5/14/2007	EUR	1,000,000.00
106596	VNU Holding and Finance B.V.	ACNielsen (Malaysia) Sdn. Bhd.	11/18/2005	11/17/2006	USD	4,218,742.69
106597	VNU Holding and Finance B.V.	ACNielsen (Malaysia) Sdn. Bhd.	11/18/2005	11/17/2006	MYR	9,080,151.77
106755	VNU Holding and Finance B.V.	ACNielsen (Malaysia) Sdn. Bhd.	1/9/2006	1/9/2007	MYR	6,393,800.00
107097	VNU Holding and Finance B.V.	ACNielsen (Malaysia) Sdn. Bhd.	5/15/2006	5/15/2007	MYR	4,619,200.00
106599	VNU Holding and Finance B.V.	ACNielsen (Mexico) S.A. de C.V.	11/18/2005	11/17/2006	MXN	51,894,917.77
107035	VNU Holding and Finance B.V.	ACNielsen (Mexico) S.A. de C.V.	5/9/2006	5/9/2007	MXN	24,692,000.00
106822	VNU Holding and Finance B.V.	ACNielsen (NZ) Limited	2/28/2006	2/28/2007	NZD	6,041,196.00
106906	VNU Holding and Finance B.V.	ACNielsen (Portugal)	4/6/2006	4/10/2007	EUR	14,908,778.94
106470	VNU Holding and Finance B.V.	ACNielsen (Singapore) Pte Ltd	9/20/2005	9/20/2006	SGD	1,962,923.08
106923	VNU Holding and Finance B.V.	ACNielsen (Spain) SL	4/11/2006	4/11/2007	EUR	29,332,015.43
106592	VNU Holding and Finance B.V.	ACNielsen (Taiwan) Ltd.	11/18/2005	11/17/2006	TWD	402,548,115.27
106593	VNU Holding and Finance B.V.	ACNielsen (Taiwan) Ltd.	11/21/2005	11/17/2006	TWD	1,831,457.15
106823	VNU Holding and Finance B.V.	ACNielsen (Taiwan) Ltd.	1/20/2006	11/17/2006	TWD	507,450.20
106858	VNU Holding and Finance B.V.	ACNielsen (Taiwan) Ltd.	3/8/2006	11/17/2006	TWD	1,311,667.91
107163	VNU Holding and Finance B.V.	ACNielsen (Taiwan) Ltd.	6/12/2006	11/17/2006	TWD	1,862,902.02
107224	VNU Holding and Finance B.V.	ACNielsen (Taiwan) Ltd.	7/19/2006	11/17/2006	TWD	19,738,200.00
107222	VNU Holding and Finance B.V.	ACNielsen AIM A/S	7/20/2006	10/20/2006	DKK	11,000,000.00
106780	ACNielsen Cyprus Limited	ACNielsen Bulgaria Ltd	1/27/2003	1/1/2099	USD	-234,209.00
105201	VNU Holding and Finance B.V.	ACNielsen Bulgaria Ltd	11/25/2003	11/13/2008	EUR	-65,000.00
104875	VNU Holding and Finance B.V.	ACNielsen Canada Holding Company	3/31/2004	3/31/2009	CAD	-81,358.84
106885	VNU Holding and Finance B.V.	ACNielsen Chile Limitada	3/7/2006	3/7/2007	EUR	4,140,877.84
107068	VNU Holding and Finance B.V.	ACNielsen Chile Limitada	5/22/2006	5/22/2007	EUR	805,959.83
104218	VNU Holding and Finance B.V.	ACNielsen Chile Limitada	11/28/2003	11/28/2006	EUR	743,666.20
106927	VNU Holding and Finance B.V.	ACNielsen Company & Co SA	4/6/2006	4/10/2007	EUR	11,072,771.11
106554	VNU Holding and Finance B.V.	ACNielsen Company & Co SA	10/31/2005	10/15/2010	EUR	-5,000,000.00
106555	VNU Holding and Finance B.V.	ACNielsen Company & Co SA	10/31/2005	10/15/2015	EUR	-15,000,000.00
106556	VNU Holding and Finance B.V.	ACNielsen Company & Co SA	10/31/2005	10/15/2020	EUR	-15,000,000.00
107014	VNU Holding and Finance B.V.	ACNielsen Company & Co SA	5/3/2006	5/3/2007	EUR	1,003,717.02
106903	VNU Holding and Finance B.V.	ACNielsen Company (Belgium) SA	4/6/2006	4/10/2007	EUR	9,648,844.99
106973	VNU Holding and Finance B.V.	ACNielsen Company Ltd.	4/20/2006	4/20/2007	GBP	3,133,903.63
106974	VNU Holding and Finance B.V.	ACNielsen Company Ltd.	4/20/2006	10/23/2006	GBP	2,951,050.36
106975	VNU Holding and Finance B.V.	ACNielsen Company Ltd.	4/26/2006	10/23/2006	GBP	2,500,000.00
107245	VNU Holding and Finance B.V.	ACNielsen Company Ltd.	7/27/2006	10/25/2006	GBP	3,512,887.67
107037	VNU Holding and Finance B.V.	ACNielsen Company of Canada	5/10/2006	5/10/2007	CAD	16,500,000.00
104349	VNU Holding and Finance B.V.	ACNielsen Company of Canada	12/11/2003	12/11/2008	CAD	-13,000,000.00
105875	Neslein Holding (Australia) C.V.	ACNielsen Corporation Japan	11/30/2000	1/1/2099	JPY	-116,030,000.00
107161	VNU Holding and Finance B.V.	ACNielsen Corporation Japan	6/27/2006	6/20/2007	JPY	-2,580,871,183.00
107246	VNU Holding and Finance B.V.	ACNielsen Corporation Japan	7/28/2006	6/20/2007	JPY	28,012,496.00
104305	VNU Holding and Finance B.V.	ACNielsen Corporation Japan	12/11/2003	12/21/2009	JPY	-800,000,000.00
105749	VNU Holding and Finance B.V.	ACNielsen Corporation Japan	12/20/2004	12/20/2007	JPY	-120,000,000.00
107074	VNU Holding and Finance B.V.	ACNielsen Cyprus Limited	5/30/2006	5/30/2007	EUR	2,000,000.00
107055	VNU Holding and Finance B.V.	ACNielsen Czech Republic s.r.o	5/10/2006	5/10/2007	CZK	21,830,720.00

SCHEDULE 7.03B

INTERCOMPANY LOANS

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
106900	VNU Holding and Finance B.V.	ACNielsen Ges. m.b.H.	4/6/2006	4/10/2007	EUR	16,299,538.06
106790	Neslein Holding (Canada) C.V.	ACNielsen Holding (Canada) B.V.	5/26/1998	1/1/2099	CAD	-87,414,000.00
106911	VNU Holding and Finance B.V.	ACNielsen Holding (Canada) B.V.	4/4/2006	4/4/2007	CAD	78,394.99
106649	VNU Holding and Finance B.V.	ACNielsen Holdings UK Ltd	12/2/2005	12/1/2006	GBP	-9,072,690.21
107239	VNU Holding and Finance B.V.	ACNielsen Holdings UK Ltd	7/26/2006	12/1/2006	GBP	1,150,000.00
107008	VNU Holding and Finance B.V.	ACNielsen International Research (Hong Kong) Ltd.	4/28/2006	4/27/2007	HKD	18,256,650.99
105878	ACN Holdings Pte Ltd	ACNielsen Management Services Ltd	12/1/1999	1/1/2099	SGD	-9,810,000.00
105880	ACN Holdings Pte Ltd	ACNielsen Management Services Ltd	12/1/1999	1/1/2099	SGD	-1,500,000.00
105881	ACN Holdings Pte Ltd	ACNielsen Management Services Ltd	12/2/1999	1/1/2099	SGD	-1,500,000.00
107122	VNU Holding and Finance B.V.	ACNielsen Management Services SA	6/16/2006	12/15/2006	CHF	1,644,419.47
107250	VNU Holding and Finance B.V.	ACNielsen Management Services SA	7/17/2006	12/15/2006	CHF	5,257,623.62
107159	VNU Holding and Finance B.V.	ACNielsen Netherlands B.V.	6/23/2006	12/22/2006	EUR	2,530,712.50
104497	VNU Holding and Finance B.V.	ACNielsen Netherlands B.V.	1/12/2004	1/12/2009	EUR	-9,324,009.32
106720	VNU Holding and Finance B.V.	ACNielsen P.R. Inc	12/27/2005	12/27/2009	USD	-400,000.00
106961	VNU Holding and Finance B.V.	ACNielsen P.R. Inc	4/21/2006	4/21/2010	USD	-700,000.00
105519	VNU Holding and Finance B.V.	ACNielsen P.R. Inc	10/13/2004	10/13/2016	USD	-1,974,822.16
106776	ACNielsen Cyprus Limited	ACNielsen Pakistan (Private) Limited	7/2/2002	1/1/2099	USD	-200,000.00
106777	ACNielsen Cyprus Limited	ACNielsen Pakistan (Private) Limited	4/3/2001	1/1/2099	USD	-200,000.00
106778	ACNielsen Cyprus Limited	ACNielsen Pakistan (Private) Limited	10/1/2002	1/1/2099	USD	-200,000.00
106779	ACNielsen Cyprus Limited	ACNielsen Pakistan (Private) Limited	7/13/2001	1/1/2099	USD	-200,000.00
106694	VNU Holding and Finance B.V.	ACNielsen Philippines Inc.	12/19/2005	12/19/2006	USD	1,080,778.77
106696	VNU Holding and Finance B.V.	ACNielsen Philippines Inc.	12/13/2005	12/15/2008	USD	1,000,000.00
107002	VNU Holding and Finance B.V.	ACNielsen Philippines Inc.	5/2/2006	5/2/2009	USD	800,000.00
104531	VNU Holding and Finance B.V.	ACNielsen Philippines Inc.	12/19/2003	12/19/2006	USD	1,038,794.17
106106	VNU Holding and Finance B.V.	ACNielsen Philippines Inc.	4/28/2005	4/28/2008	USD	828,434.55
106952	VNU Holding and Finance B.V.	ACNielsen Research (Singapore) Pte Ltd	4/11/2006	4/11/2007	SGD	1,000,000.00
106991	VNU Holding and Finance B.V.	ACNielsen Research (Singapore) Pte Ltd	4/27/2006	4/11/2007	SGD	1,433,160.00
107033	VNU Holding and Finance B.V.	ACNielsen Research (Singapore) Pte Ltd	5/3/2006	4/11/2007	SGD	400,000.00
107034	VNU Holding and Finance B.V.	ACNielsen Research (Singapore) Pte Ltd	5/10/2006	4/11/2007	SGD	16,988,504.91
106905	VNU Holding and Finance B.V.	ACNielsen S.A.	4/6/2006	4/10/2007	EUR	67,330,576.66
106440	VNU Holding and Finance B.V.	ACNielsen SA Switzerland	9/9/2005	9/11/2006	CHF	31,543,425.04
106781	ACNielsen Cyprus Limited	ACNielsen Slovakia s.r.o.	1/4/1999	1/1/2099	EUR	-227,195.00
106467	VNU Holding and Finance B.V.	Airwaves Monitoring B.V.	9/20/2005	9/20/2006	EUR	-9,938,132.54
105887	Neslein Holding (Brazil) c.v.	Art Holding (Brazil) c.v.	8/9/1999	1/1/2099	BRL	-9,203,183.25
106342	VNU Holding and Finance B.V.	ASEE Nielsen Holding (Spain) S.r.l.	7/4/2005	11/27/2008	EUR	-64,485,956.71
106736	VNU Holding and Finance B.V.	Bias Group srl	4/6/2005	11/30/2006	EUR	-300,000.00
106693	VNU Holding and Finance B.V.	BPI Communications B.V.	12/19/2005	12/19/2006	EUR	21,558,591.29
106734	VNU Holding and Finance B.V.	BPI Communications B.V.	1/6/2006	12/19/2006	EUR	385,000.00
107173	VNU Holding and Finance B.V.	Chilthorne International N.V.	6/27/2006	10/2/2006	USD	-24,072.01
107215	VNU Holding and Finance B.V.	Claritas Sweden Micro Marketing AB	7/12/2006	12/15/2006	SEK	-150,000.00
106862	VNU Holding and Finance B.V.	Decisions Made Easy Pty. Ltd.	3/17/2006	9/18/2006	AUD	-1,200,000.00
107194	VNU Holding and Finance B.V.	Decisions Made Easy Pty. Ltd.	7/17/2006	2/28/2007	AUD	-1,400,000.00
107154	VNU Holding and Finance B.V.	Ditzitel Informatiediensten BV	6/27/2006	10/2/2006	EUR	-11,020,580.40

SCHEDULE 7.03B

INTERCOMPANY LOANS

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
107123	VNU Holding and Finance B.V.	European Media Investors S.A.	6/21/2006	6/21/2007	EUR	24,822,502.74
107129	VNU Holding and Finance B.V.	Imark Communications Ltd.	6/26/2006	10/25/2006	GBP	-285,000.00
106912	VNU Holding and Finance B.V.	Interactive Market Systems (UK) Ltd	4/5/2006	4/5/2007	GBP	1,420,246.40
107155	VNU Holding and Finance B.V.	Kalanka B.V.	6/27/2006	10/2/2006	EUR	-573,309.48
105876	Neslein Holding (Spain) c.v.	Menesta Investments B.V.	1/5/1999	1/1/2099	EUR	-13,467,543.00
106340	VNU Holding and Finance B.V.	Menesta Investments B.V.	7/4/2005	11/27/2008	EUR	-24,886,594.51
107119	VNU Holding and Finance B.V.	Menesta Investments B.V.	6/15/2006	12/15/2006	EUR	1,731,803.41
106874	VNU Holding and Finance B.V.	NationaleVacaturebank.nl B.V.	3/21/2006	3/21/2007	EUR	986,725.50
107018	VNU Holding and Finance B.V.	NationaleVacaturebank.nl B.V.	5/5/2006	3/21/2007	EUR	1,000,000.00
107252	VNU Holding and Finance B.V.	NationaleVacaturebank.nl B.V.	7/28/2006	7/30/2007	EUR	1,000,000.00
106422	VNU Holding and Finance B.V.	Naviant UK Ltd.	8/17/2005	8/17/2006	EUR	-812,244.72
106844	VNU Holding and Finance B.V.	Neslein Holding (Australia) c.v.	3/6/2006	3/6/2007	EUR	1,324,081.95
106845	VNU Holding and Finance B.V.	Neslein Holding (Australia) c.v.	3/6/2006	3/6/2007	USD	602,303.90
106990	VNU Holding and Finance B.V.	Neslein Holding (Australia) c.v.	4/27/2006	3/6/2007	EUR	2,273,089.81
106628	VNU Holding and Finance B.V.	Neslein Holding (Canada) c.v.	11/18/2005	11/17/2006	CAD	12,176,347.53
106655	VNU Holding and Finance B.V.	Neslein Holding (Canada) c.v.	12/9/2005	11/17/2006	CAD	44,896,698.57
106566	ACNielsen (Portugal)	Neslein Holding (Portugal) SGPS Lda	6/28/2001	1/5/2014	EUR	1,297,000.00
106435	VNU Holding and Finance B.V.	Neslein Holding (Spain) c.v.	9/6/2005	9/6/2006	EUR	113,179,723.08
106486	VNU Holding and Finance B.V.	Nielsen Book Services Ltd	9/21/2005	12/15/2006	GBP	-1,000,000.00
106880	VNU Holding and Finance B.V.	Nielsen Book Services Ltd	3/21/2006	12/15/2006	GBP	-430,000.00
106884	VNU Holding and Finance B.V.	Nielsen Book Services Ltd	3/31/2006	12/15/2006	GBP	-330,000.00
106986	VNU Holding and Finance B.V.	Nielsen Book Services Ltd	4/28/2006	12/15/2006	GBP	-1,000,000.00
107181	VNU Holding and Finance B.V.	Nielsen Book Services Ltd	6/26/2006	12/15/2006	GBP	-575,000.00
105294	VNU Holding and Finance B.V.	Nielsen Book Services Ltd	8/14/2003	12/15/2006	GBP	-1,400,000.00
105366	VNU Holding and Finance B.V.	Nielsen Book Services Ltd	8/12/2004	12/15/2006	GBP	-1,272,296.93
106441	VNU Holding and Finance B.V.	Nielsen EDI GmbH	9/9/2005	9/11/2006	EUR	516,061.09
107130	VNU Holding and Finance B.V.	Nielsen Media Research (UK) Ltd	6/23/2006	11/20/2008	GBP	-745,000.00
106372	VNU Holding and Finance B.V.	Nielsen Media Research B.V.	8/5/2005	8/7/2006	EUR	2,500,000.00
107140	VNU Holding and Finance B.V.	Nielsen Media Research Ltd	6/20/2006	12/15/2006	CAD	-18,040,415.58
106951	VNU Holding and Finance B.V.	Nielsen Music Control GmbH	4/24/2006	3/14/2007	EUR	475,000.00
107000	VNU Holding and Finance B.V.	Nielsen Music Control GmbH	5/2/2006	3/14/2007	EUR	150,000.00
107232	VNU Holding and Finance B.V.	Nielsen Music Control GmbH	7/12/2006	3/14/2007	EUR	530,000.00
106815	VNU Holding and Finance B.V.	Nielsen Music Control GmbH - Ireland Branch	2/8/2006	2/8/2007	EUR	600,000.00
106864	VNU Holding and Finance B.V.	Nielsen Music Control GmbH - Ireland Branch	3/14/2006	3/14/2007	EUR	3,557,631.00
106949	VNU Holding and Finance B.V.	Nielsen Music Control GmbH - Ireland Branch	4/18/2006	2/8/2007	EUR	525,000.00
107021	VNU Holding and Finance B.V.	Nielsen Music Control GmbH - Ireland Branch	5/4/2006	2/8/2007	EUR	405,000.00
107070	VNU Holding and Finance B.V.	Nielsen Music Control GmbH - Ireland Branch	5/12/2006	2/8/2007	EUR	831,372.64
105430	VNU Holding and Finance B.V.	ORG- IMS Research Private Ltd	1/22/2004	1/22/2007	USD	-360,000.00
105874	ACN Holdings Pte Ltd	PT AC Nielsen Indonesia	12/1/1998	12/1/2099	USD	-677,440.00
106995	VNU Holding and Finance B.V.	PT AC Nielsen Indonesia	4/26/2006	4/26/2007	EUR	3,000,000.00
107195	VNU Holding and Finance B.V.	PT AC Nielsen Indonesia	7/5/2006	7/5/2007	USD	8,209,799.03
106617	ACN China Ltd	Shanghai ACNielsen Ltd	8/1/1999	1/1/2099	CNY	-10,000,000.00
105778	VNU Holding and Finance B.V.	Shanghai ACNielsen Ltd	11/23/2004	11/23/2007	USD	-2,500,000.00

SCHEDULE 7.03B

INTERCOMPANY LOANS

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
106691	VNU Holding and Finance B.V.	Trade Dimensions France S.A.S.	12/19/2005	12/19/2006	EUR	-1,601,000.00
107067	VNU Holding and Finance B.V.	Trade Dimensions France S.A.S.	5/23/2006	5/23/2007	EUR	-220,000.00
106928	VNU Holding and Finance B.V.	Trade Dimensions GmbH	4/10/2006	4/10/2007	EUR	-500,000.00
107191	VNU Holding and Finance B.V.	View Goup B.V.	7/4/2006	7/4/2007	EUR	-20,140,276.37
106394	VNU Holding and Finance B.V.	VNU B.V.	8/18/2005	10/20/2006	EUR	170,408,450.74
106568	VNU Holding and Finance B.V.	VNU B.V.	11/14/2005	10/20/2006	EUR	46,000,000.00
106713	VNU Holding and Finance B.V.	VNU B.V.	12/29/2005	10/20/2006	EUR	10,000,000.00
107190	VNU Holding and Finance B.V.	VNU B.V.	7/4/2006	7/4/2007	EUR	48,355,353.39
106341	VNU Holding and Finance B.V.	VNU Business Media Europe B.V.	7/4/2005	12/17/2007	EUR	-31,787,252.50
106692	VNU Holding and Finance B.V.	VNU Business Media Europe B.V.	12/19/2005	12/19/2006	EUR	-26,948,549.88
106727	VNU Holding and Finance B.V.	VNU Business Media Europe B.V.	12/14/2005	12/19/2006	EUR	-13,829,309.40
106764	VNU Holding and Finance B.V.	VNU Business Media Europe B.V.	1/18/2006	12/19/2006	EUR	-500,000.00
107148	VNU Holding and Finance B.V.	VNU Business Media Europe B.V.	6/27/2006	10/2/2006	EUR	-5,778,382.05
103920	VNU Holding and Finance B.V.	VNU Business Media Europe B.V.	8/1/2003	12/17/2007	EUR	-2,400,000.00
106936	VNU Holding and Finance B.V.	VNU Business Media Hong Kong Limited	4/6/2006	4/7/2008	HKD	-13,430,381.05
106817	VNU Holding and Finance B.V.	VNU Business Press Syndication International B.V.	2/20/2006	2/20/2007	EUR	4,179,304.34
106960	VNU Holding and Finance B.V.	VNU Business Press Syndication International B.V.	4/25/2006	2/20/2007	EUR	380,689.35
106689	VNU Holding and Finance B.V.	VNU Business Publication Ltd.	12/23/2005	12/22/2006	GBP	-500,000.00
106812	VNU Holding and Finance B.V.	VNU Business Publication Ltd.	2/24/2006	8/24/2006	GBP	-1,000,000.00
106510	VNU Holding and Finance B.V.	VNU Business Publications B.V.	10/10/2005	10/10/2006	EUR	4,572,167.87
106716	VNU Holding and Finance B.V.	VNU Business Publications B.V.	12/29/2005	12/29/2006	EUR	3,000,000.00
106762	VNU Holding and Finance B.V.	VNU Business Publications B.V.	1/31/2006	12/29/2006	EUR	3,000,000.00
106765	VNU Holding and Finance B.V.	VNU Business Publications B.V.	2/1/2006	12/29/2006	EUR	5,500,000.00
106887	VNU Holding and Finance B.V.	VNU Business Publications B.V.	3/31/2006	12/29/2006	EUR	2,000,000.00
107030	VNU Holding and Finance B.V.	VNU Business Publications B.V.	5/2/2006	5/2/2007	EUR	3,000,000.00
107098	VNU Holding and Finance B.V.	VNU Business Publications B.V.	6/9/2006	6/11/2007	EUR	113,777,130.20
107174	VNU Holding and Finance B.V.	VNU Business Publications B.V.	6/30/2006	6/28/2007	EUR	2,000,000.00
105575	VNU Holding (Deutschland) GmbH	VNU Business Publications Deutschland GmbH	11/8/2004	11/8/2007	EUR	-7,290,354.48
106382	VNU Holding (Deutschland) GmbH	VNU Business Publications Deutschland GmbH	8/10/2005	12/1/2007	EUR	-1,500,000.00
106700	VNU Holding (Deutschland) GmbH	VNU Business Publications Deutschland GmbH	12/21/2005	12/21/2006	EUR	-1,500,000.00
107234	VNU Holding (Deutschland) GmbH	VNU Business Publications Deutschland GmbH	7/24/2006	7/24/2007	EUR	-1,000,000.00
107204	VNU Holding and Finance B.V.	VNU Business Publications Italia Srl	7/17/2006	6/25/2007	EUR	-4,500,000.00
107219	VNU Holding and Finance B.V.	VNU Business Publications NV	7/17/2006	1/16/2007	EUR	166,240.72
106598	VNU Holding and Finance B.V.	VNU Directories BV	11/24/2005	11/17/2006	EUR	210,506.05
106277	VNU Holding and Finance B.V.	VNU Group B.V.	7/1/2005	5/30/2007	EUR	500,000,000.00
106278	VNU Holding and Finance B.V.	VNU Group B.V.	7/1/2005	6/16/2008	EUR	272,268,126.65
106280	VNU Holding and Finance B.V.	VNU Group B.V.	7/1/2005	12/21/2011	JPY	4,000,000,000.00
106281	VNU Holding and Finance B.V.	VNU Group B.V.	7/1/2005	2/27/2012	EUR	30,000,000.00
106282	VNU Holding and Finance B.V.	VNU Group B.V.	7/1/2005	10/29/2008	EUR	48,923,000.00
106283	VNU Holding and Finance B.V.	VNU Group B.V.	7/1/2005	5/20/2010	EUR	50,000,000.00
106284	VNU Holding and Finance B.V.	VNU Group B.V.	7/1/2005	5/20/2010	GBP	250,000,000.00
106285	VNU Holding and Finance B.V.	VNU Group B.V.	7/1/2005	4/26/2012	EUR	50,000,000.00
106286	VNU Holding and Finance B.V.	VNU Group B.V.	7/1/2005	3/28 /2012	EUR	148,200,000.00

SCHEDULE 7.03B

INTERCOMPANY LOANS

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
107180	VNU Holding and Finance B.V.	VNU Group B.V.	6/28/2006	10/2/2006	EUR	-45,000,000.00
106463	VNU Holding and Finance B.V.	VNU Holdco (UK) Limited	9/9/2005	10/3/2006	GBP	-37,786,135.02
106702	VNU Holding and Finance B.V.	VNU Holdco (UK) Limited	12/9/2005	10/3/2006	GBP	600,000.00
107179	VNU Holding and Finance B.V.	VNU Holdco (UK) Limited	6/30/2006	10/3/2006	GBP	2,100,000.00
106381	VNU Holding and Finance B.V.	VNU Holding (Deutschland) GmbH	8/10/2005	12/1/2007	EUR	-1,500,000.00
106699	VNU Holding and Finance B.V.	VNU Holding (Deutschland) GmbH	12/21/2005	12/21/2006	EUR	-1,500,000.00
107146	VNU Holding and Finance B.V.	VNU Holding (Deutschland) GmbH	6/27/2006	10/2/2006	EUR	2,896,872.39
107147	VNU Holding and Finance B.V.	VNU Holding (Deutschland) GmbH	6/27/2006	10/2/2006	EUR	-53,611,704.03
107233	VNU Holding and Finance B.V.	VNU Holding (Deutschland) GmbH	7/24/2006	7/24/2007	EUR	-1,000,000.00
106686	VNU Holding and Finance B.V.	VNU Holdings B.V.	12/16/2005	12/18/2006	EUR	6,481,281.71
106987	VNU Holding and Finance B.V.	VNU Holdings B.V.	4/27/2006	12/18/2006	EUR	1,512,704.58
107221	VNU Holding and Finance B.V.	VNU Holdings B.V.	7/20/2006	7/20/2007	EUR	145,299,392.35
106401	VNU Holding and Finance B.V.	VNU International B.V.	8/24/2005	8/24/2006	GBP	-5,988,410.59
106500	VNU Holding and Finance B.V.	VNU International B.V.	10/3/2005	10/3/2006	GBP	-3,500,000.00
106678	VNU Holding and Finance B.V.	VNU International B.V.	7/1/2005	12/15/2008	USD	-172,000,000.00
107105	VNU Holding and Finance B.V.	VNU International B.V.	6/15/2006	10/2/2006	EUR	-6,927,335.93
107117	VNU Holding and Finance B.V.	VNU International B.V.	6/15/2006	10/2/2006	USD	-83,917,326.65
107142	VNU Holding and Finance B.V.	VNU International B.V.	6/27/2006	10/2/2006	EUR	-34,810,687.87
107144	VNU Holding and Finance B.V.	VNU International B.V.	6/27/2006	10/2/2006	GBP	-36,446,221.28
107145	VNU Holding and Finance B.V.	VNU International B.V.	6/27/2006	10/2/2006	USD	-15,529,128.81
107188	VNU Holding and Finance B.V.	VNU International B.V.	7/4/2006	10/2/2006	EUR	-240,740,362.03
107235	VNU Holding and Finance B.V.	VNU International B.V.	7/25/2006	10/2/2006	EUR	-3,930,000.00
103298	VNU Holding and Finance B.V.	VNU International B.V.	12/19/2002	1/2/2008	USD	-200,000,000.00
103789	VNU Holding and Finance B.V.	VNU International B.V.	6/16/2003	6/16/2013	USD	-808,660,000.00
104443	VNU Holding and Finance B.V.	VNU International B.V.	12/15/2003	12/15/2008	USD	-2,239,605,673.94
106654	VNU Holdings B.V.	VNU International B.V.	12/13/2005	12/15/2006	EUR	-1,196,059,371.23
106464	VNU Holding and Finance B.V.	VNU Investment	9/20/2005	9/20/2006	EUR	980,882.79
106661	VNU Holding and Finance B.V.	VNU Ireland	12/15/2005	12/15/2006	EUR	640,919.95
107156	VNU Holding and Finance B.V.	VNU Marketing Information Europe & Asia B.V.	6/27/2006	10/2/2006	EUR	-42,720,645.62
106601	VNU Holding and Finance B.V.	VNU Nieuwe Media Groep B.V.	11/18/2005	11/17/2006	EUR	60,405,624.27
106301	VNU Holding and Finance B.V.	VNU Publications France S.A.	7/4/2005	12/15/2006	EUR	-9,900,000.00
107116	VNU Holding and Finance B.V.	VNU Publications France S.A.	6/14/2006	12/15/2006	EUR	-1,000,000.00
107128	VNU Holding and Finance B.V.	VNU Publications France S.A.	5/25/2006	12/15/2006	EUR	-1,648,384.00
106703	VNU Holding and Finance B.V.	VNU Services B.V.	12/23/2005	12/22/2006	EUR	22,701,497.64
101557	VNU Business Publications B.V.	VNU Ventures B.V.	10/1/2001	11/20/2006	EUR	-95,413.00

	Intercompany loans with affiliates/joint ventures

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
106536	VNU Holding and Finance B.V.	AGB NMR B.V.	9/23/2005	9/25/2006	EUR	-602,045.97
106538	VNU Holding and Finance B.V.	AGB NMR B.V.	10/25/2005	8/25/2006	EUR	-2,000,000.00
106663	VNU Holding and Finance B.V.	AGB NMR B.V.	11/30/2005	8/25/2006	EUR	-160,000.00
106935	VNU Holding and Finance B.V.	AGB NMR B.V.	4/20/2006	8/25/2006	EUR	-1,000,000.00
107223	VNU Holding and Finance B.V.	AGB NMR B.V.	7/26/2006	8/25/2006	EUR	-900,000.00

SCHEDULE 7.03B

INTERCOMPANY LOANS

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
106814	VNU Holding and Finance B.V.	Trendum Ltd.	2/24/2006	12/31/2008	USD	-1,000,000.00
106902	VNU Holding and Finance B.V.	Trendum Ltd.	4/10/2006	12/31/2008	USD	-1,000,000.00

	Intercompany loans domestic United States

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
107009	AC Nielsen (US), Inc.	ACN Holdings Inc.	4/17/2006	9/15/2006	USD	-30,973,318.31
106569	VNU, Inc.	Nielsen Media Research, Inc.	10/27/1999	10/27/2009	USD	-808,360,000.00
107257	VNU, Inc.	Global Media USA LLC	7/19/2006	7/19/2007	USD	-3,707,696.62

	Intercompany loans between The Netherlands and United States

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
106795	VNU Holding and Finance B.V.	AC Nielsen (US), Inc.	2/17/2006	2/17/2016	USD	-55,000,000.00
106796	VNU Holding and Finance B.V.	AC Nielsen (US), Inc.	2/17/2006	2/17/2016	USD	-19,750,000.00
104430	VNU Holding and Finance B.V.	ACNielsen Corporation	12/15/2003	12/15/2008	USD	-160,000,000.00
105353	VNU International B.V.	ACN Holdings Inc.	2/16/2001	2/16/2011	USD	-121,506,708.32
105397	VNU International B.V.	ACN Holdings Inc.	8/16/2004	8/16/2006	USD	-25,264,032.38
105398	VNU International B.V.	ACN Holdings Inc.	2/16/2004	8/16/2006	USD	-11,300,543.77
105944	VNU International B.V.	ACN Holdings Inc.	2/16/2005	8/16/2006	USD	-30,832,383.64
106405	VNU International B.V.	ACN Holdings Inc.	8/16/2005	8/16/2006	USD	-18,796,412.70
106414	VNU International B.V.	ACN Holdings Inc.	8/16/2005	8/16/2006	USD	-20,481,944.42
107100	VNU International B.V.	ACN Holdings Inc.	6/16/2006	6/16/2015	USD	-231,284,830.00
107101	VNU International B.V.	ACN Holdings Inc.	6/16/2006	6/16/2016	USD	-219,852,500.00
107108	VNU International B.V.	ACN Holdings Inc.	6/16/2006	12/15/2006	USD	-1,857,138,038.00
104435	VNU Holding and Finance B.V.	Claritas Inc.	12/15/2003	12/15/2008	USD	-20,000,000.00
102797	VNU Holding and Finance B.V.	Nielsen Media Research, Inc.	9/17/2002	10/27/2009	USD	-273,340,000.00
102805	VNU Holding and Finance B.V.	Nielsen Media Research, Inc.	9/17/2002	12/21/2009	USD	-246,000,000.00
106353	VNU Holding and Finance B.V.	VNU Business Media, Inc.	7/28/2005	7/28/2008	USD	-109,319,000.00
104437	VNU Holding and Finance B.V.	VNU Business Media, Inc.	12/15/2003	12/15/2008	USD	-60,000,000.00
106956	VNU Holding and Finance B.V.	VNU, Inc.	4/26/2006	4/26/2016	USD	-210,000,000.00
107104	VNU Holding and Finance B.V.	VNU, Inc.	6/9/2006	10/2/2006	USD	-80,000,000.00
107112	VNU Holding and Finance B.V.	VNU, Inc.	6/15/2006	10/2/2006	USD	-195,000,000.00
104025	VNU Holding and Finance B.V.	VNU, Inc.	8/31/2003	8/20/2008	USD	-125,000,000.00
103729	VNU International B.V.	VNU, Inc.	6/16/2003	6/16/2013	USD	-808,660,000.00
107102	VNU International B.V.	VNU, Inc.	6/16/2006	6/16/2016	USD	-408,297,500.00
107103	VNU International B.V.	VNU, Inc.	6/16/2006	6/16/2015	USD	-429,528,970.00
107106	VNU International B.V.	VNU, Inc.	6/16/2006	12/15/2006	USD	-2,013,714,475.90

	Intercompany loans between United States and ROW

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
106627	ACNielsen Corporation	ACNielsen Management Services Ltd	2/9/2001	1/1/2099	USD	-1,899,980.00

	Balance positive	= receivable for CptyFullName

SCHEDULE 7.03B

INTERCOMPANY LOANS

ContNo	BUnitFullName	CptyFullName	StartDate	MaturityDate	Curr	Balance
	Balance negative	= payable for CptyFullName

SCHEDULE 7.05(k)

DISPOSITIONS

1.	Dispositions of interests in certain leased facilities in Oldsmar, Florida.

2.	Dispositions of interests in certain leased facilities in Markham, Ontario.

3.	Direct or indirect disposition of any equity interests in Roto Smeets de Boer N.V.

4.	Direct or indirect disposition of any equity interests in Solucient, LLC.

5.	Direct or indirect disposition of any equity interests in Claritas, Inc. or Claritas Precision Marketing AB.

SCHEDULE 7.08

TRANSACTIONS WITH AFFILIATES

1.	Patent Joint Ownership Agreement between Nielsen Media Research, Inc. and NetRatings, Inc, dated as of April 26, 2005.

2.	Community of Interest Agreement between Nielsen Media Research, Inc. and NetRatings, Inc., dated as of April 26, 2005.

3.	Services Agreement between ACNielsen Corporation, NetRatings, Inc. and ACNielsen eRatings.com, dated as of May 7, 2002.

4.	Post-Closing Agreement among ACNielsen Corporation, NetRatings, Inc. and ACNielsen eRatings.com, dated as of May 7, 2002.

5.	Operating Agreement between Nielsen Media Research, Inc. and NetRatings, Inc., dated as of August 15, 1999.

6.	Nielsen Media Research, Inc. Commissions Agreements between Nielsen Media Research, Inc. and NetRatings, Inc., dated as of May 7, 2002 (amends the Operating Agreement listed above).

7.	Software License Agreement between Nielsen Media Research, Inc. and NetRatings, Inc., dated as of August 15, 1999.

8.	Panel Maintenance Agreement between Nielsen Media Research, Inc. and NetRatings, Inc., dated as of August 15, 1999.

9.	Master Services Agreement between Nielsen Media Research, Inc. and NetRatings, Inc., dated as of June 1, 2004.

10.	Services Agreement between Nielsen Media Research, Inc. and NetRatings, Inc., dated as of January, 2006 (unexecuted).

11.	Master License Agreement between Claritas Inc. and Scarborough Research (Partnership), dated as of June 2, 2000.

12.	License Order between Claritas Inc. and Scarborough Research (Partnership), dated as of September 12, 2003 (incorporated into Master License Agreement above).

13.	License Order issued pursuant to the Master License Agreement dated March 6, 2000 between Claritas Inc. and Spectra Marketing (order dated April 7, 2003).

SCHEDULE 7.09

CERTAIN CONTRACTUAL OBLIGATIONS

1.	Senior Subordinated Debt Documentation.

2.	Senior Unsecured Debt Documentation.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

Administrative Agent’s Address (for all currencies except Hong Kong Dollars, Australian Dollars, and Yen):

Citibank, N.A.

2 Penns Way, Suite 110

New Castle, Delaware, 19720

Attention: Valerie Burrows

Telecopy: (212) 994-0961

Email: valerie.r.burrows@citigroup.com

Administrative Agent’s Address (for Hong Kong Dollars, Australian Dollars, and Yen):

Citicorp International Limited

13/F, Two Harbourfront

22 Tak Fung Street

Hunghom, Kowloon

Hong Kong

Attention : Donny Lam / Karen Wong

Loan Agency Department

Telecopy: 852 2621 3183

Telephone: 852 2306 6637/ 852 2306 6644

e-mail : donny.lam@citigroup.com

             Karen.kw.wong@citigroup.com

with copy to:

Citibank, N.A.

2 Penns Way, Suite 110

New Castle, Delaware, 19720

Attention: Valerie Burrows

Telecopy: (212) 994-0961

Email: valerie.r.burrows@citigroup.com

Collateral Agent’s Address:

Citibank, N.A.

390 Greenwich Street, 1st Floor

New York, New York, 10013

Attention: Neil Mahon

Telecopy: (646) 291-1629

Email: cornelius.p.mahon@citigroup.com

Citibank, N.A.’s Address as a Swing Line Lender and L/C Issuer:

Citibank, N.A.

2 Penns Way, Suite 110

New Castle, Delaware, 19720

Attention: Valerie Burrows

Telecopy: (212) 994-0961

Email: valerie.r.burrows@citigroup.com

ABN Amro Bank N.V.’s Address as a Swing Line Lender and L/C Issuer:

ABN Amro Bank N.V.

Gustav Mahlerlaan 10

PO Box 283

1000 EA Amsterdam

The Netherlands

Attention: Loan Servicing CS Desk/HQ6044

Telephone:	(1) +31 20 3433271
(2) +31 20 6297635
Facsimile:	+31 20 3831887

E-mail: Loan.servicing.cs.desl@nl.abnamro.com

Borrowers’ Address:

Nielsen Finance LLC, VNU Holding and Finance B.V. and VNU, Inc.

770 Broadway

New York, NY 10003

Attention: David Berger

Telephone: 1-646-654-5057

Facsimile: 1-646-654-5001

dberger@vnuinc.com

With copies to:

Nielsen Finance LLC, VNU Holding and Finance B.V. and VNU, Inc.

c/o VNU Group B.V.

Ceylonpoort 5-25

2037 AA Haarlem, The Netherlands

Attention: Marc Borkink

Telephone: 1-31-23-546-3212

Facsimile: 1-31-23-546-3901

m.borkink@hq.vnu.com

and:

O’Melveny & Myers LLP

Seven Times Square

New York, New York 10036

Attention: Gregory Ezring, Esq.

Telephone: (212) 326-2000

Facsimile: (212) 326-1061

EXHIBIT A

[FORM OF]

COMMITTED LOAN NOTICE

To:	Citibank, N.A., as Administrative Agent

2 Penns Way, Suite 110

New Castle, DE, 19720

Attention: Valerie Burrows

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of August 9, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nielsen Finance LLC, VNU Holding and Finance B.V., VNU, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Borrower hereby requests (select one):

☐ A Borrowing of new Loans

☐ A conversion of Loans made on

☐ A continuation of Loans made on

to be made on the terms set forth below:

(A) Class of Borrowing[1]

(B) Date of Borrowing, conversion or continuation (which is a Business Day)

(C) Principal amount[2]

[1]

Dollar Term, Euro Term, Tranche A Revolving Credit, Tranche B Revolving Credit, Tranche C Revolving Credit, Tranche D Revolving Credit, Tranche E Revolving Credit, Tranche F Revolving Credit, Tranche G Revolving Credit, Tranche H Revolving Credit or Tranche I Revolving Credit. For Dollar or Euro denominated Revolving Credit Loans amounts will be divided among Facilities by the Administrative Agent and only one facility need be cited.

[2]

Eurocurrency borrowing minimum of $5,000,000 or €5,000,000, as applicable, and borrowings also allowed in whole multiples of $1,000,000 or €1,000,000 in excess thereof, as applicable (or, for other currencies, comparable amounts as decided by the Administrative Agent). Base Rate borrowing minimum of $1,000,000 and borrowings also allowed in whole multiples of $500,000 in excess thereof.

A-1

(D) Currency

(E) Borrower

(G) Type of Loan[3]

(H) Interest Period and the last day thereof[4]

(I) Location and number of Borrower’s account to which proceeds of Borrowings are to be disbursed:

[The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Committed Loan Notice and on the date of the related Borrowing, the conditions to lending specified in Section 4.02(b) of the Credit Agreement have been satisfied.]5

[RELEVANT BORROWER]

By:
Name:
Title:

[3]	Specify Eurocurrency or Base Rate.

[4]	Applicable for Eurocurrency Borrowings/Loans only.

[5]	Insert bracketed language if the Borrower is requesting a Borrowing of new Revolving Credit Loans after the Pushdown Date.

A-2

EXHIBIT B

[FORM OF]

SWING LINE LOAN NOTICE

To:	Citibank, N.A., [as Swing Line Lender] and Administrative Agent

2 Penns Way, Suite 110

New Castle, DE, 19720

Attention: Valerie Burrows

[ABN Amro Bank N.V., as Swing Line Lender]

[Notice Address]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of August 9, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nielsen Finance LLC, VNU Holding and Finance B.V., VNU, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made:

(A) Principal Amount to be Borrowed[1]

(B) Date of Borrowing (which is a Business Day)

(C) Currency (Dollars/Euros)

[1]	Shall be a minimum of $100,000 (€100,000).

B-1

[The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Swing Line Loan Notice and on the date of the related Swing Line Borrowing, the conditions to lending specified in Section 4.02(b) of the Credit Agreement have been satisfied.]2

[RELEVANT BORROWER]

By:
Name:
Title:

[2]	Insert bracketed language after the Pushdown Date.

B-2

EXHIBIT C-1

LENDER: [—]

PRINCIPAL AMOUNT: $[—]

[FORM OF] DOLLAR TERM NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, NIELSEN FINANCE LLC, a Delaware limited liability company (“Nielsen”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of August 9, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nielsen Finance LLC, VNU Holding and Finance B.V., VNU, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Citibank, N.A., as Administrative Agent) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Dollar Term Loans made by the Lender to Nielsen pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Dollar Term Loans made by the Lender to Nielsen pursuant to the Credit Agreement.

Nielsen promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extend required by) the Credit Agreement.

Nielsen hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of Nielsen under this note.

This note is one of the Dollar Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

C-1-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-1-2

NIELSEN FINANCE LLC

By:
Name:
Title:

C-1-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

C-1-4

EXHIBIT C-2

LENDER: [—]

PRINCIPAL AMOUNT: €[—]

[FORM OF] EURO TERM NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, NIELSEN FINANCE LLC, a Delaware limited liability company (“Nielsen”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in the single currency of the European Union in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of August 9, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nielsen Finance LLC, VNU Holding and Finance B.V., VNU, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Citibank, N.A., as Administrative Agent) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Euro Term Loans made by the Lender to Nielsen under the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Euro Term Loans made by the Lender to Nielsen pursuant to the Credit Agreement.

Nielsen promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Credit Agreement.

Nielsen hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of Nielsen under this note.

This note is one of the Euro Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

C-2-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-2-2

NIELSEN FINANCE LLC

By:
Name:
Title:

C-2-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

C-2-4

EXHIBIT C-3

LENDER: [—]

PRINCIPAL AMOUNT: $[—]

[FORM OF] TRANCHE [    ] REVOLVING CREDIT NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, each of the undersigned, NIELSEN FINANCE LLC, a Delaware limited liability company, VNU, Inc., a New York corporation and VNU HOLDING AND FINANCE B.V., a company organized under the laws of the Netherlands (each a “Borrower”), hereby severally promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of August 9, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nielsen Finance LLC, VNU Holding and Finance B.V., VNU, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Citibank, N.A., as Administrative Agent) (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount, in such currencies as they are made, of all Tranche [    ] Revolving Credit Loans made by the Lender to such Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Tranche [    ] Revolving Credit Loan at the rate or rates per annum and payable on such dates and in such currencies, as provided in the Credit Agreement, in each case in the currency of the applicable Tranche [    ] Revolving Credit Loan.

Each Borrower severally promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in (and to the extent required by) the Credit Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this note.

This note is one of the Tranche [    ] Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

C-3-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-3-2

NIELSEN FINANCE LLC

By:
Name:
Title:

VNU, INC.

By:
Name:
Title:

VNU HOLDING AND FINANCE B.V.

By:
Name:
Title:

C-3-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

C-3-4

EXHIBIT C-4

LENDER: [—]

PRINCIPAL AMOUNT: $[—]

[FORM OF] SWING LINE NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, each of the undersigned, NIELSEN FINANCE LLC, a Delaware limited liability company, VNU, Inc., a New York corporation and VNU HOLDING AND FINANCE B.V., a company organized under the laws of the Netherlands (each a “Borrower”), hereby severally promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of August 9, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nielsen Finance LLC, VNU Holding and Finance B.V., VNU, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Citibank, N.A., as Administrative Agent) (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount, in such currencies as they are made, of all Swing Line Loans made by the Lender to such Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Swing Line Loan at the rate or rates per annum and payable on such dates and in such currencies as provided in the Credit Agreement.

Each Borrower severally promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in (and to the extent required by) the Credit Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this note.

This note is one of the Swing Line Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

C-4-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-4-2

NIELSEN FINANCE LLC

By:
Name:
Title:

VNU, INC.

By:
Name:
Title:

VNU HOLDING AND FINANCE B.V.

By:
Name:
Title:

C-4-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

C-4-4

EXHIBIT D

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of August 9, 2006 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Nielsen Finance LLC, VNU Holding and Finance B.V., VNU, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Citibank, N.A., as Administrative Agent (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of Nielsen, certifies as follows:

1.

[Attached hereto as Exhibit A is the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 200[ ] and related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [Ernst & Young Accountants], prepared in accordance with generally accepted auditing standards and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. [Also attached hereto as Exhibit A are the related consolidating footnotes satisfying the requirements of Rule 3-10 of Regulation S-X under the Securities Act and reasonable calculations that bridge between such financial statements and any amounts reported on a Compliance Certificate related thereto that are calculated with respect to the Covenant Parties and their Restricted Subsidiaries.]][1]

2.

[Attached hereto as Exhibit A is the consolidated balance sheet of the Company and its Subsidiaries as of [    ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. [Also attached hereto as Exhibit A are the related consolidating footnotes satisfying the requirements of Rule 3-10 of Regulation S-X under the Securities Act and reasonable calculations that bridge between such financial statements and any amounts reported on a Compliance Certificate related thereto that are calculated with respect to the Covenant Parties and their Restricted Subsidiaries.]][2]

[1]	To be included if accompanying annual financial statements only.
[2]	To be included if accompanying quarterly financial statements only.

3.

[Attached as Exhibit B hereto is a detailed consolidated budget for [    ] (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of [    ], the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto)(collectively, the “Projections”), which Projections are based on reasonable estimates, information and assumptions and I have no reason to believe that such Projections are incorrect or misleading in any material respect.][3]

4.	To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

5.	[The following represent true and accurate calculations, as of [ ], to be used to determine compliance with the covenants set forth in Section 7.11 of the Credit Agreement:

Total Leverage Ratio:

Consolidated Total Net Debt=	[	]
Consolidated EBITDA=	[	]
Actual Ratio=	[	] to 1.0
Required Ratio=	[	] to 1.0

Interest Coverage Ratio:

Consolidated EBITDA=	[	]
Consolidated Interest Expense=	[	]
Actual Ratio=	[	] to 1.0
Required Ratio=	[	] to 1.0

Supporting detail showing the calculation of Total Leverage Ratio and Consolidated Interest Expense is attached hereto as Schedule  1.4] 5

[3]	To be included only in annual compliance certificate.
[4]

Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations.

[5]	Insert if Section 7.11 is applicable for the reporting period. Insert Secured Leverage Ratio calculation if desired.

6.	[Attached hereto as Schedule 2 are detailed calculations setting forth Excess Cash Flow.][6] [Attached hereto is the information required by Section 6.02(e) of the Credit Agreement.][7]

[6]	To be included only in annual compliance certificate.
[7]	To be included only in annual compliance certificate.

SCHEDULE 1

(A) Total Leverage Ratio: Consolidated Total Net Debt to Consolidated EBITDA

(1) Consolidated Total Net Debt as of [ ], 20[ ]:

(a)     At any date of determination, the aggregate principal amount of Indebtedness of the Covenant Parties and their Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP consisting of the sum of the following:

(i) Indebtedness for borrowed money

(ii) Attributable Indebtedness

(iii) debt obligations evidenced by promissory notes or similar instruments, plus

(b) Holdings Debt as reflected on the Company’s balance sheet, minus unrestricted cash and Cash Equivalents in excess of $10,000,000 million and any Restricted Cash included in the consolidated balance sheet of the Covenant Parties and their Restricted Subsidiaries as of such date

Consolidated Total Net Debt

(2) Consolidated EBITDA:

(a) Consolidated Net Income:

(i) the net income (loss) of the Covenant Parties and their Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(A) extraordinary items for such period

(B)    the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income (including changes from international financial reporting standards to United States financial reporting standards)

(C) Transaction Expenses

(D)    any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Tender Funding Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction

(E) any income (loss) for such period attributable to the early extinguishment of indebtedness

(F) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP

(b) plus, without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following:

(i)      total interest expense (including interest expense attributable to Holdings Debt) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities, and commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing,

(ii)     provision for taxes based on income, profits or capital of a Covenant Party or its Restricted Subsidiaries, including, without limitation, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii)   depreciation and amortization (including amortization of Capitalized Software Expenditures) and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,

(iv) Non-Cash Charges,

(v)     extraordinary losses and unusual or non-recurring charges, duplicative running costs, severance, relocation costs and curtailments or modifications to pension and post- retirement employee benefit plans,

(vi)    business optimization expenses and restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge or reserve, the Borrowers shall have delivered to the Administrative Agent an officer’s certificate specifying and quantifying such expense, charge or reserve and stating that such expense, charge or reserve is a business optimization expense or restructuring charge or reserve, as the case may be,

(vii) any deductions attributable to minority interests,

(viii) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors or their Affiliates,

(ix)    the amount of net cost savings projected by Borrowers in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken or committed to be taken within 36 months after the Closing Date, (C) no cost savings shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (ix) shall not exceed €100,000,000 for any period consisting of four consecutive quarters (while subject to upward or downward adjustment in accordance with this clause, it is agreed that as of the Closing Date the projected cost savings for the first full four fiscal quarter period ended after the Closing Date is $75.0 million), and

(x) cash distributions received from unconsolidated joint ventures and Unrestricted Subsidiaries,

(c) minus, without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gains to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),

(iii) gains on asset sales (other than asset sales in the ordinary course of business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and

(v) all gains from investments recorded using the equity method (other than cash dividends actually received)

Consolidated EBITDA

Consolidated Total Net Debt to Consolidated EBITDA	[ ]:1.00

Covenant Requirement	No more than [ ]:1.00

[Show calculation of Consolidated Interest Expense in reasonable detail]

[SCHEDULE 2

Excess Cash Flow Calculation:

the sum, without duplication of:

(a) Consolidated Net Income

(b) all non-cash charges to the extent deducted in arriving at such Consolidated Net Income

(c)     decreases in Consolidated Working Capital and long-term account receivables (other than any such decreases arising from acquisitions or dispositions by the Covenant Parties and its Restricted Subsidiaries)

(d)     non-cash loss on the sale, lease, transfer or other disposition of assets by the Covenant Parties and their Restricted Subsidiaries (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income minus, without duplication

(a) all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in the following components of Consolidated Net Income:

(i) extraordinary items for such period, (ii) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income (including changes from international financial reporting standards to United States financial reporting standards), (iii) Transaction Expenses incurred during such period, (iv) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Tender Funding Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (v) any income (loss) for such period attributable to the early extinguishment of indebtedness and (vi) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP

(b)     without duplication of amounts deducted pursuant to clause (k) below in prior fiscal years, Capital Expenditures made in cash or accrued during such Excess Cash Flow Period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Covenant Parties and their Restricted Subsidiaries

(c)     principal payments of Indebtedness of the Covenant Parties or their Restricted Subsidiaries (including (i) the principal component of payments in respect of Capitalized Leases and (ii) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07 and any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) or (iii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all voluntary prepayments of Term Loans and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Covenant Parties or their Restricted Subsidiaries

(d)     net non-cash gain on Dispositions by the Covenant Parties and their Restricted Subsidiaries (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income

(e)     increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions or dispositions by the Covenant Parties and their Restricted Subsidiaries

(f) cash payments by the Covenant Parties and their Restricted Subsidiaries in respect of long-term liabilities of the Covenant Parties and their Restricted Subsidiaries other than Indebtedness

(g)     without duplication of amounts deducted pursuant to clause (k) below in prior fiscal years, the amount of Investments and acquisitions pursuant to Section 7.02 (other than Section 7.02(a)) to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Covenant Parties and their Restricted Subsidiaries

(h) dividends paid pursuant to Sections 7.06(d) or (h) to the extent such dividends were financed with internally generated cash flow of the Covenant Parties and their Restricted Subsidiaries

(i)      expenditures actually made by the Covenant Parties and their Restricted Subsidiaries in cash (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed

(j)      any premium, make-whole or penalty payments actually paid in cash by the Covenant Parties and their Restricted Subsidiaries that are required to be made in connection with any prepayment of Indebtedness

(k)     without duplication of amounts deducted from Excess Cash Flow in prior periods, Contract Consideration relating to Permitted Acquisitions or Capital Expenditures to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow required to be made, in each case during the period of four consecutive fiscal quarters of the Company following the end of such period (if the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters)

(l) cash taxes paid to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income

Excess Cash Flow	]

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of Nielsen, has executed this certificate for and on behalf of Nielsen and has caused this certificate to be delivered this     day of             .

NIELSEN FINANCE LLC

By:
Name:
Title:

EXHIBIT E

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein shall have the meanings specified in the Credit Agreement, dated as of August 9, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nielsen Finance LLC, VNU Holding and Finance B.V., VNU, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Citibank, N.A., as Administrative Agent, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including participations in any Letters of Credit or Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

Assignee is an Affiliate of: [Name of Lender]

Assignee is an Approved Fund of: [Name of Lender]

3.	Borrowers:

4.	Administrative Agent:

5.	Assigned Interest:

Facility	Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Aggregate Commitment/ Loans of all Lenders[1]
Tranche [ ] Revolving Credit Facility	$	$	%
Dollar Term Loans	$	$	%
Euro Term Loans	€	€	%
Swing Line Loans	$	$	%

Effective Date of Assignment (the “Effective Date”):2

[1]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[2]	To be inserted by the Administrative Agent and which shall be the effective date of recordation of the transfer in the register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as
Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as
Assignee

By:
Name:
Title:

[Consented to and]3 Accepted:

CITIBANK, N.A as Administrative Agent

by
Name:
Title:

[Consented to:

[PRINCIPAL L/C ISSUER], as L/C Issuer

by
Name:
Title:

CITIBANK, N.A., as Swing Line Lender

by
Name:
Title:[4]

[3]

No consent of the Administrative Agent shall be required for (i) an assignment to an Agent or an Affiliate of an Agent or (ii) an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

[4]	No consent of any Principal L/C Issuer or the Swing Line Lender shall be required for (i) an assignment to an Agent or an Affiliate of an Agent or (ii) an assignment of a Term Loan.

[NIELSEN FINANCE LLC

by
Name:
Title:[5]

[5]

No consent of Nielsen shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) of the Credit Agreement has occurred and is continuing, any other assignee.

Annex 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Nielsen Finance LLC, the Company, or any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by Nielsen Finance LLC, the Company, or any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender thereunder, (iii) from and after the Effective Date, it shall be bound by the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.05 or 6.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (vi) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption is an Administrative Questionnaire as required by the Credit Agreement and (vii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, including its obligations pursuant to Section 3.01 of the Credit Agreement.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

3.1 In accordance with Section 10.07 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Assumption, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement with a Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Assumption, be released from its obligations under the Credit Agreement (and, in the case that this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 thereof).

3.2 This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed by one or more of the parties to this Assignment and Assumption on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Assumption and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by and interpreted under the law of the state of New York.

3.3 PMP Representations. If the Assignee is (or will become) a Lender to the Dutch Borrower, the Assignee hereby represents and warrants to the Dutch Borrower that (i) it is a PMP and (ii) it is aware that it does not benefit from the (creditor) protection offered by the Dutch Banking Act when lending monies to persons or entities, which are subject to the prohibition of Section 82 of the Dutch Banking Act.

EXHIBIT F

[FORM OF] SECURITY AGREEMENT

Note: Please refer to Exhibit 4.1(b) to the Registration Statement on Form S-1/A of Nielsen Holdings B.V. filed on July 8, 2010 (File No. 333-167271)

F-1

EXHIBIT G-1

[FORM OF] PERFECTION CERTIFICATE

(See Attached)

G-1-1

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Security Agreement dated as of August 9, 2006 (the “Security Agreement”), between Nielsen Finance LLC (“U.S. Borrower”), the Guarantors party thereto (collectively, the “Guarantors”) and the Collateral Agent (as hereinafter defined) and (ii) that certain Credit Agreement dated as of August 9, 2006 (the “Credit Agreement”) among the U.S. Borrower, VNU Holding and Finance B.V., VNU Inc., the Guarantors, certain other parties thereto and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

As used herein, the term “Companies” or “Company” means the wholly-owned Subsidiaries or Subsidiary of VNU Group B.V. organized under the laws of the United States or a state thereof after giving effect to the Transactions.

The undersigned hereby certify to the Collateral Agent as follows:

7. Names

(i) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(ii) Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(iii) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise during the past 5 years. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, during the past 5 years. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

8. Current Locations. a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(i) Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.

(ii) Set forth in Schedule 2(c) hereto are all the other places of business of each Company.

(iii) Set forth in Schedule 2(d) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.

9. Prior Locations. Set forth in Schedule 3 is the information required by Schedule 2(a), Schedule 2(b), Schedule 2(c), and Schedule 2(d) with respect to each location or place of business previously maintained by each Company at any time during the past four months.

10. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

11. File Search Reports. Attached hereto as Schedule 5 is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a), Section 2 or Section 3 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 4 relating to any of the transactions described in Schedule (1)(c) or Schedule 4 with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral and (B) each filing officer in each real estate recording office identified on Schedule 8(a) with respect to real estate on which Collateral consisting of fixtures is or is to be located. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Collateral Agent.

12. UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 6 relating to the Security Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereof.

13. Schedule of Filings. Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) of the Companies granted to the Collateral Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral of the Companies granted to the Collateral Agent pursuant to the Collateral Documents.

14. Real Property. Attached hereto as Schedule 8(a) is a list of all real property owned or leased by each Company noting Mortgaged Property as of the Closing Date and filing offices for Mortgages as of the Closing Date. Except as described on Schedule 8(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a) and no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.

15. Termination Statements. Attached hereto as Schedule 9(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto with respect to each Lien described therein.

16. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 10(a) and Schedule 10(b) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 10(c) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

17. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of August 9, 2006, including all intercompany notes between or among any two or more Companies.

18. Intellectual Property. b) Attached hereto as Schedule 12(a) is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company. Attached hereto as Schedule 12(b) is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreement), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.

(i) Attached hereto as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth on Schedule 12(a) and Schedule 12(b), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

19. Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof.

20. Letter-of-Credit Rights. Attached hereto as Schedule 14 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this      day of August, 2006.

NIELSEN FINANCE LLC

By:
Name:	Peter K. Gersky
Title:	Assistant Treasurer

NIELSEN FINANCE CO.

By:
Name:	Peter K. Gersky
Title:	Assistant Treasurer

Signature Page to Perfection Certificate

A. C. NIELSEN (ARGENTINA) S.A.

A. C. NIELSEN COMPANY

AC NIELSEN (US), INC.

AC NIELSEN HCI, LLC

ACN HOLDINGS INC.

ACNIELSEN CORPORATION

ACNIELSEN EDI II, INC.

ACNIELSEN INTERNATIONAL RESEARCH

(UNITED STATES) LIMITED

BBI MARKETING SERVICES, INC.

BDS (CANADA), LLC

BILLBOARD CAFES, INC.

BROADCAST DATA SYSTEMS, LLC

CLARITAS INC.

CONSUMER RESEARCH SERVICES, INC.

DECISIONS MADE EASY, INC.

EMIS (CANADA), LLC

FOREMOST EXHIBITS, INC.

H R INDUSTRIES, INC.

MFI HOLDINGS, INC.

NIELSEN EDI, INC.

NIELSEN ENTERTAINMENT, LLC

NIELSEN HOLDINGS, INC.

NIELSEN LEASING CORPORATION

NIELSEN MEDIA RESEARCH, INC.

NIELSEN NATIONAL RESEARCH GROUP,

PANEL INTERNATIONAL S.A.

PERQ/HCI, LLC

SPECTRA MARKETING SYSTEMS, INC.

SRDS, INC.

TRADE DIMENSIONS INTERNATIONAL,

VNU BUSINESS MEDIA, INC.

VNU EMEDIA, INC.

VNU EXPOSITIONS, INC.

VNU MARKETING INFORMATION, INC.

VNU MEDIA MEASUREMENT &

INFORMATION, INC.

VNU USA PROPERTY MANAGEMENT, VNU, INC.

VNU/SRDS MANAGEMENT CO., INC.

By:
Name:	Peter K. Gersky
Title:	Treasurer

Signature Page to Perfection Certificate

ATHENIAN LEASING CORPORATION NMR INVESTING I, INC.

By:
Name:	Peter K. Gersky
Title:	Executive Vice President

Signature Page to Perfection Certificate

NMR LICENSING ASSOCIATES, L.P. A LIMITED PARTNERSHIP BY: NMR INVESTING. I, INC., ITS GENERAL PARTNER

By:
Name:	Peter K. Gersky
Title:	Executive Vice President

Signature Page to Perfection Certificate

NESLEIN HOLDINGS, L.L.C. A LIMITED LIABILITY COMPANY BY: ACNIELSEN CORPORATION, ITS SOLE MEMBER

By:
Name:	Peter K. Gersky
Title:	Treasurer

Signature Page to Perfection Certificate

ART HOLDING, L.L.C. CZT/ACN TRADEMARKS, L.L.C.

By:
Name:	Michael E. Elias
Title:	President

Signature Page to Perfection Certificate

GLOBAL MEDIA USA, LLC INTERACTIVE MARKET SYSTEMS, INC.

By:
Name:	Matthew O’Laughlin
Title:	Vice President

Signature Page to Perfection Certificate

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation
A. C. Nielsen (Argentina) S.A.	Corporation	Yes	0639708	36-2722599	Delaware
A. C. Nielsen Company	Corporation	Yes	0529010	36-1549320	Delaware
AC Nielsen (US), Inc.	Corporation	Yes	3587365	04-3721439	Delaware
AC Nielsen HCI, LLC	Limited Liability Company	Yes	3894059	34-2026362	Delaware
ACN Holdings Inc.	Corporation	Yes	3353345	52-2294969	Delaware
ACNielsen Corporation	Corporation	Yes	2618851	06-1454128	Delaware
ACNielsen EDI II, Inc.	Corporation	Yes	C1722159	95-442600	California
ACNielsen International Research (United States) Limited	Corporation	Yes	1602374	13-3651947	New York
ART Holding, L.L.C.	Limited Liability Company	Yes	2831064	None	Delaware
Athenian Leasing Corporation	Corporation	Yes	2272473	94-3156553	Delaware
BBI Marketing Services, Inc.	Corporation	Yes	2195322	31-1271796	Delaware
BDS (Canada), LLC	Limited Liability Company	Yes	02953	13-4027131	Delaware
Billboard Cafes, Inc.	Corporation	Yes	2529785	13-3992415	Delaware
Broadcast Data Systems, LLC	Limited Liability Company	Yes	2933401	13-4023256	Delaware
Claritas Inc.	Corporation	Yes	2036399	52-0909249	Delaware
Consumer Research Services, Inc.	Corporation	Yes	2199300	22-2982129	Delaware
CZT/ACN Trademarks, L.L.C.	Limited Liability Company	Yes	2676224	None	Delaware
Decisions Made Easy, Inc.	Corporation	Yes	800005420	06-1685084	Arkansas

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation
EMIS (Canada), LLC	Limited Liability Company	Yes	2953175	13-4027129	Delaware
Foremost Exhibits, Inc.	Corporation	Yes	C15347-1994	95-4502915	Nevada
Global Media USA, LLC	Limited Liability Company	Yes	3003105	22-3636917	Delaware
H R Industries, Inc.	Corporation	Yes	C0275780	95-1764258	California
Interactive Market Systems, Inc.	Corporation	Yes	0879041	06-1097500	New York
MFI Holdings, Inc.	Corporation	Yes	3185969	94-3360052	Delaware
Neslein Holding, L.L.C.	Limited Liability Company	Yes	2835348	2835348	Delaware
Nielsen EDI, Inc.	Corporation	Yes	C1069853	95-3740138	California
Nielsen Entertainment, LLC	Limited Liability Company	Yes	3660734	32-0079182	Delaware
Nielsen Finance Co.	Corporation	Yes	4184623	20-5172975	Delaware
Nielsen Finance LLC	Limited Liability Company	Yes	4164033	20-5172894	Delaware
Nielsen Holdings, Inc.	Corporation	Yes	0900945	13-3601302	Delaware
Nielsen Leasing Corporation	Corporation	Yes	0861786	36-3191217	Delaware
Nielsen Media Research, Inc.	Corporation	Yes	2572956	06-1450569	Delaware
Nielsen National Research Group, Inc.	Corporation	Yes	C0857367	95-3194285	California
NMR Investing I, Inc.	Corporation	Yes	2655967	06-1450569	Delaware
NMR Licensing Associates, L.P.	Limited Partnership	Yes	2890638	51-0380964	Delaware
Panel International S.A.	Corporation	Yes	2583322	06-1463079	Delaware
PERQ/HCI, LLC	Limited Liability Company	Yes	2811833	22-3552868	Delaware
POC, Inc.	Corporation	Yes	None	13-3544854	New York
Spectra Marketing Systems, Inc.	Corporation	Yes	2157822	36-3580291	Delaware
SRDS, Inc.	Corporation	Yes	2109995	22-2774148	Delaware

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation
Strategic Mapping, Inc.	Corporation	Suspended	C1297660	77-0096929	California
Trade Dimensions International, Inc.	Corporation	Yes	3457529	13-4197441	Delaware
VNU Business Media, Inc.	Corporation	Yes	2367673	13-3754838	Delaware
VNU eMedia, Inc.	Corporation	Yes	3263705	13-4136367	Delaware
VNU Expositions, Inc.	Corporation	Yes	3304902	13-4140725	Delaware
VNU Marketing Information, Inc.	Corporation	Yes	2509637	13-3836156	Delaware
VNU Media Measurement & Information, Inc.	Corporation	Yes	3702571	20-0329898	Delaware
VNU USA Property Management, Inc.	Corporation	Yes	2222264	13-3987956	New York
VNU, Inc.	Corporation	Yes	2421181	22-2145575	New York
VNU/SRDS Management Co., Inc.	Corporation	Yes	2714680	13-3931653	Delaware

Schedule 1(b)

Prior Organizational Names

Company	Prior Name	Date of Change
Nielsen National Research Group, Inc.	The National Research Group, Inc.	8/13/03
Nielsen Finance LLC	Valcon Finance LLC	6/30/06

Schedule 1(c)

Changes in Corporate Identity; Other Names

PRIOR NAMES

Company	State of Formation	List of All Other Names Used During Past Five Years
AC Nielsen (US), Inc.	Delaware	ACNielsen Market Decisions ACNielsen HCI BDN-Beverage Data Network

ACNielsen Corporation	Delaware	VNU MMI GROUP VNU Marketing Information Group

BBI Marketing Services, Inc.	Delaware	BASES ACNielsen BASES

Nielsen Entertainment, LLC	Delaware	Nielsen BDS Nielsen BookScan Nielsen SoundScan Nielsen VideoScan Nielsen Interactive Entertainment Nielsen Reel Research Nielsen VS/EMS VNU Entertainment Media

Nielsen Media Research, Inc.	Delaware	Monitor-Plus AudioAudits Nielsen // NetRatings Nielsen BuzzMetrics

VNU Media Measurement & Information, Inc.	Delaware	Nielsen Outdoor Nielsen Sports Nielsen Ventures VNUMMI Nielsen Media Measurement & Information Group

MERGERS, CONSOLIDATIONS, ACQUISITIONS, ETC.

Company	Corporate Names of Predecessor Entities	Action	Date of Action	State of Formation
BBI Marketing Services, Inc.	BBIO, Inc. BBI Operations, LLC	Merger Merger	12/31/05 12/31/05	Delaware

Schedule 2(a)

Chief Executive Offices

Company	Address	County	State
A. C. Nielsen (Argentina) S.A.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

A. C. Nielsen Company	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

AC Nielsen (US), Inc.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

AC Nielsen HCI, LLC	50 Millstone Rd., Bldg. 100, Suite 300 East Windsor, NJ 08520	Mercer	New Jersey

ACN Holdings Inc.	770 Broadway New York, NY 10003	New York	New York

ACNielsen Corporation	770 Broadway New York, NY 10003	New York	New York

ACNielsen EDI II, Inc.	6255 Sunset Boulevard Hollywood, CA 90028	Los Angeles	California

ACNielsen International Research (United States) Limited	770 Broadway New York, NY 10003	New York	New York

ART Holding, L.L.C.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Athenian Leasing Corporation	801 West Street Wilmington, DE 19801	New Castle	Delaware

BBI Marketing Services, Inc.	50 W. RiverCenter Blvd. Suite 600 Covington, KY 41011	Kenton	Kentucky

BDS (Canada), LLC	770 Broadway New York, NY 10003	New York	New York

Billboard Cafes, Inc.	770 Broadway New York, NY 10003	New York	New York

Broadcast Data Systems, LLC	770 Broadway New York, NY 10003	New York	New York

Claritas Inc.	5375 Mira Sorrento Place, Suite 400 San Diego, CA 92122	San Diego	California

Consumer Research Services, Inc.	770 Broadway New York, NY 10003	New York	New York

CZT/ACN Trademarks, L.L.C.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Decisions Made Easy, Inc.	200 W. Jackson Boulevard Chicago, IL 60606	Cook	Illinois

Company	Address	County	State
EMIS (Canada), LLC	770 Broadway New York, NY 10003	New York	New York

Foremost Exhibits, Inc.	770 Broadway New York, NY 10003	New York	New York

Global Media USA, LLC	201 California Street San Francisco, CA 94111	San Francisco	California

H R Industries, Inc.	770 Broadway New York, NY 10003	New York	New York

Interactive Market Systems, Inc.	770 Broadway New York, NY 10003	New York	New York

MFI Holdings, Inc.	770 Broadway New York, NY 10003	New York	New York

Neslein Holding, L.L.C.	770 Broadway New York, NY 10003	New York	New York

Nielsen EDI, Inc.	6255 Sunset Boulevard Hollywood, CA 90028	Los Angeles	California

Nielsen Entertainment, LLC	6255 Sunset Boulevard Hollywood, CA 90028	Los Angeles	California

Nielsen Finance Co.	770 Broadway New York, NY 10003	New York	New York

Nielsen Finance LLC	770 Broadway New York, NY 10003	New York	New York

Nielsen Holdings, Inc.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Nielsen Leasing Corporation	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Nielsen Media Research, Inc.	770 Broadway New York, NY 10003	New York	New York

Nielsen National Research Group, Inc.	6255 Sunset Boulevard Hollywood, CA 90028	Los Angeles	California

NMR Investing I, Inc.	801 West Street Wilmington, DE 19801	New Castle	Delaware

NMR Licensing Associates, L.P.	801 West Street Wilmington, DE 19801	New Castle	Delaware

Panel International S.A.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

PERQ/HCI, LLC	50 Millstone Rd., Bldg. 100, Suite 300 East Windsor, NJ 08520	Mercer	New Jersey

POC, Inc.	770 Broadway New York, NY 10003	New York	New York

Company	Address	County	State
Spectra Marketing Systems, Inc.	200 W. Jackson Boulevard., Suite 2800 Chicago, IL 60606	Cook	Illinois

SRDS, Inc.	1700 Higgins Road Des Plaines, IL 60018	Cook	Illinois

Strategic Mapping, Inc.	5375 Mira Sorrento Place, Suite 400 San Diego, CA 92122	San Diego	California

Trade Dimensions International, Inc.	45 Danbury Road Wilton, CT 06897	Fairfield	Connecticut

VNU Business Media, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU eMedia, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU Expositions, Inc.	14685 Avion Parkway, Suite 400 Chantilly, VA 20151	Fairfax	Virginia

VNU Marketing Information, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU Media Measurement & Information, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU USA Property Management, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU/SRDS Management Co., Inc.	770 Broadway New York, NY 10003	New York	New York

Schedule 2(b)

Location of Books

Company	Address	County	State
A. C. Nielsen (Argentina) S.A.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

A. C. Nielsen Company	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

AC Nielsen (US), Inc.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

AC Nielsen HCI, LLC	50 Millstone Rd., Bldg. 100, Suite 300 East Windsor, NJ 08520	Mercer	New Jersey

ACN Holdings Inc.	770 Broadway New York, NY 10003	New York	New York

ACNielsen Corporation	770 Broadway New York, NY 10003	New York	New York

ACNielsen EDI II, Inc.	6255 Sunset Boulevard Hollywood, CA 90028	Los Angeles	California

ACNielsen International Research (United States) Limited	770 Broadway New York, NY 10003	New York	New York

ART Holding, L.L.C.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Athenian Leasing Corporation	801 West Street Wilmington, DE 19801	New Castle	Delaware

BBI Marketing Services, Inc.	50 W. RiverCenter Blvd. Suite 600 Covington, KY 41011	Kenton	Kentucky

BDS (Canada), LLC	770 Broadway New York, NY 10003	New York	New York

Billboard Cafes, Inc.	770 Broadway New York, NY 10003	New York	New York

Broadcast Data Systems, LLC	770 Broadway New York, NY 10003	New York	New York

Claritas Inc.	53 Brown Road Ithaca NY 14850	Tompkins	New York

Claritas Inc.	5375 Mira Sorrento Place Suite 400 San Diego, CA 92117	San Diego	California

Consumer Research Services, Inc.	770 Broadway New York, NY 10003	New York	New York

CZT/ACN Trademarks, L.L.C.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Decisions Made Easy, Inc.	200 W. Jackson Boulevard Chicago, IL 60606	Cook	Illinois

Company	Address	County	State
EMIS (Canada), LLC	770 Broadway New York, NY 10003	New York	New York

Foremost Exhibits, Inc.	770 Broadway New York, NY 10003	New York	New York

Global Media USA, LLC	201 California Street San Francisco, CA 94111	San Francisco	California

H R Industries, Inc.	770 Broadway New York, NY 10003	New York	New York

Interactive Market Systems, Inc.	770 Broadway New York, NY 10003	New York	New York

MFI Holdings, Inc.	770 Broadway New York, NY 10003	New York	New York

Neslein Holding, L.L.C.	770 Broadway New York, NY 10003	New York	New York

Nielsen EDI, Inc.	6255 Sunset Boulevard Hollywood, CA 90028	Los Angeles	California

Nielsen Finance Co.	770 Broadway New York, NY 10003	New York	New York

Nieslen Finance LLC	770 Broadway New York, NY 10003	New York	New York

Nielsen Entertainment, LLC	6255 Sunset Boulevard Hollywood, CA 90028	Los Angeles	California

Nielsen Holdings, Inc.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Nielsen Leasing Corporation	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Nielsen Media Research, Inc.	770 Broadway New York, NY 10003	New York	New York

Nielsen National Research Group, Inc.	6255 Sunset Boulevard Hollywood, CA 90028	Los Angeles	California

NMR Investing I, Inc.	801 West Street Wilmington, DE 19801	New Castle	Delaware

NMR Licensing Associates, L.P.	801 West Street Wilmington, DE 19801	New Castle	Delaware

Panel International S.A.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

PERQ/HCI, LLC	50 Millstone Rd., Bldg. 100 Suite 300 East Windsor, NJ 08520	Mercer	New Jersey

POC, Inc.	770 Broadway New York, NY 10003	New York	New York

Spectra Marketing Systems, Inc.	200 W. Jackson Boulevard. Suite 2800 Chicago, IL 60606	Cook	Illinois

Company	Address	County	State
SRDS, Inc.	1700 Higgins Road Des Plaines, IL 60018	Cook	Illinois

Strategic Mapping, Inc.	5375 Mira Sorrento Place, Suite 400 San Diego, CA 92122	San Diego	California

Trade Dimensions International, Inc.	45 Danbury Road Wilton, CT 06897	Fairfield	Connecticut

VNU Business Media, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU eMedia, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU Expositions, Inc.	14685 Avion Parkway, Suite 400 Chantilly, VA 20151	Fairfax	Virginia

VNU Marketing Information, Inc.	160 McNabb Street, Markham Ontario, Canada, L3R 4B8	—	—

	Tucumán 348 Buenos Aires, Argentina C1049AAH	—	—

	Rua Monte Castelo, 55 Granja Viana - Cotia – SP, Brazil	—	—

	150 North Martingale Road Schaumburg, IL 60173	Cook	Illinois

	Av. Tajamar Nº 183 Of. 801 Las Condes, Santiago, Chile	—	—

	Calle 100 No. 9A - 45 Torre 2 Piso 10 Bogotá, Columbia	—	—

	300 mts. Este, 25mts. Sur de la contraloria /Sabana San Jose, Costa Rica	—	—

	117 Eleonor Roosevelt Ave 3rd Floor/Hato Rey, PR 00918 Dominican Republic	—	—

	Calle Nueva No. 1, Casa No. 3670 Colonia Escalón, San Salvador El Salvador	—	—

	Boulevard Los Próceres 5-56 Zona 10 Edificio Unicentro 7mo Nivel, Of 702, Guatemala	—	—

Company	Address	County	State
	Bulevar Suyapa, Col. Florencia, Edif Florencia 4to piso, Ofic 410 Tegucigalpa, Honduras	—	—

	Horacio 1855 /Chapultepec Morales /México, D.F., 11570	—	—

	De Mansión Teolinda, 2 cuadras al sur, 10 varas abajo # 301-Bolonia Managua, Nicaragua	—	—

	Calle Elvira Méndez, Edif. Vallarino, Piso 4, Oficina 4B, Vista, Zona Banc., Cuidad de Panamá	—	—

	117 Eleonor Roosevelt Ave 3rd Floor/Hato Rey, PR 00918	—	—

	Luis A de Herrera 1248/Montevideo World Trade Center Torre B – Uruguay	—	—

	Av. José María Vargas, Urb. Santa Fé Norte/Torre del Colegio Caracas 1080, Venezuela	—	—

VNU Media Measurement & Information, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU USA Property Management, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU/SRDS Management Co., Inc.	770 Broadway New York, NY 10003	New York	New York

Schedule 2(c)

Other Places of Business

Company	Address	County	State
AC Nielsen (US), Inc.	1000 McClain Road, Suite 605 Bentonville, AR 72712	Benton	Arkansas

	2201 Walnut Avenue, Suite 205 Fremont, CA 94538	Alameda	California

	45 Danbury Road Wilton, CT 06897	Farifield	Connecticut

	1145 Sanctuary Parkway, Suite 450 Alpharetta, GA 30004	Fulton	Georgia

	2700 Patriot Boulevard, Suite 250 Glenview, IL 60026	Cook	Illinois

	200 West Jackson Boulevard, Suite 2800 Chicago, IL 60606	Cook	Illinois

	50 West River Center Blvd., Suite 600 Covington, KY 41011	Kenton	Kentucky

	101 Federal Street, Suite 600 Boston, MA	Suffolk	Massachusetts

	70 Franklin Street, 2nd Floor Boston, MA 02110	Suffolk	Massachusetts

	600 South Highway 169, Interchange Tower, Suite 400 St. Louis Park, MN 55426	Hennepin	Minnesota

	10202 & 10206 F Street Omaha, NE 68127	Douglas	Nebraska

	Woodland Falls Corporate Park 220 Lake Drive East, Suite 100 Cherry Hill, NJ 08002	Camden	New Jersey

	100 Passaic Avenue, 1st Floor Fairfield, NJ (BDN)	Essex	New Jersey

	Mack-Cali Center II - 2nd Floor 650 From Road Paramus, NJ 07652	Bergen	New Jersey

	770 Broadway New York, NY 10003	New York	New York

	6800 Jericho Turnpike, Suite 100E Syosset, NY 11791	Nassau	New York

Company	Address	County	State
	6900 Jericho Turnpike, Lobby Level, Units 4, 5, 7 & 8 Syosset, NY 11791 (Warehouse)	Nassau	New York

	1014 Vine Street, Suite 1601 Cincinnati, OH 45202	Hamilton	Ohio

	881 Marcon Boulevard Allentown, PA 18109	Lehigh	Pennsylvania

	1000 Omega Drive, Suite 1130 Pittsburgh, PA 15205	Allegheny	Pennsylvania

	401 East Corporate Drive, Suite 200 Lewisville, TX 75057	Denton	Texas

	30 South Main Street Fond du Lac, WI 54935	Fond de Lac	Wisconsin

	2650 South Ashland Avenue Green Bay, WI 54304	Brown	Wisconsin

	575 D’Onofrio Drive, Suite 300 Madison, WI 53719	Dane	Wisconsin

ACNielsen Corporation	55 Greens Farm Road Westport, CT 06880	Fairfield	Connecticut

	200 W. Jackson Boulevard, Suite 2800 Chicago, IL 60606	Cook	Illinois

	150 N. Martingale Road Schaumburg, IL 60173	Cook	Illinois

	50 West River Center Blvd., Suite 600 Covington, KY 41011	Kenton	Kentucky

	770 Broadway New York, NY 10003	New York	New York

ACNielsen International Research (United States) Limited	2201 Walnut Avenue, Suite 205 Fremont, CA 94538	Alameda	California

	150 N. Martingale Road Schaumburg, IL 60173	Cook	Illinois

BBI Marketing Services, Inc.	55 Greens Farms Road Westport, CT 06880	Fairfield	Connecticut

	200 West Jackson Boulevard Suite 2800 Chicago, IL 60606	Cook	Illinois

	1390 Donaldson Road Center Erlanger, KY (Warehouse)	Kenton	Kentucky

Company	Address	County	State
	Waterview Corporate Centre 10 Waterview Blvd. Parsippany, NJ 07054	Morris	New Jersey

Claritas Inc.	5055 Wilshire Boulevard Los Angeles, CA 90036	Los Angeles	California

	45 Danbury Road Wilton, CT 06897	Fairfield	Connecticut

	12350 Northwest 39th Street CS Technical Center Coral Springs, FL	Broward	Florida

	3091 Governors Lake Parkway, Suite 550 Norcross, GA 30071	Gwinnett	Georgia

	200 West Jackson Boulevard, Suite 2800 Chicago, IL 60606	Cook	Illinois

	Parkview Executive Center 53 Brown Road Ithaca, NY 14850	Tompkins	New York

	770 Broadway New York, NY 10003	New York	New York

	1525 Wilson Boulevard, Suite 1200 Arlington, VA 22209	Arlington	Virginia

Consumer Research Services, Inc.	902 8th Avenue West Bradenton, FL	Manatee	Florida

	12350 Northwest 39th Street CS Technical Center Coral Springs, FL	Broward	Florida

	4801 NW Loop 410 Corporate Square Suites 120, 125 & 225 San Antonio, TX	Bexar	Texas

Decisions Made Easy, Inc.	1000 S.W. Park Dr. Suites 6, 8 & 10 Bentonville, AR	Benton	Arkansas

H R Industries, Inc.	5055 Wilshire Boulevard Los Angeles, CA 90036	Los Angeles	California

	910 Seventeenth St. The Barr Bldg., Suite 215 Washington, D.C.	District of Columbia	District of Columbia

Interactive Market Systems, Inc.	6255 Sunset Boulevard, Suite 2000 Hollywood, CA 90028	Los Angeles	California

Company	Address	County	State
	200 West Jackson Boulevard, Suite 2800 Chicago, IL 60606	Cook	Illinois

	127 East 30th Street Apartment 11-D New York, NY (Housing)	New York	New York

	49 West 9000 South Sandy, UT 84070	Salt Lake	Utah

Nielsen EDI, Inc.	770 Broadway New York, NY 10003	New York	New York

Nielsen Entertainment, LLC	550 11th Street Miami, FL	Miami-Dade	Florida

	8100 NW 101st Terrace 4 Bldgs. D & F Kansas City, MO	Platte	Missouri

	770 Broadway New York, NY 10003	New York	New York

	1 N. Lexington Ave. Gateway Bldg., 14th Fl., White Plains, NY 10601	Westchester	New York

Nielsen Media Research, Inc.	1001 Madison Street, Suite 240 Benicia, CA	Solano	California

	12425 Lewis Street, Suite 203 Garden Grove, CA	Orange	California

	6255 Sunset Boulevard, 20th Floor Hollywood, CA 90028	Los Angeles	California

	2 Embarcadero Center, Suite 1070 San Francisco, CA 94111	San Francisco	California

	7475 Dakin Street, Suite 300 Denver, CO	Adams	Colorado

	8 West Main Street, Suite 3-11 Niantic, CT	New London	Connecticut

	Shelton Pointe 2 Trap Falls Road Shelton, CT	Fairfield	Connecticut

	1317 F St., NW, Suite 300 Washington, D.C. 20004	District of Columbia	District of Columbia

	Portsmouth Business Ctr. 1659 Virginia St. Dunedin, FL	Pinellas	Florida

	501 Brooker Creek Boulevard Oldsmar, FL 34677	Pinellas	Florida

Company	Address	County	State
	700 Brooker Creed Boulevard, Suite 1700 Oldsmar, FL	Pinellas	Florida

	Crystal Beach Plaza, 2870 Alternate 19 Palm Harbor, FL	Pinellas	Florida

	Broward Lakes Business Pk. 1083 Shotgun Rd. Sunrise, FL	Broward	Florida

	14220 Carlson Circle Tampa, FL	Hillsborough	Florida

	Nielsen Media Research Center 1080 Knights Trail Venice, FL	Sarasota	Florida

	1145 Sanctuary Parkway, Suite 450 Alpharetta, GA 30004	Fulton	Georgia

	75 Wade Green Business Center Bldg. 2300, Suite 2320, 1275 Shiloh Road NW Kenneshaw, GA	Cobb	Georgia

	3426 N. Old Arlington Heights, Rd. Arlington Heights, IL	Cook	Illinois

	200 West Jackson Boulevard, Suite 2800 Chicago, IL 60606	Cook	Illinois

	150 N. Martingale Road Schaumburg, IL 60173	Cook	Illinois

	South Park Business Park 39 South Park Blvd. Greenwood, IN	Johnson	Indiana

	Lincoln Trail Plaza Shopp. 555 W. Lincoln Trail Blvd. Radcliff, KY	Hardin	Kentucky

	704 Rogers Street, Suite B-2nd Floor, Lowell, MA	Middlesex	Massachusetts

	1395 Piccard Drive, 2nd Floor Rockville, MD	Montgomery	Maryland

	27600 Northwestern Highway, Suite 120 Southfield, MI	Oakland	Michigan

	289 East Fifth Street, 1st Floor St. Paul, MN		Minnesota

Company	Address	County	State
	4037 S. Cloverleaf Drive, Cloverleaf Bldg. St. Peters, MO	Saint Charles	Missouri

	700 Kinderkamack Road, Suite 104 Oradell, NJ	Bergen	New Jersey

	Mack-Cali Center II - 2nd Floor 650 From Road Paramus, NJ 07652	Bergen	New Jersey

	200 E. Woodlawn Rd., Bldg. One, Suite 200 Charlotte, NC	Mecklenburg	North Carolina

	4015 Executive Park Drive, Suite 100 Cincinnati, OH	Hamilton	Ohio

	228 Byers Road, Suite 104 Miamisburg, OH (Storage)	Montgomery	Ohio

	6700 SW 105th Street Beaverton, OR	Washington	Oregon

	Noblestown Plz, Ste 310 2121 Noblestown Rd. Pittsburgh, PA	Allegheny	Pennsylvania

	920 Germantown Pike, Suite 310 Plymouth Meeting, PA	Montgomery	Pennsylvania

	Jackson Oaks West Office Condos Bldg B-Lower Level 10415 Hickory Path Way, Suites 102 & 103 Knoxville, TN	Knox	Tennessee

	Point Place Office Building, Suite 203 443 Donelson Pike Nashville, TN	Davidson	Tennessee

	Bank One Center 1717 Main Street, Suite 3300 Dallas, TX 75201	Dallas	Texas

	Brookhollow Two, Suites 610 & 611 9800 Northwest Freeway Houston, TX	Harris	Texas

	555 Southlake Boulevard Richmond, VA (Storage)	Chesterfield	Virginia

	820 Live Oak Drive Virginia Beach, VA (Storage)	Virginia Beach City	Virginia

Company	Address	County	State
PERQ/HCI, LLC	770 Broadway New York, NY 10003	New York	New York

Spectra Marketing Systems, Inc.	2702 SE Otis Corley Drive, Suite 8 Bentonville, AR 72712	Benton	Arkansas

	45 Danbury Road Wilton, CT 06897	Fairfield	Connecticut

	1210 Paragon Drive, #2B O’Fallon, IL	Saint Clair	Illinois

	650 From Road Mack-Cali Center II - 2nd Floor Paramus, NJ 07652	Bergen	New Jersey

	150 N. Queen Street, 7th Floor Lancaster, PA 17603	Lancaster	Pennsylvania

SRDS, Inc.	6255 Sunset Boulevard, Suite 2000 Hollywood, CA 90028	Los Angeles	California

	770 Broadway New York, NY 10003	New York	New York

Trade Dimensions International, Inc.	15280 NW Central Drive Suite 202-9 Portland, OR (Storage)	Washington	Oregon

VNU/SRDS Management Co., Inc.	7000 Higgins Road Des Plaines, IL 60018	Cook	Illinois

VNU Business Media, Inc.	5055 Wilshire Boulevard Los Angeles, CA 90036	Los Angeles	California

	2950 31st, Suite 100 Santa Monica, CA 90036 (Moving on 9/1/06 to: 1835 W. Olympic Blvd., Suite 550 Los Angels, CA)	Los Angeles	California

	910 Seventeenth St. The Barr Bldg., Suite 215 Washington, D.C.	District of Columbia	District of Columbia

	3301 Ponce de Leon Blvd., Suite 300 Coral Gables, FL 33134	Miami-Dade	Florida

	12350 NW 39 Street Coral Springs, FL 33065	Broward	Florida

	1145 Sanctuary Parkway, Suite 355 Alpharetta, GA 30004	Fulton	Georgia

	200 West Jackson Boulevard, Suite 2800 Chicago, IL 60606	Cook	Illinois

Company	Address	County	State
	100 Boylston, Suite 210 Boston, MA 02116	Suffolk	Massachusetts

	50 S. Ninth Street Minneapolis, MN 55402	Hennepin	Minnesota

	Excel Corporate Park II 575 Prospect Street Lakewood, NJ 08701	Ocean	New Jersey

	49 Music Square West Nashville, TN 37203	Davidson	Tennessee

	1717 Main Street, Suite 3300 Dallas, TX 75201	Dallas	Texas

	5850 San Felipe, Suite 500 Houston, TX	Harris	Texas

VNU eMedia, Inc.	5055 Wilshire Boulevard Los Angeles, CA 90036	Los Angeles	California

	100 Boylston, Suite 210 Boston, MA 02116	Suffolk	Massachusetts

	49 Music Square West Nashville, TN 37203	Davidson	Tennessee

VNU Expositions, Inc.	2950 31st, Suite 100 Santa Monica, CA 90036 (9/1/06 Moving to: 11835 W. Olympic Blvd., Suite 550 Los Angels, CA)	Los Angeles	California

	31910 Del Obispo, Ste. 200 San Juan Capistrano, CA 92675	Orange	California

	1145 Sanctuary Parkway, Suite 355 Alpharetta, GA 30004	Fulton	Georgia

	200 West Jackson Boulevard, Suite 2800 Chicago, IL 60606	Cook	Illinois

	50 S. Ninth Street Minneapolis, MN 55402	Hennepin	Minnesota

	770 Broadway New York, NY 10003	New York	New York

VNU Marketing Information, Inc.	202 Coffey Street Brooklyn, NY (Storage)	Kings	New York

VNU Media Measurement & Information, Inc.	Shelton Pointe 2 Trap Falls Road Shelton, CT	Fairfield	Connecticut

	501 Brooker Creek Boulevard Oldsmar, FL 34677	Pinellas	Florida

Company	Address	County	State
	501 Brooker Creek Boulevard Oldsmar, FL 34677	Pinellas	Florida

VNU, Inc.	5055 Wilshire Boulevard Los Angeles, CA 90036	Los Angeles	California

	6255 Sunset Boulevard, Suite 2000 Hollywood, CA 90028	Los Angeles	California

	31910 Del Obispo, Ste. 200 San Juan Capistrano, CA 92675	Orange	California

	2950 31st, Suite 100 Santa Monica, CA 90036 (9/1/06 Moving to: 11835 W. Olympic Blvd., Suite 550 Los Angels, CA)	Los Angeles	California

	55 Greens Farm Road Westport, CT 06880	Fairfield	Connecticut

	45 Danbury Road Wilton, CT 06897	Fairfield	Connecticut

	501 Brooker Creek Boulevard Oldsmar, FL 34677	Pinellas	Florida

	Cattleridge Financial Center 6000 Cattleridge Drive, Suite 202 Sarasota, FL	Sarasota	Florida

	1145 Sanctuary Parkway, Suite 355 Alpharetta, GA 30004	Fulton	Georgia

	200 West Jackson Boulevard, Suite 2800 Chicago, IL 60606	Cook	Illinois

	150 N. Martingale Road Schaumburg, IL 60173	Cook	Illinois

	600 South Highway 169 Interchange Tower, Suite 400 St. Louis Park, MN 55426	Hennepin	Minnesota

	10202 & 10206 F Street Omaha, NE 68127	Douglas	Nebraska

	Woodland Falls Corporate Park 220 Lake Drive East, Suite 100 Cherry Hill, NJ 08002	Camden	New Jersey

	Excel Corporate Park II 575 Prospect Street Lakewood, NJ 08701	Ocean	New Jersey

	Mack-Cali Center II - 2nd Floor 650 From Road Paramus, NJ 07652	Bergen	New Jersey

Company	Address	County	State
	6800 Jericho Turnpike, Suite 100E Syosset, NY 11791	Nassau	New York

	881 Marcon Boulevard Allentown, PA 18109	Lehigh	Pennsylvania

	1717 Main Street, Suite 3300 Dallas, TX 75201	Dallas	Texas

	401 East Corporate Drive, Suite 200 Lewisville, TX 75057	Denton	Texas

	14685 Avion Parkway, Suite 400 Chantilly, VA 20151	Fairfax	Virginia

	30 South Main Street Fond du Lac, WI 54935	Fond du Lac	Wisconsin

	2650 South Ashland Avenue Green Bay, WI 54304	Brown	Wisconsin

Schedule 2(d)

Additional Locations of Equipment and Inventory

None.

Schedule 3

Prior Locations Maintained by Companies

Company	Address	County	State
Nielsen Media Research, Inc.	103 South Carroll Street	Frederick	Maryland

Schedule 4

Transactions Other than in the

Ordinary Course of Business

None.

Schedule 5

File Search Reports

See attached.

Citi—VNU

(35890.166)

Index of Lien Search Results

Scope of search: indicate the Thru-date and the following codes:
A =	UCC Filings (may include fixture filings)
B =	Federal Tax Liens
C =	State Tax Liens
D =	Judgments
F =	Fixture Filings

Names Searched:
A.C. Nielsen (Argentina) S.A.
A.C. Nielsen Company
AC Nielsen (US), Inc.
AC Nielsen HCI, LLC
ACN Holdings Inc.
ACNielsen
AcNielsen Corporation
ACNielsen EdI II, Inc.
ACNielsen Eratings.Com
ACNielsen International Research (United States) Limited
Advertising Center, Incorporated
Airplay Monitor Venture Associates
Art Holding, L.L.C.
Art Holdings, L.L.C.
Athenian Leasing Corporation
Audio Audit
B.L. International, Inc.
BBI Marketing Services, Inc.
BBI Marketing Services, Inc.
BBI Operations, L.L.C.
BBIO, Inc.
BDS (Canada), LLC
Billboard Cafes, Inc.
Broadcast Data Systems, LLC
Cláritas Inc.
Consumer Research Services, Inc.
CZT/ACN Trademarks, L.L.C.
Decisions Made Easy, Inc.
Efficient Market Services, Inc.
EMIS(Canada), LLC
Foremost Exhibits, Inc.

Global Media USA, LLC
GQ Denver Property, LLC
H.R. Industries, Inc.
HCIA Holding, LLC
Interactive Data Corporation
Interactive Market Systems, Inc.
Interactive Network, Inc.
Market Simulations, Inc.
MFI Holdings, Inc.
Neslein Holding, L.L.C.
NetRatings, Inc.
Nielsen EDI, Inc.
Nielsen Entertainment, LLC
Nielsen Holdings (INC/LLC)
Nielsen Leasing Corporation
Nielsen Media Research, Inc.
Nielsen National Research Group, Inc.
NMR Investing I, Inc.
NMR Licensing Associates L.P.
Nonstop Solutions, Incorporated
Panel International S.A.
PERQ/HCI Corp
POC, Inc.
Scarborough Research
Showeast, LLC
Spectra Marketing Systems, Inc.
Sports Trend Info, LLC
Sportsonesource, LLC
SRDS, Inc.
Strategic Mapping, Inc.
The National Research Group, Inc.
Trade Dimensions International, Inc.
VNU Business Media, Inc.
VNU Emedia, Inc.
VNU Expositions, Inc.
VNU Marketing Information, Inc.
VNU Media Measurement & Information, Inc.
VNU USA Property Management, Inc.
VNU, Inc.
VNU/SRDS Management Co., Inc.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
A.C. Nielsen (Argentina) S.A.	Delaware SOS	A,B thru 03/27/2006	CLEAR

AC. Nielsen (Argentina) S.A.	Illinois SOS	A,B thru 04/13/2006	CLEAR

A.C. Nielsen (Argentina) S.A.	Illinois, Cook County	A,B,C,D,F thru 04/10/2006	CLEAR

A.C. Nielsen (Argentina) S.A.	Illinois, Cook County Circuit Court	D thru 04/17/2006	CLEAR

A.C. Nielsen Company	Arkansas SOS	A,B thru 04/03/2006	CLEAR

A.C. Nielsen Company	Arkansas, Benton County	A,B,C,D,F thru 03/30/2006	CLEAR

A.C. Nielsen Company	California SOS	A,B,C,D thru 04/04/2006	CLEAR

A.C. Nielsen Company	California, Alameda County	A,B,C,D,F thru 03/31/2006	CLEAR

A.C. Nielsen Company	California, Alameda County Superior Court	D thru 03/31/2006	CLEAR

A.C. Nielsen Company	Connecticut SOS	A,B,C,D thru 03/31/2006	no active filings				.

A.C. Nielsen Company	Connecticut Superior Court	D thru 03/16/2006	CLEAR

A.C. Nielsen Company	Connecticut, Wilton Town	A,B,C,F thru 04/06/2006	CLEAR

A.C. Nielsen Company	Illinois SOS	A,B thru 03/31/2006	UCC See below

AC Nielsen	Illinois SOS		UCC-1	Leasetec Systems Credit	Leased equipment	08/07/2000	4251362

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
AC Nielsen	Illinois SOS		UCC Continuation	Leasetec Systems Credit	Leased equipment	08/07/2000	4251362	02/25/2005	8750996

A.C. Nielsen Company	Illinois SOS		UCC-l	Meridian Leasing Corporation	Leased equipment	05/08/2001	4381250

A.C. Nielsen Company	Illinois, Cook County	A,B,C,D,F thru 03/27/2006	CLEAR

A.C. Nielsen Company	Illinois, Cook County Circuit Court	D thru 04/05/2006	CLEAR

A.C. Nielsen Company	Massachusetts SOS	A thru 04/04/2006 C thru 03/31/2006	CLEAR

A.C. Nielsen Company	Massachusetts U.S. District Court Boston	B thru 04/04/2006	CLEAR

A.C. Nielsen Company	Massachusetts, Boston City	A,C thru 04/04/2006	CLEAR

A.C. Nielsen Company	Massachusetts, Suffolk County Registry of Deeds	A,B,C,D,F thru 04/04/2006	CLEAR

A.C. Nielsen Company	Massachusetts, Suffolk County Superior Court	D thru 04/04/2006	CLEAR

A.C. Nielsen Company	Minnesota SOS	A,B,C thru 03/31/2006	CLEAR

A.C. Nielsen Company	Minnesota, Hennepin County	B,C,F thru 03/20/2006 D thru 04/03/2006	CLEAR

A.C. Nielsen Company	Nebraska SOS	A,B,C thru 04/05/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
A.C. Nielsen Company	Nebraska, Douglas County	A,B,C,F thru 04/07/2006	CLEAR

A.C. Nielsen Company	Nebraska, Douglas County Court	D thru 04/07/2006	CLEAR

A.C. Nielsen Company	Nebraska, Douglas County District Court	D thru 04/07/2006	CLEAR	.

A.C. Nielsen Company	New Jersey Dept. of Treasury Commercial Recording	A thru 03/20/2006	UCC See below

AC. Nielsen Company	New Jersey Dept. of Treasury Commercial Recording		UCC-l	IBM Credit Corporation	Leased equipment	06/29/2001	2052068

A.C. Nielsen Company	New Jersey Superior Court	C,D thru 04/07/2006	CLEAR						.

A.C. Nielsen Company	New Jersey, Bergen County	A,B,C,D,F thru 02/28/2006	CLEAR

A.C. Nielsen Company	New Jersey, Camden County	A,B,C,D,F thru 02/06/2006	CLEAR

A.C. Nielsen Company	New York SOS	A,B,C thru 04/03/2006	CLEAR

A.C. Nielsen Company	New York, Nassau County	A,F thru 03/24/2006 B,C,D thru 03/10/2006	CLEAR

A.C. Nielsen Company	New York, Nassau County Supreme Court	D thru 03/10/2006	CLEAR						.

A.C. Nielsen Company	Ohio SOS	A thru 03/16/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
A.C. Nielsen Company	Ohio, Hamilton County	A,B,C,D,F thru 03/20/2006	CLEAR

A.C. Nielsen Company	Oregon SOS	A,B,C thru 03/30/2006	CLEAR

A.C. Nielsen Company	Oregon, Washington County	A,B,C,D,F thru 03/28/2006	CLEAR

A.C. Nielsen Company	Pennsylvania SOC	A thru 03/24/2006	UCC See below

A.C. Nielsen Company	Pennsylvania SOC		UCC-l	Mellon US Leasing	Leased equipment	04/19/2001	33841206

A.C. Nielsen Company	Pennsylvania SOC		UCC-1	Mellon US Leasing	Leased equipment	04/19/2001	33841248

A.C. Nielsen Company	Pennsylvania SOC		UCC-l	Mellon US Leasing	Leased equipment	04/19/2001	33841263

A.C. Nielsen Company	Pennsylvania, Allegheny County	A,B,C,D,F thru 03/30/2006	CLEAR

A.C. Nielsen Company	Texas SOS	A,B thru 04/02/2006	UCC See below

A.C. Nielsen Company	Texas SOS		UCC-1 (no copy attached)	Meridian Leasing Corporation Acct. #ML 361	Leased equipment	03/28/2001	01-00059062

A.C. Nielsen Company	Texas, Denton County	A,B,C,D,F thru 04/03/2006	CLEAR

A.C. Nielsen Company	Texas, Denton County Court	D thru 04/03/2006	CLEAR

A.C. Nielsen Company	Texas, Denton County District Court	D thru 04/03/2006	CLEAR

A.C. Nielsen Company	Wisconsin SOS	A,B thru 04/04/2006	UCC See below

A.C. Nielsen Company	Wisconsin SOS		UCC-l	Meridian Leasing Corporation	Leased equipment	06/12/2001	02072909

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
AC Nielsen	Wisconsin SOS		UCC-1	FABCO Equipment Inc	Specific equipment	10/19/2005	050015159122

A.C. Nielsen Company	Wisconsin, Brown County	A,B,C,D,F thru 03/22/2005	CLEAR

A.C. Nielsen Company	Wisconsin, Brown County Circuit Court	D thru 03/22/2005	CLEAR

A.C. Nielsen Company	Wisconsin, Dane County	A,B,C,D,F thru 03/23/2006	CLEAR

A.C. Nielsen Company	Wisconsin, Dane County Circuit Court	D thru 03/23/2006	CLEAR

A.C. Nielsen Company	Wisconsin, Fond Du Lac County	A,B,C,D,F thru 03/29/2006	CLEAR

A.C. Nielsen Company	Wisconsin, Fond Du Lac County Circuit Court	D thru 03/29/2006	CLEAR

AC Nielsen (US), Inc.	Arkansas SOS	A,B thru 04/04/2006	CLEAR

AC Nielsen (US), Inc.	Arkansas, Benton County	A,B,C,D,F thru 03/30/2006	CLEAR

AC Nielsen (US), Inc.	California SOS	A,B,D thru 07/13/2006	CLEAR

AC Nielsen (US), Inc.	California, Alameda County	A,B,C,D,F thru 07/14/2006	CLEAR

AC Nielsen (US), Inc.	Connecticut SOS	A,B,C,D,F thru 07/13/2006	CLEAR

AC Nielsen (US), Inc.	Connecticut, Fairfield town	A,B,C,D thru 07/18/2006	CLEAR

AC Nielsen (US), Inc.	Connecticut, Wilton Town	A,B,C,D thru 07/18/2006	CLEAR

AC Nielsen (US), Inc.	Delaware SOS	A,B thru 03/23/2006	UCC See below

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
AC Nielsen (US), Inc.	Delaware SOS		UCC-1	Forsythe/McArthur Associates, Inc.	Leased equipment	07/22/2003	31869059

AC Nielsen (US), Inc.	Georgia Cooperative Authority	A thru 07/14/2006	CLEAR

AC Nielsen (US), Inc.	Georgia, Fulton County	A,F thru 07/14/2006 B,C,D,F thru 05/05/2006	CLEAR

AC Nielsen (US), Inc.	Illinois SOS	A,B thru 04/13/2006	CLEAR

AC Nielsen (US), Inc.	Illinois, Cook County	A,B,C,D,F thru 04/10/2006	CLEAR

AC Nielsen (US), Inc.	Illinois, Cook County Circuit Court	D thru 04/17/2006	CLEAR			.

AC Nielsen (US), Inc.	Kentucky SOS	A thru 07/17/2006	CLEAR

AC Nielsen (US), Inc.	Kentucky, Kenton County	A,B,C,D thru 07/14/2006	CLEAR

AC Nielsen (US), Inc.	Massachusetts SOS	A thru 07/19/2006	CLEAR

AC Nielsen (US), Inc.	Massachusetts, Boston Town	B thru 07/20/2006	CLEAR

AC Nielsen (US), Inc.	Massachusetts, Suffolk County	A,B,C,D thru 07/14/2006	CLEAR

AC Nielsen (US), Inc.	Minnesota SOS	A,B,C thru 07/13/2006	CLEAR

AC Nielsen (US), Inc.	Minnesota, Hennepin County	A,B,C,D thru 06/30/2006	CLEAR

AC Nielsen (US), Inc.	Nebraska SOS	A,B,C thru 07/18/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
AC Nielsen (US), Inc.	Nebraska, Douglas County	A,B,C,D thru 07/18/2006	CLEAR

AC Nielsen (US), Inc.	New Jersey SOS	A thru 07/11/2006	CLEAR

AC Nielsen (US), Inc.	New Jersey Superior Court	B,D thru 07/10/2006	CLEAR

AC Nielsen (US), Inc.	New Jersey, Bergen County	A,B,C,D thru 07/10/2006	CLEAR

AC Nielsen (US), Inc.	New Jersey, Camden County	A,B,C,D thru 06/12/2006	CLEAR

AC Nielsen (US), Inc.	New Jersey, Essex County	A,B,C,D thru 07/18/2006	CLEAR

AC Nielsen (US), Inc.	New Jersey, Passaic County	A,B,C,D thru 06/15/2006	CLEAR

AC Nielsen (US), Inc.	New York SOS	A,B thru 07/14/2006	CLEAR

AC Nielsen (US), Inc.	New York, Nassau County	A,B,C,D,F thru 07/03/2006	CLEAR

AC Nielsen (US), Inc.	New York, New York County	A,B,C,D,F thru 07/07/2006	CLEAR

AC Nielsen (US), Inc.	Ohio SOS	A thru 06/29/2006	CLEAR

AC Nielsen (US), Inc.	Ohio, Hamilton County	A,B,C,D,F thru 07/18/2006	CLEAR

AC Nielsen (US), Inc.	Oregon SOS	A,B,C thru 07/11/2006	CLEAR

AC Nielsen (US), Inc.	Oregon, Washington County	A,B,C thru 07/14/2006	CLEAR

AC Nielsen (US), Inc.	Pennsylvania SOS	A thru 07/13/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
AC Nielsen (US), Inc.	Pennsylvania, Allegheny County	A,B,C,D thru 07/10/2006	CLEAR

AC Nielsen (US), Inc.	Pennsylvania, Lehigh County	A,B,C,D thru 07/10/2006	CLEAR

AC Nielsen (US), Inc.	Texas SOS	A thru 07/17/2006	CLEAR

AC Nielsen (US), Inc.	Texas, Denton County	A,B thru 07/17/2006	CLEAR

AC Nielsen (US), Inc.	Wisconsin SOS	A thru 07/17/2006	CLEAR

AC Nielsen (US), Inc.	Wisconsin, Brown County	A,B,C,D,F thru 07/11/2006	CLEAR

AC Nielsen (US), Inc.	Wisconsin, Dane County	A,B,C,D,F thru 06/16/2006	CLEAR

AC Nielsen (US), Inc.	Wisconsin, Fond du Lac County	A,B,C,D,F thru 07/12/2006	CLEAR

AC Nielsen HCI, LLC	Delaware SOS	A,B thru 03/23/2006	CLEAR

AC Nielsen HCI, LLC	New Jersey Dept. of Treasury Commercial Recording	A thru 03/20/2006	CLEAR

AC Nielsen HCI, LLC	New Jersey Superior Court	C,D thru 04/07/2006	CLEAR

AC Nielsen HCI, LLC	New Jersey, Mercer County	A,B,C,D,F thru 03/29/2006	CLEAR

ACN Holdings Inc.	Delaware SOS	A,B thru 03/27/2006	CLEAR

ACN Holdings Inc.	New York SOS	A,B,C thru 04/14/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
ACN Holdings Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

ACN Holdings Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

ACNielsen	Delaware SOS	A,B thru 03/23/2006	UCC See below

A. C. Nielsen Company	Delaware SOS		UCC-l	Meridian Leasing Corporation	Leased equipment	07/31/2001	10837422

A. C. Nielsen Company	Delaware SOS		UCC Assignment	Fleet Business Credit, LLC (assignee)	Leased equipment	07/31/2001	10837422	09/27/2001	11236624

A. C. Nielsen Company	Delaware SOS		UCC-l	Meridian Leasing Corporation	Leased equipment	07/31/2001	10837729

A. C. Nielsen Company	Delaware SOS		UCC-l being filed in lieu of an assignment of WI-SOS #02072909	Fleet Business Credit, LLC	Leased equipment	09/04/2001	11086151

AC Nielsen Corporation	Delaware SOS		UCC-1	Fleet Capital Corporation	Aircraft equipment	09/12/2001	11147748

ACNielsen Corporation	Delaware SOS		UCC-l	Forsythe/McArthur Associates, Inc.	Leased equipment	09/24/2001	11216485

A. C. Nielsen Company	Delaware SOS		UCC-1	Meridian Leasing Corporation	Leased equipment	09/27/2001	11246649

A. C. Nielsen Company	Delaware SOS		UCC Assignment	Fleet Business Credit, LLC (assignee)	Leased equipment	09/27/2001	11246649	01/02/2002	20259691

A. C. Nielsen Company	Delaware SOS		UCC-1	Meridian Leasing Corporation	Leased equipment	10/25/2001	11500003

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
A. C. Nielsen Company	Delaware SOS		UCC Assignment	Fleet Business Credit, LLC (assignee)	Leased equipment	10/25/2001	11500003	01/02/2002	20259683

A. C. Nielsen Company	Delaware SOS		UCC-l	Meridian Leasing Corporation	Leased equipment	01/02/2002	20265839

A. C. Nielsen Company	Delaware SOS		UCC Assignment	Fleet Business Credit, LLC (assignee)	Leased equipment	01/02/2002	20265839	03/05/2002	20760581

A. C. Nielsen Company	Delaware SOS		UCC Amendment Restates collateral	Fleet Business Credit, LLC	Leased equipment	01/02/2002	20265839	07/15/2002	21927619

Nielsen Marketing Research	Delaware SOS		In-Lieu UCC-l brings in WI-SOS #01873572 filed 08/18/1999	The Peltz Group, Inc.	Specific equipment	01/03/2002	20271217

A. C. Nielsen Company (this is amended name)	Delaware SOS		UCC Amendment Amends debtor name	The Peltz Group, Inc.	Specific equipment	01/03/2002	20271217	06/05/2002	21386121

A. C. Nielsen Company	Delaware SOS		UCC-l	StorageTek Financial Services Corporation	Leased equipment	07/12/2002	21929581

ACNielsen Company	Delaware SOS		UCC-1	Hewlett-Packard Company	Leased equipment	05/16/2002	21427396

A. C. Nielsen Company	Delaware SOS		UCC-1	Meridian Leasing Corporation	Leased equipment	07/01/2002	21861206

ACNielsen Corporation	Delaware SOS		UCC-l	Forsythe/McArthur Associates, Inc.	Leased equipment	08/13/2002	22034191

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
ACNielsen Corporation	Delaware SOS		UCC-l	IBM Credit Corporation	Leased equipment	08/13/2002	22079568

A. C. Nielsen Company	Delaware SOS		UCC-l	Meridian Leasing Corporation	Leased equipment	09/30/2002	22526014

A. C. Nielsen Company	Delaware SOS		UCC-1	Meridian Leasing Corporation	Leased equipment	09/30/2002	22526220

A. C. Nielsen Company	Delaware SOS		UCC-1	Meridian Leasing Corporation	Leased equipment	02/19/2003	30645757

A. C. Nielsen Company	Delaware SOS		UCC-l	Meridian Leasing Corporation	Leased equipment	11/10/2003	33013755

A. C. Nielsen Company	Delaware SOS		UCC-1	Meridian Leasing Corporation	Leased equipment	03/18/2002	20882740

ACNielsen Corporation	Connecticut SOS	A,B,C,D thru 07/13/2006	CLEAR

ACNielsen Corporation	Connecticut, Fairfield town	A,B,C,D,F thru 07/18/2006	CLEAR

ACNielsen Corporation	Connecticut, Westport Town	A,B,C,D,F thru 07/13/2006	CLEAR

ACNielsen Corporation	Kentucky SOS	A thru 07/16/2006	CLEAR

ACNielsen Corporation	Kentucky, Kenton County	A,B,C,D,F thru 07/14/2006	CLEAR

ACNielsen Corporation	Illinois SOS	A,B thru 07/17/2006	UCC See below

ACNielsen	Illinois SOS		UCC-1	Leasetec Systems Credit	Leased equipment	08/07/2000	4251362

ACNielsen	Illinois SOS		UCC3 Continuation	Leasetec Systems Credit	Leased equipment	08/07/2000	4251362	02/24/2005	8750996

ACNielsen Corporation	Illinois, Cook County	A,B,C,D,F thru 07/10/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
AcNielsen Corporation	New York SOS	A,B,C thru 04/28/2006	CLEAR

ACNielsen Corporation	New York, New York County	A,B,C,D,F thru 07/14/2006	CLEAR

ACNielsen EdI II, Inc.	California SOS	A,B,C,D thru 04/04/2006	CLEAR

ACNielsen EdI II, Inc.	California, Los Angeles County	A,B,C,D,F thru 04/06/2006	CLEAR

ACNielsen EdI II, Inc.	California, Los Angeles County Superior Court	D thru 04/03/2006	CLEAR

ACNielsen Eratings.Com	Delaware SOS	A,B thru 03/23/2006	CLEAR

ACNielsen eratings.Com	New York SOS	A,B,C thru 04/14/2006	CLEAR

ACNielsen eratings.Com	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

ACNielsen eratings.Com	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

ACNielsen International Research (United States) Limited	California SOS	A,B,D thru 07/13/2006	CLEAR

ACNielsen International Research (United States) Limited	California, Alameda County	A,B,C,D,F thru 07/14/2006	CLEAR

ACNielsen International Research (United States) Limited	Illinois SOS	A,B thru 07/18/2006	CLEAR

ACNielsen International Research (United States) Limited	Illinois, Cook County	A,B,C,D,F thru 07/13/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
ACNielscn International Research (United States) Limited	New York SOS	A,B,C thru 04/03/2006	CLEAR

ACNielsen International Research (United States) Limited	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

ACNielsen International Research (United States) Limited	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Advertising Center, Incorporated	California SOS	A,B,C,D thru 04/04/2006	CLEAR

Advertising Center, Incorporated	New York SOS	A,B,C thru 04/14/2006	CLEAR

Advertising Center, Incorporated	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

Advertising Center, Incorporated	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Airplay Monitor Venture Associates	California SOS	A,B,D thru 07/13/2006	CLEAR

Airplay Monitor Venture Associates	California, Los Angeles County	A,B,C,D,F thru 07/09/2006	CLEAR

Airplay Monitor Venture Associates	New York SOS	A,B,C thru 04/03/2006	CLEAR

Airplay Monitor Venture Associates	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

Airplay Monitor Venture Associates	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Airplay Monitor Venture Associates	Tennessee SOS	A thru 07/15/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Airplay Monitor Venture Associates	Tennessee, Davidson County	A,B,C,D,F thru 07/18/2006	CLEAR

Art Holding, L.L.C.	Delaware SOS	A,B thru 03/23/2006	CLEAR

Art Holdings, L.L.C.	Delaware SOS	A,B thru 07/10/2006	CLEAR

Art Holdings, L.L.C.	Illinois SOS	A,B thru 04/13/2006	UCC See below

Art Holdings	Illinois SOS		UCC-1	Northern Fine Art, Inc.	All consigned goods	11/08/2005	10348293

Art Holdings, L.L.C.	Illinois, Cook County	A,B,C,D,F thru 04/10/2006	CLEAR

Art Holdings, L.L.C.	Illinois, Cook County Circuit Court	D thru 04/17/2006	CLEAR

Athenian Leasing Corporation	Delaware SOS	A,B thru 03/31/2006	CLEAR

Athenian Leasing Corporation	Delaware, New Castle County	A,B,C,D,F thru 04/10/2006	CLEAR

Audicom Corporation	New York SOS	A,B,C thru 04/03/2006	State tax lien See below

Audicom Corporation	New York SOS		State tax lien	New York State Department of State State Tax Warrant Notice System	$30,889.13	07/11/1988	Warrant ID #: E-003191433- W001-2

Audicom Corporation	New York SOS		State tax lien	New York State Department of State State Tax Warrant Notice System	$1,581.29	07/11/1988	Warrant ID #: E-003191433- W002-6

Audio Audit	Delaware SOS	A,B thru 03/31/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Audio Audit	New Jersey Dept. of Treasury Commercial Recording	A thru 03/29/2006	UCC See below

AudioAudit, Inc.	New Jersey Dept. of Treasury Commercial Recording		UCC-1	Lease Operations	Leased equipment	09/01/2002	21214271

Audio Audit	New Jersey Superior Court	C,D thru 04/13/2006	CLEAR

Audio Audit	New Jersey, Bergen County	A,B,C,D,F thru 03/15/2006	CLEAR

B.L. International, Inc.	Nevada SOS	A,B thru 03/30/2006	CLEAR

BBI Marketing Services, Inc.	Connecticut SOS	A,B,C,D thru 03/31/2006	CLEAR

BBI Marketing Services, Inc.	Connecticut Superior Court	D thru 03/16/2006	CLEAR

BBI Marketing Services, Inc.	Connecticut, Fairfield Town Clerk	A,B,C,D,F thru 07/18/2006	CLEAR

BBI Marketing Services, Inc.	Connecticut, Westport Town	A,B,C,F thru 04/06/2006	CLEAR

BBI Marketing Services, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

BBI Marketing Services, Inc.	Illinois SOS	A,B thru 07/17/2006	CLEAR

BBI Marketing Services, Inc.	Illinois, Cook County	A,B,C,D,F thru 07/10/2006	CLEAR

BBI Marketing Services, Inc.	Kentucky SOS	A thru 04/04/2006	CLEAR

BBI Marketing Services, Inc.	Kentucky, Kenton County (Covington)	A,B,C,D,F thru 04/06/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
BBI Marketing Services, Inc.	Kentucky, Kenton County (Independence)	A,B,C,D,F thru 04/06/2006	CLEAR		.

BBI Marketing Services, Inc.	Kentucky, Kenton County Circuit Court	D thru 04/04/2006	CLEAR

BBI Marketing Services, Inc.	Kentucky, Kenton County District Court	D thru 04/04/2006	CLEAR

BBI Marketing Services, Inc.	New Jersey Dept. of Treasury Commercial Recording	A thru 03/20/2006	CLEAR

BBI Marketing Services, Inc.	New Jersey Superior Court	D thru 04/07/2006	CLEAR

BBI Marketing Services, Inc.	New Jersey, Morris County	A,B,C,D,F thru 03/29/2006	CLEAR

BBI Operations, L.L.C.	Kentucky SOS	A thru 04/13/2006	CLEAR

BBI Operations, L.L.C.	Kentucky, Kenton County (1st District)	A,B,C,D,F thru 04/13/2006	CLEAR

BBI Operations, L.L.C.	Kentucky, Kenton County (2nd District)	A,B,C,D,F thru 04/13/2006	CLEAR

BBI Operations, L.L.C.	Kentucky, Kenton County Circuit Court	D thru 04/13/2006	CLEAR

BBI Operations, L.L.C.	Kentucky, Kenton County District Court	D thru 04/13/2006	CLEAR

BBIO, Inc.	Kentucky SOS	A thru 04/13/2006	CLEAR

BBIO, Inc.	Kentucky, Kenton County (1st District)	A,B,C,D,F thru 04/13/2006	State tax lien See below

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
BBIO Inc.	Kentucky, Kenton County (1st District)		State tax lien	Commonwealth of Kentucky	not indicated	12/06/2005	20051206133600 1

BBIO, Inc.	Kentucky, Kenton County (2nd District)	A,B,C,D,F thru 04/13/2006	CLEAR

BBIO, Inc.	Kentucky, Kenton County Circuit Court	D thru 04/13/2006	CLEAR

BBIO, Inc.	Kentucky, Kenton County District Court	D thru 04/13/2006	CLEAR

BDS (Canada), LLC	Delaware SOS	A,B thru 03/23/2006	CLEAR

BDS (Canada), LLC	Florida Secured Transaction Registry	A thru 07/14/2006	CLEAR

BDS (Canada), LLC	Florida SOS	B thru 07/06/2006 D thru 07/14/2006	CLEAR

BDS (Canada), LLC	Florida, Miami-Dade County	A,B,C,D,F thru 07/05/2006	CLEAR

BDS (Canada), LLC	Missouri SOS	A thru 07/13/2006	CLEAR

BDS (Canada), LLC	Missouri, Platte County	A,B,C,D,F thru 07/13/2006	CLEAR						.

BDS (Canada), LLC	New York SOS	A,B,C thru 04/14/2006	CLEAR

BDS (Canada), LLC	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

BDS (Canada), LLC	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Billboard Cafes, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

Billboard Cafes, Inc.	New York SOS	A,B,C thru 04/14/2006	CLEAR

Billboard Cafes, Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

Billboard Cafes, Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Broadcast Data Systems, LLC	Delaware SOS	A,B thru 03/23/2006	CLEAR

Broadcast Data Systems, LLC	New York SOS	A,B,C thru 04/14/2006	CLEAR

Broadcast Data Systems, LLC	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR					.

Broadcast Data Systems, LLC	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Claritas, Inc.	California SOS	A,B,C,D thru 04/04/2006	CLEAR

Claritas Inc.	California, Los Angeles County	A,B,C,D,F thru 07/09/2006	CLEAR

Claritas, Inc.	California, San Diego County	A,B,C,D,F thru 03/29/2006	CLEAR

Claritas, Inc.	California, San Diego County Superior Court	D thru 03/29/2006	CLEAR

Claritas Inc.	Connecticut SOS	A,B,C,D,F thru 07/13/2006	CLEAR

Claritas Inc.	Connecticut, Fairfield town	A,B,C,D thru 07/18/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Claritas Inc.	Connecticut, Wilton Town	A,B,C,D thru 07/18/2006	CLEAR

Claritas Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

Claritas Inc.	Florida Secured Transaction Registry	A thru 07/14/2006	CLEAR

Claritas Inc.	Florida SOS	B thru 07/06/2006	CLEAR
D thru 07/14/2006

Claritas Inc.	Florida, Browar1 County	A,B,C,D,F thru 06/30/2006	CLEAR

Claritas, Inc.	Georgia Central Index	A thru 03/31/2006	CLEAR

Claritas, Inc.	Georgia, Gwinnett County	B,C,D,F thru 03/16/2006	CLEAR

Claritas, Inc.	Georgia, Gwinnett County Superior Court	D thru 03/29/2006	CLEAR

Claritas Inc.	Illinois SOS	A,B thru 07/17/2006	CLEAR		.

Claritas Inc.	Illinois, Cook County	A,B,C,D,F thru 07/10/2006	CLEAR

Claritas, Inc.	New York SOS	A,B,C thru 04/03/2006	CLEAR

Claritas Inc.	New York, New York County	A,B,C,D,F thru 07/07/2006	CLEAR

Claritas, Inc.	New York, Tompkins County	A,B,C,D,F thru 03/30/2006	CLEAR

Claritas, Inc.	Virginia SCC	A,B thru 03/29/2006	No active filings

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Claritas, Inc.	Virginia, Arlington County	A,B,C,D,F thru 03/20/2006	CLEAR

Consumer Research Services, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

Consumer Research Services, Inc.	Florida SOS	A thru 04/03/2006	CLEAR
B thru 03/21/2006
D thru 03/29/2006

Consumer Research Services, Inc.	Florida, Broward County	A,B,C,D,F thru 03/29/06, Verified Thru: 2/23/06	CLEAR

Consumer Research Services, Inc.	Florida, Manatee County	A,B,C,D,F thru 03/29/2006	CLEAR

Consumer Research Services, Inc.	Florida, Sarasota County	A,B,C,D,F thru 03/29/2006	CLEAR

Consumer Research Services, Inc.	New York SOS	A,B,C thru 04/14/2006	CLEAR

Consumer Research Services, Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

Consumer Research Services, Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Consumer Research Services, Inc.	Texas SOS	A,B thru 04/02/2006	CLEAR

Consumer Research Services, Inc.	Texas, Bexar County	A,B,C,D,F thru 03/31/2006	CLEAR

Consumer Research Services, Inc.	Texas, Bexar County Court	D thru 03/30/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Consumer Research Services, Inc.	Texas, BexarCounty District Court	D thru 03/30/2006	CLEAR

CZT/ACN Trademarks, LLC.	Delaware SOS	A,B thru 03/23/2006	CLEAR

CZT/ACN Trademarks, LLC.	Illinois SOS	A,B thru 04/13/2006	CLEAR

CZT/ACN Trademarks, LLC.	Illinois, Cook County	A,B,C,D,F thru 04/10/2006	CLEAR

CZT/ACN Trademarks, LLC.	Illinois, Cook County Circuit Court	D thru 04/17/2006	CLEAR

Decisions Made Easy, Inc.	Arkansas SOS	A,B thru 04/13/2006	UCC-l See below

Decisions Made Easy Inc.	Arkansas SOS		UCC-1	US Bancorp	Specific equipment	08/22/2005	61276157015	.

Decisions Made Easy, Inc.	Arkansas, Benton County	A,B,D,D,F thru 07/12/2006	CLEAR

Decisions Made Easy, Inc.	Illinois SOS	A,B thru 04/13/2006	CLEAR

Decisions Made Easy, Inc.	illinois, Cook County	A,B,C,D,F thru 04/10/2006	CLEAR

Decisions Made Easy, Inc.	Illinois, Cook County Circuit Court	D thru 04/17/2006	CLEAR

Efficient Market Services, Inc.	Delaware SOS	A,B thru 03/23/2006	UCC See below

Efficient Market Services, Inc.	Delaware SOS		UCC-l	Silicon Valley Bank	All assets	11/02/2001	11381966

Percipient, Inc. (this is amended name)	Delaware SOS		UCC Amendent	Silicon Valley Bank	All assets	11/02/2001	11381966	03/13/2003	30625700

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Efficient Market Services, Inc.	Delaware SOS		UCC-1	Bankers/Softech Divisions of EAB Leasing Corp.	Leased equipment	12/27/2002	30139322

EMIS (Canada), LLC	Delaware SOS	A,B thru 03/23/2006	CLEAR

EMIS (Canada), LLC	New York SOS	A,B,C thru 04/14/2006	CLEAR

EMIS (Canada), LLC	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

EMIS (Canada), LLC	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Foremost Exhibits, Inc.	Nevada SOS	A,B thru 03/30/2006	CLEAR

Foremost Exhibits, Inc.	New York SOS	A,B,C thru 04/14/2006	CLEAR

Foremost Exhibits, Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

Foremost Exhibits, Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Global Media USA, LLC	California SOS	A,B,C,D thru 04/04/2006	CLEAR

Global Media USA, LLC	California, San Francisco County	A,B,C,D,F thru 03/24/2006	CLEAR

Global Media USA, LLC	California, San Francisco County Superior Court	D thru 03/24/2006	CLEAR

Global Media USA, LLC	Delaware SOS	A,B thru 03/23/2006	CLEAR

GQ Denver Property, LLC	Delaware SOS	A,B thru 03/23/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
H.R. Industries, Inc.	California SOS	A,B,C,D thru 04/04/2006	CLEAR

H.R. Industries, Inc.	California, Los Angeles County	A,B,C,D,F thru 07/09/2006	CLEAR

H.R. Industries, Inc.	District of Columbia	A,B,C,D thru 05/30/2006	Tax lien See below

H.R. Industries, Inc.	District of Columbia		Tax lien	Office of Tax and Revenue Collection Division	$3,922.54	07/07/2003	2003091992

H.R. Industries, Inc.	New York SOS	A,B,C thru 04/14/2006	UCC See below

Northeast Plumbing Specialties Division of H & R Industries Inc.	New York SOS		UCC-l	Marine Midland Bank	All equipment, inventory etc.	03/01/1999	040408

Northeast Plumbing Specialties Division of H & R Industries Inc.	New York SOS		UCC Continuation	Marine Midland Bank	All equipment, inventory etc.	03/01/1999	040408	10/24/2003	200310245453700

H & R Industries Inc. DBA Northeast Plumbing Specialties	New York SOS		UCC-l	HSBC Bank USA	All equipment, inventory etc.	06/12/2000	114905

H & R Industries Inc. DBA Northeast Plumbing Specialties	New York SOS		UCC Continuation	HSBC Bank USA	All equipment, inventory etc.	06/12/2000	114905	02/23/2005	200502235152884

H & R Industries Inc.	New York SOS		UCC-l	HSBC Bank USA	All personal property	04/05/2004	200404055264734

H.R. Industries, Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

H.R. Industries, Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
HCIA Holding, LLC	Delaware SOS	A,B thru 03/23/2006	UCC See below

HCIA Holding, LLC	Delaware SOS		UCC-l	Wells Fargo Foothill, Inc., as Agent	All assets	03/04/2005	50706839

Interactive Data Corporation	Delaware SOS	A,B thru 03/23/2006	UCC See below

Interactive Data Corporation	Delaware SOS		UCC-l	Norstan Financial Services	Leased equipment	12/10/2002	23241340

Interactive Data Corporation	Delaware SOS		UCC-l	Ameritech Credit Corporation	Leased equipment	01/10/2005	50099680

Interactive Market Systems, Inc.	California SOS	A,B,D thru 07/13/2006	CLEAR

Interactive Market Systems, Inc.	California, Los Angeles County	A,B,C,D,F thru 07/09/2006	CLEAR

Interactive Market Systems, Inc.	Illinois SOS	A,B thru 07/17/2006	CLEAR

Interactive Market Systems, Inc.	Illinois, Cook County	A,B,C,D,F thru 07/10/2006	CLEAR

Interactive Market Systems, Inc.	New York SOS	A,B,C thru 04/03/2006	CLEAR

Interactive Market Systems, Inc.	New York, New York County	A,B,C,D,F thru 03/25/2006	State Tax Lien See below

Interactive Market Systems	New York, New York County		State Tax Lien	NYC Dept. of Finance	$5,424.68	04/05/2006	000863810-05

Interactive Market Systems, Inc.	New York, New York County Supreme Court	D thru 03/25/2006	CLEAR

Interactive Market Systems, Inc.	Utah SOS	A thru 03/31/2006	CLEAR						-

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number

Interactive Market Systems, Inc.	Utah, Salt Lake County	A,B,C,D,F thru 03/24/2006	CLEAR

Interactive Network, Inc.	California SOS	A,B,C,D thru 04/06/2006	Judgment See below

Two Way TV (US), Inc., a Delaware Corporation, as successor-in-interest to Interactive Network, Inc., a California Corporation and Interactive Network, Inc.	California SOS		Notice of Judgment Lien entered in the Superior Court of the State of California for the County of San Mateo	Morrison & Foerster LLP, a Limited Liability Partnership	$2,266,781.60	01/23/2006	06-7056497670

Two Way TV (US), Inc.	California SOS		Notice of Judgment Lien entered in the Los Angeles County Superior Court Central District	Esher Limited	$331,781.21	07/28/2004	0421560030

Market Simulations, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

MFI Holdings, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

MFI Holdings, Inc.	New York SOS	A,B,C thru 04/14/2006	CLEAR

MFI Holdings, Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR					.

MFI Holdings, Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Neslein Holding, L.L.C.	Delaware SOS	A,B thru 03/31/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Neslein Holding, LLC.	New York SOS	A,B,C thru 04/14/2006	CLEAR

Neslein Holding, LLC.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

Neslein Holding, L.LC.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Net Ratings, Inc.	California SOS	A,B,C,D thru 04/06/2006	UCC See below

Net Ratings, Inc.	California SOS		UCC-l	Network Appliance, Inc. and Captive Finance Corporation	Specific equipment	10/02/2006	0227660445

Netratings, Inc.	California, Santa Clara County	A,B,C,D,F thru 03/27/2006	CLEAR

Netratings, Inc.	California, Santa Clara County Superior Court	D thru 03/27/2006	CLEAR

Net Ratings, Inc.	Delaware SOS	A,B thru 04/13/2006	UCC See below

Net Ratings, Inc.	Delaware SOS		UCC-l	Network Appliance, Inc.	Leased equipment	12/11/2003	33345728

Net Ratings, Inc.	Delaware SOS		UCC-l	Network Appliance, Inc.	Leased equipment	01/13/2005	50197583

Netratings, Inc.	New York SOS	A,B,C thru 04/03/2006	CLEAR

Netratings, Inc.	New York, New York County	A,B,C,D,F thru 03/25/2006	CLEAR

Netratings, Inc.	New York, New York County Supreme Court	D thru 03/25/2006	Judgment See below

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Netratings Inc.	New York, New York County Supreme Court		Judgment	Painwebber Inc.	$3,323,393.45	07/06/2001	605036-l999

NetRatings, Inc.	Washington SOS	A,B thru 07/13/2006	CLEAR						.

NetRatings, Inc.	Washington, King County	A,B,C,D,F thru 06/292006	CLEAR

Nielsen [Co./LLC]	Tennessee SOS	A thru 07/14/2006	CLEAR

Nielsen EDI, Inc.	California SOS	A,B,C,D thru 04/04/2006	CLEAR

Nielsen EDI, Inc.	California, Los Angeles County	A,B,C,D,F thru 04/06/2006	CLEAR

Nielsen EDI, Inc.	California, Los Angeles County Superior Court	D thru 04/03/2006	CLEAR

Nielsen EDI, Inc.	New York SOS	A,B thru 07/14/2006	CLEAR

Nielsen EDI, Inc.	New York, New York County	A,B, F thru 07/07/2006 C,D thru 07/07/2006	CLEAR

Nielsen EDI, Inc.	Tennessee SOS	A thru 07/14/2006	CLEAR

Nielsen Entertainment, LLC	California SOS	A,B,C,D thru 04/13/2006	CLEAR

Nielsen Entertainment, LLC	California, Los Angeles County	A,B,C,D,F thru 04/06/2006	CLEAR

Nielsen Entertainment, LLC	California, Los Angeles County Superior Court	D thru 04/03/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nielsen Entertainment, LLC	Delaware SOS	A,B thru 03/23/2006	CLEAR

Nielsen Entertainment, LLC	Florida Secured Transaction Registry	A thru 07/14/2006	CLEAR

Nielsen Entertainment, LLC	Florida SOS	B thru 07/06/2006 D thru 07/14/2006	CLEAR

Nielsen Entertainment, LLC	Florida, Miami-Dade County	A,B,C,D,F thru 07/05/2006	CLEAR

Nielsen Entertainment, LLC	Missouri SOS	A thru 07/17/2006	CLEAR

Nielsen Entertainment, LLC	Missouri, Platte County	A,B,C,D,F thru 07/13/2006	CLEAR

Nielsen Entertainment, LLC	New York SOS	A,B,C thru 04/03/2006	CLEAR

Nielsen Entertainment, LLC	New York, New York County	A,B,C,D,F thru 03/25/2006	CLEAR	•

Nielsen Entertainment, LLC	New York, New York County Supreme Court	D thru 03/25/2006	CLEAR

Nielsen Entertainment, LLC	New York, Westchester County	A,B,C,D,F thru 07/04/2006	CLEAR

Nielsen Finance Co.	Delaware SOS	A,B thru 07/10/2006	CLEAR

Nielsen Finance LLC	Delaware SOS	A,B thru 07/10/2006	CLEAR

Nielsen Finance [Co./LLC]	New York SOS	A,B thru 07/14/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nielsen Finance [Co,/LLC]	New York, New York County	A,B, F thru 07/07/2006 C,D thru 07/07/2006	CLEAR

Nielsen Holding, L.LC.	Delaware SOS	A,B thru 07/10/2006	CLEAR

Nielsen Holding, L.LC.	New York SOS	A,B thru 07/14/2006	CLEAR

Nielsen Holding, LLC.	New York, New York County	A,B, F thru 07/07/2006 C,D thru 07/07/2006	CLEAR

Nielsen Holdings, Inc.	Delaware SOS	A,B thru 07/10/2006	CLEAR

Nielsen Holdings, Inc.	Illinois SOS	A,B thru 04/13/2006	CLEAR

Nielsen Holdings, Inc.	Illinois, Cook County	A,B,C,D,F thru 04/10/2006	CLEAR

Nielsen Holdings, Inc.	Illinois, Cook County Circuit Court	D thru 04/17/2006	CLEAR

Nielsen Holdings, LLC	Illinois SOS	A,B thru 04/13/2006	CLEAR

Nielsen Holdings (INC/LLC)	Delaware SOS	A,B thru 03/23/2006	CLEAR

Nielsen Leasing Corporation	Delaware SOS	A,B thru 03/23/2006	CLEAR

Nielsen Leasing Corporation	Illinois SOS	A,B thru 04/13/2006	CLEAR		.

Nielsen Leasing Corporation	Illinois, Cook County	A,B,C,D,F thru 04/10/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
NielsenLeasing Corporation	Illinois, Cook County Circuit Court	D thru 04/17/2006	CLEAR

Nielsen Media Research, Inc.	California SOS	A,B,C,D thru 04/06/2006	UCC See below

Nielsen Media Research Inc.	California SOS		UCC-l	Nextiraone	Specific equipment	07/27/2004	0421160497

Nielsen Media Research, Inc.	California, Los Angeles County	A,B,C,D,F thru 07/09/2006	CLEAR

Nielsen Media Research, Inc.	California, Orange County	A,B,C,D,F thru 03/21/2006	CLEAR

Nielsen Media Research, Inc.	California, Orange County Superior Court	D thru 03/28/2006	CLEAR

Nielsen Media Research, Inc.	California, San Francisco County	A,B,C,D,F thru 03/24/2006	CLEAR

Nielsen Media Research, Inc.	California, San Francisco County Superior Court	D thru 03/24/2006	CLEAR

Nielsen Media Research, Inc.	California, Solano County	A,B,C,D,F thru 03/27/2006	CLEAR

Nielsen Media Research, Inc.	California, Solano County Superior Court	D thru 04/03/2006	CLEAR

Nielsen Media Research, Inc.	Colorado SOS	A,B thru 03/29/2006	CLEAR

Nielsen Media Research, Inc.	Colorado, Adams County	A,B,C,D,F thru 04/03/2006	CLEAR

Nielsen Media Research, Inc.	Colorado, Adams County Court	D thru 04/03/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nielsen Media Research, Inc.	Colorado, Adams County District Court	D thru 04/03/2006	CLEAR

Nielsen Media Research, Inc.	Connecticut SOS	A,B,C,D thru 03/31/2006	CLEAR

Nielsen Media Research, Inc.	Connecticut Superior Court	D thru 03/16/2006	CLEAR

Nielsen Media Research, Inc.	Connecticut, Fairfield Town Clerk	A,B,C,D,F thru 07/18/2006	CLEAR

Nielsen Media Research, Inc.	Connecticut, New London Town Clerk	A,B,C,D,F thru 07/14/2006	CLEAR

Nielsen Media Research, Inc.	Connecticut, Niantic Town	A,B,C,F thru 04/07/2006	CLEAR

Nielsen Media Research, Inc.	Connecticut, Shelton Town	A,B,C,D,F thru 07/18/2006	CLEAR

Nielsen Media Research, Inc.	Delaware SOS	A,B thru 03/23/2006	UCC See below

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	StorageTek Financial Services Corporation	Leased equipment	07/19/2001	10736079

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	StorageTek Financial Services Corporation	Leased equipment	05/03/2002	21110372

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	IBM Credit Corporation	Leased equipment	05/10/2002	21377435

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	IBM Credit Corporation	Leased equipment	07/24/2002	21981079

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	IBM Credit Corporation	Leased equipment	07/25/2002	21994882

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	IBM Credit Corporation	Leased equipment	07/26/2002	21997919

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nielsen Media Research, Inc.	Delaware SOS		UCC-l	MT (2002) Statutory Trust, c/o Wilmington Trust Company, as Trustee	All property	12/20/2002	23190604

Nielsen Media Research, Inc.	Delaware SOS		UCC-l	MT (2002) Statutory Trust, c/o Wilmington Trust Company, as Trustee	All property	12/30/2002	30132624

Nielsen Media Research, Inc.	Delaware SOS		UCC-l	StorageTek Financial Services Corporation	Leased equipment	04/03/2003	30870462

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	IBM Credit LLC	Leased equipment	07/02/2003	31928913

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	StorageTek Financial Services Corporation	Leased equipment	08/25/2003	32203241

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	IBM Credit LLC	Leased equipment	10/06/2003	32718669

Nielsen Media Research, Inc.	Delaware SOS		UCC-l	Oldsmar (2003) Statutory Trust, c/o Wilmington Trust Company, as Trustee	All property	01/02/2004	40300873

Nielsen Media Research, Inc.	Delaware SOS		UCC-l	MT (2003) Statutory Trust, c/o Wilmington Trust Company, as Trustee	All property	01/12/2004	40301012

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	IBM Credit LLC	Leased equipment	07/01/2004	41835992

Nielsen Media Research Inc.	Delaware SOS		UCC-l	Nextiraone LLC	Specific equipment	07/22/2004	42080390

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	IBM Credit LLC	Leased equipment	01/03/2005	50335894

Nielsen Media Research, Inc.	Delaware SOS		UCC-1	IBM Credit LLC	Leased equipment	07/01/2005	52044072

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number

Nielsen Media Research, Inc.	Delaware SOS		UCC-l	IBM Credit LLC	Leased equipment	09/14/2005	52840537

Nielsen Media Research, Inc.	Delaware SOS		UCC-l	Relational, LLC	Leased equipment	02/02/2006	60400259

Nielsen Media Research, Inc.	District of Columbia Recorder of Deeds	A,B,C,F thru 02/28/2006	CLEAR

Nielsen Media Research, Inc.	District of Columbia Superior Court	D thru 03/30/2006	CLEAR

Nielsen Media Research, Inc.	Florida SOS	A thru 04/03/2006 B thru 03/21/2006 D thru 03/29/2006	UCC See below

Nielsen Media Research, Inc.	Florida SOS		UCC-l	Storage Tek Financial Services Corporation	Leased equipment	07/19/2001	200100157357-1		.

Nielsen Media Research, Inc.	Florida SOS		UCC-l	Media Leasing Corporation	Leased equipment	08/04/2003	200304622034

Nielsen Media Research, Inc.	Florida SOS		UCC-1	Noble Systems Corporation	Specific equipment	03/13/2006	20060209298X

Nielsen Media Research, Inc.	Florida, Broward County	A,B,C,D,F thru 03/29/06, Verified Thru: 2/23/06	Judgment See below

Nielsen Media Research, Inc. (one of the defendants)	Florida, Broward County		Judgment	Towngate at Pembroke Pines Master Association, Inc.	$2,779.02	04/24/2002	01-13077-COWE80

Nielsen Media Research, Inc.	Florida, Hillsborough County	A,B,C,D,F thru 03/27/2006	Judgment See below

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number

Nielsen Media Research (as garnishee)	Florida, Hillsborough County		Judgment	The Independent Savings Plan Company	$4,973.14	11/27/2001	2000-17215-SC

Nielsen Media Research, Inc.	Florida, Pinellas County	A,B,C,D,F thru 03/29/2006	Judgment See below

Nielsen Media Research (as garnishee)	Florida, Pinellas County		Judgment	Monogram Credit Card Bank of Georgia	$4,004.06	07/23/2001	00-977-SC-NPC

Nielsen Media Research, Inc. (as garnishee)	Florida, Pinellas County		Judgment	Capital One Bank	$7,367.37	01/27/2005	03-7878-CO

Nielsen Media Research, Inc.	Florida, Sarasota County	A,B,C,D,F thru 03/29/2006	CLEAR

Nielsen Media Research, Inc.	Georgia Central Index	A thru 03/31/2006	CLEAR

Nielsen Media Research, Inc.	Georgia, Cobb County	B,C,D,F thru 03/22/2005	CLEAR

Nielsen Media Research, Inc.	Georgia, Cobb County Superior Court	D thru 02/02/2006	CLEAR		.

Nielsen Media Research, Inc.	Georgia, Fulton County	A,F thru 07/14/2006 B,C,D thru 05/05/2006	CLEAR

Nielsen Media Research, Inc.	Illinois SOS	A,B thru 03/31/2006	CLEAR		.	.

Nielsen Media Research, Inc.	Illinois, Cook County	A,B,C,D,F thru 03/27/2006	CLEAR

Nielsen Media Research, Inc.	Illinois, Cook County Circuit Court	D thru 04/05/2006	Judgment See below

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nielsen Media Rese...	Illinois, Cook County Circuit Court		Judgment	Wellness Medical	$2,300.00	07/27/2005	2005-M1-l50760

Nielsen Media...	Illinois, Cook County Circuit Court		Judgment	Aronson Furniture	$638.74	12/10/2004	2004-Ml-183578

Nielsen Media Rese...	Illinois, Cook County Circuit Court		Judgment	Johnny Jamison	$2,000.00	08/10/2004	2004-MI-150760

Nielsen Media Research, Inc.	Indiana SOS	A thru 04/03/2006	CLEAR

Nielsen Media Research, Inc.	Indiana, Johnson County	A,B,C,D,F thru 03/29/2006	CLEAR

Nielsen Media Research, Inc.	Kentucky SOS	A thru 04/03/2006	CLEAR

Nielsen Media Research, Inc.	Kentucky, Hardin County	A,B,C,D,F thru 04/03/2006	CLEAR

Nielsen Media Research, Inc.	Kentucky, Hardin County Circuit Court	D thru 04/03/2006	CLEAR

Nielsen Media Research, Inc.	Kentucky, Hardin County District Court	D thru 04/03/2006	CLEAR

Nielsen Media Research, Inc.	Maryland SOS	A thru 03/15/2006	CLEAR

Nielsen Media Research, Inc.	Maryland, Frederick County	A,B,C,D,F thru 02/28/2006	CLEAR

Nielsen Media Research, Inc.	Maryland, Frederick County District Court	A thru 02/02/2006 F thru 03/17/2006 B,C,D thru 02/28/2006	CLEAR

Nielsen Media Research, Inc.	Maryland, Montgomery County	A,B,C,D,F thru 06/30/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nielsen Media Research, Inc.	Massachusetts SOS	A thru 04/04/2006 C thru 03/31/2006	CLEAR

Nielsen Media Research, Inc.	Massachusetts U.S. District Court Boston	B thru 04/04/2006	CLEAR

Nielsen Media Research, Inc.	Massachusetts, Lowell Town	A,C thru 04/04/2006	CLEAR

Nielsen Media Research, Inc.	Massachusetts, Middlesex County Registry of Deeds	A,B,C,D,F thru 04/04/2006	CLEAR

Nielsen Media Research, Inc.	Massachusetts, Middlesex County Superior Court	D thru 04/04/2006	CLEAR

Nielsen Media Research, Inc.	Michigan SOS	A,B,C thru 03/30/2006	CLEAR

Nielsen Media Research, Inc.	Michigan, Oakland County	A,B,C,D,F thru 03/30/2006	CLEAR

Nielsen Media Research, Inc.	Michigan, Oakland County Circuit Court	D thru 03/28/2006	CLEAR

Nielsen Media Research, Inc.	Michigan, Oakland County District Court	D thru 03/28/2006	CLEAR

Nielsen Media Research, Inc.	Minnesota SOS	A,B,C thru 03/31/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nielsen Media Research, Inc.	Minnesota, Ramsey County	B,C thru 02/01/2006 D thru 04/05/2006 F (Torrens record) thru 11/17/2005 F (Abstract record) thru 02/01/2006	CLEAR

Nielsen Media Research, Inc.	Missouri 505	A thru 04/02/2006	CLEAR

Nielsen Media Research, Inc.	Missouri, St. Charles County	A,B,C,D,F thru 03/29/2006	CLEAR

Nielsen Media Research, Inc.	New Jersey Dept. of Treasury Commercial Recording	A thru 03/20/2006	CLEAR

Nielsen Media Research, Inc.	New Jersey Superior Court	C,D thru 04/07/2006	CLEAR

Nielsen Media Research, Inc.	New Jersey, Bergen County	A,B,C,D,F thru 02/28/2006	CLEAR		.

Nielsen Media Research, Inc.	New York SOS	A,B,C thru 04/03/2006	CLEAR

Nielsen Media Research, Inc.	New York, New York County	A,B,C,D,F thru 03/25/2006	CLEAR

Nielsen Media Research, Inc.	New York, New York County Supreme Court	D thru 03/25/2006	CLEAR

Nielsen Media Research, Inc.	North Carolina SOS	A,B thru 03/31/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nielsen Media Research, Inc.	North Carolina, Mecklenburg County	A,B,C,D,F thru 03/30/2006	CLEAR

Nielsen Media Research, Inc.	Ohio SOS	A thru 03/16/2006	CLEAR

Nielsen Media Research, Inc.	Ohio, Hamilton County	A,B,C,D,F thru 03/20/2006	CLEAR

Nielsen Media Research, Inc.	Ohio, Montgomery County	A,B,C,D,F thru 03/22/2005	CLEAR

Nielsen Media Research, Inc.	Oregon SOS	A,B,C thru 03/30/2006	CLEAR

Nielsen Media Research, Inc.	Oregon, Washington County	A,B,C,D,F thru 03/28/2006	CLEAR

Nielsen Media Research, Inc.	Pennsylvania SOS	A thru 03/24/2006	CLEAR

Nielsen Media Research, Inc.	Pennsylvania, Allegheny County	A,B,C,D,F thru 03/30/2006	CLEAR

Nielsen Media Research, Inc.	Pennsylvania, Montgomery County	A,B,C,D,F thru 01/15/2006	CLEAR

Nielsen Media Research, Inc.	Tennessee SOS	A thru 04/04/2006	CLEAR

Nielsen Media Research, Inc.	Tennessee, Davidson County	A,B,C,D,F thru 04/04/2006	CLEAR

Nielsen Media Research, Inc.	Tennessee, Davidson County Chancery Court	D thru 04/04/2006	CLEAR

Nielsen Media Research, Inc.	Tennessee, Davidson County Circuit Court	D thru 04/04/2006	CLEAR

Nielsen Media Research, Inc.	Tennessee, Davidson County General Sessions	D thru 04/04/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nielsen Media Research, Inc.	Tennessee, Knox County	A,B,C,D,F thru 07/19/2006	CLEAR

Nielsen Media Research, Inc.	Texas SOS	A,B thru 04/02/2006	CLEAR

Nielsen Media Research, Inc.	Texas, Dallas County	A,B,C,D,F thru 07/13/2006	CLEAR

Nielsen Media Research, Inc.	Texas, Fort Bend County	A,B,C,D,F thru 03/30/2006	CLEAR

Nielsen Media Research, Inc.	Texas, Fort Bend County Court	D thru 03/23/2006	CLEAR

Nielsen Media Research, Inc.	Texas, Fort Bend County District Court	D thru 03/23/2006	CLEAR

Nielsen Media Research, Inc.	Texas, Harris County	A,B,C,D,F thru 03/30/2006	CLEAR

Nielsen Media Research, Inc.	Texas, Harris County Court	D thru 03/30/2006	CLEAR

Nielsen Media Research, Inc.	Texas, Harris County District Court	D thru 03/30/2006	CLEAR						.

Nielsen Media Research, Inc.	Texas, Tarrant County	A,B,C,D,F thru 03/28/2006	CLEAR

Nielsen Media Research, Inc.	Texas, Tarrant County Court	D thru 03/28/2006	CLEAR

Nielsen Media Research, Inc.	Texas, Tarrant County District Court	D thru 03/28/2006	CLEAR

Nielsen Media Research, Inc.	Virginia SCC	A,B thru 03/29/2006	CLEAR

Nielsen Media Research, Inc.	Virginia, Chesterfield County	A,B,C,D,F thru 04/07/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nielsen Media Research, Inc.	Virginia, Virginia Beach City	A,B,C,D,F thru 04/04/2006	CLEAR

Nielsen National Research Group, Inc.	California SOS	A,B,C,D thru 04/06/2006	CLEAR

Nielsen National Research Group, Inc.	California, Los Angeles County	A,B,C,D,F thru 04/06/2006	CLEAR			.

Nielsen National Research Group, Inc.	California, Los Angeles County Superior Court	D thru 04/03/2006	CLEAR

NMR Investing I, Inc.	Delaware SOS	A,B thru 03/31/2006	CLEAR			.

NMR Investing I, Inc.	Delaware, New Castle County	A,B,C,D,F thru 04/10/2006	CLEAR

NMR Licensing Associates L.P.	Delaware SOS	A,B thru 03/31/2006	CLEAR

NMR Licensing Associates LP.	Delaware, New Castle County	A,B,C,D,F thru 04/10/2006	CLEAR

Nonstop Solutions, Incorporated	California SOS	A thru 04/06/2006	UCC See below						.

Non Stop Solutions	California SOS		UCC-I	Comdisco, Inc.	Leased equipment	11/20/1998	9832560370

Non Stop Solutions	California SOS		UCC Continuation	Comdisco, Inc.	Leased equipment	11/20/1998	9832560370	06/24/2003	03178C0016

Nonstop Solutions, Inc.	California SOS		UCC-I	Dell Financial Services, I.P.	Leased equipment	08/20/2002	0223360077

Nonstop Solutions Inc.	California SOS		UCC-I	Minolta Business Solutions, Inc. (fka Minolta Business Systems, Inc.)	Leased equipment	10/18/2002	0229560172

Nonstop Solutions, Incorporated	California SOS		UCC-I	IBM Credit Corporation	Leased equipment	12/16/2002	0235460181

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nonstop Solutions, Incorporated	California SOS		UCC-1	IBM Credit LLC	Leased equipment	01/23/2003	0302760564

Nonstop Solutions Incorporated	California SOS		UCC-1	US Bancorp	Specific equipment	04/04/2003	0309860543

Nonstop Solutions, Incorporated	California SOS		UCC-1	BCC Funding Corp. I	Leased equipment	04/11/2003	0310460455

Panel International S.A.	Delaware SOS	A,B thru 03/23/2006	CLEAR

Panel International S.A.	Illinois SOS	A,B thru 04/13/2006	CLEAR

Panel International S.A.	Illinois, Cook County	A,B,C,D,F thru 04/10/2006	CLEAR

Panel International S.A.	Illinois, Cook County Circuit Court	D thru 04/17/2006	CLEAR

PERQ/HCI Corp.	Delaware SOS	A,B thru 03/23/2006	CLEAR

PERQ/HCI Corp	New Jersey Dept. of Treasury Commercial Recording	A thru 03/20/2006	CLEAR

PERQ/HCI Corp	New Jersey Superior Court	C,D thru 04/07/2006	CLEAR

PERQ/HCI Corp	New Jersey, Mercer County	A,B,C,D,F thru 03/10/2006	CLEAR

PERQ/HCI, LLC	New York SOS	A,B thru 07/14/2006	CLEAR

PERQ/HCI, LLC	New York, New York County	A,B,F thru 07/07/2006 C,D thru 07/14/2006	CLEAR

POC, Inc.	New York SOS	A,B,C thru 04/03/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
POC, Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

POC, Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Scarborough Research	Delaware SOS	A,B thru 03/23/2006	CLEAR

Scarborough Research	Florida Secured Transaction Registry	A thru 07/14/2006	CLEAR

Scarborough Research	Florida SOS	B thru 07/06/2006 D thru 07/14/2006	CLEAR

Scarborough Research	Florida, Broward County	A,B,C,D,F thru 06/30/2006	CLEAR

Scarborough Research	Illinois SOS	A,B thru 07/17/2006	CLEAR

Scarborough Research	Illinois, Cook County	A,B,C,D,F thru 07/10/2006	CLEAR

Scarborough Research	New York SOS	A,B,C thru 04/03/2006	CLEAR

Scarborough Research	New York, New York County	A,B,C,D,F thru 04/07/2006	State tax lien See below

Scarborough Research Corp.	New York, New York County		State tax lien	NYC Dept. of Finance	$532.68	12/11/1990	000283664-01

Scarborough Research	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Scarborough Research	Texas SOS	A,B thru 04/02/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Scarborough Research	Texas, Dallas County	A,B,C,D,F thru 03/23/2006	CLEAR

Scarborough Research	Texas, Dallas County Court	D thru 03/23/2006	CLEAR

Scarborough Research	Texas, Dallas County District Court	D thru 03/23/2006	CLEAR

Showeast, LLC	New York SOS	A,B,C thru 04/03/2006	CLEAR

Showeast, LLC	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

Showeast, LLC	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Spectra Marketing Systems, Inc.	Arkansas SOS	A,B thru 04/03/2006	CLEAR

Spectra Marketing Systems, Inc.	Arkansas, Benton County	A,B,C,D,F thru 03/30/2006	CLEAR

Spectra Marketing Systems, Inc.	Connecticut SOS	A,B,C,D,F thru 07/13/2006	CLEAR

Spectra Marketing Systems, Inc.	Connecticut, Fairfield Town	A,B,C,D thru 07/18/2006	CLEAR	. .

Spectra Marketing Systems, Inc.	Connecticut, Wilton Town	A,B,C,D thru 07/18/2006	CLEAR

Spectra Marketing Systems, Inc.	Delaware SOS	A,B thru 03/23/2006	UCC See below

Spectra Marketing Systems, Inc.	Delaware SOS		UCC-1	EMC Corporation	Specific equipment	06/27/2003	31645699

Spectra Marketing Systems, Inc.	Delaware SOS		UCC-1	Fleet Business Credit, LLC	Specific equipment	11/19/2004	43265370

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Spectra Marketing Systems, Inc.	Illinois SOS	A,B thru 03/31/2006	CLEAR

Spectra Marketing Systems, Inc.	Illinois, Cook County	A,B,C,D,F thru 04/10/2006	CLEAR

Spectra Marketing Systems, Inc.	Illinois, Cook County Circuit Court	D thru 04/17/2006	CLEAR

Spectra Marketing Systems, Inc.	Illinois, Saint Clair County	A,B,C,D,F thru 03/30/2006	CLEAR

Spectra Marketing Systems, Inc.	Illinois, Saint Clair County Circuit Court	D thru 03/30/2006	CLEAR

Spectra Marketing Systems, Inc.	New Jersey SOS	A thru 07/11/2006	CLEAR

Spectra Marketing Systems, Inc.	New Jersey Superior Court	B,D thru 07/10/2006	CLEAR

Spectra Marketing Systems, Inc.	New Jersey, Bergen County	A,B,C,D thru 07/10/2006	CLEAR

Spectra Marketing Systems, Inc.	Pennsylvania SOS	A thru 03/24/2006	CLEAR

Spectra Marketing Systems, Inc.	Pennsylvania, Lancaster County	A,B,C,D,F thru 03/30/2006	CLEAR

Sports Trend Info, LLC	Delaware SOS	A,B thru 03/23/2006	CLEAR

Sports Trend Info, LLC	Florida SOS	A thru 04/11/2006 B thru 04/07/2006 D thru 04/05/2006	CLEAR

Sports Trend Info, LLC	Florida, Palm Beach County	A,B,C,D,F thru 03/29/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Sportsonesource, LLC	Delaware SOS	A,B thru 04/13/2006	CLEAR

Sportsonesource, LLC	Florida Secured Transaction Registry	A thru 04/21/2006	CLEAR

Sportsonesource, LLC	Florida SOS	B,D thru 04/21/2006	CLEAR

Sportsonesource, LLC	Florida, Palm Beach County	A,B,C,D,F thru 04/24/2006	CLEAR

SRDS, Inc.	California SOS	A,B,D thru 07/13/2006	CLEAR

SRDS, Inc.	California, Los Angeles County	A,B,C,D,F thru 07/09/2006	Tax Lien See below

Interactive Market Systems	California, Los Angeles County		Tax Lien	Los Angeles County Tax Collector	$148.79	07/15/1996	96-1127608

Interactive Market Systems	California, Los Angeles County	.	Tax Lien	Los Angeles County Tax Collector	$537.84	12/20/2004	20043284654

SRDS, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

SRDS, Inc.	Illinois SOS	A,B thru 03/31/2006	CLEAR

SRDS, Inc.	Illinois, Cook County	A,B,C,D,F thru 03/27/2006	CLEAR

SRDS, Inc.	Illinois, Cook County Circuit Court	D thru 04/05/2006	Judgment See below

SRDS (one of the defendants)	Illinois, Cook County Circuit Court		Judgment	Edmund J. Lewis MD	$1,453.37	09/09/2004	2004-M1-158628

SRDS Incorporated (one of the defendants)	Illinois, Cook County Circuit Court		Judgment	University Patholo.	$1,314.22	11/27/2002	2002-M1-174075

SRDS Incorporated (one of the defendants)	Illinois, Cook County Circuit Court		Judgment	Arrow Financial	$863.87	11/26/2002	2002-M1-173800

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
SRDS Incorporated (one of the defendants)	Illinois, Cook County Circuit Court		Judgment	NICOM Credit Union and United Bell Co.	$2,330.82	06/14/2001	2001-M1-I28388

SRDS Incorporated (one of the defendants)	Illinois, Cook County Circuit Court		Judgment	Debt Purchase Inc.	$950.00	01/18/2000	2000-M1-102088

SRDS, Inc.	New York SOS	A,B,D thru 07/14/2006	CLEAR

SRDS, Inc.	New York, New York County	A,B,F thru 07/07/2006 C,D thru 07/14/2006	CLEAR

Strategic Mapping, Inc.	California SOS	A,B,C,D thru 04/13/2006	CLEAR

Strategic Mapping, Inc.	California, San Diego County	A,B,C,D,F thru 04/10/2006	CLEAR

Strategic Mapping, Inc.	California, San Diego County Superior Court	D thru 04/10/2006	CLEAR

The National Research Group, Inc.	California SOS	A,B,C,D thru 04/26/2006	CLEAR

The National Research Group, Inc.	California, Los Angeles County	A,B,C,D,F thru 04/11/2006	CLEAR

The National Research Group, Inc.	California, Los Angeles County Superior Court	A,B,C,D,F thru 04/11/2006	CLEAR

Trade Dimensions International, Inc.	Connecticut SOS	A,B,C,D thru 03/31/2006	CLEAR

Trade Dimensions International, Inc.	Connecticut Superior Court	D thru 03/16/2006	CLEAR

Trade Dimensions International, Inc.	Connecticut, Fairfield town	A,B,C,D,F thru 07/18/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Trade Dimensions International, Inc.	Connecticut, Wilton Town	A,B,C,F thru 04/06/2006	CLEAR

Trade Dimensions International, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

Trade Dimensions International, Inc.	Oregon SOS	A,B,C thru 07/14/2006	CLEAR

Trade Dimensions International, Inc.	Oregon, Washington County	A,B,C,D,F thru 07/14/2006	CLEAR

Valcon Finance LLC	Delaware SOS	A,B thru 07/I 0/2006	CLEAR

Valcon Finance LLC	New York SOS	A,B thru 07/14/2006	CLEAR

Valcon Finance LLC	New York, New York County	A,B, F thru 07/07/2006 C,D thru 07/07/2006	CLEAR

VNU Business Media, Inc.	California SOS	A,B,C,D thru 04/04/2006	CLEAR

VNU Business Media, Inc.	California, Los Angeles County	A,B,C,D,F thru 07/09/2006	CLEAR

VNU Business Media, Inc.	California, Orange County	A,B,C,D,F thru 03/21/2006	CLEAR

VNU Business Media, Inc.	California, Orange County Superior Court	D thru 03/28/2006	CLEAR

VNU Business Media, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

VNU Business Media, Inc.	District of Columbia Recorder of Deeds	A,B,C,D,F thru 02/28/2006	CLEAR						.

VNU Business Media, Inc.	District of Columbia Superior Court	D thru 03/30/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU Business Media, Inc.	Florida Secured Transaction Registry	A thru 07/14/2006	CLEAR

VNU Business Media, Inc.	Florida SOS	B thru 07/06/2006 D thru 07/14/2006	CLEAR

VNU Business Media, Inc.	Florida, Broward County	A,B,C,D,F thru 06/30/2006	CLEAR

VNU Business Media, Inc.	Florida, Miami-Dade County	A,B,C,D,F thru 07/05/2006	CLEAR

VNU Business Media, Inc.	Georgia Cooperative Authority	A thru 07/14/2006	CLEAR

VNU Business Media, Inc.	Georgia, Fulton County	A,B,F thru 07/14/2006 C,D thru 05/05/2006	CLEAR

VNU Business Media, Inc.	Illinois SOS	A,B thru 07/17/2006	CLEAR

VNU Business Media, Inc.	Illinois, Cook County	A,B,C,D,F thru 07/10/2006	CLEAR

VNU Business Media, Inc.	Massachusetts SOS	C thru 03/31/2006	CLEAR

VNU Business Media, Inc.	Massachusetts SOS	A thru 04/04/2006	CLEAR

VNU Business Media, Inc.	Massachusetts U.S. District Court Boston	B thru 04/04/2006	CLEAR

VNU Business Media, Inc.	Massachusetts, Boston City	A,C thru 04/04/2006	CLEAR

VNU Business Media, Inc.	Massachusetts, Suffolk County Registry of Deeds	A,B,C,D,F thru 04/04/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU Business Media, Inc.	Massachusetts, Suffolk County Superior Court	D thru 04/04/2006	CLEAR

VNU Business Media, Inc.	Minnesota SOS	A,B,C thru 03/31/2006	CLEAR

VNU Business Media, Inc.	Minnesota, Hennepin County	B,C,F thru 03/20/2006 D thru 04/03/2006	CLEAR

VNU Business Media, Inc.	New Jersey Dept. of Treasury Commercial Recording	A thru 03/20/2006	CLEAR

VNU Business Media, Inc.	New Jersey Superior Court	C,D thru 04/07/2006	1 judgment for similar name See below

VNU Business Media, Inc.	New Jersey, Ocean County	A,B,C,D,F thru 03/25/2006	CLEAR

VNU Business Media, Inc.	New York SOS	A,B,C thru 04/03/2006	CLEAR

VNU Business Media, Inc.	New York, New York County	A,B,C,D,F thru 03/25/2006	CLEAR		.

VNU Business Media, Inc.	New York, New York County Supreme Court	D thru 03/25/2006	CLEAR

VNU Business Media, Inc.	Tennessee SOS	A thru 04/04/2006	CLEAR

VNU Business Media, Inc.	Tennessee, Davidson County	A,B,C,D,F thru 04/04/2006	CLEAR

VNU Business Media, Inc.	Tennessee, Davidson County Chancery Court	D thru 04/04/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU Business Media, Inc.	Tennessee, Davidson County Circuit Court	D thru 04/04/2006	CLEAR

VNU Business Media, Inc.	Tennessee, Davidson County General Sessions	D thru 04/04/2006	CLEAR

VNU Business Media, Inc.	Tennessee, Knox County	A,B,C,D,F thru 04/03/2006	CLEAR

VNU Business Media, Inc.	Tennessee, Knox County Chancery Court	D thru 04/03/2006	CLEAR

VNU Business Media, Inc.	Tennessee, Knox County Circuit Court	D thru 04/03/2006	CLEAR

VNU Business Media, Inc.	Tennessee, Knox County General Sessions	D thru 04/03/2006	CLEAR

VNU Business Media, Inc.	Texas SOS	A,B thru 04/02/2006	CLEAR

VNU Business Media, Inc.	Texas, Dallas County	A,B,C,D,F thru 07/13/2006	CLEAR

VNU Business Media, Inc.	Texas, Harris County	A,B,C,D,F thru 03/30/2006	CLEAR

VNU Business Media, Inc.	Texas, Harris County Court	D thru 03/30/2006	CLEAR

VNU Business Media, Inc.	Texas, Harris County District Court	D thru 03/30/2006	CLEAR

VNU Business Media, Inc.	Virginia SCC	A,B thru 07/12/2006	CLEAR

VNU Business Media, Inc.	Virginia, Fairfax County	A,B,C,D,F thru 07/14/2006	CLEAR

VNU eMedia, Inc.	California SOS	A,B,D thru 07/13/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU eMedia, Inc.	California, Los Angeles County	A,B,C,D,F thru 07/09/2006	CLEAR

VNU Emedia,Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

VNU eMedia, Inc.	Massachusetts SOS	A thru 7/19/2006	CLEAR

VNU eMedia, Inc.	Massachusetts, Boston Town	C thru 07/20/2006	CLEAR

VNU eMedia, Inc.	Massachusetts, Suffolk County	A,B,C,D,F thru 07/14/2006	CLEAR

VNU emedia, Inc.	New York SOS	A,B,C thru 04/14/2006	CLEAR

VNU emedia, Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

VNU emedia, Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

VNU eMedia, Inc.	Tennessee SOS	A thru 07/15/2006	CLEAR

VNU eMedia, Inc.	Tennessee, Davidson County	A,B,C,D,F thru 07/18/2006	CLEAR

VNU Expositions, Inc.	California SOS	A,B,C,D thru 04/04/2006	CLEAR

VNU Expositions, Inc.	California, Los Angeles County	A,B,C,D,F thru 03/27/2006	CLEAR

VNU Expositions, Inc.	California, Los Angeles County Superior Court	D thru 03/23/2006	CLEAR

VNU Expositions, Inc.	California, Orange County	A,B,C,D,F thru 07/11/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU Expositions, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

VNU Expositions, Inc.	Georgia Cooperative Authority	A thru 07/14/2006	CLEAR

VNU Expositions, Inc.	Georgia, Fulton County	A,B,F thru 07/11/2006	CLEAR

		C,D thru 05/05/2006							.

VNU Expositions, Inc.	Illinois SOS	A,B thru 07/17/2006	CLEAR

VNU Expositions, Inc.	Illinois, Cook County	A,B,C,D,F thru 07/10/2006	CLEAR

VNU Expositions, Inc.	Minnesota SOS	A,B,C thru 07/13/2006	CLEAR

VNU Expositions, Inc.	Minnesota, Hennepin County	A,B,C,D,F thru 07/13/2006	CLEAR

VNU Expositions, Inc.	New York SOS	A,B thru 07/14/2006	CLEAR

VNU Expositions, Inc.	New York, New York County	A,B,F thru 07/07/2006	CLEAR

C,D thru 07/14/2006

VNU Expositions, Inc.	Virginia SCC	A,B thru 03/29/2006	CLEAR

VNU Expositions, Inc.	Virginia, Fairfax County	A,B,C,D,F thru 03/29/2006	CLEAR

VNU Marketing Information, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

VNU Marketing Information, Inc.	Illinois SOS	A,B thru 07/17/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number

VNU Marketing Information, Inc.	Illinois, Cook County	A,B,C,D,F thru 07/10/2006	CLEAR

VNU Marketing Information, Inc.	New York SOS	A,B,C thru 04/04/2006	CLEAR

VNU Marketing Information, Inc.	New York, Kings County	A,B,C,D,F thru 03/26/2006	CLEAR

VNU Marketing Information, Inc.	New York, Kings County Supreme Court	D thru 03/26/2006	CLEAR

VNU Marketing Information, Inc.	New York, New York County	A,B,C,D,F thru 03/26/2006	CLEAR

VNU Marketing Information, Inc.	New York, New York County Supreme Court	D thru 03/26/2006	CLEAR

VNU Marketing Information, Inc.	New York, Westchester County	A,B,C,D,F thru 07/04/2006	CLEAR

VNU Media Measurement & Information, Inc.	Connecticut SOS	A,B,C,D thru 07/13/2006	CLEAR

VNU Media Measurement & Information, Inc.	Connecticut, Fairfield town	A,B,C,D,F thru 07/18/2006	CLEAR

VNU Media Measurement & Information, Inc.	Connecticut, Shelton Town	A,B,C,D,F thru 07/18/2006	CLEAR				.

VNU Media Measurement & Information, Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

VNU Media Measurement & Information, Inc.	Florida Secured Transaction Registry	A thru 07/14/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU Media Measurement & Information, Inc.	Florida SOS	B thru 07/06/2006 D thru 07/14/2006	CLEAR

VNU Media Measurement & Information, Inc.	Florida, Pinellas County	A,B,C,D,F thru 07/18/2006	CLEAR

VNU Media Measurement & Information, Inc.	New York SOS	A,B,C thru 04/14/2006	CLEAR					.

VNU Media Measurement & Information, Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

VNU Media Measurement & Information, Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

VNU USA Property Management, Inc.	New York SOS	A,B,C thru 04/03/2006	CLEAR

VNU USA Property Management, Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

VNU USA Property Management, Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

VNU, Inc.	California SOS	A,B,C,D thru 04/04/2006	CLEAR

VNU, Inc.	California, Los Angeles County	A,B,C,D,F thru 03/27/2006	CLEAR

VNU, Inc.	California, Los Angeles County Superior Court	D thru 03/23/2006	CLEAR

VNU, Inc.	California, Orange County	A,B,C,D,F thru 07/11/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU, Inc.	Connecticut SOS	A,B,C,D thru 07/13/2006	CLEAR

VNU, Inc.	Connecticut, Fairfield town	A,B,C,D,F thru 07/18/2006	CLEAR

VNU, Inc.	Connecticut, Wilton Town	A,B,C,D,F thru 07/18/2006	CLEAR

VNU, Inc.	Florida Secured Transaction Registry	A thru 04/03/2006	CLEAR

VNU, Inc.	Florida SOS	B thru 03/21/2006	CLEAR

D thru 03/29/2006

VNU, Inc.	Florida, Pinellas County	A,B,C,D,F thru 07/18/2006	CLEAR

VNU, Inc.	Florida, Sarasota County	A,B,C,D,F thru 03/29/2006	CLEAR

VNU, Inc.	Georgia Central Index	A thru 03/31/2006	CLEAR

VNU, Inc.	Georgia, Fulton County	B,C,D,F thru 03/28/2006	CLEAR

VNU, Inc.	Georgia, Fulton County Superior Court	D thru 03/28/2006	CLEAR

VNU, Inc.	Illinois SOS	A,B thru 03/31/2006	CLEAR

VNU, Inc.	Illinois, Cook County	A,B,C,D,F thru 03/27/2006	CLEAR

VNU, Inc.	Illinois, Cook County Circuit Court	D thru 04/05/2006	CLEAR

VNU, Inc.	Minnesota SOS	A,B,C thru 07/13/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU, Inc.	Minnesota, Hennepin County	A thru 007/13/2006	CLEAR	.

B,C,D,F thru 06/30/2006

VNU, Inc.	Nebraska SOS	A,B,C thru 07/18/2006	CLEAR	.

VNU, Inc.	Nebraska, Douglas County	A,B,C,F thru 07/18/2006	CLEAR

VNU, Inc.	New Jersey SOS	A thru 07/11/2006	CLEAR

VNU, Inc.	New Jersey Superior Court	C,D thru 07/10/2006	CLEAR

VNU, Inc.	New Jersey, Bergen County	A,B,C,D,F thru 07/10/2006	CLEAR

VNU, Inc.	New Jersey, Camden County	A,B,C,D,F thru 06/12/2006	CLEAR

VNU, Inc.	New Jersey, Ocean County	A,B,C,D,F thru 07/11/2006	CLEAR

VNU, Inc.	New York SOS	A,B,C thru 04/03/2006	8 UCCs See below

VNU, Inc.	New York SOS		UCC-1	Bankers/ Softech Divisions of EAB Leasing Corpo.	All goods, chattels, fixtures etc. [ATS # 117898]	09/18/2000	180921

VNU, Inc.	New York SOS		UCC Continuation	Bankers/ Softech Divisions of EAB Leasing Corpo.	All goods, chattels, fixtures etc.	09/18/2000	180921	06/14/2005	200506145534681

VNU, Inc.	New York SOS		UCC-1	Bankers/ Softech Divisions of EAB Leasing Corpo.	Leased equipment	09/18/2000	180936

VNU, Inc.	New York SOS		UCC Continuation	Bankers/ Softech Divisions of EAB Leasing Corpo.	Leased equipment	09/18/2000	180936	06/14/2005	200506145534679

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU	New York SOS		UCC-1	Pitney Bowes Credit Corporation	Leased equipment	04/01/2002	074745

VNU Inc.	New York SOS		UCC-1	Pitney Bowes Credit Corporation	Leased equipment	03/12/2003	200303120541889

VNU, Inc.	New York SOS		UCC-1	Forsythe/McArthur Associates, Inc.	Leased equipment	02/18/2004	200402180172989

VNU Inc.	New York SOS		UCC-1	Pitney Bowes Credit Corporation	All equipment of Pitney Bowes	04/08/2004	200404085279933

VNU, Inc.	New York SOS .		In-Lieu UCC-1 brings in IL- SOS #4270170 dated 09/19/2000	Bankers/ Softech Divisions of EAB Leasing Corpo.	Leased equipment	06/15/2005	200506150703598

VNU	New York SOS		UCC-1	Pitney Bowes Credit Corporation	All equipment of Pitney Bowes	01/24/2006	200601245081099

VNU, Inc.	New York, Nassau County	A,B,C,D,F thru 07/03/2006	CLEAR

VNU, Inc.	New York, New York County	A,B,C,D,F thru 03/25/2006	CLEAR

VNU, Inc.	New York, New York County Supreme Court	D thru 03/25/2006	CLEAR

VNU, Inc.	Pennsylvania SOS	A thru 03/24/2006	CLEAR

VNU, Inc.	Pennsylvania, Lehigh County	A,B,C,D,F thru 03/31/2006	CLEAR

VNU, Inc.	Texas SOS	A,B thru 04/02/2006	CLEAR

VNU, Inc.	Texas, Dallas County	A,B,C,D,F thru 03/23/2006	CLEAR

VNU, Inc.	Texas, Dallas County Court	D thru 03/23/2006	CLEAR

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU, Inc.	Texas, Dallas County District Court	D thru 03/23/2006	CLEAR

VNU, Inc.	Texas, Denton County	A,B,C,D,F thru 07/12/2006	CLEAR

VNU, Inc.	Virginia SCC	A,B thru 07/12/2006	CLEAR

VNU, Inc.	Virginia, Fairfax County	A,B,C,D,F thru 07/14/2006	CLEAR

VNU, Inc.	Wisconsin SOS	A,B thru 07/17/2006	CLEAR

VNU, Inc.	Wisconsin, Brown County	A,B,C,D,F thru 07/11/2006	CLEAR

VNU, Inc.	Wisconsin, Fond du Lac County	A,B,C,D,F thru 07/12/2006	CLEAR

VNU/SRDS Management Co., Inc.	Delaware SOS	A,B thru 03/23/2006	CLEAR

VNU/SRDS Management Co., Inc.	Illinois SOS	A,B thru 07/17/2006	CLEAR

VNU/SRDS Management Co., Inc.	Illinois, Cook County	A,B,C,D,F thru 07/10/2006	CLEAR

VNU/SRDS Management Co., Inc.	New Jersey Dept. of Treasury Commercial Recording	A thru 04/06/2006	CLEAR

VNU/SRDS Management Co., Inc.	New Jersey Superior Court	D thru 04/23/2006	State Tax Lien See below

VNU/SRDS Management Co., Inc.	New Jersey, Mercer County		State Tax Lien	Division of Taxation	$171,292.45	02/02/2006	DJ-029809-06

VNU/SRDS Management Co., Inc.	New Jersey, Mercer County	A,B,C,D,F thru 04/18/2006	State Tax Lien See below

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
VNU/SRDS Management Co., Inc.	New Jersey, Mercer County		State Tax Lien	Division of Taxation	$171,292.45	02/02/2006	DJ-029809-06

VNU/SRDS Management Co., Inc.	New York SOS	A,B,C thru 04/14/2006	CLEAR

VNU/SRDS Management Co., Inc.	New York, New York County	A,B,C,D,F thru 04/07/2006	CLEAR

VNU/SRDS Management Co., Inc.	New York, New York County Supreme Court	D thru 04/07/2006	CLEAR

Schedule 6

Copy of Financing Statements to Be Filed

Please see Tab 15 – UCC-1 Financing Statements with respect to the Domestic Loan Parties.

Schedule 7

Filings/Filing Offices

Type of Filing	Entity	Applicable Collateral Document	Jurisdictions
UCC-1 Financing Statement	All Companies	Security Agreement	Jurisdiction of Organization

Intellectual Property Filing	All Companies listed on Schedule 12 as owning IP	IP Security Agreement	US Patent and Trademark Office

Schedule 8(a)

Real Property

Entity of Record	Location Address	Owned/ Leased	Landlord/ Owner	Description of Lease
Nielsen Media Research, Inc.	Shelton Pointe, 2 Trap Falls Road, Shelton, CT 06484-4695	Leased	2 Trap Falls, LLC	84-Month Lease

ACNielsen (US), Inc.	Suite 605, 1000 Mcclain Road, Bentonville, AR 72712-6737	Leased	Behringer Harvard TIC Management Services LP	60-Month Lease
	Suite 205, 2201 Walnut Avenue, Fremont, CA 94538-2334	Leased	Colton Properties, Inc	60-Month Lease
	2nd & 3rd Floors, 45 Danbury Road, Wilton, CT 06897-4455	Leased	Robert D. Scinto	95-Month Lease
	Suite 250, 2700 Patriot Boulevard, Glenview, IL 60026-8021	Leased	Catellus Development Corp	124-Month Lease
	Woodfield Corporate Center, 150 North Martingale Road, Schaumburg, IL 60173-2076	Leased	Woodfield Realty Holding Company C/O Hines Interes	180-Month Lease
	Suite 600, 101 Federal Street, Boston, MA 02110	Leased	75-101 Federal St., L,L,C. C/O Equity Office	60-Month Lease
	2nd Floor, 70 Franklin Street, Boston, MA 02110-1313	Leased	C/O Cornerstone Real Estate Advisers, Inc.	75-Month Lease
	Interchange Tower - Suite 400, 600 South Highway 169, St. Louis Park, MN 55426-1216	Leased	Whiop Real Estate Limited Partnership	120-Month Lease
	Suite 100, 220 Lake Drive East, Cherry Hill, NJ 08002-1165	Leased	Brandywine Operating Partnership, LP	60-Month Lease
	First Floor, 100 Passaic Avenue, Fairfield, NJ 07055-4827	Leased	Wellsford/Whitehall Holdings, L.L.C. C/O WP Commer	84-Month Lease
	Mack-Cali Centre II, 2nd Floor, 650 From Road, Paramus, NJ 07652-3517	Leased	Mack-Cali Realty LP	84-Month Lease
	Suite 100E, 6800 Jericho Turnpike, Syosset, NY 11791-4401	Leased	Reckson Operating Partnership	123-Month Lease
	Lobby Level, Units 4,5,7 & 8, 6900 Jericho Turnpike, Syosset, NY 11791	Leased	Reckson Associates Realty Corp.	72-Month Lease
	Suite 1601, 1014 Vine Street, Cincinnati, OH 45202	Leased	The Kroger Co.	72-Month Lease
	Suite 202-9, 15280 Nw Central Drive, Portland, OR 97229-7809	Leased	Bethany Village Offices, LLC	12-Month Lease
	Suite 1130, 1000 Omega Drive, Pittsburgh, PA 15205-5005	Leased	Omega Corporate Center LP	60-Month Lease
	Suite 200, 401 East Corporate Drive, Lewisville, TX 75057-6433	Leased	ACLP Lake Pointe/Corporate Pointe LP	117-Month Lease
	2650 South Ashland, Green Bay, WI 54304-5361	Leased	Ready For Primetime, LLC	36-Month Lease
	Suite 300, 575 D`Onofrio Drive, Madison, WI 53719-2832	Leased	Welton Partners Ltd	87-Month Lease
	10202 & 10206 F Street, Omaha, NE 68127	Owned	—	—

Entity of Record	Location Address	Owned/ Leased	Landlord/ Owner	Description of Lease
	30 South Main Street, Fond Du Lac, WI 54935-4227	Owned	—	—

BBI Marketing Services, Inc.	55 Greens Farm Road, Westport, CT 06880-6149	Leased	Allianz of America, Inc	106-Month Lease
	Suite 600, 50 West Rivercenter Blvd, Covington, KY 41011-5813	Leased	Corporex	144-Month Lease
	1390 Donaldson Road Center, Erlanger, KY 41018	Leased	Tappan Properties Limited	240-Month Lease
	Waterview Corporate Center, 10 Waterview Boulevard, Parsippany, NJ 07054	Leased	Teachers Insurance and Annuity Association of America	89-Month Lease

BDS (Canada), LLC	550 11th Street, Miami, FL 33139	Leased	Regal South Beach, Inc.	36-Month Lease
	Buildings `D` & `F`, 8100 NW 101st Terrace 4, Kansas City, MO 64153-1379	Leased	Tiffany Junction, LLC	120-Month Lease

Claritas Inc.	Suite 400, 5375 Mira Sorrento Place, San Diego, CA 92121-3804	Leased	Trizec Cal Holdings,LLC	120-Month Lease
	Governors Lakes, Suite 550, 3091 Governors Lake Parkway, Norcross, GA 30071-1123	Leased	Governors Lakes Properties, Ltd.	67-Month Lease
	Parkview Executive Center, 53 Brown Road, Ithaca, NY 14850-1247[1]	Leased	53 Associates, LLC	84-Month Lease
	Suite 1200, 1525 Wilson Boulevard, Arlington, VA 22209-2455	Leased	Glenborough Fund IX, LLC	96-Month Lease

Consumer Research Services, Inc.	902 8th Avenue West, Bradenton, FL 34205-7708	Leased	Jake’s Automotive Center Inc.	24-Month Lease
	CS Technical Center, 12350 Northwest 39th Street, Coral Springs, FL 33065-2404	Leased	C. S. Technical Center, Inc. C/O Syndicon Property	120-Month Lease
	Royal Building, Suite 150, 4502 Centerview Drive, San Antonio, TX 78228 (commencing 6/1/06)	Leased	AP-Night, LP	23-Month Lease
	Corporate Square, Ste 120, 125 & 225, 4801 Nw Loop 410, San Antonio, TX 78229-5342	Leased	Koll Bren Fund VI, LP	36-Month Lease

Decisions Made Easy, Inc.	Suites 6, 8 and 10, 1000 S.W. West Park Drive, Bentonville, AR 72712	Leased	Moberly Center, LLC	72-Month Lease

Global Media USA, LLC	4th Floor, Suite 440, 201 California Street, San Francisco, CA 94111-5032	Leased	EOP-221 California Street, L.L.C	37-Month Lease

Interactive Market Systems, Inc.	Apartment 11-D, 127 East 30th Street, New York, NY 10016-7362	Leased	Lexingon Construction & Development Corp.	12-Month Lease
	49 W 9000 South, Sandy, UT 84070-2008	Leased	Storco, Ltd	108-Month Lease

[1]	Subleased to Gene Network Sciences, Inc.

Entity of Record	Location Address	Owned/ Leased	Landlord/ Owner	Description of Lease
Nielsen Entertainment, LLC	Rooms 1114-1117, 11th Floor, 1650 Broadway, New York, NY 10019[1]	Leased	First Sterling Corporation, et al.	24-Month Lease

Nielsen Media Research, Inc.	Suite 240, 1001 Madison Street, Benicia, CA 94510-2942	Leased	George and Anna McDonald	24-Month Lease
	Suite 203, 12425 Lewis Street, Garden Grove, CA 92840-4654	Leased	AP - Cityview LLC	60-Month Lease
	Suite 1070, Two Embarcadero Center, San Francisco, CA 94111-3814	Leased	Boston Properties, Inc	121-Month Lease
	Suite 300, 7475 Dakin Street, Denver, CO 80221-6967	Leased	GPA Tower, LLC	60-Month Lease
	Suite 3-11, 8 West Main Street, Niantic, CT 06357-2332	Leased	Romulan Realty, LLC	48-Month Lease
	3rd Floor, 1317 F Street, NW, Washington, DC 20004	Leased	New Sun Associates, LP	60-Month Lease
	Portsmouth Business Center, 1659 Virginia Street, Dunedin, FL 34698	Leased	Portsmouth Business Center Associates	120-Month Lease
	501 Brooker Creek (2), Oldsmar, FL 34677	Leased	MT Statutory Trust	420-Month Lease
	501 Brooker Creek Boulevard, Oldsmar, FL 34677-2966	Leased	MT Statutory Trust	432-Month Lease
	Suite 1700, 700 Broooker Creek Boulevard, Oldsmar, FL 34677	Leased	Brooker Creek North I, LLP	120-Month Lease
	Crystal Beach Plaza, 2870 Alternate 19, Palm Harbor, FL 34683-1925	Leased	Winn-Dixie Stores, Inc	118-Month Lease
	Broward Lakes Business Park, 1083 Shotgun Road, Sunrise, FL 33326-1911	Leased	Weston Sunrise Investors, LLC	60-Month Lease
	14220 Carlson Circle, Tampa, FL 33626-3001	Leased	Tampa Tri-County Flexxspace, Ltd.	60-Month Lease
	Nielsen Media Research Ce, 1080 Knights Trail, Venice, FL 34285	Leased	Laurel Interchange Joint Venture	60-Month Lease
	75 Wade Green Business Center, Bldg 2300 Suite 2320, 1275 Shiloh Road NW, Kennesaw, GA 30144-7183	Leased	75 Wade Green, LLC	36-Month Lease
	3426 N Old Arlington Heights Rd, Arlington Heights, IL 60004-1552	Leased	The Professional Group, An Illinois Partnership	60-Month Lease
	South Park Business Park, 39 South Park Boulevard, Greenwood, IN 46143-8838	Leased	Duke Realty Limited Partnership	37-Month Lease
	Lincoln Trail Plaza Shopp, 555 W. Lincoln Trail Boulevard, Radcliff, KY 40160-3301	Leased	Logsdon Brothers, Inc., Earl L. & Daurice D. Cato	60-Month Lease
	Suite B - 2nd Floor, 704 Rogers Street, Lowell, MA 01852-4338	Leased	Clementine F. Alexis	36-Month Lease

[1]	Subleased to Broadway.com.

Entity of Record	Location Address	Owned/ Leased	Landlord/ Owner	Description of Lease
	2nd Floor, 1395 Piccard Drive, Rockvillle, MD 20850-4329	Leased	1395 Piccard LLC	60-Month Lease
	Suite 120, 27600 Northwestern Hwy, Southfield, MI 48034-8466	Leased	Rivers Edge Office Building LLC	62-Month Lease
	M. H. Project, LLC, 1st Floor, 289 East Fifth Street, St. Paul, MN 55101	Leased	M.H. Project, LLC	96-Month Lease
	Cloverleaf Building, 4037 South Cloverleaf Drive, St. Peters, MO 63376-6450	Leased	Allan Hoffman Revocable Trust	36-Month Lease
	Building One, Suite 200, 200 E. Woodlawn Road, Charlotte, NC 28217-2261	Leased	Woodlawn Office Properties LLC	29-Month Lease
	Suite 104, 700 Kinderkamack Road, Oradell, NJ 07649-1533	Leased	Kamack Realty Corporation	60-Month Lease
	Mack-Cali Centre II, 2nd Floor, 650 From Road, Paramus, NJ 07652-3517	Leased	Mack-Cali Realty LP	12-Month Lease
	605 Third Avenue, New York, NY 10158[1]	Leased	605 Third Avenue LLC	185-Month Lease
	Suite 100, 4015 Executive Park Drive, Cincinnati, OH 45241-2022	Leased	Executive Park Investors, Ltd.	36-Month Lease
	Suite 104, 228 Byers Road, Miamisburg, OH 45342-3675	Leased	228 Partners	52-Month Lease
	Suite 320, 6700 Sw 105th Street, Beaverton, OR 97008-8825	Leased	Weston Holding Company, LLC	37-Month Lease
	Noblestown Plaza, Suite 310, 2121 Noblestown Road, Pittsburgh, PA 15205-3956	Leased	UIP Associates	60-Month Lease
	Suite 310, 920 Germantown Pike, Plymouth Meeting, PA 15205-7401	Leased	Plymouth Greene Development	59-Month Lease
	Jackson Oaks West Office Condos - Bldg B - Lower Level, 10415 Hickory Path Way, Suites 102 & 103, Knoxville, TN 37922	Leased	Plaza Partners II, LLC	37-Month Lease
	Point Place Office Building, Suite 103, 443 Donelson Pike, Nashville, TN 37214-3559	Leased	Lions Club Volunteer Services, Inc.	36-Month Lease
	Suite 190, 2304 West Interstate 20, Arlington, TX 76017-1672	Leased	Park Forrest Monticello Partners, Ltd.	36-Month Lease
	Brookhollow Two, Suite 610, 9800 Northwest Freeway (610), Houston, TX 77092-8835	Leased	GAR Associates, VI, L.P.	60-Month Lease
	Brookhollow Two, Suite 611, 9800 Northwest Freeway (611), Houston, TX 77092-8835	Leased	GAR Associates, VI, L.P.	60-Month Lease
	555 Southlake Blvd., Richmond, VA 23236	Leased	4900 Fitzhugh, LLC	36-Month Lease

[1]	4th, 5th and 6th Floor subleased to Pfizer Inc.; 7th Floor subleased to Jones Day.

Entity of Record	Location Address	Owned/ Leased	Landlord/ Owner	Description of Lease
	820 Live Oak Drive, Virginia Beach, VA	Leased	Waiting for information regarding status.	56-Month Lease

PERQ/HCI, LLC	Suite 300, 50 Millstone Road, East Windsor, NJ 08520-1418	Leased	Windsor Limited Partnership	60-Month Lease

Spectra Marketing Systems, Inc.	Suite #8, 2702 SE Otis Corley Drive, Bentonville, AR 72712	Leased	D.E.I. Rentals	36-Month Lease
	#2B, 1210 Paragon Drive, O’fallon, IL 62269-1773	Leased	David K. Northway	13-Month Lease
	7th Floor, 150 North Queen Street, Lancaster, PA 17603-3562	Leased	The County of Lancaster	15-Month Lease
	Kendig C. Bare Building, 39 E. Chestnut Street, Lancaster, PA 17602-2701	Leased	South Cameron Street Partnership	120-Month Lease

SRDS, Inc.	1700 Higgins Road, Des Plaines, IL 60018-8021	Leased	Equity Office Management, LLC	121-Month Lease

Trade Dimensions International, Inc.	45 Danbury Road, Wilton, CT 06897-4455	Leased	Robert D. Scinto	120-Month Lease

VNU Business Media, Inc.	2nd Floor, Suite 200, 31910 Del Obispo, San Juan Capistrano, CA 92675	Leased	SPM-Serra Plaza, LLC	60-Month Lease
	The Barr Building, Suite 215, 910 Seventeenth Street, Washington, DC 20006-2600	Leased	KV Sun Holdings, LP	24-Month Lease
	Suite 300, 3301 Ponce De Leon Blvd., Coral Gables, FL 33134-7273	Leased	Pines Group Inc.	24-Month Lease
	Suite 210, 100 Boylston Street, Boston, MA 02116-4610	Leased	Berman & Sons, Inc.	60-Month Lease
	50 South Ninth Street, Minneapolis, MN 55402-5796	Leased	Jodar Partnership	72-Month Lease
	Excel Corporate Park II, 575 Prospect Street, Lakewood, NJ 08701-5040	Leased	Excel Corporate Park II	120-Month Lease
	345 Park Avenue South, New York, NY 10010[1]	Leased	Park Ave South LLC	75-Month Lease
	49 Music Square West, Nashville, TN 37203[2]	Leased	Music Square Partnership	174-Month Lease
	Suite 500, 5850 San Felipe, Houston, TX 77057-8003	Leased	Abby Office Centers	12-Month Lease
	Suite 400, 14685 Avion Parkway, Chantilly, VA 20151-1121	Leased	PDI-Lakeside, LLC	121-Month Lease

VNU Expositions, Inc.	Suite 550, 11835 West Olympic Boulevard, Los Angeles, CA 90064 (commencing 9/1/06)	Leased	Douglas Emmett 1997, LLC	87-Month Lease

[1]	Subleased to Digitas.
[2]	Subleased to Everest Technologies, Gladstone, and Scripps Networks, Inc.

Entity of Record	Location Address	Owned/ Leased	Landlord/ Owner	Description of Lease
	Suite 100, 2950 31st Street, Santa Monica, CA 90405-3037 (terminating 8/31/06)	Leased	EOP-Santa Monica Business Park , LLC	97-Month Lease

VNU Marketing Information, Inc.	202 Coffey Street, Brooklyn, NY 11231	Leased	Time Moving & Storage, Inc.	169-Month Lease
	11 West 42nd Street, New York, NY 10036[1]	Leased	Tishman Speyer Properties, L.P.	124-Month Lease
	The Gateway, One North Lexington Avenue, White Plains, NY 10601-1722	Leased	Gateway 1 Group, Inc.	120-Month Lease

VNU, Inc.	5055 Wilshire Boulevard, Los Angeles, CA 90036-4396	Leased	USAA Realty Company	180-Month Lease
	Suite 2000, 6255 Sunset Boulevard, Los Angeles, CA 90028-7421	Leased	USA Sunset Media, LLC	120-Month Lease
	Suite 202, Cattleridge Financial Center, 6000 Cattleridge Drive, Sarasota, FL 34232	Leased	Cattleridge Partners, LLC	60-Month Lease
	Lakeview Ii, Suite 450, 1145 Sanctuary Park, Alpharetta, GA 30004-4793	Leased	Sanctuary Park Realty Holding Company	79-Month Lease
	Suite 2800, 200 W Jackson Boulevard, Chicago, IL 60606-6943	Leased	200 West Jackson Owner LLC C/O MB Real Estate	183-Month Lease
	770 Broadway, New York, NY 10003-9595	Leased	770 Broadway Company LLC	180-Month Lease
	881 Marcon Boulevard, Allentown, PA 18109-9334	Leased	Lehigh Valley Executive Campus LP	38-Month Lease
	Bank One Center, Suite 3300, 1717 Main Street, Dallas, TX 75201-7360	Leased	C/O Lasalle Partners Mgmt., Ltd.	84-Month Lease

[1]	Subleased to Thatcher, Profitt and Wood.

Schedule 8(b)

Leases, Subleases, Tenancies, Franchise Agreements,

Licenses or Other Occupancy Arrangements

Entity of Record	Other Party	Arrangement	Address
Claritas Inc.	Gene Network Sciences, Inc.	Sub-Lease	Parkview Executive Center 53 Brown Road Ithaca, NY 14850

Nielsen Entertainment, LLC	Broadway.com	Sub-Lease	Rooms 1114-1117, 11th Floor, 1650 Broadway, New York, NY 10019

Nielsen Media Research, Inc.	Jones Day	Sub-Lease	605 Third Avenue South 7th Floor New York, NY

Nielsen Media Research, Inc.	Pfizer Inc.	Sub-Lease	605 Third Avenue South 4th, 5th and 6th Floors New York, NY

VNU Business Media, Inc.	Digitas	Sub-Lease	345 Park Avenue South New York, NY

VNU Business Media, Inc.	Everest Technologies	Sub-Lease	49 Music Square West Suite 400 Nashville, TN 37203

VNU Business Media, Inc.	Gladstone	Sub-Lease	49 Music Square West Nashville, TN 37203

VNU Business Media, Inc.	Scripps Networks, Inc.	Sub-Lease	49 Music Square West Suite 301 Nashville, TN 37203

VNU Business Media, Inc.	Graphiti Design	License Agreement Tenancy	770 Broadway New York, NY 10003

VNU Marketing Information, Inc.	Thatcher Profitt & Wood	Sub-Lease	11 West 42nd Street New York, NY

VNU, Inc.	BuzzMetrics, Ltd. (Trendum)	License Agreement Tenancy	770 Broadway New York, NY 10003

Schedule 9(a)

None.

Schedule 9(b)

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

Schedule 10

(a) Equity Interests of (U.S.) Companies

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Certificate No.	Quantity of Shares/ Interest	Percent Owned
A. C. Nielsen (Argentina) S.A.	Delaware	A. C. Nielsen Company	Delaware	1	200	100%
				2	9,800
A. C. Nielsen Company	Delaware	ACNielsen Corporation	Delaware	3	1,000	100%
AC Nielsen (US), Inc.	Delaware	A. C. Nielsen Company	Delaware	2	1,000	100%
AC Nielsen HCI, LLC	Delaware	PERQ/HCI, LLC	Delaware	2	100	100%
ACN Holdings Inc.	Delaware	VNU International B.V.	Netherlands	1	100	100%
ACNielsen Corporation	Delaware	ACN Holdings Inc.	Delaware	3	100	100%
ACNielsen EDI II, Inc.	California	ACNielsen Corporation	Delaware	4	1,000	100%
ACNielsen International Research (United States) Limited	New York	ACNielsen Corporation	Delaware	6	200	100%
ART Holding, L.L.C.	Delaware	A. C. Nielsen Company	Delaware	N/A	100%	100%
Athenian Leasing Corporation	Delaware	NMR Licensing Associates, L.P.	Delaware	5	1,000	100%
BBI Marketing Services, Inc.	Delaware	ACNielsen Corporation	Delaware	384	2,000	100%
BDS (Canada), LLC	Delaware	Broadcast Data Systems, LLC	Delaware	1	100	100%
Billboard Cafes, Inc.	Delaware	VNU Business Media, Inc.	Delaware	1	100	100%
Broadcast Data Systems, LLC	Delaware	Nielsen Entertainment, LLC	Delaware	4	100	100%
Claritas Inc.	Delaware	VNU Marketing Information, Inc.	Delaware	2	500	100%
Consumer Research Services, Inc.	Delaware	VNU Marketing Information, Inc.	Delaware	2	100	100%
CZT/ACN Trademarks, L.L.C.	Delaware	A. C. Nielsen Company	Delaware	N/A	50%	100%
		Nielsen Media Research, Inc.	Delaware	N/A	50%
Decisions Made Easy, Inc.	Arkansas	VNU International B.V.	Netherlands	1	5,591	100%
EMIS (Canada), LLC	Delaware	Nielsen Entertainment, LLC	Delaware	1	100	100%
Foremost Exhibits, Inc.	Nevada	MFI Holdings, Inc.	Delaware	1	100	100%
Global Media USA, LLC	Delaware	VNU, Inc.	New York	1	100	100%
H R Industries, Inc.	California	VNU Business Media, Inc.	Delaware	8	34.57	100%
Interactive Market Systems, Inc.	New York	Spectra Marketing Systems, Inc.	Delaware	4	500	100%
MFI Holdings, Inc.	Delaware	VNU Business Media, Inc.	Delaware	1, 2	200	100%
Neslein Holding, L.L.C.	Delaware	ACNielsen Corporation	Delaware	N/A	100%	100%

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Certificate No.	Quantity of Shares/ Interest	Percent Owned
Nielsen EDT, Inc.	California	ACNielsen Corporation	Delaware	8	800	100%
Nielsen Entertainment, LLC	Delaware	VNU Marketing Information, Inc.	Delaware	1	100	100%
Nielsen Finance Co.	Delaware	Nielsen Finance LLC	Delaware	2	1,000	100%
Nielsen Finance LLC	Delaware	VNU, Inc.	New York	N/A	65	100%
Nielsen Holdings, Inc.	Delaware	ACN Holdings Inc.	Delaware	N/A	35	100%
		A. C. Nielsen Company	Delaware	2	1,000
Nielsen Leasing Corporation	Delaware	A. C. Nielsen Company	Delaware	A-2	100	100%
Nielsen Media Research, Inc.	Delaware	VNU, Inc.	New York	1	1,000	100%
Nielsen National Research Group, Inc.	California	Nielsen Entertainment, LLC	Delaware	1	1,000	100%
NMR Investing I, Inc.	Delaware	Nielsen Media Research, Inc.	Delaware	2	100	100%
NMR Licensing Associates, L.P.	Delaware	NMR Investing I, Inc.	Delaware	N/A	1.689%	100%
		Nielsen Media Research, Inc.	Delaware	N/A	98.311%
Panel International S.A.	Delaware	A. C. Nielsen Company	Delaware	1	1,000	100%
PERQ/HCI, LLC	Delaware	VNU Marketing Information, Inc.	Delaware	1	10,000	100%
POC, Inc.	New York	VNU Business Media, Inc.	Delaware	4	8	100%
Spectra Marketing Systems, Inc.	Delaware	Claritas Inc.	Delaware	46, 47	10,000	100%
SRDS, Inc.	Delaware	VNU International, B.V.	Netherlands	1	11,500	100%
		VNU, Inc.	New York	2	32,740
		VNU Marketing Information, Inc.	Delaware	3	149,567
Strategic Mapping, Inc.	California	Claritas Inc.	Delaware	1	100	100%
Trade Dimensions International, Inc.	Delaware	Interactive Market Systems, Inc.	New York	1	100	100%
VNU Business Media, Inc.	Delaware	VNU, Inc.	New York	1	1,000	100%
VNU eMedia, Inc.	Delaware	VNU Business Media, Inc. (VNU, Inc.)	Delaware	1	100	100%
VNU Expositions, Inc.	Delaware	VNU Business Media, Inc. (VNU, Inc.)	Delaware	1	100	100%
VNU Marketing Information, Inc.	Delaware	VNU Business Media, Inc. (VNU, Inc.)	New York	1	100	100%

2

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Certificate No.	Quantity of Shares/ Interest	Percent Owned
VNU Media Measurement & Information, Inc.	Delaware	SRDS, Inc.	Delaware	1	100	100%
VNU USA Property Management, Inc.	New York	VNU, Inc.	New York	1	100	100%
VNU, Inc.	New York	VNU International B.V.	Netherlands	1,3,4,5	14,870	100%
VNU/SRDS Management Co., Inc.	Delaware	Spectra Marketing Systems, Inc.	Delaware	2	100	100%
Showeast, LLC	New York	VNU Business Media, Inc.	Delaware	N/A	94%	94%
Buzzmetrics, Inc.	Delaware	BM Holdings, LLC	Delaware	N/A	N/A	90%
Advertising Center, Incorporated	California	VNU Business Media, Inc.	Delaware	16, 17	1,350	90%
Airplay Monitor Venture Associates	New York	VNU Business Media, Inc.	Delaware	N/A	N/A	80%
NetRatings, Inc.	Delaware	ACNielsen Corporation	Delaware	N/A	2,745,569
		Nielsen Media Research, Inc.	Delaware	N/A	18,832,727	61.51%
ACNielsen eRatings.com	Delaware	NetRatings, Inc.	Delaware	N/A	100	100%
Scarborough Research (Partnership)	Delaware	SRDS, Inc.	Delaware	N/A	50.5%	50.5%

3

Schedule 10

(b) Equity Interests of (Non-U.S.) Companies

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Percent Owned	VNU Group Percent Owned
ACNielsen AMER Algeria Sari	Algeria	Amer Research Limited	Cyprus	100%	100%
A.C. Nielsen Argentina S.A.	Argentina	A. C. Nielsen (Argentina) S.A.	Delaware	100%	100%
Inmonte, S.A.	Argentina	A. C. Nielsen Company	Delaware	100%	100%
VNU Business Media Argentina S.A.	Argentina	VNU Business Media, Inc.	Delaware	100%	100%
ACNielsen (Holdings) Pty Limited	Australia	Neslein Holding (Australia) c.v.	Netherlands	100%	100%
ACNielsen Advanced Analytics Pty Limited	Australia	ACNielsen (Holdings) Pty Limited	Australia	100%	100%
ACNielsen Australia Pty Limited	Australia	ACNielsen (Holdings) Pty Limited	Australia	100%	100%
AIM Data (Radio) Pty. Limited	Australia	ACNielsen (Holdings) Pty Limited	Australia	100%	100%
AIM Data (Television) Pty. Limited	Australia	ACNielsen (Holdings) Pty Limited	Australia	100%	100%
Australian Independent Media Data Pty. Limited	Australia	Nandette Pty. Limited	Australia	50%
		Neslein Holding (Australia) c.v.	Australia	50%	100%
Decisions Made Easy Pty. Ltd.	Australia	Decisions Made Easy, Inc.	Arkansas	100%	100%
Media Monitoring Services (Australia) Pty. Ltd	Australia	Nielsen Media Research Limited	United Kingdom	100%	100%
Nandette Pty. Limited	Australia	ACNielsen (Holdings) Pty Limited	Australia	100%	100%
www.consult Pty. Ltd.	Australia	ACNielsen (Holdings) Pty Limited	Australia	100%	100%
A.C. Nielsen Gesellschaft m.b.H.	Austria	A. C. Nielsen Company	Delaware	100%	100%
ACNielsen Azeri	Azerbaijan	ACNielsen Cyprus Limited	Cyprus	100%	100%
ACNielsen Bel	Belarus	ACNielsen Cyprus Limited	Cyprus	100%	100%
A.C. Nielsen Company & Co SA	Belgium	ACNielsen Company (Belgium) SA	Belgium	97.63%	100%
		A. C. Nielsen Company	Delaware	1.57%
		ACNielsen Corporation	Delaware	0.80%
ACNielsen Company (Belgium) SA	Belgium	A. C. Nielsen Company	Delaware	99.375%	100%
		ACNielsen Corporation	Delaware	0.625%
VNU Business Publications N.V.	Belgium	VNU Business Media Europe B.V.	Netherlands	100%	100%
A. C. Nielsen do Brasil Ltda.	Brazil	Art Holding (Brazil) c.v.	Netherlands	100%	100%
VNU Business Media do Brasil Ltda	Brazil	VNU, Inc.	New York	100%	100%
ACNielsen Bulgaria Ltd	Bulgaria	ACNielsen Cyprus Limited	Cyprus	100%	100%
ACNielsen Cameroon Sari	Cameroon	ACNielsen Cyprus Limited	Cyprus	100%	100%
ACNielsen Canada Holding Company	Canada	ACNielsen Holding (Canada) B.V.	Netherlands	100%	100%
ACNielsen Canada Partnership	Canada	ACNielsen Company of Canada	Canada	99.5%	100%

4

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Percent Owned	VNU Group Percent
		ACNielsen Canada Holding Company	Canada	0.5%
ACNielsen Company of Canada	Canada	ACNielsen Canada Holding Company	Canada	100%	100%
Nielsen Media Research Ltd.	Canada	Nielsen Media Research, Inc.	Delaware	100%	100%
ACNielsen Cayman Islands Colombia Ltd.	Cayman Islands	A. C. Nielsen Company	Delaware	94%	100%
		Nielsen Holdings, Inc.	Delaware	6%
ACNielsen Cayman Islands Ltd.	Cayman Islands	A. C. Nielsen do Brasil Ltda.	Brazil	100%	100%
ACNielsen Chile Ltda.	Chile	A. C. Nielsen Company	Delaware	99%	100%
		Nielsen Holdings, Inc.	Delaware	1%
Shanghai ACNielsen Limited	China	ACNielsen (China) Limited	Hong Kong	96%	96%
ACNielsen (Guangzhou) Ltd.	China	ACNielsen Group Limited	Hong Kong	92%	92%
ACNielsen Colombia Ltda.	Colombia	ACNielsen Cayman Islands Colombia Ltd.	Cayman Islands	99.99%	100%
		Nielsen Holdings, Inc.	Delaware	.01%
ACNielsen Costa Rica S.A.	Costa Rica	ACNielsen Centroamerica, S.A.	Guatemala	100%	100%
AC NIELSEN COTE D’IVOIRE LIMITED	Cote d’Ivoire	ACNielsen Cyprus Limited	Cyprus	100%	100%
ACNielsen d.o.o.	Croatia	ACNielsen Piackutató Kft.	Hungary	100%	100%
ACNielsen Cyprus Limited	Cyprus	ACNielsen Canada Partnership	Canada	49%	100%
		ACNielsen (Nederland) B.V.	Netherlands	24%
		A. C. Nielsen Company	Delaware	15%
		A.C. Nielsen Gesellschaft m.b.H.	Austria	12%
Amer Research Limited	Cyprus	ACNielsen (Nederland) B.V.	Netherlands	51%	100%
		ACNielsen Company of Canada	Canada	49%
ACNielsen Czech Republic s.r.o.	Czech Republic	ACNielsen Cyprus Limited	Cyprus	100%	100%
ACNielsen A/S	Denmark	A. C. Nielsen Company	Delaware	100%	100%
AMER Research and Analysis Ltd	Egypt	Amer Research Limited	Cyprus	99.8%	99.8%
AC Nielsen El Salvador, S.A. de C.V.	El Salvador	ACNielsen Centroamerica, S.A.	Guatemala	100%	100%
ACNielsen Eesti OU	Estonia	ACNielsen Cyprus Limited	Cyprus	100%	100%
A.C. Nielsen Finland Oy	Finland	A. C. Nielsen Company	Delaware	50%	100%
		Teollisuuden Tielopalvelu Industrial
		Intelligence Ltd. Oy	Finland	50%
Teollisuuden Tielopalvelu Industrial Intelligence Ltd. Oy	Finland	A. C. Nielsen Company	Delaware	100%	100%
AC NIELSEN S.A.	France	A. C. Nielsen Company	Delaware	99.998%	99.998%
ACNielsen EDI S.A.R.L.	France	AC NIELSEN S.A.	France	100%	100%
ASR Europe	France	VNU Publications France S.A.	France	99%	100%

5

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Percent Owned	VNU Group Percent Owned
		VNU Business Media Europe B.V.	Netherlands	1%
Le Panel de Gestion S.A.S.	France	AC NIELSEN S.A.	France	100%	100%
Trade Dimensions France S.A.S.	France	VNU Marketing Information Europe & Asia B.V.	Netherlands	100%	100%
VNU Publications France S.A.	France	VNU Business Media Europe B.V.	Netherlands	99.994%
		VNU International B.V.	Netherlands	.001%	99.994%
ACNielsen Centroamerica, S.A.	Guatemala	A.C. Nielsen, S.A. de C.V.	Germany	98%	98%
A.C. Nielsen GmbH	Germany	Nielsen EDI GmbH	Germany	100%	100%
AC Nielsen Bases GmbH	Germany	Nielsen EDI GmbH	Germany	100%	100%
Axense GmbH	Germany	Nielsen EDI GmbH	Germany	100%	100%
Nielsen EDI GmbH	Germany	ACNielsen Corporation	Delaware	88.5%	100%
		A. C. Nielsen Company	Delaware	11.5%
Nielsen Media Research GmbH	Germany	Nielsen EDI GmbH	Germany	100%	100%
Nielsen Music Control GmbH	Germany	VNU Holding (Deutschland)GmbH	Germany	100%	100%
Trade Dimensions GmbH	Germany	Nielsen EDI GmbH	Germany	100%	100%
VNU Business Publications Deutschland GmbH	Germany	VNU Holding (Deutschland) GmbH	Germany	100%	100%
VNU Holding (Deutschland) GmbH	Germany	VNU International B.V.	Netherlands	100%	100%
ACNIELSEN HONDURAS S.A. de C.V.	Honduras	ACNielsen Centroamerica, S.A.	Guatemala	100%	100%
ACNielsen GHANA LIMITED	Ghana	ACNielsen Cyprus Limited	Cyprus	100%	100%
ACNielsen S.A.	Greece	A. C. Nielsen Company	Delaware	99.999%	100%
		ACNielsen Corporation	Delaware	.001%
ACNielsen (China) Limited	Hong Kong	ACNielsen Management Services Limited	Hong Kong	100%	100%
ACNielsen Group Limited	Hong Kong	ACNielsen Management Services Limited	Hong Kong	99.792%	99.792%
ACNielsen Holdings Limited	Hong Kong	ACNielsen Corporation	Delaware	94.97%	100%
		ACNielsen SA	Greece	5.03%
ACNielsen International Research (Hong Kong) Limited	Hong Kong	ACNielsen Management Services Limited	Hong Kong	100%	100%
ACNielsen Management Services Limited	Hong Kong	ACNielsen Holdings Limited	Hong Kong	100%	100%
Survey Research Hong Kong Ltd.	Hong Kong	ACNielsen Management Services Limited	Hong Kong	100%	100%
VNU Business Media Hong Kong Limited	Hong Kong	VNU Business Media Europe B.V.	Netherlands	100%	100%
ACNielsen Piackutató Kft.	Hungary	ACNielsen Cyprus Limited	Cyprus	100%	100%
ACNielsen Marketing Research India Private Limited	India	A. C. Nielsen Company	Delaware	99.999%	99.999%
ACNielsen Org-Marg Private Ltd.	India	VNU International B.V.	Netherlands	100%	100%

6

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Percent Owned		VNU Group Percent Owned
ACNielsen Research Services Private Limited	India	ACNielsen Marketing Research India Private Limited	India	100%		100%
PT. ACNielsen Indonesia	Indonesia	ACNIELSEN HOLDINGS PTE LTD.	Singapore	100%		100%
A.C. Nielsen (Dublin) Limited	Ireland	A. C. Nielsen Company	Delaware	100%		100%
A.C. NIELSEN OF IRELAND LIMITED	Ireland	A. C. Nielsen Company	Delaware	100%		100%
VNU Data & Network Services Limited	Ireland	VNU International B.V.	Netherlands	100%		100%
VNU Investment	Ireland	European Media Investors S.A.	Luxembourg	100%		100%
VNU Ireland	Ireland	VNU Investment	Ireland	100%		100%
ACNielsen (Israel) Ltd.	Israel	ACNielsen Corporation	Delaware	100%		100%
A.C. Nielsen Italia S.p.A.	Italy	A. C. Nielsen Company ACNielsen Corporation	Delaware Delaware	99.996 .004	% %	100%
A.C. Nielsen T.D.C. S.r.l.	Italy	A.C. Nielsen Italia S.p.A.	Italy	100%		100%
BIAS GROUP S.R.L.	Italy	VNU Business Publications Italia Sri.	Italy	100%		100%
		A.C. Nielsen Italia S.p.A.	Italy	80%
Panel International S.r.l.	Italy	Le Panel de Gestion S.A.S. VNU Business Media Europe B.V.	Italy Netherlands	20 90	% %	100%
VNU Business Publications Italia Srl.	Italy	Kalanka B.V.	Netherlands	10%		100%
ACNielsen Corporation Japan	Japan	ACNIELSEN HOLDINGS PTE LTD.	Singapore	100%		100%
ACNielsen Kazakhstan Ltd.	Kazakhstan	ACNielsen Cyprus Limited	Cyprus	100%		100%
ACNIELSEN KENYA LIMITED	Kenya	ACNielsen Cyprus Limited	Cyprus	99.9%		99.9%
ACNielsen Latvia SIA	Latvia	ACNielsen Cyprus Limited	Cyprus	100%		100%
UAB ACNielsen Baltics	Lithuania	ACNielsen Cyprus Limited	Cyprus	100%		100%
		VNU International B.V.	Netherlands	99.55%
European Media Investors S.A.	Luxembourg	Kalanka B.V.	Netherlands	0.45%		100%
ACNielsen (Malaysia) Sdn. Bhd.	Malaysia	ACNIELSEN HOLDINGS PTE LTD.	Singapore	100%		100%
ACNIELSEN MARKETING PROMOTIONS (MALAYSIA) SDN. BHD.	Malaysia	ACNielsen (Malaysia) SDN. BHD.	Malaysia	100%		100%
A.C. Nielsen, S.A. de C.V.	Mexico	A. C. Nielsen Company ACNielsen Corporation	Delaware Delaware	99.998 0.002	% %	100%
ACNielsen Montenegro d.o.o. Podgorica	Montenegro	ACNielsen Cyprus Limited	Cyprus	100%		100%
ACNielsen AMER - SARL	Morocco	Amer Research Limited (Cyprus)	Cyprus	100%		100%
AC Nielsen Nepal Ltd.	Nepal	VNU International B.V.	Netherlands	100%		100%
A.C. Nielsen (Poien) B.V.	Netherlands	ACNielsen Cyprus Limited	Cyprus	100%		100%
A.C. Nielsen South Africa B.V.	Netherlands	ACNielsen (Nederland) B.V.	Netherlands	100%		100%
A.C. Nielsen South Africa Holdings B.V.	Netherlands	ACNielsen (Nederland) B.V.	Netherlands	100%		100%

7

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Percent Owned		VNU Group Percent
ACNielsen (Nederland) B.V.	Netherlands	A. C. Nielsen Company	Delaware	100%		100%
ACNielsen Holding (Canada) B.V.	Netherlands	Neslein Holding (Canada) c.v.	Netherlands	100%		100%
Airtrack Data Systems International B.V.	Netherlands	Broadcast Data Systems, LLC	Delaware	100%		100%
Airwaves Monitoring B.V.	Netherlands	VNU International B.V.	Netherlands	100%		100%
Art Holding (Brazil) c.v.	Netherlands	Neslein Holding (Brazil) c.v. ART Holding, L.L.C.	Netherlands Delaware	99 1	% %	100%
Asee Nielsen Holding (Brazil) C.V.	Netherlands	Art Holding (Brazil) c.v. ART Holding, L.L.C.	Netherlands Delaware	99 1	% %	100%
BPI Communications B.V.	Netherlands	VNU Business Publications B.V.	Netherlands	100%		100%
B.V. Dagblad en Drukkerij Het Centrum	Netherlands	VNU B.V.	Netherlands	100%		100%
Bedinet Vastgoed B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%
Ditzitel Informatiediensten B.V.	Netherlands	VNU Nieuwe Media Groep B.V.	Netherlands	100%		100%
Kalanka B.V.	Netherlands	VNU International B.V.	Netherlands	100%		100%
Menesta Investments B.V.	Netherlands	Neslein Holding (Spain) c.v.	Netherlands	100%		100%
Nationale Vacaturebank.nl B.V.	Netherlands	VNU Business Publications B.V.	Netherlands	100%		100%
Neslein Holding (Australia) c.v.	Netherlands	ACNielsen Corporation Neslein Holding L.L.C.	Delaware Delaware	99.9 0.01	% %	100%
Neslein Holding (Brazil) c.v.	Netherlands	A. C. Nielsen Company Nielsen Holdings, Inc.	Delaware Delaware	99.98 0.02	% %	100%
Neslein Holding (Canada) c.v.	Netherlands	A. C. Nielsen Company Neslein Holding L.L.C.	Delaware Delaware	99 1	% %	100%
Neslein Holding (Spain) c.v.	Netherlands	A. C. Nielsen Company ART Holding, L.L.C.	Delaware Delaware	99 1	% %	100%
Nielsen Media Research B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%
Oberon B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%
Publiciteitsbureau Actueel B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%
Sunny Cards Studio Nederland B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%
Tweakers Holding B.V.	Netherlands	VNU Business Publications B.V.	Netherlands	100%		100%
Tweakers Shopping B.V.	Netherlands	Tweakers Holding B.V.	Netherlands	100%		100%
Tweakers.net B.V.	Netherlands	Tweakers Holding B.V.	Netherlands	100%		100%
View Group B.V.	Netherlands	VNU Business Publications B.V.	Netherlands	100%		100%
VNU B.V.	Netherlands	VNU Holding and Finance B.V.	Netherlands	100%		100%
VNU Business Media Europe B.V.	Netherlands	VNU International B.V.	Netherlands	100%		100%
VNU Business Press Group B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%

8

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Percent Owned		VNU Group Percent Owned
VNU Business Press Syndication International B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%

VNU Business Publications B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%

VNU Business Information Europe B.V.	Netherlands	VNU International B.V.	Netherlands	100%		100%

VNU Directories B.V.	Netherlands	VNU International B.V.	Netherlands	100%		100%

VNU Holdings B.V.	Netherlands	VNU Holding and Finance B.V.	Netherlands	100%		100%

VNU Holding and Finance B.V.	Netherlands	VNU Intermediate Holding B.V.	Netherlands	100%		100%

VNU Insurance B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%

VNU Interactive Media B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%

VNU Interlicensing B.V.	Netherlands	European Media Investors S.A.	Luxembourg	100%		100%

VNU Intermediate Holding B.V.	Netherlands	VNU Group B.V.[1]	Netherlands	100%		100%

VNU International B.V.	Netherlands	VNU Holding and Finance B.V.	Netherlands	100%		100%

VNU Marketing Information Europe & Asia B.V.	Netherlands	VNU International B.V.	Netherlands	100%		100%

VNU Nieuwe Media Groep B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%

		VNU Publications France S.A.	France	71.01%

VNU Online Recruitment Holding B.V.	Netherlands	VNU Business Publications Espana S.A.	Spain	28.9%		100%

VNU Services B.V.	Netherlands	VNU Holding and Finance B.V.	Netherlands	100%		100%

VNU Teleshopping Services B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%

VNU Ventures B.V.	Netherlands	VNU Business Publications B.V.	Netherlands	100%		100%

vnunet.com (Europe) N.V.	Netherlands	VNU B.V.	Netherlands	100%		100%

Willtree Publikaties B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%

Win Productions B.V.	Netherlands	VNU B.V.	Netherlands	100%		100%

Chilthorne International N.V.	Netherlands Antilles	VNU Holding and Finance B.V.	Netherlands	100%		100%

ACNielsen (NZ) Ltd.	New Zealand	A. C. Nielsen Company	Delaware	100%		100%

ACNielsen Nicaragua, S.A.	Nicaragua	ACNielsen Centroamerica, S.A. A.C. Nielsen, S.A. de C.V.	Guatemala Mexico	98 2	% %	100%

ACNielsen Nigeria Limited	Nigeria	ACNielsen Cyprus Limited ACNielsen Company of Canada	Cyprus Canada	80 20	% %	100%

ACNielsen Norge AS	Norway	A. C. Nielsen Company	Delaware	99.85%		99.85%

ACNielsen Panama, S.A.	Panama	ACNielsen Centroamerica, S.A.	Guatemala	100%		100%

ACNielsen (Philippines) Inc.	Philippines	ACNIELSEN HOLDINGS PTE LTD.	Singapore	100%		100%

[1]	Formerly known as VNU N.V.

9

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Percent Owned		VNU Group Percent Owned
ACNielsen Polska Sp.z.o.o.	Poland	A.C. Nielsen (Polen) B.V.	Netherlands	100%		100%
A.C. Nielsen Portugal - Estudos de Mercado S.A.	Portugal	Neslein Holding (Portugal) SGPS, Lda. Neslein Holding (Spain) c.v.	Portugal Netherlands	98 2	% %	100%
Neslein Holding (Portugal) SGPS, Lda.	Portugal	Menesta Investments B.V. Neslein Holding (Spain) c.v.	Netherlands Netherlands	98 2	% %	100%
Panel de Gestion Portugal - Estudos de Mercado - Unipessoal, Lda.	Portugal	Le Panel de Gestion S.A.S.	France	100%		100%
A.C. Nielsen P.R. Inc.	Puerto Rico	A. C. Nielsen Company	Delaware	100%		100%
ACNielsen Romania srl	Romania	ACNielsen Cyprus Limited	Cyprus	100%		100%
ZAO ACNielsen	Russia	ACNielsen Cyprus Limited	Cyprus	100%		100%
ZAO Amer Nielsen Plus	Russia	ACNielsen Cyprus Limited	Cyprus	100%		100%
AC Nielsen d.o.o.	Serbia	ACNielsen Cyprus Limited	Cyprus	100%		00%
ACNielsen (Singapore) Pte. Ltd.	Singapore	A. C. Nielsen Company	Delaware	100%		00%
ACNIELSEN HOLDINGS PTE LTD.	Singapore	ACNielsen Management Services Limited	Hong Kong	100%		00%
ACNielsen Research (Singapore) Pte. Ltd.	Singapore	ACNIELSEN HOLDINGS PTE LTD.	Singapore	100%		100%
ACNielsen Slovakia s.r.o.	Slovakia	ACNielsen Cyprus Limited	Cyprus	100%		100%
ACNielsen raziskovalna druzba, d.o.o.	Slovenia	ACNielsen Cyprus Limited	Cyprus	100%		100%
ACNielsen (Korea) Limited	South Korea	ACNielsen Company of Canada	Canada	100%		100%
BasisNet, Inc.	South Korea	Korea Advanced Digital Data Inc. (KADD, Inc.) VNU International B.V.	South Korea Netherlands	95 5	% %	100%
Korea Advanced Digital Data Inc. (KADD,
Inc.)	South Korea	VNU International B.V.	Netherlands	100%		100%
ACNielsen Marketing and Media (Pty) Limited	South Africa	A.C. Nielsen South Africa B.V.	Netherlands	100%		100%
AC Nielsen MRA (Pty) Limited	South Africa	A.C. Nielsen South Africa Holdings B.V. A.C. Nielsen South Africa B.V. A.C. Nielsen South Africa B.V.	Netherlands Netherlands Netherlands	65% CS 33.91% CS 93.64% PS		98.91% CS 93.64% PS
AC Nielsen Lanka Pvt. Ltd.	Sri Lanka	AC Nielsen Org-Marg Private Ltd.	India	100%		100%
ACNielsen Company S.L.	Spain	N&P Holding Spain S.L.	Spain	100%		100%
ASEE Nielsen Holding (Spain) S.r.l.	Spain	Neslein Holding (Spain) c.v.	Netherlands	100%		100%
N&P Holding Spain S.L.	Spain	ASEE Nielsen Holding (Spain) S.r.l.	Spain	100%		100%
Nielsen EDI, S.L.	Spain	N&P Holding Spain S.L.	Spain	100%		100%
Panel Internacional S.A.	Spain	N&P Holding Spain S.L.	Spain	100%		100%

10

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Percent Owned		VNU Group Percent Owned
Publicaciones Profesionales, S.A.	Spain	VNU Business Media Europe B.V.	Netherlands		100%	100%
VNU Business Publications España SA	Spain	VNU Business Media Europe B.V.	Netherlands		100%	100%
ACNielsen AB	Sweden	A. C. Nielsen Company	Delaware		100%	100%
Claritas Precision Marketing AB	Sweden	VNU Marketing Information Europe & Asia B.V.	Netherlands		100%	100%
ACNielsen Management Services SA	Switzerland	A. C. Nielsen Company	Delaware		100%	100%
VNU Business Media SA	Switzerland	VNU International B.V.	Netherlands		100%	100%
ACNielsen SA	Switzerland	A. C. Nielsen Company	Delaware		100%	100%
ACNielsen (Taiwan) Limited	Taiwan	ACNielsen Management Services Limited	Hong Kong		100%	100%
ACNielsen (Tanzania) Ltd.	Tanzania	ACNielsen Cyprus Limited	Cyprus		99%
		A. C. Nielsen Company	Delaware		1%	100%
ACNielsen (Thailand) Limited	Thailand	ACNIELSEN HOLDINGS PTE LTD.	Singapore		99.997%	99.997%
AMER Tunisia Sari	Tunisia	Amer Research Limited	Cyprus		99.02%	99.02%
ACNielsen Arastirma Hizmetleri A.S.	Turkey	ACNielsen (Nederland) B.V.	Netherlands		99.6%	99.6%
ACNielsen Uganda Limited	Uganda	ACNielsen Cyprus Limited	Cyprus		99%
		ACNielsen Canada Partnership	Canada		1%	100%
ACNielsen Ukraine Limited Liability Company	Ukraine	ACNielsen Cyprus Limited	Cyprus		95%
		ACNielsen Company of Canada	Canada		5%	100%
A.C. Nielsen Company Limited	United Kingdom	ACNielsen Holdings UK Limited	United Kingdom		100%	100%
ACNielsen Holdings UK Limited	United Kingdom	ACNielsen Corporation	Delaware		100%	100%
Axense Group Limited	United Kingdom	ACNielsen Holdings UK Limited	United Kingdom		100%	100%
Breakthrough Publishing Ltd.	United Kingdom	VNU Business Publications Ltd.	United Kingdom	•	100%	100%
Broadcast Data Systems (UK) Ltd.	United Kingdom	Airtrack Data Systems International B.V.	Netherlands		100%	100%
Decisions Made Easy Ltd.	United Kingdom	VNU International B.V.	Netherlands		100%	100%
First Edition EDI Services Limited	United Kingdom	Nielsen Book Services Limited	United Kingdom		100%	100%
Global Media Europe Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom		100%	100%
Imark Communications Limited	United Kingdom	VNU Business Media Europe B.V.	Netherlands		100%	100%
Imark Events Limited	United Kingdom	Imark Communications Limited	United Kingdom		100%	100%

11

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Percent Owned	VNU Group Percent Owned
Interactive Exhibitions Ltd.	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100%	100%
Interactive Market Systems (UK) Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100%	100%
Learned Information (Europe) Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100%	100%
MMS Market Movements Limited	United Kingdom	Nielsen Media Research Limited	United Kingdom	100%	100%
Nielsen Book Services Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100%	100%
Nielsen BookData Limited	United Kingdom	Nielsen Book Services Limited	United Kingdom	100%	100%
		Nielsen EDI, Inc.	California	99%
Nielsen EDI Limited	United Kingdom	ACNielsen Holdings UK Limited	United Kingdom	1%	100%
Nielsen Media Research Limited	United Kingdom	ACNielsen Holdings UK Limited	United Kingdom	100%	100%
Nielsen NRG UK Limited	United Kingdom	Nielsen National Research Group, Inc.	California	100%	100%
Spectra Marketing Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100%	100%
Trader Marketing Data Ltd.	United Kingdom	Decisions Made Easy Ltd.	United Kingdom	99%	99%
VNU Business Media Europe Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100%	100%
VNU Business Publications Ltd.	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100%	100%
VNU Entertainment Media UK Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100%.	100%
VNU Holdco (UK) Limited	United Kingdom	VNU International B.V.	Netherlands	100%	100%
VNUnet.com Limited	United Kingdom	VNU Business Publications Ltd.	United Kingdom	100%	100%
A.C. Nielsen de Venezuela, S.A.	Venezuela	A. C. Nielsen Company	Delaware	100%	100%
ACNielsen Vietnam Ltd.	Vietnam	ACNIELSEN HOLDINGS PTE LTD.	Singapore	100%	100%
Agence de Press Magazine S.a.r.l.	France	VNU Business Media Europe B.V.	Netherlands	80%	80%
Aircheck International Ltd.	Ireland	VNU International B.V.	Netherlands	51%	51%
Nielsen Music Control Nederland B.V.	Netherlands	Aircheck International Ltd.	Ireland	100%	51%

12

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Percent Owned	VNU Group Percent Owned
A.C. Nielsen Store Audit S.r.l.	Italy	A.C. Nielsen Italia S.p.A.	Italy	65.997%	65.997%
Array Publications B.V.	Netherlands	VNU Business Publications B.V.	Belgium	90%	90%
Nielsen Media Research AS	Norway	A. C. Nielsen Company	Delaware	86.18%	86.18%
ACNielsen Pakistan (Private) Limited	Pakistan	ACNielsen Cyprus Limited	Cyprus	60%	60%

13

(C) Other Equity Interests2

Issuer	Issuer’s Jurisdiction of Incorporation/ Formation	Holder	Holder’s Jurisdiction	Certificate No.	Quantity of Shares/ Interest	Percent Owned
Audicom Corporation	New York	A. C. Nielsen Company	Delaware	N/A	N/A	4.80%
B.L. International, Inc.	Nevada	VNU Business Media, Inc.	Delaware	N/A	N/A	10.00%
BuzzMetrics,Ltd.	Israel	VNU International B.V.	Netherlands	N/A	N/A	49.70%
BM Holdings, LLC	Delaware	BuzzMetrics Ltd.	Israel	N/A	N/A	100.00%
BuzzMetrics,Inc.	Delaware	BM Holdings, LLC	Delaware	N/A	N/A	100.00%
efficient market services, inc.	Delaware	ACNielsen Corporation	Delaware	N/A	N/A	6.40%
GQ Denver Property, L.L.C.	Delaware	A. C. Nielsen Company	Delaware	N/A	N/A	17.89%
HCIA Holding, LLC	Delaware	VNU Marketing Information, Inc.	Delaware	N/A	N/A	34.88%
Solucient, LLC	Delaware	HCIA Holding, LLC	Delaware	N/A	N/A	100.00%
Sachs 99, LLC	Delaware	Solucient, LLC	Delaware	N/A	N/A	100.00%
Sachs Group	New York	Sachs 99, LLC	Delaware	N/A	N/A	99%
		Sachs 1, LLC	Delaware	N/A	N/A	1%
Sachs 1, LLC	Delaware	Solucient, LLC	Delaware	N/A	N/A	100.00%
Interactive Data Corporation	Delaware	A. C. Nielsen Company	Delaware	N/A	N/A	0.06%
Interactive Network, Inc.	California	A. C. Nielsen Company	Delaware	N/A	N/A	0.36%
Market Simulations, Inc.	Delaware	A. C. Nielsen Company	Delaware	N/A	N/A	20.00%
NONSTOP Solutions, Incorporated	California	A. C. Nielsen Company	Delaware	N/A	N/A	0.70%
SportsOneSource, LLC	Delaware	VNU Marketing Information, Inc.	Delaware	N/A	25.00%	50.00%
		VNU Business Media, Inc.	Delaware	N/A	25.00%
AGB McNair Holdings Pty Limited	Australia	ACNielsen (Holdings) Pty Limited	Australia	N/A	N/A	50.00%
ACNielsen Research Pty Limited	Australia	AGB McNair Holdings Pty Limited	Australia	N/A	N/A	100%
McNair Anderson Associates Pty Limited	Australia	ACNielsen Research Pty Limited	Australia	N/A	100%	100%
Surveys Australia Research Pty Limited	Australia	AGB McNair Holdings Pty Limited	Australia	N/A	N/A	100%
Tart Research Pty Limited	Australia	AGB McNair Holdings Pty Limited	Australia	N/A	N/A	100%
IBOPE Pesquisa de Midia Ltda.	Brazil	A.C.Nielsen do Brasil Ltda.	Brazil	N/A	N/A	11.00%
IMI.com	Cayman Islands	A. C. Nielsen Company	Delaware	N/A	N/A	11.00%

[2]	U.S. and Non-U.S. ownership is 50% less.

14

Issuer	Issuer’s Jurisdiction of Incorporation/ Formation	Holder	Holder’s Jurisdiction	Certificate No.	Quantity of Shares/ Interest	Percent Owned
Finnpanel Oy	Finland	A.C. Nielsen Finland Oy	Finland	N/A	N/A	50.00%
IT Media Partners France SAS	France	VNU Publications France S.A.	France	N/A	N/A	50.00%
MediaMetrie eRatings.com	France	NetRatings, Inc.	Delaware	N/A	N/A	20.00%
AGB Nielsen Media Research (Hong Kong) Limited	Hong Kong	AC Nielsen (China) Limited	Hong Kong	N/A	N/A	50.00%
ORG-IMS Research Private Limited	India	VNU International B.V.	Netherlands	N/A	N/A	50.00%
TAM Media Research Private Limited	India	ACNielsen Research Services Private Limited	India	N/A	N/A	50.00%
PT. AGB Nielsen Media Research Indonesia	Indonesia	P.T. ACNielsen Indonesia	Indonesia	N/A	N/A	50.00%
AGB Nielsen Media Research (Ireland) Limited	Ireland	A.C. Nielsen of Ireland Limited	Ireland	N/A	N/A	50.00%
Observer Srl.	Italy	A.C. Nielsen Italia S.p.A.	Italy	N/A	N/A	10.00%
AGB Nielsen Media Research (Malaysia) Sdn. Bhd.	Malaysia	AC Nielsen (Malaysia) Sdn. Bhd.	Malaysia	N/A	N/A	50.00%
AGB Nielsen Media Research B.V.	Netherlands	VNU International B.V.	Netherlands	N/A	N/A	50.00%
AGB Holding S.p.A.	Italy	AGB Nielsen Media Research B.V.	Netherlands	N/A	N/A	50.00%
EuroClix B.V.	Netherlands	VNU Nieuwe Media Groep B.V.	Netherlands	N/A	N/A	22.48%
Naviant Europe B.V.	Netherlands	VNU Marketing Information Europe & Asia B.V.	Netherlands	N/A	N/A	50.00%
Naviant France Sari.	France	Naviant Europe B.V.	Netherlands	N/A	N/A	100%
Naviant Deutschland GmbH	Germany	Naviant Europe B.V.	Netherlands	N/A	N/A	100%
Roto Smeets de Boer N.V.	Netherlands	VNU B.V.	Netherlands	N/A	443,463	13.48%
UVEMA Uitgevers Verkoop Maatschappij B.V.	Netherlands	VNU Business Publications B.V.	Netherlands	N/A	N/A	14.25%
VNU Exhibitions Europe B.V.	Netherlands	VNU B.V.	Netherlands	N/A	N/A	50.00%
Corsofex Beheer B.V.	Netherlands	VNU Exhibitions Europe B.V.	Netherlands	N/A	N/A	100.00%
Car(E.)XPO B.V.	Netherlands	Corsofex Beheer B.V.	Netherlands	N/A	N/A	100.00%
Erotex Beursorganisatie B.V.	Netherlands	Corsofex Beheer B.V.	Netherlands	N/A	N/A	100.00%
Expocare B.V.	Netherlands	Corsofex Beheer B.V.	Netherlands	N/A	N/A	100.00%
Croeselaan Promotion Holding B.V.	Netherlands	VNU Exhibitions Europe B.V.	Netherlands	N/A	N/A	100.00%

15

Issuer	Issuer’s Jurisdiction of Incorporation/ Formation	Holder	Holder’s Jurisdiction	Certificate No.	Quantity of Shares/ Interest	Percent Owned
Motor Events B.V.	Netherlands	Croeselaan Promotion Holding B.V.	Netherlands	N/A	N/A	100.00%
Doe Promotions Utrecht B.V.	Netherlands	VNU Exhibitions Europe B.V.	Netherlands	N/A	N/A	100.00%
Jaarbeurs International B.V.	Netherlands	VNU Exhibitions Europe B.V.	Netherlands	N/A	N/A	100.00%
Jaarbeurs Trade Mart Utrecht B.V.	Netherlands	VNU Exhibitions Europe B.V.	Netherlands	N/A	N/A	100.00%
Rotterdams Tentoonstellingsbureau B.V	Netherlands	VNU Exhibitions Europe B.V.	Netherlands	N/A	N/A	50.00%
Skihapp B.V.	Netherlands	Rotterdams Tentoonstellingsbureau B.V.	Netherlands	N/A	N/A	100.00%
AGB Nielsen Media Research (New Zealand) Ltd.	New Zealand	ACNielsen (NZ) Ltd.	New Zealand	N/A	N/A	50.00%
AGB Nielsen Media Research (Philippines) Inc.	Philippines	ACNielsen (Philipines) Inc.	Philippines	N/A	N/A	50.00%
AGB Nielsen Media Research (Singapore) Pte. Ltd.	Singapore	ACNielsen Research (Singapore) Pte. Ltd.	Singapore	N/A	N/A	50.00%
AGB Nielsen Media Research (South Africa) (Pty) Limited	South Africa	ACNielsen South Africa B.V.	South Africa	N/A	N/A	50.00%
Interactive Market Systems S.A. (Pty) Ltd.	South Africa	Interactive Market Systems (UK) Limited	United Kingdom	N/A	N/A	10.00%
AGB Nielsen Media Research (South Korea) Limited	South Korea	ACNielsen (Korea) Limited	South Korea	N/A	N/A	50.00%
Publinformatica S.A. in liquidatie	Spain	VNU Marketing Information Europe & Asia B.V.	Netherlands	N/A	N/A	50.00%
AGB Nielsen Media Research (Sweden) AB	Sweden	ACNielsen AB	Sweden	N/A	N/A	50.00%
RISC S.A.	Switzerland	AC Nielsen MRA (Pty) Limited	South Africa	N/A	N/A	4.20%
AGB Nielsen Media Research (Taiwan) Ltd.	Taiwan	ACNielsen (Taiwan) Limited	Taiwan	N/A	N/A	50.00%
AGB Nielsen Media Research (Thailand) Ltd.	Thailand	ACNielsen (Thailand) Limited	Thailand	N/A	N/A	50.00%
IBOPE Latinoamericana S.A.	Uruguay	A. C. Nielsen Company	Delaware	N/A	N/A	11.00%

16

Schedule 11

Instruments and Tangible Chattel Paper

None.

Schedule 12(a)

Patents and Trademarks

UNITED STATES PATENTS:

Patent Registrations:

Owner[1]	Registration No.	Registration Date	Description
NMR	5,379,345	1/3/95	Method and Apparatus for the Processing of Encoded Data in Conjunction with an Audio Broadcast

NMR	5,550,928	8/27/96	Audience Measurement System and Method

NMR	5,771,307	6/23/98	Audience Measurement System and Method

NMR	5,488,408	1/30/96	Attachment for Metering Channel Serial Data

NMR	5,481,294	1/2/96	Audience Measurement System

NMR	5,584,050	12/10/96	PROGRAM MONITORING SYSTEM

NMR	5,594,934	1/14/97	Real Time Correlation Meter

NMR	5,450,122	9/12/95	In-Station Television Program Encoding and Monitoring System and Method

NMR	6,647,548	11/11/03	Coded/Non-Coded Program Audience Measurement System

NMR	5,889,548	3/30/99	Television Receiver Use Metering with Separate Program and Sync Detectors

NMR	6,675,383	1/6/04	Source Detection Apparatus and Method For Audience Measurement

NMR	6,513,161	1/28/03	Source Detection Apparatus and Method For Audience Measurement

NMR	6,434,614	8/13/02	Tracking of Internet Advertisements Using Banner Tags

NMR	6,327,619	12/4/01	Metering of Internet Content Using a Control

NMR	6,523,175	2/18/03	Methods and Apparatus for Identifying the Source of a User Selected Signal Via Intermediate Frequency Probe

NMR	6,272,176	8/7/01	Broadcast Encoding System and Method

NMR	6,504,870	1/7/03	Broadcast Encoding System and Method

NMR	6,621,881	9/16/03	Broadcast Encoding System and Method

NMR	6,807,230	10/19/04	Broadcast Encoding System and Method

[1]	ACN: A.C. Nielsen (US), Inc.

BDS: Broadcast Data Systems, LLC

NMR: Nielsen Media Research, Inc.

VNUM: VNU Marketing Information, Inc.

Owner[1]	Registration No.	Registration Date	Description
NMR	7.006,555	2/28/06	Broadcast Encoding System and Method

NMR	6,108,637	8/22/00	CONTENT DISPLAY MONITOR

NMR	6,510,462	1/21/03	COLLECTION OF IMAGES IN WEB USE REPORTING SYSTEM

NMR	6,460,079	10/1/02	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

NMR	6,529,952	3/4/03	METHOD AND SYSTEM FOR THE COLLECTION OF COOKIES AND OTHER INFORMATION FROM A PANEL

NMR	6,968,564	11/22/05	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	6,879,652	4/12/05	DETECTION OF SIGNAL MODIFICATION IN AUDIO STREAMS WITH EMBEDDED

NMR	6,418,470	7/9/02	METERING OF INTERNET CONTENT USING A CONTROL

NMR	4,876,736	10/24/89	METHOD AND APPARATUS FOR DETERMINING CHANNEL RECEPTION OF A RECEIVER

NMR	4,930,011	5/29/90	METHOD AND APPARATUS FOR IDENTIFYING INDIVIDUAL MEMBERS OF A MARKETING AND VIEWING AUDIENCE

NMR	5,031,228	7/9/91	IMAGE RECOGNITION SYSTEM AND METHOD

NMR	4,972,503	11/20/90	METHOD AND APPARATUS FOR DETERMINING AUDIENCE VIEWING HABITS BY JAMMING A CONTROL SIGNAL AND IDENTIFYING THE VIEWERS COMMAND

NMR	4,858,000	8/15/89	IMAGE RECOGNITION AUDIENCE MEASUREMENT SYSTEM AND METHOD

NMR	5,165,069	11/17/92	METHOD AND SYSTEM FOR NON-INVASIVELY IDENTIFYING THE OPERATIONAL STATUS OF A VCR.

NMR	5,278,988	1/11/94	AUTOMATED RECEIVER MONITORING METHOD AND APPARATUS

NMR	5,305,464	4/19/94	METHOD AND APPARATUS FOR DETERMINING CHANNEL TO WHICH A RECEIVER IS TUNED

NMR	4,967,273	10/30/90	TELEVISION PROGRAM TRANSMISSION VERIFICATION METHOD AND APPARATUS

NMR	4,805,020	2/14/89	TELEVISION PROGRAM TRANSMISSION VERIFICATION METHOD AND APPARATUS

NMR	5,526,427	6/11/96	UNIVERSAL BROADCAST CODE AND MULTI-LEVEL ENCODED SIGNAL MONITORING SYSTEM

NMR	5,425,100	6/13/95	UNIVERSAL BROADCAST CODE AND MULTI-LEVEL ENCODED SIGNAL MONITORING SYSTEM

NMR	5,850,249	12/15/98	RECEIVER MONITORING SYSTEM WITH LOCAL ENCODING

Owner[1]	Registration No.	Registration Date	Description
NMR	5,629,739	5/13/97	APPARATUS AND METHOD FOR INJECTING AN ANCILLARY SIGNAL INTO A LOW ENERGY DENSITY PORTION OF A COLOR TELEVISION

VNUM	6,098,048	8/1/00	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING-ACTIVITY SURVEY

NMR	6,901,606	5/31/05	METHOD AND APPARATUS FOR DETECTING TIME-COMPRESSED BROADCAST

VNUM	5,845,284	12/1/98	Method and Computer Program Product for Creating a Plurality of Mixed Pseudo-Records of Weighted Mixtures of Existing Records in a Database

VNUM	5,842,218	11/24/98	Method, Computer Program Product, and System For A Reorienting Categorization Table

ACN	6,484,158	11/19/02	Dynamic Rule Based Market Research Database

ACN	6,092,069	7/18/00	Market Research Database Containing Separate Product and Naked Product Information

ACN	6,078,922	6/20/00	Market Research Database Having Historical Control Designator

ACN	D388,002	8/13/93	Scanner

ACN	5,331,544	7/19/94	Market Research Method and System for Collecting Retail Store and Shopper Market Research Data

ACN	5,315,093	5/24/94	Market Research Method & System for Collecting Retail Store Market Research Data

ACN	4,972,504	11/20/90	Marketing Research System for Obtaining Retail Data on a Real Time Basis

BDS	4,843,562	6/27/89	Broadcast Information Classification System and Method

BDS	5,210,820	5/11/93	Signal Recognition System and Method

NMR	6,353,929	3/5/02	A Cooperative System for Measuring Electronic Media

VNU Holding (Deutschland) Gmb	4,918,730	4/17/90	Method and Circuit Arrangement for the Automatic Recognition of Signal Sequences

NMR	7,039,931	05/02/06	Multi-Market Broadcast Tracking, Management and Reporting Method and System

NMR	6,512,796	1/28/03	Method and Apparatus for Inserting and Retrieving Data in an Audio Signal

NMR	6,338,043	1/8/02	Method and Apparatus for Developing a Package of Media Advertising Spots

Applications:

Owner[2]	Application No.	Application Date	Description
NMR	10/125,577	4/19/02	Television Proximity Sensor

NMR	08/763,750	12/11/96	Interactive Service Device Metering Systems

NMR	09/076,517	5/12/98	Audience Measurement System for Digital Television

NMR	11/094,061	3/30/05	Use of Browser History File to Determine Web Site Reach

NMR	09/427,970	10/27/99	AUDIO SIGNATURE EXTRACTION AND CORRELATION

NMR	09/553,776	4/21/00	DETECTION OF ENTROPY IN CONNECTION WITH AUDIO SIGNALS

NMR	10/540,611	6/24/05	Methods and Apparatus for Transcoding Metadata

NMR	10/538,692	6/10/05	Methods and Apparatus for Detecting a Composition of an Audience of an Information Presenting

NMR	10/538,483	6/8/05	Methods and Apparatus to Count People Appearing in an Image

VNUM	10/211,997	8/1/02	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING-ACTIVITY SURVEY

NMR	To be assigned	2/27/06	AUDIO BASED METHODS AND APPARATUS FOR DETECTING A CHANNEL CHANGE EVENT

NMR	11/312,789	12/20/05	Signature-Based Program Identification Apparatus and Methods for Use with Digital Broadcast

NMR	11/278,917	4/6/06	Methods and Apparatus to Extract Codes from a Plurality of Channels

NMR	To be assigned	3/10/06	Digital Video Signature Apparatus and Methods for Use with Video Program Identification Systems

NMR	11/237,251	9/8/05	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

NMR	To be assigned	2/28/06	Holographic Watermarking of Video Sequences - Methods and Apparatus for Embedding and Recovering an Image for use with video content

NMR	60/786,536	3/28/06	METHODS AND APPARATUS TO MONITOR MEDIA CONTENT ON A CONSUMER NETWORK

NMR	To be assigned	3/24/06	TV On/Off Detection Using Visible Screen Emissions

NMR	11/388,262	3/24/06	Method of Detecting LCD Television Display On/Off Using Optical Sensor

NMR	11/298,040	12/9/05	Methods and Apparatus for Embedding Watermarks

[2]	ACN: A. C. Nielsen (US), Inc.

NMR: Nielsen Media Research, Inc.

VNUM: VNU Marketing Information, Inc.

Owner[2]	Application No.	Application Date	Description
NMR	10/576,800	4/21/06	Methods and Apparatus for Fusing Databases

NMR	11/375,648	3/14/06	Methods and Apparatus to Operate a Metering Device with Voice Commands

NMR	To be assigned	4/17/06	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

ACN	09/329,487	6/10/99	Method and System for Market Research Data Mining

ACN	09/512,498	2/24/00	Method and System for Market Research Data Mining

NMR	60/714,055	9/2/05	Method and Apparatus to Meter Printed Media

Not yet assigned by inventor	60/732,952	11/3/05	Methods of Collecting and Processing Data Related to the Consumer Behaviour of Customers of Retail Stores

NMR	To be assigned	4/05/06	IPTV Audience Measurement Using IP Packet Capturing Software

NMR	60/720,391	9/26/05	Methods and Apparatus for Metering Computer-Based Video

NMR	60/749,443	12/12/05	Systems and Methods to Wirelessly Meter Audio/Visual Devices

NMR	60/782,768	03/16/06	Methods and Apparatus to Monitor Media Content on a Consumer Network

NMR	60/761,678	1/24/06	Display Device On/Off Detection Methods and Apparatus

NMR	60/708,557	8/16/05	Display Device On/Off Detection Methods and Apparatus

NMR	60/757995	1/11/06	Methods and Apparatus to Recruit Call Center Personnel

NMR	60/757996	1/11/06	Methods and Apparatus to Recruit Call Center Personnel

NMR	11/400,944	4/10/06	Multi-Market Broadcast Tracking, Management and Reporting Method and System

NMR	10/659,514	9/10/03	Remote Sensing System

NMR	60/729,421	10/21/05	Method and Apparatus for Metering a Portable Media Player

NMR	60/786,196	03/27/06	Method and Apparatus for Metering a Portable Media Player

NMR	To be assigned	3/31/06	Methods, Systems, and Apparatus for Multi-Purpose Metering

NMR	60/761,092	1/23/06	Software Audio Capture Methods and Apparatus

NMR	60/781,625	3/13/06	Methods and Apparatus for Using Radar to Monitor Audiences in Media Environments

NMR	To be assigned	3/27/06	Methods and Systems to Meter Media Content Presented on a Wireless Communication Device

NMR	09/973,893	1/8/02	Method and Apparatus for Identifying a Digital Audio Signal

NMR	10/492,471	4/12/04	Method and Apparatus for Identifying a Digital Audio Signal

NMR	11/037,277	1/18/05	Television Proximity Sensor

NMR	10/047,734	11/9/01	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

NMR	10/693,549	10/24/03	Source Detection Apparatus and Method For Audience Measurement

NMR	10/284,409	10/31/02	Interactive Service Device Metering Systems

Owner[2]	Application No.	Application Date	Description
NMR	09/909,224	7/19/01	Audience Measurement System for Digital Television

NMR	09/955,691	9/19/01	Detection of Media Links in Broadcast Signals

NMR	09/490,495	1/25/00	CONTENT DISPLAY MONITOR

NMR	11/143,808	6/2/05	AUDIO SIGNATURE EXTRACTION AND CORRELATION

NMR	11/100,291	4/6/05	Multi-Band Spectral Audio Encoding

NMR	10/794,194	3/5/04	DETECTION OF SIGNAL MODIFICATION IN AUDIO STREAMS WITH EMBEDDED CODE

NMR	09/883,546	6/18/01	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

NMR	10/867,190	6/14/04	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION

NMR	10/970,585	10/21/04	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	10/483,825	4/17/03	METHODS AND APPARATUS TO DETECT CONTENT SKIPPING BY A CONSUMER OF A RECORDED PROGRAM

NMR	10/530,233	9/6/05	Methods and Apparatus to Present Survey Information

NMR	11/138,576	5/26/05	Apparatus and Methods for Tracking and Analyzing Digital Recording Device Event Sequences

NMR	10/274,018	10/18/02	Method and Apparatus for the Analysis of Broadcast Data renamed - Multi-Market Broadcast Tracking Management and Reporting Method and System

NMR	Not yet assigned	7/14/06	PORTABLE AUDIENCE MEASUREMENT ARCHITECTURES AND METHODS FOR PORTABLE AUDIENCE MEASUREMENT

NMR	10/596,858	6/27/06	METHODS AND APPARATUS TO DISTINGUISH A SIGNAL ORIGINATING FROM A LOCAL DEVICE FROM A BROADCAST SIGNAL

NMR	60/810,745	6/2/06	DIGITAL RIGHTS MANAGEMENT SYSTEMS AND METHODS FOR AUDIENCE MEASUREMENT

NMR	60/804,893	6/15/06	METHODS AND APPARATUS TO METER CONTENT CONSUMPTION USING CLOSED CAPTION AND PROGRAM GUIDE INFORMATION

NMR	Not yet assigned	5/18/06	METHODS AND APPARATUS FOR COOPERATOR INSTALLED METERS

NMR	Not yet assigned	6/20/06	METHODS AND APPARATUS FOR DETECTING ON-SCREEN MEDIA SOURCES

NMR	Not yet assigned	6/29/06	METHODS AND APPARATUS FOR LOCATION-BASED MEDIA METERING AND WEB SERVICES

NMR	Not yet assigned	6/14/06	METHODS AND APPARATUS FOR METERING A PORTABLE MEDIA PLAYER WITH A WIRELESS DEVICE

Owner[2]	Application No.	Application Date	Description
NMR	Not yet assigned	6/26/06	METHODS AND APPARATUS FOR IMPROVING DATA WAREHOUSE PERFORMANCE

NMR	10/026,872	12/21/01	Cooperative System for Measuring Electronic Media

NMR	10/283,953	10/30/02	Cooperative System for Measuring Electronic Media

Patent Licenses:

Licensee	Licensor	Registration/ Application No.	Description
Omniture, Inc.	NetRatings, Inc.	6,108,637	CONTENT DISPLAY MONITOR
Omniture, Inc.	NetRatings, Inc.	09/490,495	CONTENT DISPLAY MONITOR
SageMetrics Corporation	NetRatings, Inc.	6,108,637	CONTENT DISPLAY MONITOR
SageMetrics Corporation	NetRatings, Inc.	09/490,495	CONTENT DISPLAY MONITOR
Visual Sciences, LLC	NetRatings, Inc.	6,108,637	CONTENT DISPLAY MONITOR
Visual Sciences, LLC	NetRatings, Inc.	09/490,495	CONTENT DISPLAY MONITOR

NON-U.S. PATENTS:

Patent Registrations:

Owner[3]	Country/ Authority[4]	Registration No.	Registration Date	Description
ACN	Argentina	243,034	6/30/93	Marketing Research System for Obtaining Retail Data on a Real Time Basis

ACN	Australia	616,478	3/18/92	Marketing Research System for Obtaining Retail Data on a Real Time Basis

NMR	Australia	672,446	1/22/97	Audience Measurement System and Method

NMR	Australia	672539	3/12/97	Audience Measurement System

NMR	Australia	684,629	5/14/98	Attachment for Metering Channel Serial Data

NMR	Australia	689,691	7/23/98	Audience Measurement System and Method

NMR	Australia	695498	11/26/98	Video and Data Co-Channel Communication System

NMR	Australia	713719	3/23/00	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor

NMR	Australia	722754	11/23/00	Interactive Service Device Metering Systems

NMR	Australia	735285	10/18/01	CONTENT DISPLAY MONITOR

NMR	Australia	735672	10/25/01	Source Detection Apparatus and Method For Audience Measurement

NMR	Australia	736423	11/8/01	Audience Measurement System for Digital Television

NMR	Australia	756583	1/16/03	Audience Measurement System for Digital Television

NMR	Australia	756582	1/16/03	Audience Measurement System for Digital Television

NMR	Australia	756584	1/16/03	Audience Measurement System for Digital Television

NMR	Australia	756601	5/1/03	Audience Measurement System for Digital Television

NMR	Australia	764269	11/27/03	Source Detection Apparatus and Method For Audience Measurement

NMR	Australia	766566	1/29/04	Interactive Service Device Metering Systems

[3]	ACN: A. C. Nielsen (US), Inc.

BDS: Broadcast Data Systems, LLC

NMR: Nielsen Media Research, Inc.

VNUM: VNU Marketing Information, Inc.

[4]	EPC: European Patent Convention

PCT: Patent Cooperation Treaty

Owner[3]	Country/ Authority[4]	Registration No.	Registration Date	Description
NMR	Australia	766568	1/29/04	Interactive Service Device Metering Systems

NMR	Australia	766,596	1/29/04	Audience Measurement System for Digital Television

NMR	Australia	771289	2/4/04	Broadcast Encoding System and Method

NMR	Australia	768180	3/25/04	Audience Measurement System for Digital Television

NMR	Australia	771711	7/15/04	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

NMR	Australia	2001251274	3/17/05	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	Belgium	0669070	12/18/02	Audience Measurement System

NMR	Belgium	0 870 234	3/26/03	CONTENT DISPLAY MONITOR

BDS	Canada	1,290,063	10/1/91	Broadcast Information Classification System and Method

NMR	Canada	1,314,622	3/16/93	METHOD AND APPARATUS FOR DETERMINING AUDIENCE VIEWING HABITS BY JAMMING A CONTROL SIGNAL AND IDENTIFYING THE VIEWERS COMMAND

NMR	Canada	1,318,967	6/8/93	METHOD AND APPARATUS FOR DETERMINING CHANNEL RECEPTION OF A

ACN	Canada	1,330,595	7/5/94	Marketing Research System for Obtaining Retail Data on a Real Time Basis

NMR	Canada	2,150,539	11/14/00	Audience Measurement System

NMR	Canada	2289159	4/10/01	Audience Measurement System for Digital Television

NMR	Canada	2123995	7/22/03	In-Station Television Program Encoding and Monitoring System and Method

NMR	Canada	2,106,143	2/24/04	UNIVERSAL BROADCAST CODE AND MULTI-LEVEL ENCODED SIGNAL MONITORING SYSTEM

NMR	Canada	2,110,866	7/6/04	Audience Measurement System and Method

NMR	Canada	2,452,164	12/7/04	UNIVERSAL BROADCAST CODE AND MULTI-LEVEL ENCODED SIGNAL MONITORING SYSTEM

NMR	Canada	2,253,544	9/13/05	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor

NMR	China	94190826.7	10/2/99	Audience Measurement System

NMR	China	98806840.0	2/18/04	Audience Measurement System for Digital Television

NMR	China	98814165.5	5/5/04	Broadcast Encoding System and Method

NMR	China	ZL971814554	9/15/04	Source Detection Apparatus and Method For Audience Measurement

NMR	China	ZL971915563	11/3/04	CONTENT DISPLAY MONITOR

NMR	China	CN 1211962C	7/20/05	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor

NMR	Denmark	0669070	12/18/02	Audience Measurement System

Owner[3]	Country/ Authority[4]	Registration No.	Registration Date	Description
NMR	Denmark	0 870 234	3/26/03	CONTENT DISPLAY MONITOR

NMR	EPC	Not yet assigned	Not yet assigned	Interactive Service Device Metering Systems

NMR	EPC	0 617 871	11/20/99	In-Station Television Program Encoding and Monitoring System and Method

NMR	EPC	0669070	12/18/02	Audience Measurement System

NMR	EPC	0 870 234	3/26/03	CONTENT DISPLAY MONITOR

NMR	Finland	0 870 234	3/26/03	CONTENT DISPLAY MONITOR

NMR	France	0 617 871	11/20/99	In-Station Television Program Encoding and Monitoring System and Method

NMR	France	0669070	12/18/02	Audience Measurement System

NMR	France	0870234	3/26/03	CONTENT DISPLAY MONITOR

NMR	Germany	0 617 871	11/20/99	In-Station Television Program Encoding and Monitoring System and Method

NMR	Germany	0669070	12/18/02	Audience Measurement System

NMR	Germany	0870234	3/26/03	CONTENT DISPLAY MONITOR

NMR	Hong Kong	1,043,853	4/10/01	Audience Measurement System for Digital Television

NMR	Hong Kong	1043854	4/10/01	Audience Measurement System for Digital Television

NMR	Hong Kong	1018327B	10/28/05	CONTENT DISPLAY MONITOR

NMR	Ireland	0669070	12/18/02	Audience Measurement System

NMR	Ireland	0 870 234	3/26/03	CONTENT DISPLAY MONITOR

BDS	Italy	EP0296588	3/11/91	Method and Circuit Arrangement for the Automatic Recognition of Signal Sequences

NMR	Italy	0 617 871	11/20/99	In-Station Television Program Encoding and Monitoring System and Method

NMR	Italy	0669070	12/18/02	Audience Measurement System

NMR	Italy	0 870 234	3/26/03	CONTENT DISPLAY MONITOR

NMR	Japan	3512419	1/16/04	Audience Measurement System

NMR	Japan	3535522	3/19/04	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor

NMR	Japan	3578768	7/23/04	Attachment for Metering Channel Serial Data

NMR	Korea	10-324649	2/1/02	METHOD FOR ANALYZING TELEVISION AUDIENCE RATE EXAMINATION SYSTEM’S

NMR	Mexico	04/08/118	8/28/04	Audience Measurement System for Digital Television

NMR	Mexico	205392	12/5/01	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor

NMR	Netherlands	0669070	12/18/02	Audience Measurement System

Owner[3]	Country/ Authority[4]	Registration No.	Registration Date	Description
VNUM	New Zealand	522271	11/9/04	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	New Zealand	5300015	12/8/05	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

ACN	New Zealand	521111	12/23/05	Audience Measurement System and Method for Digital Broadcasts

NMR	Singapore	92325	1/8/03	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	South Africa	2002/4027	10/29/03	Broadcast Encoding System and Method

NMR	South Africa	2002/7800	11/26/03	MULTI-BAND SPECTRAL AUDIO ENCODING

VNUM	South Africa	2002/8880	4/28/04	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	South Africa	2003/9740	12/29/04	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

NMR	Spain	0 617 871	11/20/99	In-Station Television Program Encoding and Monitoring System and Method

NMR	Spain	0669070	12/18/02	Audience Measurement System

NMR	Spain	0 870 234	3/26/03	CONTENT DISPLAY MONITOR

NMR	Sweden	0 617 871	11/20/99	In-Station Television Program Encoding and Monitoring System and Method

NMR	Sweden	0669070	12/18/02	Audience Measurement System

NMR	Sweden	0 870 234	3/26/03	CONTENT DISPLAY MONITOR

NMR	Switzerland	0669070	12/18/02	Audience Measurement System

NMR	Switzerland	0 870 234	3/26/03	CONTENT DISPLAY MONITOR

NMR	UK	0 617 871	11/20/99	In-Station Television Program Encoding and Monitoring System and Method

NMR	UK	0669070	12/18/02	Audience Measurement System

NMR	UK	0 870 234	3/26/03	CONTENT DISPLAY MONITOR

Patent Applications:

Owner[5]	Country/ Authority[6]	Registration No.	Registration Date	Description
NMR	Argentina	P980106371	12/15/98	Broadcast Encoding System and Method

VNUM	Australia	2000244868	4/24/00	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	Australia	2002303405	4/19/02	Television Proximity Sensor

NMR	Australia	2002315021	6/14/02	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

NMR	Australia	2002332061	10/9/02	Method and Apparatus for Identifying a Digital Audio Signal

NMR	Australia	2003204499	11/5/98	Broadcast Encoding System and Method

NMR	Australia	2003234420	5/13/03	Methods and Apparatus for Transcoding Metadata

NMR	Australia	2003253598	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	Australia	2003268528	9/8/03	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

NMR	Australia	2004201423	11/5/98	Broadcast Encoding System and Method

NMR	Australia	2004258470	6/14/04	Methods and Apparatus for Embedding Watermarks

NMR	Australia	2005200858	2/25/05	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	Australia	NA	10/15/04	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

NMR	Brazil	0210521-7	6/14/02	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

VNUM	Brazil	PI0017230-8	4/24/00	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	Brazil	PI0107542-0	4/3/01	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	Brazil	PI9713896-7	11/24/97	Interactive Service Device Metering Systems

NMR	Brazil	PI9714323.5	5/27/97	Source Detection Apparatus and Method For Audience Measurement

BDS	Canada	2,041,754	5/2/91	Signal Recognition System and Method

NMR	Canada	2,246,746	8/29/97	CONTENT DISPLAY MONITOR

[5]	ACN: A. C. Nielsen (US), Inc.

BDS: Broadcast Data Systems, LLC

NMR: Nielsen Media Research, Inc.

VNUM: VNU Marketing Information, Inc.

[6]	EPC: European Patent Convention

PCT: Patent Cooperation Treaty

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
NMR	Canada	2,247,706	9/18/98	USE OF BROWSER HISTORY FILE TO DETERMINE WEBSITE REACH

NMR	Canada	2,272,506	5/19/99	Metering of Internet Content Using a Control

NMR	Canada	2,272,509	5/19/99	Tracking of Internet Advertisements Using Banner Tags

NMR	Canada	2,272,516	5/19/99	COLLECTION OF IMAGES IN WEB USE REPORTING SYSTEM

NMR	Canada	2,273,634	6/2/99	METHOD AND SYSTEM FOR THE COLLECTION OF COOKIES AND OTHER INFORMATION FROM A PANEL

NMR	Canada	2,275,409	5/27/97	Source Detection Apparatus and Method For Audience Measurement

NMR	Canada	2,293,957	1/6/00	Detection of Media Links in Broadcast Signals

ACN	Canada	2,295,419	1/14/00	Method and System for Market Research Data Mining

NMR	Canada	2,310,769	6/6/00	AUDIO SIGNATURE EXTRACTION AND CORRELATION

ACN	Canada	2,329,198	12/18/98	Dynamic Rule Based Market Research Database

ACN	Canada	2,331,285	12/18/98	Market Research Database Containing Separate Product and Naked Product Information

VNUM	Canada	2,331,633	12/18/98	Market Research Database Having Historical Control Designator

NMR	Canada	2,332,977	11/5/98	Broadcast Encoding System and Method

NMR	Canada	2,361,568	2/16/00	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

NMR	Canada	2,405,179	4/3/01	MULTI-BAND SPECTRAL AUDIO ENCODING

VNUM	Canada	2,407,474	4/24/00	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	Canada	2,450,226	6/14/02	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

NMR	Canada	2,456,815	4/19/02	Television Proximity Sensor

NMR	Canada	2,466,428	10/9/02	Method and Apparatus for Identifying a Digital Audio Signal

NMR	Canada	2,483,042	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	Canada	2,501,331	10/2/03	Methods and Apparatus to Present Survey Information

NMR	Canada	2,503,340	9/8/03	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

NMR	Canada	2,511,919	5/13/03	Methods and Apparatus for Transcoding Metadata

NMR	Canada	2,530,012	7/18/03	Signature-Based Program Identification Apparatus and Methods for Use with Digital Broadcast

NMR	Canada	2507317	11/27/02	Apparatus and Methods for Tracking and Analyzing Digital Recording Device Event Sequences

NMR	Canada	2529310	6/14/04	Methods and Apparatus for Embedding Watermarks

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
NMR	Canada	NA	09/12/03	Digital Video Signature Apparatus and Methods for Use with Video Program Identification Systems

NMR	Canada	NA	08/30/04	Methods and Apparatus to Operate a Metering Device with Voice Commands

NMR	Canada	NA	10/15/04	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

NMR	China	00804598.4	2/16/00	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

VNUM	China	00819601.X	4/24/00	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	China	01807789.7	4/3/01	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	China	02812248.8	6/14/02	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

NMR	China	02816329.X	4/19/02	Television Proximity Sensor

NMR	China	0310123387.1	7/9/98	Audience Measurement System for Digital Television

NMR	China	03809075.9	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	China	03825624.X	9/8/03	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

NMR	China	0410033713.4	8/29/97	CONTENT DISPLAY MONITOR

NMR	China	0410033715.3	8/29/97	CONTENT DISPLAY MONITOR

NMR	China	04800202008	6/14/04	Methods and Apparatus for Embedding Watermarks

NMR	China	10008465.2	2/21/05	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	China	10114213.9	11/5/98	Broadcast Encoding System and Method

NMR	China	97182123.2	11/24/97	Interactive Service Device Metering Systems

NMR	China	NA	10/15/04	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

NMR	EPC	00114272.8	7/9/98	Audience Measurement System for Digital Television

NMR	EPC	00907291.9	2/14/00	Broadcast Encoding System and Method

NMR	EPC	00908678.6	2/16/00	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

VNUM	EPC	00926322.9	4/24/00	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	EPC	01106943.2	8/29/97	CONTENT DISPLAY MONITOR

NMR	EPC	01123166.9	8/29/97	CONTENT DISPLAY MONITOR

NMR	EPC	01126148.4	10/17/94	Audience Measurement System

NMR	EPC	01924636.2	4/3/01	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	EPC	020769000.7	10/9/02	Method and Apparatus for Identifying a Digital Audio Signal

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
NMR	EPC	02731426.9	4/19/02	Television Proximity Sensor

NMR	EPC	02741954.8	6/14/02	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

NMR	EPC	02766287.3	9/18/02	Detection of Media Links in Broadcast Signals

NMR	EPC	02784621.1	11/27/02	Apparatus and Methods for Tracking and Analyzing Digital Recording Device Event Sequences

NMR	EPC	02789359.3	11/1/02	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

NMR	EPC	03 815 891.1	2/10/03	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION

NMR	EPC	03027278.5	10/17/94	Audience Measurement System

NMR	EPC	03027279.3	10/17/94	Audience Measurement System

NMR	EPC	03027280.1	10/17/94	Audience Measurement System

NMR	EPC	03728860.2	5/13/03	Methods and Apparatus for Transcoding Metadata

NMR	EPC	03749497.8	9/8/03	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

NMR	EPC	03750041.0	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	EPC	03759658.2	10/2/03	Methods and Apparatus to Present Survey Information

NMR	EPC	03817463.7	7/18/03	Signature-Based Program Identification Apparatus and Methods for Use with Digital Broadcast

NMR	EPC	04 014 598.9	11/5/98	Broadcast Encoding System and Method

NMR	EPC	04 776 572.2	6/14/04	Methods and Apparatus for Embedding Watermarks

NMR	EPC	04782611.0	08/30/04	Methods and Apparatus to Operate a Metering Device with Voice Commands

ACN	EPC	05 026 498.5	12/5/05	Methods of Collecting and Processing Data Related to the Consumer Behaviour of Customers of Retail Stores

NMR	EPC	95913735.7	3/16/95	Attachment for Metering Channel Serial Data

NMR	EPC	97922424.3	4/24/97	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor

NMR	EPC	97926814.1	5/27/97	Source Detection Apparatus and Method For Audience Measurement

NMR	EPC	98932785.3	6/19/98	A Cooperative System for Measuring Electronic Media

NMR	EPC	98956602.1	11/5/98	Broadcast Encoding System and Method

NMR	EPC	NA	10/15/04	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

NMR	European	EP03754665.2	09/12/03	Digital Video Signature Apparatus and Methods for Use with Video Program Identification Systems

NMR	Hong Kong	00101613.5	5/27/97	Source Detection Apparatus and Method For Audience Measurement

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
NMR	Hong Kong	01107668.1	11/5/98	Broadcast Encoding System and Method

NMR	Hong Kong	02107945.9	1/6/03	Audience Measurement System

NMR	Hong Kong	02108923.3	2/16/00	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

NMR	Hong Kong	03102627.4	2/14/00	Broadcast Encoding System and Method

NMR	Hong Kong	03107283.8	10/10/03	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	Hong Kong	04 108 948.2	11/12/04	Audience Measurement System

NMR	Hong Kong	04 108 949.1	11/12/04	Audience Measurement System

VNUM	Hong Kong	04103035.7	4/29/04	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	Hong Kong	04109144.2	11/5/98	Broadcast Encoding System and Method

NMR	Hong Kong	04110274.2	12/28/04	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

NMR	Hong Kong	05 102 199.0	3/14/05	Audience Measurement System

NMR	Hong Kong	05103916.0	5/10/05	CONTENT DISPLAY MONITOR

NMR	Hong Kong	05103917.9	5/10/05	CONTENT DISPLAY MONITOR

NMR	Hong Kong	05108695.6	9/30/05	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	Hong Kong	05111834.2	12/22/05	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	India	01481/CHENP	7/2/04	Method and Apparatus for Identifying a Digital Audio Signal

NMR	India	01767/CHE	4/3/01	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	India	01984/CHENP	6/14/02	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

NMR	India	1812/MAS/98	8/11/98	Audience Measurement System for Digital Television

NMR	India	1833/CHENP/05	8/5/05	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION

NMR	India	2346/CHENP/04	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	India	350/CHENP/04	4/19/02	Television Proximity Sensor

NMR	India	979/CHENP/04	11/1/02	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

NMR	India	NA	10/15/04	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

NMR	Indonesia	W00-04-02339	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
BDS	Japan	0155140/88	6/24/88	Method and Circuit Arrangement for the Automatic Recognition of Signal Sequences

NMR	Japan	10-526729	11/24/97	Interactive Service Device Metering Systems

NMR	Japan	10-534297	5/27/97	Source Detection Apparatus and Method For Audience Measurement

VNUM	Japan	2001-579173	4/24/00	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	Japan	2003-506130	6/14/02	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

NMR	Japan	2003-524163	4/19/02	Television Proximity Sensor

NMR	Japan	548980	7/9/98	Audience Measurement System for Digital Television

NMR	Japan	560681	11/5/98	Broadcast Encoding System and Method

NMR	Korea	10-04-7010691	10/9/02	Method and Apparatus for Identifying a Digital Audio Signal

NMR	Korea	10-04-7017055	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	Korea	10-05-7007036	9/8/03	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

NMR	Korea	10-05-7012168	5/13/03	Methods and Apparatus for Transcoding Metadata

VNUM	Korea	1020027014298	4/24/00	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	Malaysia	PI 20023791	10/10/02	Method and Apparatus for Identifying a Digital Audio Signal

NMR	Malaysia	PI 20024192	11/8/02	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

NMR	Malaysia	PI 20034497	11/21/03	Digital Video Signature Apparatus and Methods for Use with Video Program Identification Systems

NMR	Malaysia	PI 20042284	6/14/04	Methods and Apparatus for Embedding Watermarks

NMR	Malaysia	PI 20043843	9/20/04	Method of Detecting LCD Television Display On/Off Using Optical Sensor

NMR	Malaysia	PI 20044263	10/15/04	Identifying Audio in Large Databases Using the Times Between Audio Features

NMR	Malaysia	PI 20044271	10/15/04	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

NMR	Malaysia	PI 20044272	10/15/04	Audio Signature Apparatus and Methods for Use with Broadcast Systems

NMR	Malaysia	PI 20045401	12/29/04	Methods and Apparatus to Distinguish a Signal Originating From a Local Device From a Broadcast

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
NMR	Malaysia	PI 20050604	2/17/05	Method and Apparatus to Determine Audience Viewing of Recorded Programs

NMR	Malaysia	PI 20051568	4/7/05	Data Insertion Apparatus and Methods for Use with Compressed Audio/Video Data

NMR	Malaysia	PI 20053057	7/1/05	MIXING SYSTEM AND METHOD FOR COMPRESSED BIT STREAMS

NMR	Malaysia	PI20031302	4/9/03	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION

NMR	Malaysia	PI20031501	4/22/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	Malaysia	PI20032429	6/27/03	Methods and Apparatus for Transcoding Metadata

NMR	Malaysia	PI20050135	1/13/05	Portable Audience Measurement Architectures and Methods for Portable Audience Measurement

NMR	Mexico	009683	4/3/01	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	Mexico	01/000433	11/5/98	Broadcast Encoding System and Method

NMR	Mexico	04/008118	8/20/04	Audience Measurement System for Digital Television

NMR	Mexico	05/007001	5/13/03	Methods and Apparatus for Transcoding Metadata

VNUM	Mexico	2002/010481	4/24/00	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	Mexico	2003/011490	6/14/02	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

NMR	Mexico	2004/001532	4/19/02	Television Proximity Sensor

NMR	Mexico	2004/002765	10/9/02	Method and Apparatus for Identifying a Digital Audio Signal

NMR	Mexico	2004/004238	11/1/02	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

NMR	Mexico	2004/010349	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	Mexico	2005/004231	9/8/03	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

NMR	Mexico	2005/008287	2/10/03	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION

NMR	Mexico	NA	09/12/03	Digital Video Signature Apparatus and Methods for Use with Video Program Identification Systems

NMR	Mexico	NA	10/15/04	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

NMR	Mexico	PA/a/05/14162	7/18/03	Signature-Based Program Identification Apparatus and Methods for Use with Digital Broadcast

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
NMR	Mexico	PAa2001008882	2/16/00	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

NMR	New Zealand	531179	10/9/02	Method and Apparatus for Identifying a Digital Audio Signal

NMR	New Zealand	531848	4/19/02	Television Proximity Sensor

NMR	New Zealand	532467	11/1/02	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

NMR	New Zealand	535921	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	New Zealand	541221	5/13/03	Methods and Apparatus for Transcoding Metadata

NMR	New Zealand	541627	2/10/03	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION

NMR	New Zealand	542471	9/19/05	Broadcast Encoding System and Method

NMR	New Zealand	2005/3218	9/8/03	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

NMR	Norway	20024778	4/3/01	MULTI-BAND SPECTRAL AUDIO ENCODING

NMR	Norway	20045033	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	PCT	05/028106	8/9/05	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES

NMR	PCT	NA	3/16/06	Method and Apparatus for Detecting the Location of an Audience Member using a Portable People Meter

NMR	PCT	PCT/05/023478	6/29/05	WIRELESS MICROPHONE AS A PEOPLE METER FOR AUDIENCE MEASUREMENT

NMR	PCT	US04/000818	1/14/04	Portable Audience Measurement Architectures and Methods for Portable Audience Measurement

NMR	PCT	US04/012929	4/26/04	Methods and Apparatus to Export Tuning Data Collected in a Receiving Device

NMR	PCT	US04/015377	5/14/04	Non-Invasive On-Screen Peoplemeter and/ or Interactive System

NMR	PCT	US04/017879	6/8/04	USING INSERTED CONTENT FOR CONTENT DELIVERY VERIFICATION

NMR	PCT	US04/031965	9/28/04	DATA CLASSIFICATION METHODS AND APPARATUS FOR USE WITH DATA FUSION

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
NMR	PCT	US04/041670	12/10/04	Methods and Apparatus to Distinguish a Signal Originating From a Local Device From a Broadcast

NMR	PCT	US04/05304	2/23/04	Methods and Apparatus to Detect an Internally Generated Signal Mode of a Local Media Playback

NMR	PCT	US04/09910	3/29/04	Method and Apparatus to Detect a Blank Frame in a Video Signal

NMR	PCT	US05/005064	2/17/05	Method and Apparatus to Determine Audience Viewing of Recorded Programs

NMR	PCT	US05/005079	2/17/05	Apparatus and Methods for Game Measurement

NMR	PCT	US05/005271	2/18/05	Methods and Apparatus to Determine Audience Viewing of Video-On-Demand Programs

NMR	PCT	US05/007562	3/8/05	Variable Encoding and Detection Apparatus and Methods

NMR	PCT	US05/017175	5/16/05	Methods and Apparatus for Identifying Media Content

NMR	PCT	US05/019389	6/2/05	Methods and Apparatus for Collecting Media Consumption Data Based on Usage Information

NMR	PCT	US05/019613	6/3/05	Methods and Apparatus to Detect a Time-Shift Event Associated with the Presentation of Media

NMR	PCT	US05/020027	6/8/05	Method for Receiving Audience Measurement Data From Interactive Television Terminals

NMR	PCT	US05/023578	6/29/05	MIXING SYSTEM AND METHOD FOR COMPRESSED BIT STREAMS

NMR	PCT	US05/029623	8/18/05	METHOD AND APPARATUS FOR GENERATING SIGNATURES

NMR	PCT	US05/11630	4/7/05	Data Insertion Apparatus and Methods for Use with Compressed Audio/Video Data

NMR	PCT	US05/13507	4/19/05	Method and Apparatus for encoding multiple audio channels of an MPEG stream

NMR	PCT	US05/13765	4/22/05	Methods and Apparatus to Maintain Audience Privacy While Determining Viewing of Video-On- Demand Programming

NMR	PCT	US05/20128	6/8/05	A Method for Safe Controlled Lighting for Image Processing

NMR	PCT	US05/23995	7/1/05	Set Top Box IDE/PATA or SATA Bus Analyzer

NMR	PCT	US05/26426	7/25/05	METHODS AND APPARATUS FOR MONITORING THE INSERTION OF LOCAL MEDIA CONTENT INTO A PROGRAM STREAM

NMR	PCT	US05/26921	7/29/05	Method and Apparatus for processing outdoor audience measurement data collected with a GPS enabled meter

NMR	PCT	US05/27327	7/29/05	Method and Apparatus for processing outdoor audience measurement data collected with a GPS enabled meter

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
NMR	PCT	US05/34743	9/27/05	Methods and Apparatus for Using Location Information to Manager Spillover in an Audience Monitoring System

NMR	PCT	US05/42108	11/21/05	METHODS AND APPARATUS FOR DETECTING SPACE-SHIFTED MEDIA CONTENT ASSOCIATED WITH A DIGITAL RECORDING/PLAYBACK DEVICE

NMR	PCT	WO05/042561	11/22/05	METHODS AND APPARATUS FOR MEDIA SOURCE IDENTIFICATION AND TIME SHIFTED MEDIA CONSUMPTION MEASUREMENTS

NMR	PCT	Not yet assigned	6/15/06	METHODS AND APPARATUS TO MONITOR MEDIA CONTENT ON A CONSUMER NETWORK

NMR	Philippines	1-2004-501682	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	Singapore	200400863-7	4/19/02	Television Proximity Sensor

NMR	Singapore	200401941-0	10/9/02	Method and Apparatus for Identifying a Digital Audio Signal

NMR	Singapore	200402044-2	11/1/02	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

NMR	Singapore	200406095-0	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	Singapore	200502434-4	9/8/03	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

NMR	Singapore	200504134-8	5/13/03	Methods and Apparatus for Transcoding Metadata

NMR	Singapore	200504998-6	2/10/03	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION

VNUM	Singapore	200507491-9	4/24/00	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

NMR	South Africa	2004/2210	4/19/02	Television Proximity Sensor

NMR	South Africa	2004/4517	11/1/02	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

NMR	South Africa	2004/6284	10/9/02	Method and Apparatus for Identifying a Digital Audio Signal

NMR	South Africa	2004/8525	4/21/03	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NMR	South Africa	2005/6323	2/10/03	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION

NMR	Taiwan	92107979	4/8/03	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION

NMR	Taiwan	93117000	6/11/04	Methods and Apparatus for Embedding Watermarks

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
NMR	Taiwan	93127862	9/15/04	Methods and Apparatus to Operate a Metering Device with Voice Commands

NMR	Taiwan	93128396	9/20/04	Method of Detecting LCD Television Display On/Off Using Optical Sensor

NMR	Taiwan	93131123	10/14/04	Identifying Audio in Large Databases Using the Times Between Audio Features

NMR	Taiwan	93131124	10/14/04	Audio Signature Apparatus and Methods for Use with Broadcast Systems

NMR	Taiwan	93131327	10/15/04	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

NMR	Taiwan	93138737	12/14/04	Methods and Apparatus to Distinguish a Signal Originating From a Local Device From a Broadcast

NMR	Taiwan	94100982	1/13/05	Portable Audience Measurement Architectures and Methods for Portable Audience Measurement

NMR	Taiwan	94104620	2/17/05	Method and Apparatus to Determine Audience Viewing of Recorded Programs

NMR	Taiwan	94110973	4/7/05	Data Insertion Apparatus and Methods for Use with Compressed Audio/Video Data

NMR	Thailand	081659	4/10/03	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION

NMR	Thailand	091474	6/11/04	Methods and Apparatus for Embedding Watermarks

NMR	Thailand	093940	9/23/04	Method of Detecting LCD Television Display On/Off Using Optical Sensor

NMR	Thailand	094580	10/15/04	Identifying Audio in Large Databases Using the Times Between Audio Features

NMR	Thailand	094581	10/15/04	Audio Signature Apparatus and Methods for Use with Broadcast Systems

NMR	Thailand	094582	10/15/04	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

NMR	Thailand	096558	2/24/04	Methods and Apparatus to Distinguish a Signal Originating From a Local Device From a Broadcast

NMR	Thailand	096948	1/13/05	Portable Audience Measurement Architectures and Methods for Portable Audience Measurement

NMR	Thailand	097826	2/17/05	Method and Apparatus to Determine Audience Viewing of Recorded Programs

NMR	TW	95110536	3/27/06	Method and Apparatus for encoding multiple audio channels of an MPEG stream

Owner[5]	Country/ Authority[6]	Application No.	Application Date	Description
NMR	Venezuela	00686-2003	4/30/03	METHODS AND APPARATUS TO NA ADAPTIVELY GATHER AUDIENCE INFORMATION
NMR	Venezuela	0933-2004	6/14/04	Methods and Apparatus for Embedding Watermarks

Patent Licenses:

Licensee	Licensor	Country/State	Registration/ Application No.	Description
AGB Nielsen Media Research (Ireland) Limited/NMR	NMR	Ireland	EP 066970	Audience measurement system

AGB Nielsen Media Research (Sweden) AB/NMR	NMR	Sweden	EP 0748565	Attachment for metering channel serial data

AGB Nielsen Media Research (South Korea) Limited/NMR	NMR	South Korea	10-324649	Method for analyzing television audience rate examination systems

Omniture, Inc.	NetRatings, Inc.	Australia	735285	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	Belgium	0 870 234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	China	ZL971915563	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	Denmark	0 870 234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	EPC	0 870 234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	Finland	0 870 234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	France	0870234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	Germany	0870234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	Hong Kong	1018327B	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	Ireland	0 870 234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	Italy	0 870 234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	Spain	0 870 234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	Sweden	0 870 234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	Switzerland	0 870 234	Content Display Monitor

Omniture, Inc.	NetRatings, Inc.	UK	0 870 234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Australia	735285	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Belgium	0 870 234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	China	ZL971915563	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Denmark	0 870 234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	EPC	0 870 234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Finland	0 870 234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	France	0870234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Germany	0870234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Hong Kong	1018327B	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Ireland	0 870 234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Italy	0 870 234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Spain	0 870 234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Sweden	0 870 234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	Switzerland	0 870 234	Content Display Monitor

SageMetrics Corporation	NetRatings, Inc.	UK	0 870 234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Australia	735285	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Belgium	0 870 234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	China	ZL971915563	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Denmark	0 870 234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	EPC	0 870 234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Finland	0 870 234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	France	0870234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Germany	0870234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Hong Kong	1018327B	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Ireland	0 870 234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Italy	0 870 234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Spain	0 870 234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Sweden	0 870 234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	Switzerland	0 870 234	Content Display Monitor

Visual Sciences, LLC	NetRatings, Inc.	UK	0 870 234	Content Display Monitor

UNITED STATES TRADEMARKS:

Trademark Registrations:

Owner	Registration No.	Trademark
VNU Business Media, Inc.	12732	SHOWEST (California)

VNU Business Media, Inc.	25496	SHOWEST (Utah)

VNU Business Media, Inc.	234944	EDITOR & PUBLISHER THE OLDEST PUBLISHERS’ AND ....

VNU Business Media, Inc.	243753	EDITOR & PUBLISHER THE FOURTH ESTATE & Design

VNU Business Media, Inc.	270786	NEWSPAPERDOM

VNU Business Media, Inc.	601689	EDITOR & PUBLISHER MARKET GUIDE (Stylized)

VNU Business Media, Inc.	606753	BILLBOARD (stylized 1) - Cl. 16

VNU Business Media, Inc.	734198	AMUSEMENT BUSINESS

VNU Business Media, Inc.	831459	HOT 100 (Cl. 16)

VNU Business Media, Inc.	838831	E&P (Stylized)

VNU Business Media, Inc.	844599	WG & Design

VNU Business Media, Inc.	845021	WATSON-GUPTILL

VNU Business Media, Inc.	848207	PLASTICS TECHNOLOGY

VNU Business Media, Inc.	855124	AMERICAN ARTIST

VNU Business Media, Inc.	856584	THE HOLLYWOOD REPORTER (Stylized)

VNU Business Media, Inc.	986949	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	0963654	SM

VNU Business Media, Inc.	1134824	CLIO (Cl. 41)

VNU Business Media, Inc.	1136760	CONVENIENCE STORE NEWS

VNU Business Media, Inc.	1136761	CONVENIENCE STORE INDUSTRY REPORT

VNU Business Media, Inc.	1140385	THE HOLLYWOOD REPORTER & Design

VNU Business Media, Inc.	1185696	THE HOLLYWOOD REPORTER STUDIO FOUNDED IN 1929 BLU-BOOK

VNU Business Media, Inc.	1193612	AUDARENA STADIUM

VNU Business Media, Inc.	1212684	SHOWEST

VNU Business Media, Inc.	1275125	SUCCESSFUL MEETINGS

VNU Business Media, Inc.	1309511	THE GOURMET RETAILER

VNU Business Media, Inc.	1339800	BUSINESS TRAVEL NEWS

VNU Business Media, Inc.	1391998	GM/HBA

VNU Business Media, Inc.	1404920	BACK STAGE

VNU Business Media, Inc.	1413318	AB (LOGO)

VNU Business Media, Inc.	1431917	CAVALCADE OF ACTS AND ATTRACTIONS

Owner	Registration No.	Trademark
VNU Business Media, Inc.	1442070	ADWEEK (Stylized)

VNU Business Media, Inc.	1442393	NATIONAL HOME CENTER SHOW

VNU Business Media, Inc.	1445742	PHOTO/DESIGN

VNU Business Media, Inc.	1456956	PLASPEC

VNU Business Media, Inc.	1459984	TRADESHOW & CONVENTION GUIDE

VNU Business Media, Inc.	1463482	HOTLINE

VNU Business Media, Inc.	1472195	SPORTS TREND

VNU Business Media, Inc.	1482352	DRAMA-LOGUE

VNU Business Media, Inc.	1485757	ARCHITECTURAL LIGHTING

VNU Business Media, Inc.	1494186	TOP POP

VNU Business Media, Inc.	1494473	ADSPO

VNU Business Media, Inc.	1498618	THE SERVICE EDGE

VNU Business Media, Inc.	1507093	TRAINING DIRECTORS’ FORUM

VNU Business Media, Inc.	1507103	CONTRACT

VNU Business Media, Inc.	1515707	THE NATIONAL HOME HEALTH CARE EXPOSITION

VNU Business Media, Inc.	1518860	MUSICIAN (Stylized)

VNU Business Media, Inc.	1523036	GIFT & STATIONERY BUSINESS

VNU Business Media, Inc.	1528168	BILLBOARD (stylized 2) - Cl. 16

VNU Business Media, Inc.	1536359	SURVEY OF BUYING POWER

VNU Business Media, Inc.	1538124	MULTI-HOUSING NEWS

VNU Business Media, Inc.	1538506	BILLBOARD SONG CONTEST

VNU Business Media, Inc.	1542085	U.S. DISTRIBUTION JOURNAL

VNU Business Media, Inc.	1545323	KITCHEN & BATH BUSINESS

VNU Business Media, Inc.	1547308	FACILITIES DESIGN & MANAGEMENT

VNU Business Media, Inc.	1559003	DIRECT SUCCESS

VNU Business Media, Inc.	1562833	THE JOURNAL OF PETROLEUM MARKETING

VNU Business Media, Inc.	1576716	BUYING POWER INDEX

VNU Business Media, Inc.	1600765	TRAINING

VNU Business Media, Inc.	1603998	COMPUCHAIN

VNU Business Media, Inc.	1612291	MARKET STATISTICS

VNU Business Media, Inc.	1617848	MARKETPLACE

VNU Business Media, Inc.	1618733	THE SPORTING GOODS DEALER

VNU Business Media, Inc.	1623960	COMMERCIAL PROPERTY WORLD

VNU Business Media, Inc.	1627505	MULTI-HOUSING WORLD

VNU Business Media, Inc.	1628290	MEDIAWEEK

VNU Business Media, Inc.	1634011	BPI

Owner	Registration No.	Trademark
VNU Business Media, Inc.	1639419	INCENTIVE

VNU Business Media, Inc.	1642967	CORPORATE TRAVEL WORLD

VNU Business Media, Inc.	1653267	BPI ENTERTAINMENT NEWS WIRE

VNU Business Media, Inc.	1660589	BILLBOARD (stylized 2) - Cl. 9

VNU Business Media, Inc.	1680282	BOBBIN

VNU Business Media, Inc.	1683179	INTERBIKE

VNU Business Media, Inc.	1686845	ACTION SPORTS RETAILER TRADE EXPO

VNU Business Media, Inc.	1686904	BIN

VNU Business Media, Inc.	1688075	HOSPITALITY DESIGN

VNU Business Media, Inc.	1704965	BILLBOARD 200

VNU Business Media, Inc.	1714664	DO NOT USE

VNU Business Media, Inc.	1722374	DESIGN OF BRAIDED POLE

VNU Business Media, Inc.	1724339	PINNACLE

VNU Business Media, Inc.	1737206	SUCCESSFUL MEETINGS PINNACLE AWARD

VNU Business Media, Inc.	1745378	KEY ART AWARDS

VNU Business Media, Inc.	1768293	GLOBAL MUSIC PULSE

VNU Business Media, Inc.	1786313	HOSPITALITY DESIGN

VNU Business Media, Inc.	1791549	MUSIC & MEDIA (Stylized)

VNU Business Media, Inc.	1820584	BRANDWEEK

VNU Business Media, Inc.	1828532	MODERN DAY MARINE MILITARY EXPOSITION

VNU Business Media, Inc.	1835642	MEDTRADE

VNU Business Media, Inc.	1838679	SHOOT

VNU Business Media, Inc.	1844376	AIRPLAY MONITOR

VNU Business Media, Inc.	1846725	WHO’S WHERE

VNU Business Media, Inc.	1860894	MEETINGS TODAY

VNU Business Media, Inc.	1879722	BACK STAGE WEST

VNU Business Media, Inc.	1883176	WOOD TECHNOLOGY

VNU Business Media, Inc.	1895079	HD

VNU Business Media, Inc.	1896434	HD

VNU Business Media, Inc.	1920850	HEATSEEKERS

VNU Business Media, Inc.	1921265	PRESENTATIONS

VNU Business Media, Inc.	1925407	WORLD RADIO TV HANDBOOK

VNU Business Media, Inc.	1934511	LAS VEGAS MERCHANDISE EXPO

VNU Business Media, Inc.	1950085	HIGHLIGHTS

VNU Business Media, Inc.	1960489	DISPLAY & DESIGN IDEAS

VNU Business Media, Inc.	1966029	VITAL REISSUES

Owner	Registration No.	Trademark
VNU Business Media, Inc.	1985157	MISCELLANEOUS DESIGN (Statuette) - Cl. 41

VNU Business Media, Inc.	1995711	AB

VNU Business Media, Inc.	1999210	PDN

VNU Business Media, Inc.	2016849	AB AMUSEMENT BUSINESS

VNU Business Media, Inc.	2017541	NEW HORIZONS IN HEALTH CARE

VNU Business Media, Inc.	2026342	PHOTO DISTRICT NEWS

VNU Business Media, Inc.	2038457	SUPERBRANDS

VNU Business Media, Inc.	2051156	BILLBOARD ONLINE (Stylized)

VNU Business Media, Inc.	2066761	SALES & MARKETING MANAGEMENT

VNU Business Media, Inc.	2082353	BILLBOARD (stylized 2) - Cl. 25

VNU Business Media, Inc.	2086366	PDN’S PIX

VNU Business Media, Inc.	2086651	THE STORE FIXTURING SHOW

VNU Business Media, Inc.	2093837	RETAIL OPERATIONS & CONSTRUCTION EXPO AND DESIGN

VNU Business Media, Inc.	2110693	INCENTIVE

VNU Business Media, Inc.	2113473	VARIETY MERCHANDISE SHOW

VNU Business Media, Inc.	2127879	BILLBOARD LIVE (Cl. 41)

VNU Business Media, Inc.	2153337	THE VISUAL MERCHANDISING SHOW (STYLIZED)

VNU Business Media, Inc.	2160124	BILLBOARD BULLETIN

VNU Business Media, Inc.	2170401	LUXE

VNU Business Media, Inc.	2175794	BRAND BUILDERS (Stylized)

VNU Business Media, Inc.	2176761	HOSPITALITY DESIGN

VNU Business Media, Inc.	2179876	HOLLYWOOD HYPERLINKS

VNU Business Media, Inc.	2183575	MEDTRADE

VNU Business Media, Inc.	2191939	ROSS REPORTS

VNU Business Media, Inc.	2202505	BILLBOARD.COM

VNU Business Media, Inc.	2203112	GLOBALSHOP

VNU Business Media, Inc.	2208161	STAR POWER

VNU Business Media, Inc.	2208188	STAR POWER & Design

VNU Business Media, Inc.	2213123	ROSS REPORTS TELEVISION & FILM

VNU Business Media, Inc.	2241385	FLY FISHING RETAILER

VNU Business Media, Inc.	2244053	EPPY

VNU Business Media, Inc.	2245657	HOLLYWOODREPORTER.COM

VNU Business Media, Inc.	2258176	COUTURE COLLECTION & CONFERENCE

VNU Business Media, Inc.	2274631	POTENTIALS

VNU Business Media, Inc.	2276196	POTENTIALS IDEAS AND PRODUCTS THAT MOTIVATE

VNU Business Media, Inc.	2280855	THE IMPRINTED SPORTSWEAR SHOWS

Owner	Registration No.	Trademark
VNU Business Media, Inc.	2281007	OUTDOOR RETAILER

VNU Business Media, Inc.	2290642	BILLBOARD LIVE & DESIGN (Cl. 41, 42)

VNU Business Media, Inc.	2291689	THE ART METHODS & MATERIALS SHOW

VNU Business Media, Inc.	2313448	DIRECTOR POWER

VNU Business Media, Inc.	2319617	BILLBOARD LIVE (Cl. 25)

VNU Business Media, Inc.	2320657	STAR POWER

VNU Business Media, Inc.	2322564	IMPACT!

VNU Business Media, Inc.	2323185	ADWEEKASIA

VNU Business Media, Inc.	2331542	MEDIAWEEK

VNU Business Media, Inc.	2331543	BRANDWEEK.COM

VNU Business Media, Inc.	2332154	BILLBOARD LIVE & DESIGN (Cl. 25)

VNU Business Media, Inc.	2335400	BICYCLE RETAILER AND INDUSTRY NEWS

VNU Business Media, Inc.	2350622	TRAINLINK

VNU Business Media, Inc.	2355021	MISCELLANEOUS DESIGN (Star & Reel Logo)

VNU Business Media, Inc.	2361215	GREATEST GAINERS

VNU Business Media, Inc.	2366107	CREATIVE SEMINAR

VNU Business Media, Inc.	2370766	APPAREL INDUSTRY INTERNACIONAL

VNU Business Media, Inc.	2388038	ALT.OFFICE

VNU Business Media, Inc.	2392385	MISCELLANEOUS DESIGN (Billboard Colored Dots)

VNU Business Media, Inc.	2409852	MISCELLANEOUS DESIGN (Star, Reel & Bar Logo)

VNU Business Media, Inc.	2418948	KIRKUS REVIEWS

VNU Business Media, Inc.	2432199	APPAREL SOURCE

VNU Business Media, Inc.	2439634	INSIDE MEDIA

VNU Business Media, Inc.	2441772	MISCELLANEOUS DESIGN (Star & Reel Logo)

VNU Business Media, Inc.	2445057	ERETAILING WORLD

VNU Business Media, Inc.	2445058	ERETAILING WORLD

VNU Business Media, Inc.	2447678	BILLBOARD INTERNATIONAL TAPE/DISC DIRECTORY

VNU Business Media, Inc.	2450276	SEWN PRODUCTS EQUIPMENT & TECHNOLOGY EXPO

VNU Business Media, Inc.	2452299	BACKSTAGE.COM

VNU Business Media, Inc.	2453593	DIRECTOR POWER

VNU Business Media, Inc.	2461610	JPM

VNU Business Media, Inc.	2465790	IMPRESSIONS

VNU Business Media, Inc.	2472821	SHOWEAST

VNU Business Media, Inc.	2476362	ERETAILING WORLD

VNU Business Media, Inc.	2478470	SGB SPORTSLAB & Design

VNU Business Media, Inc.	2489927	POINT OF PURCHASE MAGAZINE

Owner	Registration No.	Trademark
VNU Business Media, Inc.	2491667	DESIGN.Y.C.

VNU Business Media, Inc.	2493701	RETAIL OPERATIONS & CONSTRUCTION

VNU Business Media, Inc.	2499441	APPAREL INDUSTRY MAGAZINE

VNU Business Media, Inc.	2506188	APPLIED BRILLIANCE

VNU Business Media, Inc.	2512105	SHOWEST AWARDS

VNU Business Media, Inc.	2533161	DIGITAL INTERIOR

VNU Business Media, Inc.	2555236	ADWEEK MAGAZINES’ TECHNOLOGY MARKETING

VNU Business Media, Inc.	2561348	COMMERCIAL PROPERTY NEWS

VNU Business Media, Inc.	2562489	FUEL CHANNELS

VNU Business Media, Inc.	2589048	HOSPITALITY DESIGN LEADERSHIP SUMMIT

VNU Business Media, Inc.	2604761	BOBBIN AMERICAS

VNU Business Media, Inc.	2620191	POP MARKETPLACE & Design

VNU Business Media, Inc.	2623117	EMB EMBROIDERY / MONOGRAM BUSINESS

VNU Business Media, Inc.	2647432	ARCHIT HOUSE & Design

VNU Business Media, Inc.	2654217	SGB SPORTING GOODS BUSINESS

VNU Business Media, Inc.	2666937	YOUR SOURCE FOR OPERATIONAL EXCELLENCE

VNU Business Media, Inc.	2670705	BOBBIN WORLD THE INTERNATIONAL SEWN PRODUCTS EXPO

VNU Business Media, Inc.	2674583	CINEMA EXPO INTERNATIONAL

VNU Business Media, Inc.	2676779	WOOD TECHNOLOGY

VNU Business Media, Inc.	2679633	SEWN PRODUCTS EXPO

VNU Business Media, Inc.	2690044	COUTURE

VNU Business Media, Inc.	2704083	BILLBOARD RADIO

VNU Business Media, Inc.	2731281	THE BOOKSELLER

VNU Business Media, Inc.	2768767	FILM JOURNAL INTERNATIONAL

VNU Business Media, Inc.	2788877	ADWEEK (word mark - Class 16)

VNU Business Media, Inc.	2817744	THE AUTHORITY ON MASS, DRUG & SPECIALTY RETAILING

VNU Business Media, Inc.	2822408	ASR

VNU Business Media, Inc.	2837926	CLIO (Cl. 16)

VNU Business Media, Inc.	2905358	FUEL FOR THOUGHT (Class 16)

VNU Business Media, Inc.	2928300	FUEL FOR THOUGHT (Class 41)

VNU Business Media, Inc.	2946745	WATCH AFICIONADO

VNU Business Media, Inc.	2958589	DDI

VNU Business Media, Inc.	2986343	SMART SUPPLIER

VNU Business Media, Inc.	2988375	HIGH VOLUME DECORATOR SUMMIT

VNU Business Media, Inc.	2989342	BRAND BUILDERS (word mark - 2(f))

Owner	Registration No.	Trademark
VNU Business Media, Inc.	2997512	ADWEEK (word mark - Class 41)

VNU Business Media, Inc.	3023506	BILLBOARD MUSIC AWARDS

VNU Business Media, Inc.	3030454	CONTENT & CONTACT

VNU Business Media, Inc.	3036652	Miscellaneous Design (DIAMOND)

VNU Business Media, Inc.	3037893	ASR LINEUP

VNU Business Media, Inc.	3053954	KIRKUS

VNU Business Media, Inc.	3080359	ACTION SPORTS RETAILER

VNU Business Media, Inc.	3087371	NATIONAL JEWELER

VNU Business Media, Inc.	3096616	RADIO MONITOR

VNU Business Media, Inc.	3096803	ACCESS DESIGN

VNU Business Media, Inc.	3099497	WINTERBIKE

VNU Business Media, Inc.	3101541	DESIGNOW

VNU Business Media, Inc.	3112005	PROGRESSIVE GROCER

VNU B.V.	2436548	VNU (word)

VNU B.V.	2845086	VNU (in colour) (device)

VNU Exhibitions Europe B.V.	2191879	VIV (word)

VNU Exhibitions Europe B.V.	2762287	VIV (in kleur) (word/device)

Trademark Applications:

Owner	Application No.	Trademark
VNU Business Media	78/377,201	ADWEEK’S MARKETING Y MEDIOS

VNU Business Media	78/399,439	ADWEEK’S WORK

VNU Business Media	78/432,196	THE BOOK STANDARD

VNU Business Media	78/444,478	SIGNATURE SALONS

VNU Business Media	78/508,530	KIRKUS

VNU Business Media	78/521,634	ADFREAK

VNU Business Media	78/535,926	COUTURE INTERNATIONAL JEWELER

VNU Business Media	78/588,484	POP 100

VNU Business Media	78/590,597	RING MASTERS

VNU Business Media	78/594,116	BILLBOARD (Classes 9 and 41)

VNU Business Media	78/645,923	MECCA (Class 35)

VNU Business Media	78/645,931	MECCA (Class 41)

VNU Business Media	78/669401	PRESENTATIONS

VNU Business Media	78/722,249	KIDS DRAW

VNU Business Media	78/739,070	SOURCEDIRECT (Class 35)

VNU Business Media	78/741,942	ELITE RUNNING STORE CONFERENCE

VNU Business Media	78/801,067	ICON AWARDS

VNU Business Media	78/813,359	ACTORFEST (Class 35)

VNU Business Media	78/841,058	EUROPA STAR (Class 16)

VNU Business Media	78/841,062	EUROPA STAR (Class 35)

VNU Business Media	78/841,999	TRAINING SOLUTIONS

VNU Business Media	78/861,889	COUTURE JEWELLERY COLLECTION AND CONFERENCE

Licenses:

Licensee	Licensor	Registration/ Application No.	Trademark
Wegener Communications, Inc.	Nielsen Media Research, Inc., pursuant to License, Development, and Distribution Agreement, dated August 2, 2005	Registrations: 2512912, 2367336, 2448024 and 2502257 Application: 78/127,453	NIELSEN / N Design NIELSEN MEDIA RESEARCH /

Trendum Ltd.	CZT/ACN Trademarks, L.L.C., pursuant to Trademark License Agreement, dated Effective February 14, 2006	Registration: 540,915 Application: 78/127,453	NIELSEN / N Design

BuzzMetrics, Inc.	Trendum Ltd., joined by CZT/ACN Trademarks, L.L.C., pursuant to Trademark Sublicense Agreement, dated as of February 14, 2006	Registration: 540,915 Application: 78/127,453	NIELSEN / N Design

NON-U.S. TRADEMARKS:

Trademark Registrations:

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Media, Inc.	Argentina	1.840.171	SUPERBRANDS

VNU Business Media, Inc.	Argentina	1.731.379	BILLBOARD (stylized 2) - Cl. 16

VNU Business Media, Inc.	Argentina	1.911.470	OLL 2001 LATIN AMERICA

VNU Business Media, Inc.	Argentina	1.830.843	ERETAILING WORLD (Class 16)

VNU Business Media, Inc.	Argentina	1.830.845	ERETAILING WORLD (Class 35)

VNU Business Media, Inc.	Argentina	1.898.794	ONLINE LEARNING 2001 LATIN AMERICA

VNU Business Media, Inc.	Argentina	2.175.770	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Argentina	2.615.375	CLIO (Cl. 35)

VNU Business Media, Inc.	Argentina	2.615.376	MISCELLANEOUS DESIGN (Statuette) - Cl. 35

VNU Business Media, Inc.	Argentina	2.615.377	MISCELLANEOUS DESIGN (Statuette) - Cl. 38

VNU Business Media, Inc.	Argentina	2.615.378	MISCELLANEOUS DESIGN (Statuette)

VNU Business Media, Inc.	Argentina	1.975,630	CLIO (Cl. 41)

VNU Business Media, Inc.	Argentina	1.975,631	CLIO (Cl. 38)

VNU Business Media, Inc.	Argentina	1704294	MEDTRADE

VNU Business Media, Inc.	Argentina	1707199	MEDTRADE

VNU Business Media, Inc.	Australia	A449593	BILLBOARD (Cl. 41)

VNU Business Media, Inc.	Australia	B479,744	ACTION SPORTS RETAILER

VNU Business Media, Inc.	Australia	B480,949	ACTION SPORTS RETAILER

VNU Business Media, Inc.	Australia	183783	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Australia	621852	CLIO (Cl. 41)

VNU Business Media, Inc.	Australia	713555	BILLBOARD LIVE & DESIGN

VNU Business Media, Inc.	Australia	725653	BILLBOARD (Cl. 41, 42)

VNU Business Media, Inc.	Benelux	83857	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Benelux	495775	INTERBIKE

VNU Business Media, Inc.	Benelux	563807	EUROCHART HOT 100

VNU Business Media, Inc.	Benelux	565363	BILLBOARD HOT 100

VNU Business Media, Inc.	Benelux	584666	MEDTRADE

VNU Business Media, Inc.	Benelux	641268	SUPERBRANDS (stylized)

VNU Business Media, Inc.	Brazil	790.126.516	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Brazil	819.050.970	BILLBOARD LIVE (Cl. 42)

VNU Business Media, Inc.	Brazil	821.130.846	BILLBOARD (stylized 2) - Cl. 16

VNU Business Media, Inc.	Brazil	817301348	CLIO (CL. 41)

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Media, Inc.	Brazil	819079227	BILLBOARD LIVE (Cl. 41)

VNU Business Media, Inc.	Brazil	820446092	MEDTRADE

VNU Business Media, Inc.	Bulgaria	18804	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Canada		PRESENTATIONS

VNU Business Media, Inc.	Canada	TMA116072	PROGRESSIVE GROCER

VNU Business Media, Inc.	Canada	TMA460149	AMUSEMENT BUSINESS (Stylized)

VNU Business Media, Inc.	Canada	TMA476375	WORLD WOOD REVIEW

VNU Business Media, Inc.	Canada	TMA501617	AIRPLAY MONITOR

VNU Business Media, Inc.	Canada	UCA048315	THE FOURTH ESTATE

VNU Business Media, Inc.	Canada	UCA048319	EDITOR & PUBLISHER

VNU Business Media, Inc.	Canada	TMA651,100	CLIO (Cl. 41)

VNU Business Media, Inc.	Canada	TMA580,475	THE BILLBOARD HOT 100

VNU Business Media, Inc.	Canada	TMA421,668	INTERBIKE

VNU Business Media, Inc.	Canada	TMA579,795	COUTURE

VNU Business Media, Inc.	Canada	TMA574,863	BRANDWEEK

VNU Business Media, Inc.	Canada	TMA463,924	BOBBIN

VNU Business Media, Inc.	Canada	135798	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Canada	TMA 294,724	THE SPORTING GOODS DEALER & Design

VNU Business Media, Inc.	Canada	337951	CAVALCADE OF ACTS AND ATTRACTIONS

VNU Business Media, Inc.	Canada	337991	AUDARENA STADIUM GUIDE

VNU Business Media, Inc.	Canada	369833	AMUSEMENT BUSINESS

VNU Business Media, Inc.	Canada	388568	TRAINING

VNU Business Media, Inc.	Canada	402499	TRAINING THE MAGAZINE OF...

VNU Business Media, Inc.	Canada	423590	HUMAN SIDE OF BUSINESS

VNU Business Media, Inc.	Canada	428028	TOTAL TRAINER

VNU Business Media, Inc.	Canada	460704	BACK STAGE

VNU Business Media, Inc.	Canada	467703	AB AMUSEMENT BUSINESS

VNU Business Media, Inc.	Canada	470972	PLASTICS TECHNOLOGY

VNU Business Media, Inc.	Canada	475843	THE LAKEWOOD REPORT ON TECHNOLOGY FOR LEARNING

VNU Business Media, Inc.	Canada	484037	PRESENTATIONS

VNU Business Media, Inc.	Chile	524.813	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Chile	574219	ERETAILING WORLD

VNU Business Media, Inc.	China	1/196,627	BILLBOARD LIVE (Cl. 25)

VNU Business Media, Inc.	China	608977	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	China	1061791	CLIO (Cl. 41)

VNU Business Media, Inc.	China	1471917	BILLBOARD LIVE (Cl. 42)

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Media, Inc.	China	3232580	CINEASIA

VNU Business Media, Inc.	Colombia	100567	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Colombia	188955	LA BOBINA

VNU Business Media, Inc.	Czech Republic	169002	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Czech Republic	232619	CLIO (Cl. 41)

VNU Business Media, Inc.	Denmark	VR 1980 02627	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	European Community	3.752.482	ADWEEK’S WORK

VNU Business Media, Inc.	European Community	4.113.957	ADWEEK (word mark - Classes 35, 41, 42)

VNU Business Media, Inc.	European Community	91074	THE HOLLYWOOD REPORTER & Design

VNU Business Media, Inc.	European Community	91207	ADWEEK

VNU Business Media, Inc.	European Community	126383	MEDIAWEEK

VNU Business Media, Inc.	European Community	126474	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	European Community	126573	BRANDWEEK

VNU Business Media, Inc.	European Community	210013	MEDTRADE (Class 35 and 41)

VNU Business Media, Inc.	European Community	260968	BILLBOARD LIVE (Cl. 25,41,42)

VNU Business Media, Inc.	European Community	260984	BILLBOARD LIVE & DESIGN (Cl. 25,41,42)

VNU Business Media, Inc.	European Community	410522	HOT 100

VNU Business Media, Inc.	European Community	410605	AMUSEMENT BUSINESS (Stylized)

VNU Business Media, Inc.	European Community	410654	EUROCHART HOT 100

VNU Business Media, Inc.	European Community	1238070	MISCELLANEOUS DESIGN (Statuette)

VNU Business Media, Inc.	European Community	1238195	CLIO (Cl. 35, 41)

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Media, Inc.	European Community	1872506	ADWEEK GLOBAL MARKETING

VNU Business Media, Inc.	European Community	1873579	PRESENTATIONS

VNU Business Media, Inc.	European Community	2083079	BRANDWEEK SUPERBRANDS

VNU Business Media, Inc.	European Community	2223782	COUTURE

VNU Business Media, Inc.	European Community	3396413	OUTDOOR RETAILER

VNU Business Media, Inc.	European Community	3893881	THE BOOK STANDARD

VNU Business Media, Inc.	France	1.496.735	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	France	03 3 219 078	ASR

VNU Business Media, Inc.	France	1 743 121	INTERBIKE

VNU Business Media, Inc.	France	98722784	SUPERBRANDS

VNU Business Media, Inc.	Georgia	10568	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Germany	DD653363	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Germany	397 24 304	OUTDOOR RETAILER

VNU Business Media, Inc.	Germany	792792	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Germany	2070928	CLIO (Cl. 35, 41)

VNU Business Media, Inc.	Germany	30338079.9	INTERBIKE

VNU Business Media, Inc.	Germany	39519530	AB AMUSEMENT BUSINESS

VNU Business Media, Inc.	Germany	39724303	ASR

VNU Business Media, Inc.	Hong Kong	B13075/1999	ADWEEKASIA

VNU Business Media, Inc.	Hong Kong	B13878/2000	BRANDWEEK

VNU Business Media, Inc.	Hong Kong	11604/1999	BILLBOARD LIVE & DESIGN (Cl. 25)

VNU Business Media, Inc.	Hong Kong	11894/1998	BILLBOARD LIVE & DESIGN (Cl. 41)

VNU Business Media, Inc.	Hong Kong	B02316 1993	INTERBIKE

VNU Business Media, Inc.	Hong Kong	199808708	BILLBOARD LIVE & DESIGN (Cl. 42)

VNU Business Media, Inc.	Hong Kong	199900875	BILLBOARD (Cl. 9)

VNU Business Media, Inc.	Hong Kong	199902520	BILLBOARD (stylized 2) - Cl. 9

VNU Business Media, Inc.	Hong Kong	200002005	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Hong Kong	200002006	BILLBOARD (stylized 2) - Cl. 16

VNU Business Media, Inc.	Hungary	140 054	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Hungary	143 886	INTERBIKE

VNU Business Media, Inc.	Indonesia	378285	BILLBOARD (stylized 2) - Cl. 16

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Media, Inc.	Indonesia	404500	BILLBOARD LIVE (Cl. 42)

VNU Business Media, Inc.	Indonesia	405468	BILLBOARD LIVE (Cl. 41)

VNU Business Media, Inc.	Indonesia	471165	BILLBOARD LIVE (Cl. 25)

VNU Business Media, Inc.	Israel	100268	BILLBOARD (stylized 2) - Cl. 16

VNU Business Media, Inc.	Israel	147076	MEDTRADE (Class 35)

VNU Business Media, Inc.	Israel	147077	MEDTRADE (Class 41)

VNU Business Media, Inc.	Italy	612093	INTERBIKE

VNU Business Media, Inc.	Italy	781292	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Italy	838321	SUPERBRANDS

VNU Business Media, Inc.	Japan	891410	BILLBOARD (Katakana)

VNU Business Media, Inc.	Japan	1664965	BILLBOARD (Class 16)

VNU Business Media, Inc.	Japan	2094570	AMUSEMENT BUSINESS

VNU Business Media, Inc.	Japan	2695414	HOT 100 (Cl. 25)

VNU Business Media, Inc.	Japan	2722646	HOT 100 (Cl. 16)

VNU Business Media, Inc.	Japan	3077332	THE HOLLYWOOD REPORTER

VNU Business Media, Inc.	Japan	3151423	BILLBOARD (stylized 1) - Cl. 16

VNU Business Media, Inc.	Japan	3151428	BILLBOARD CAFE

VNU Business Media, Inc.	Japan	3337912	BILLBOARD EXTRA

VNU Business Media, Inc.	Japan	3356239	CLIO (Cl. 41)

VNU Business Media, Inc.	Japan	3363283	BILLBOARD (Cl. 24)

VNU Business Media, Inc.	Japan	3369074	BILLBOARD (Cl. 18)

VNU Business Media, Inc.	Japan	4011444	AB AMUSEMENT BUSINESS

VNU Business Media, Inc.	Japan	4011445	AMUSEMENT BUSINESS (Stylized)

VNU Business Media, Inc.	Japan	4040706	BILLBOARD (Cl. 14)

VNU Business Media, Inc.	Japan	4063452	BILLBOARD (Cl. 33)

VNU Business Media, Inc.	Japan	4077190	BILLBOARD (Cl. 21)

VNU Business Media, Inc.	Japan	4089988	BILLBOARD (Cl. 32)

VNU Business Media, Inc.	Japan	4089989	BILLBOARD (Cl. 34)

VNU Business Media, Inc.	Japan	4094465	BILLBOARD (Cl. 3)

VNU Business Media, Inc.	Japan	4128035	BILLBOARD LIVE (Cl. 42)

VNU Business Media, Inc.	Japan	4128990	BILLBOARD (Cl. 20)

VNU Business Media, Inc.	Japan	4209251	BILLBOARD LIVE & DESIGN (Cl. 41)

VNU Business Media, Inc.	Japan	4265736	BILLBOARD (Cl. 30)

VNU Business Media, Inc.	Japan	4419613	CLIO (Cl. 41)

VNU Business Media, Inc.	Japan	4431319	BRANDWEEK

VNU Business Media, Inc.	Japan	4451421	BILLBOARD (Cl. 15)

VNU Business Media, Inc.	Japan	4451422	BILLBOARD (Cl. 28)

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Media, Inc.	Japan	4454839	ERETAILING WORLD

VNU Business Media, Inc.	Japan	4455947	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Japan	4467947	BILLBOARD (Cl. 25)

VNU Business Media, Inc.	Japan	4467947	BILLBOARD (stylized 2) - Cl. 25

VNU Business Media, Inc.	Japan	4473059	MEDTRADE

VNU Business Media, Inc.	Japan	4528548	BILLBOARD (stylized 2) - Cl. 9

VNU Business Media, Inc.	Japan	4528619	BRANDWEEK SUPERBRANDS

VNU Business Media, Inc.	Japan	4533081	PRESENTATIONS IN KATAKANA

VNU Business Media, Inc.	Japan	4854284	BILLBOARD (Cls. 38 & 41)

VNU Business Media, Inc.	Japan	4854285	BILLBOARD LIVE (Cls. 38 & 41)

VNU Business Media, Inc.	Mexico	236437	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Mexico	525490	AB AMUSEMENT BUSINESS

VNU Business Media, Inc.	Mexico	551290	BILLBOARD LIVE (Cl. 42)

VNU Business Media, Inc.	Mexico	551291	BILLBOARD LIVE (Cl. 41)

VNU Business Media, Inc.	Mexico	611507	AMUSEMENT BUSINESS (Stylized)

VNU Business Media, Inc.	Mexico	650165	BILLBOARD LIVE (Cl. 25)

VNU Business Media, Inc.	Monaco	1.22574	COUTURE

VNU Business Media, Inc.	New Zealand	234137	CLIO (Cl. 41)

VNU Business Media, Inc.	Norway	106.655	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Poland	74054	BILLBOARD (stylized 2) - Cl. 16

VNU Business Media, Inc.	Poland	84005	CLIO (Cl. 41)

VNU Business Media, Inc.	Romania	R 18534	BILLBOARD (stylized 2) - Cl. 16

VNU Business Media, Inc.	Russia	96187	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Russia	141848	CLIO (Cl. 41)

VNU Business Media, Inc.	Russia	195388	SUPERBRANDS

VNU Business Media, Inc.	Russia	264042	PRESENTATIONS

VNU Business Media, Inc.	Singapore	T00/07179D	MEDTRADE

VNU Business Media, Inc.	Singapore	T00/07180H	MEDTRADE

VNU Business Media, Inc.	Singapore	T97/00084F	COUTURE COLLECTION & CONFERENCE

VNU Business Media, Inc.	Singapore	T97/00085D	COUTURE COLLECTION & CONFERENCE

VNU Business Media, Inc.	Singapore	T97/00553H	BILLBOARD LIVE (Cl. 25)

VNU Business Media, Inc.	Singapore	T97/00554F	BILLBOARD LIVE (Cl. 41)

VNU Business Media, Inc.	Singapore	T97/0055D	BILLBOARD LIVE (Cl. 42)

VNU Business Media, Inc.	Singapore	T97/082715	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Singapore	T97/08534E	BILLBOARD (stylized 2) - Cl. 16

VNU Business Media, Inc.	Singapore	0015996	PRESENTATIONS

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Media, Inc.	Slovak Republic	169002	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Slovak Republic	193650	CLIO (Cl. 41)

VNU Business Media, Inc.	South Africa	097/12159	MEDTRADE (Class 41)

VNU Business Media, Inc.	South Africa	097/12158	MEDTRADE (Class 35)

VNU Business Media, Inc.	South Korea	40-526132	THE HOLLYWOOD REPORTER & Design

VNU Business Media, Inc.	South Korea	41-84433	BILLBOARD (Cl. 41)

VNU Business Media, Inc.	South Korea	41-75211	BILLBOARD (Cl. 42)

VNU Business Media, Inc.	South Korea	41-24005	CLIO (Cl. 35)

VNU Business Media, Inc.	South Korea	41-24004	CLIO (Cl. 41)

VNU Business Media, Inc.	South Korea	48281	BILLBOARD LIVE (Cl. 41)

VNU Business Media, Inc.	South Korea	128325	BILLBOARD (stylized 2) - Cl. 16

VNU Business Media, Inc.	South Korea	478357	BILLBOARD LIVE (Cl. 25)

VNU Business Media, Inc.	Spain	947045	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Spain	2149268	SUPERBRANDS

VNU Business Media, Inc.	Sweden	172 550	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Switzerland	327528	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Switzerland	391631	THE NATIONAL HOME HEALTH CARE EXPOSITION

VNU Business Media, Inc.	Switzerland	397176	Design of Braided Pole

VNU Business Media, Inc.	Switzerland	519533	OUTDOOR RETAILER

VNU Business Media, Inc.	Taiwan	S66595	CLIO (Class 41)

VNU Business Media, Inc.	Taiwan	S66678	CLIO (Class 35)

VNU Business Media, Inc.	Taiwan	56966	INTERBIKE

VNU Business Media, Inc.	Taiwan	526128	BILLBOARD (stylized 2) - Cl. 16

VNU Business Media, Inc.	Thailand	491569	CINEASIA

VNU Business Media, Inc.	Ukraine	5049	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	United Kingdom	A855909	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	United Kingdom	1459821	INTERBIKE

VNU Business Media, Inc.	United Kingdom	1528959	CLIO (Cl. 35)

VNU Business Media, Inc.	United Kingdom	1528960	CLIO (Cl. 41)

VNU Business Media, Inc.	United Kingdom	2242463	BRANDWEEK SUPERBRANDS

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Media, Inc.	Uruguay	259931	BILLBOARD (Nat. 15)

VNU Business Media, Inc.	Utah	25496	SHOWEST (Utah)

VNU Business Media, Inc.	Venezuela	101762-F	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Yugoslavia	36009	BILLBOARD (Cl. 16)

VNU Business Publications Limited	Australia	706265	Easy PC

VNU Business Publications B.V.	Benelux	772497	BUSINESS BOOST (Word mark in special script)

VNU Business Publications Limited	Benelux	579877(857525)	Easy PC

VNU Business Publications Limited	Benelux	584415(857591)	JOBNET

VNU Exhibitions Europe B.V.	Benelux	583331	BOUWMATERIEEL (word)

VNU Exhibitions Europe B.V.	Benelux	583330	NATIONALE BADKAMER MANIFESTATIE (word/device)

VNU Exhibitions Europe B.V.	Benelux	587420	MEDICA (word)

VNU Exhibitions Europe B.V.	Benelux	157308	BETONDAG (word)

VNU Exhibitions Europe B.V.	Benelux	591173	IMAGINATION (word)

Array Publications B.V.	Benelux	416999	TELECOM MAGAZINE (word)

Claritas Nederland B.V.	Benelux	596034	CATALYST (word)

Claritas Nederland B.V.	Benelux	595943	PRIZM (word)

Claritas Nederland B.V.	Benelux	596033	STORESCAN (word)

VNU Business Publications B.V.	Benelux	417493	COMPUTABLE INFORMATICA SEMINARS (device)

Array Publications B.V.	Benelux	585343	LTIPA (device)

VNU Exhibitions Europe B.V.	Benelux	599461	REGARDS (word)

Claritas Nederland B.V.	Benelux	598076	CALYX (word)

Claritas Nederland B.V.	Benelux	598078	SPECTRA (word)

VNU Business Information Europe B.V.	Benelux	598077	CLARITAS (word)

VNU Business Publications B.V.	Benelux	422005	BM BUSINESS MAGAZINE (device)

VNU Exhibitions Europe B.V.	Benelux	608811	AANDRIJFTECHNIEK (word)

VNU Exhibitions Europe B.V.	Benelux	610347	CHEMTECH (word)

VNU Exhibitions Europe B.V.	Benelux	610346	FOODTECH (word)

VNU Business Publications B.V.	Benelux	605234	networkNEWS (Word mark in special script)

Array Publications B.V.	Benelux	608661	SOFTWARE RELEASE MAGAZINE (word/device mark)

VNU Business Publications B.V.	Benelux	610363	MBA-plein (Word mark in special script)

VNU Exhibitions Europe B.V.	Benelux	156713	BEDRIJFSHUISVESTING (word)

VNU Exhibitions Europe B.V.	Benelux	156714	BOUWBEURS (word)

VNU Exhibitions Europe B.V.	Benelux	156715	CORROSIE DAGEN (device)

VNU Exhibitions Europe B.V.	Benelux	156754	INSTALLATIE (word)

VNU Exhibitions Europe B.V.	Benelux	156776	NATIONALE ONDERWIJS TENTOONSTELLING (word)

Owner	Country/ Authority	Registration No.	Trademark
VNU Exhibitions Europe B.V.	Benelux	156721	NATIONALE STAALBOUWDAG (word)

VNU Exhibitions Europe B.V.	Benelux	156742	ROKA (word)

VNU Business Publications B.V.	Benelux	427025	TELECOM DAILY (word)

VNU Business Publications B.V.	Benelux	605689	MBA-PLAZA (word)

VNU Business Publications B.V.	Benelux	613210	Http:De Tijd (word)

VNU Business Publications B.V.	Benelux	606521	I-Land (word)

VNU Business Publications B.V.	Benelux	615516	InterZ (word)

VNU Business Publications B.V.	Benelux	508499	MBA-PLAZA (word)

Array Publications B.V.	Benelux	612130	LAN INTERNETWORKING MAGAZINE (word/device mark)

VNU Business Publications B.V.	Benelux	617665	INTERMEDIAIR UITZENDBURO in kleur (device)

VNU Business Publications B.V.	Benelux	34080	COMPUTABLE (word)

VNU Business Publications B.V.	Benelux	616885	SOHO (word)

View Group B.V.	Benelux	432701	MILIEUMARKT (IN KLEUR) (word/device)

VNU B.V.	Benelux	619860	MIJN COMPUTER (device)

VNU Business Publications B.V.	Benelux	620867	VakScanner (word)

VNU Business Publications B.V.	Benelux	624004	ICE (word)

VNU Business Publications B.V.	Benelux	436236	ProspectView (Word mark in special script)

VNU Business Publications B.V.	Benelux	439275	PROSPECTVIEW (word)

VNU Business Publications B.V.	Benelux	627078	COMPUTABLE (in kleur) (device)

VNU B.V.	Benelux	623170	MEDIANET (word/device)

VNU Business Publications B.V.	Benelux	630310	SOHO (device)

VNU Business Publications B.V.	Benelux	625077	INTERMEDIAIR STARTERS (device)

VNU Business Publications B.V.	Benelux	626968	INTERMEDIAIR (device)

VNU Business Publications B.V.	Benelux	443701	INTERIEUR-TEXTIEL (word)

VNU Business Publications B.V.	Benelux	629588	NETWORK NEWS (in kleur) (device)

VNU Business Publications B.V.	Benelux	626524	PC DEALER (in kleur) (device)

VNU Business Publications B.V.	Benelux	629311	BANENNET (in kleur) (word/device)

V.O.F.Businessview	Benelux	442242	PROSPECTFILE (word)

VNU Business Publications B.V.	Benelux	445544	PC MANAGEMENT (word)

VNU Business Publications B.V.	Benelux	631321	INTERMEDIAIR STARTERS (in kleur) (device)

VNU B.V.	Benelux	635042	EMERCE (word)

VNU B.V.	Benelux	634502	EMERCE (word)

VNU Exhibitions Europe B.V.	Benelux	630926	GELDZAKEN DE BEURS VOOR PERSOONLIJKE FINANCIEN (word/device)

VNU Exhibitions Europe B.V.	Benelux	641079	KREADOE (word)

VNU Business Publications B.V.	Benelux	33065	TEXPRESS (word)

VNU Business Publications B.V.	Benelux	33075	TEXTILIA (word)

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Publications B.V.	Benelux	352237	JOBDATA (word)

VNU Business Publications B.V.	Benelux	352236	MARKETING MAGAZINE (word)

VNU Exhibitions Europe B.V.	Benelux	646126	FRAMETECH (word)

VNU Business Publications B.V.	Benelux	449989	BUSINESSTRENDS (word)

VNU Business Publications B.V.	Benelux	450736	DE INGENIEURSKRANT (word)

Benelux Periodieken B.V.	Benelux	650290	DGA Magazine (word)

VNU Business Publications B.V.	Benelux	355294	INFORMATICA MAGAZINE (word)

VNU Exhibitions Europe B.V.	Benelux	653054	ECOTECH (word)

VNU Exhibitions Europe B.V.	Benelux	156778	KARWEI (word)

VNU Business Publications B.V.	Benelux	645083	PW CURSUSCALENDARIUM (device)

VNU Business Publications B.V.	Benelux	645082	PW CURSUSCALENDARIUM (word)

VNU Business Publications B.V.	Benelux	645536	PW GIDS VOOR WERVING &SELECTIE (device)

VNU Business Publications B.V.	Benelux	645537	PW GIDS VOOR WERVING &SELECTIE word)

VNU Business Publications B.V.	Benelux	646576	PW NET (device)

VNU Business Publications B.V.	Benelux	646575	PW NET (word)

VNU B.V.	Benelux	646661	VNU (in kleur) (device)

VNU B.V.	Benelux	652090	VNU NET (word)

VNU Business Publications B.V.	Benelux	656276	INTERMEDIAIR STARTERS (in kleur) (word/device)

VNU Business Publications B.V.	Benelux	656277	STARTERS:HET MAGAZINE DAT WERKT (word)

VNU Business Publications B.V.	Benelux	461931	PW GIDS VOOR OPLEIDINGSINSTITUTEN (word)

VNU Business Publications B.V.	Benelux	461949	PC NETWERK (word)

VNU Exhibitions Europe B.V.	Benelux	465211	INTEROFFICE (word)

VNU Business Publications B.V.	Benelux	660485	TOI (word)

VNU Business Publications B.V.	Benelux	660486	TOI (in kleur) (device)

VNU Business Information Europe B.V.	Benelux	658060	POWER UNLIMITED (device)

VNU Business Information Europe B.V.	Benelux	666410	POWER UNLIMITED (word)

VNU Business Publications B.V.	Benelux	662282	PCM (in kleur) (device)

VNU Business Publications B.V.	Benelux	671174	PCM (word)

NationaleVacaturebank.nl B.V.	Benelux	664296	HUNTER SELECT (word)

VNU Business Publications B.V.	Benelux	471304	MILIEUPERS (word)

View Group B.V.	Benelux	666089	COMPUTER RESELLER NEWS (device)

VNU Business Information Europe B.V.	Benelux	657341	POWER UNLIMITED (device)

View Group B.V.	Benelux	471759	MILIEUMARKT (word)

VNU Business Publications B.V.	Benelux	473507	JOB-LINK (word)

VNU Business Publications B.V.	Benelux	468634	POLYTECHNISCH WEEKBLAD (word)

VNU Business Publications B.V.	Benelux	668219	ONE SITE FITS ALL (word)

View Group B.V.	Benelux	678205	COMPUTER RESELLER NEWS (in kleur) (word/device)

Owner	Country/ Authority	Registration No.	Trademark
View Group B.V.	Benelux	678206	COMPUTER RESELLER NEWS (zwart-wit) (word/device)

VNU Exhibitions Europe B.V.	Benelux	678961	OFFICE PLAZA (word)

VNU Exhibitions Europe B.V.	Benelux	156756	FLEUR (word)

VNU Exhibitions Europe B.V.	Benelux	156730	NAJAARSBEURS/PLUS (word)

VNU Exhibitions Europe B.V.	Benelux	156731	VOORJAARSBEURS/PLUS (word)

VNU Exhibitions Europe B.V.	Benelux	674906	EXCITING BUSINESS (word)

VNU Business Publications B.V.	Benelux	665501	COMPUTER IDEA (word)

VNU Business Publications B.V.	Benelux	476025	MODE NIEUWS (device)

VNU Business Publications B.V.	Benelux	476024	MODE NIEUWS (word)

VNU Exhibitions Europe B.V.	Benelux	676306	FACTORY SALE (in kleur) (word/device)

VNU Business Publications B.V.	Benelux	475427	IT FORUM (word)

VNU Business Publications B.V.	Benelux	480152	CA TECHNIEK IN BEDRIJF (word)

VNU Business Publications B.V.	Benelux	676532	INTERMEDIAIR.NL (word)

VNU Business Publications B.V.	Benelux	676531	INTERMEDIAIR.NL,ABSOLUUT BETER VOOR JE TOEKOMST (word)

VNU Exhibitions Europe B.V.	Benelux	684537	WERELDWIJDWEG (word)

VNU Business Publications B.V.	Benelux	676950	INTERMEDIAIR.NL (in kleur) (word/device)

VNU Business Publications B.V.	Benelux	675451	NO NEED TO SURF (device)

VNU B.V.	Benelux	681058	VNU THE BEST OF BOTH ECONOMIES (word)

VNU Business Publications B.V.	Benelux	677199	TEXTILIA (word)

VNU Exhibitions Europe B.V.	Benelux	671690	FOODTECH (in kleur) (word/device)

VNU Exhibitions Europe B.V.	Benelux	690193	TELECOM TOTAAL!(in kleur) (word/device)

VNU Business Publications B.V.	Benelux	479719	INTERMEDIAIR (word)

Enterprice v.o.f.	Benelux	614872	ENTERPRICE (device)

VNU Business Publications B.V.	Benelux	682122	E-mediair (word)

View Group B.V.	Benelux	682921	CRN (word)

VNU Business Publications B.V.	Benelux	683919	INTERMEDIAIR SALARISKOMPAS (word)

VNU Exhibitions Europe B.V.	Benelux	673305	HFF (word/device)

VNU Business Information Europe B.V.	Benelux	696911	POWER MASTER (word)

Benelux Periodieken B.V.	Benelux	686667	WORKLIFE (device)

Benelux Periodieken B.V.	Benelux	685961	WORKLIFE (word)

VNU Business Publications B.V.	Benelux	685382	SCHOENVISIE (word)

VNU Business Publications B.V.	Benelux	684707	ECAREER (word/device)

VNU Business Publications B.V.	Benelux	486209	PCM (word)

VNU Business Publications B.V.	Benelux	486159	PW (word)

VNU Business Publications B.V.	Benelux	485893	INGENIEURSPERS (word)

VNU Business Publications B.V.	Benelux	685789	DAZZ (word)

Owner	Country/ Authority	Registration No.	Trademark
VNU Exhibitions Europe B.V.	Benelux	484823	TANKSTATION TOTAAL (word)

VNU Business Publications B.V. Haarlem Kaplan Career Services B.V.	Benelux	692197	THE GRAND OPENING CAREER EVENT (word)

VNU Exhibitions Europe B.V.	Benelux	695581	HOLLAND ART FAIR (in kleur) (word/device)

VNU Exhibitions Europe B.V.	Benelux	677613	PETFAIR (in kleur) (word/device)

VNU Exhibitions Europe B.V.	Benelux	678028	VIV WORLD VISION (word)

VNU Exhibitions Europe B.V.	Benelux	695416	INTEGRALE VEILIGHEID (in kleur) (word/device)

VNU Exhibitions Europe B.V.	Benelux	697269	MEDICA (word/device)

VNU Exhibitions Europe B.V.	Benelux	678593	VIV (in kleur) (word/device)

VNU Exhibitions Europe B.V.	Benelux	156743	LOGISTICA (word)

VNU Exhibitions Europe B.V.	Benelux	156734	VAKANTIE (word)

VNU Exhibitions Europe B.V.	Benelux	699148	ROKA FOOD EXPERIENCE (word)

VNU Exhibitions Europe B.V.	Benelux	699149	ROKA FOOD EXPERIENCE (word/device)

Benelux Periodieken B.V.	Benelux	371182	MANAGEMENT TEAM (word)

VNU Business Publications B.V.	Benelux	493229	CA TECHNIEK (word)

VNU Exhibitions Europe B.V.	Benelux	706382	WERELDWIJDWEG (word/device)

VNU Exhibitions Europe B.V.	Benelux	707181	WERELDWIJDWEG (in kleur) (word/device)

NationaleVacaturebank.nl B.V.	Benelux	698143	NATIONALE VACATUREBANK.NL DAT WERKT WEL (word/device)

VNU Business Publications B.V.	Benelux	496078	PC KOOP (word)

VNU Business Publications B.V.	Benelux	496901	COMPUTER KOOP (word)

VNU Exhibitions Europe B.V.	Benelux	709011	DOMESTIQUE (word)

VNU Exhibitions Europe B.V.	Benelux	709012	DOMESTIQUE (word/device)

VNU Business Information Europe B.V.	Benelux	707645	POWER UNLIMITED (device)

VNU Exhibitions Europe B.V.	Benelux	707107	DIMENSIONS (word)

VNU Business Publications B.V.	Benelux	375686	INTERMAGAZINE (word)

VNU Exhibitions Europe B.V.	Benelux	710969	FASHION ESSENTIALS (word/device)

VNU Exhibitions Europe B.V.	Benelux	710968	FUN &FANCY (word/device)

VNU Exhibitions Europe B.V.	Benelux	710970	HOME &LIVING (word/device)

VNU Exhibitions Europe B.V.	Benelux	712037	MY OFFICE EFFICIENCY &INSPIRATIE (in kleur) (word/device)

VNU Exhibitions Europe B.V.	Benelux	712751	POMPSHOP (word/device)

VNU Exhibitions Europe B.V.	Benelux	508723	BEAUTY SALON (word)

VNU Exhibitions Europe B.V.	Benelux	156740	MACROPAK (word)

VNU Exhibitions Europe B.V.	Benelux	156732	VIV (word)

VNU Business Publications B.V.	Benelux	713588	PCM (word/device)

Owner	Country/ Authority	Registration No.	Trademark
VNU Exhibitions Europe B.V.	Benelux	713589	NOT (word)

NationaleVacaturebank.nl B.V.	Benelux	718658	FIGUUR (device)

VNU Exhibitions Europe B.V.	Benelux	511488	DE NEDERLANDSE MEUBELPRIJZEN (word)

VNU Exhibitions Europe B.V.	Benelux	714911	NATIONALE FOOD WEEK (word/device)

VNU Exhibitions Europe B.V.	Benelux	723676	JAARBEURS EXHIBITIONS &MEDIA (device)

VNU Exhibitions Europe B.V.	Benelux	723677	JAARBEURS EXHIBITIONS &MEDIA (word/device)

Benelux Periodieken B.V.	Benelux	714244	MT 500 (word)

VNU Business Publications B.V.	Benelux	717398	COMPUTABLE (device)

VNU Business Publications B.V.	Benelux	716418	DIGITALIVE (word)

NationaleVacaturebank.nl B.V.	Benelux	728803	NATIONALEVACATUREBANK.NL (word/device)

NationaleVacaturebank.nl B.V.	Benelux	737120	NATIONALEVACATUREBANK.NL (word/device)

VNU Exhibitions Europe B.V.	Benelux	525754	HOLLAND ART FAIR (word)

VNU Business Publications B.V.	Benelux	385560	PERSONAL COMPUTER MAGAZINE (word)

Benelux Periodieken B.V.	Benelux	730297	MT 100 (word)

VNU Exhibitions Europe B.V.	Benelux	525317	SPEED & DESIGN (word)

VNU Exhibitions Europe B.V.	Benelux	734218	FASHION VICTIMS (word)

VNU Exhibitions Europe B.V.	Benelux	739226	TRAVEL DELUXE (word/device)

Benelux Periodieken B.V.	Benelux	744003	MANAGEMENT TEAM (word)

View Group B.V.	Benelux	730085	CRN (word/device)

VNU Business Publications B.V.	Benelux	741264	COMPUTABLE (word)

VNU Business Publications B.V.	Benelux	743425	INTERMEDIAIR (word)

VNU Business Publications B.V.	Benelux	734308	PW (device)

VNU Business Publications B.V.	Benelux	742969	PW (word)

VNU Business Publications B.V.	Benelux	732749	INTERMEDIAIR (Word mark in special script)

VNU Exhibitions Europe B.V.	Benelux	740281	TRADE MART UTRECHT (word/device)

VNU Business Information Europe B.V.	Benelux	531063	POWER UNLIMITED (word)

VNU Exhibitions Europe B.V.	Benelux	741675	FASHION VICTIMS (word/device)

VNU Exhibitions Europe B.V.	Benelux	745835	JEM LEADMARKETING (word)

VNU Business Information Europe B.V.	Benelux	536070	POWERKID (word)

VNU Exhibitions Europe B.V.	Benelux	745913	OVERHEERLIJK! (word/device)

VNU Exhibitions Europe B.V.	Benelux	741081	FUN 2 BUY (word)

VNU Exhibitions Europe B.V.	Benelux	740850	MOTORBEURS UTRECHT (word/device)

VNU Exhibitions Europe B.V.	Benelux	741981	I LOVE INDUSTRY (word/device)

VNU Exhibitions Europe B.V.	Benelux	746979	INbed Inbath (word)

VNU Exhibitions Europe B.V.	Benelux	740909	KAMPEER &CARAVAN JAARBEURS (word/device)

VNU Exhibitions Europe B.V.	Benelux	749409	BALANCE (word/device)

VNU Exhibitions Europe B.V.	Benelux	541469	POWDER &BULK SOLIDS EUROPE (word)

Owner	Country/ Authority	Registration No.	Trademark
VNU Exhibitions Europe B.V.	Benelux	750130	SUPPORT (word/device)

VNU Exhibitions Europe B.V.	Benelux	749408	UITVAART (word/device)

VNU Exhibitions Europe B.V.	Benelux	539247	SFEER (word)

VNU Exhibitions Europe B.V.	Benelux	545995	INTERSURFACE (word)

VNU Business Publications B.V.	Benelux	396839	PC + (word)

VNU Exhibitions Europe B.V.	Benelux	754981	WERELDPLEIN (word/device)

VNU Business Publications B.V.	Benelux	754267	SML (word)

VNU Business Publications B.V.	Benelux	551659	GET MOBILE (word)

VNU Business Publications B.V.	Benelux	548255	VNU EUROPEAN LABS (device)

VNU Business Publications B.V.	Benelux	756803	HEAD (word)

VNU Exhibitions Europe B.V.	Benelux	553887	BOUWMACHINES (word)

VNU Exhibitions Europe B.V.	Benelux	555624	LOGISTATE (word)

VNU Exhibitions Europe B.V.	Benelux	555965	VSK (word)

VNU Exhibitions Europe B.V.	Benelux	554578	WINTERVAKANTIE (word)

VNU Business Publications B.V.	Benelux	759835	SPROUT (word)

VNU Business Publications B.V.	Benelux	760278	GUTZ (word)

VNU Exhibitions Europe B.V.	Benelux	770354	MONEYMATTERS (word/device)

VNU Exhibitions Europe B.V.	Benelux	560773	DIS (word)

VNU Business Publications B.V.	Benelux	763512	IOS (word)

VNU Business Publications B.V.	Benelux	766461	SPROUT FAST FORWARD (word)

VNU Exhibitions Europe B.V.	Benelux	568812	VAKANTIEBEURS (word)

VNU Business Publications B.V.	Benelux	769114	FOTO IDEE (word)

VNU Business Publications B.V.	Benelux	768313	FOTO IDEE (word/device)

VNU Exhibitions Europe B.V.	Benelux	768349	TRADELUXE (word)

VNU Exhibitions Europe B.V.	Benelux	768350	TRADELUXE (word/device)

VNU Business Publications B.V.	Benelux	569189	VIEW (word)

VNU Business Publications B.V.	Benelux	12624	INTERMEDIAIR (word)

VNU Exhibitions Europe B.V.	Benelux	774162	BEAUTY2BUY (word)

VNU Exhibitions Europe B.V.	Benelux	771375	TIM (word)

VNU Business Publications B.V.	Benelux	773245	THE DAILY GAMER

VNU Business Publications B.V.	Benelux	574214	PZ-Net (Word mark in special script)

VNU Exhibitions Europe B.V.	Benelux	575222	INTERSTORE (word)

VNU Exhibitions Europe B.V.	Benelux	775459	FACTORY SALE (word/device)

VNU Business Publications B.V.	Benelux	583863	INTERMEDIAIR’S CARRIEREDAG (word)

VNU Business Publications B.V.	Benelux	772496	BUSINESS BOOST (word/device)

VNU Business Publications B.V.	Benelux	586478	INTERMEDIAIR ONLINE (word)

Owner	Country/ Authority	Registration No.	Trademark
Wim T.Schippers en Theo J.A.van den Boogaard	Benelux	475761	SJEF VAN OEKEL (word)

VNU Exhibitions Europe B.V.	Benelux		EXCITING BUSINESS (word)

VNU Exhibitions Europe B.V.	Benelux		FITNESSVAKDAGEN (word/device)

VNU Business Publications Limited	Brazil	820279390	Easy PC

VNU Business Information Europe BV	Chile	533135/6/7	Claritas

VNU Business Publications Limited	China	1315449	Easy PC

VNU Exhibitions Europe B.V.	China	758236	PETFAIR (in kleur) (word/device)

VNU Exhibitions Europe B.V.	China, Eygpt, Vietnam	736456	FOODTECH (word)

VNU Exhibitions Europe B.V.	China, Eygpt, Vietnam	750563	HFF (word/device)

VNU Business Publications B.V.	China, Italy, Spain	859248	SPROUT (word)

VNU Exhibitions Europe B.V.	CTM	237388	VIV (word)

VNU Business Publications Limited	CTM	301325	Mag.Net

VNU Holdco (UK) Limited	CTM	392639	Claritas

VNU Holdco (UK) Limited	CTM	390138	PRIZM

Imark Communications Limited	CTM	42919	Softworld (& Device)

Spectra Marketing Limited	CTM	556035	SPECTRA

VNU Business Publications Limited	CTM	567610	Final Reality

VNU Business Publications Limited	CTM	748939	Computer Active

VNU Exhibitions Europe B.V.	CTM	826347	VIV (word)

VNU Business Publications Limited	CTM	840512	VNU NEWSWIRE

VNU Business Information Europe BV	CTM	932830	Storeplanner

View Group BV	CTM	990408	Broadband Year

View Group BV	CTM	1289248	Channel Expo

VNU Holdco (UK) Limited	CTM	1480482	Claritas

VNU Exhibitions Europe B.V.	CTM	3615564	OOG (device)

VNU Exhibitions Europe B.V.	CTM	3614724	VNU EXHIBITIONS EUROPE (word/devie)

View Group BV	CTM	1289230	Dealer Expo

VNU B.V.	CTM	733378	VNU (word)

VNU B.V.	CTM	889527	VNU (in kleur) (device)

VNU B.V.	CTM	2021335	VNUNET (word)

Business Publications España	CTM/ International	375291	COMPUTER IDEA, PORTUGAL

Owner	Country/ Authority	Registration No.	Trademark
Business Publications España	CTM/ International	375292	GUIAS PRACTICAS PC ACTUAL, PORTUGAL

Business Publications España	CTM/ International	3665445	VNU CHANNEL PARTNER, EC TRADEMARK

Business Publications España	CTM/ International	375293	VNU CHANNEL PARTNER, PORTUGAL

VNU B.V.	Czech Republic Hungary Poland Romania Slovakia	717612	VNU (in kleur) (device)

VNU Business Publications Limited	Denmark	VR 00.069	Easy PC

VNU Exhibitions Europe B.V.	Egypt, Russian Federation	692656	VIV (word)

VNU Exhibitions Europe B.V.	Egypt, Russian Federation, Turkey	763947	VIV (in kleur) (word/device)

VNU Exhibitions Europe B.V.	Egypt, Vietnam	749912	FOODTECH (in kleur) (word/device)

VNU Business Publications Limited	France	FR97691937	PC Dealer

VNU Business Publications Limited	France	97692211	Easy PC

VNU Publications France, S.A.	France	FR97693636	PC Dealer

VNU Business Press Syndication International B.V.	France, Germany, Italu	640768	BILLBOARD HOT 100 (word)

VNU Business Information Europe B.V.	France, Italy	638961	EUROCHART HOT 100 (word)

VNU Business Publications Limited	Germany	39605814	Job.Net

VNU Business Information Europe B.V.	Germany	730615	POWER UNLIMITED (device)

VNU Exhibitions Europe B.V.	Germany	30244896	PC Direkt

VNU Exhibitions Europe B.V.	Germany	30244897	PC Direkt

VNU Business Publications Limited	Hong Kong	300071513	Easy PC (Chinese)

VNU Business Publications Limited	Hong Kong	300139554	Computer Active (Chinese)

VNU Business Publications Limited	Hong Kong	300139572	Computer Active (English)

VNU Business Publications Limited	Hong Kong	300139545	Web Active (Chinese)

VNU Business Publications Limited	Hong Kong	300139563	Web Active (English)

VNU Business Publications Limited	Hungary	149247	Job.Net

VNU Business Publications Limited	Hungary	155647	Mag.Net

VNU Business Publications Limited	Hungary	M9801303	Easy PC

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Publications Limited	India	756297	Easy PC

VNU Business Publications Limited	Indonesia	506224	Komputer Aktif

VNU Business Publications Limited	Indonesia	506223	Komputer Aktif

VNU Business Publications Limited	Italy	755958	Job.Net

VNU Business Publications Limited	Italy	00750511	Easy PC

VNU Business Publications Italia S.R.L.	Italy	626027	VNU EUROPEAN LABS (device)

VNU Business Publications B.V.	Italy, UK	742357	COMPUTER IDEA (word)

VNU Business Publications Limited	Japan	4129794	Easy PC

VNU Business Publications Limited	Korea	190375	Easy PC

VNU Business Publications Limited	Malaysia	1005393	Komputer Aktif

VNU Business Publications Limited	Malaysia	2006722	Web Active

VNU Business Publications Limited	New Zealand	272553	Easy PC

VNU Holdco (UK) Limited	Norway	223454	PRIZM

VNU Business Publications Limited	Philippines	4-1997-126822	Easy PC

VNU Business Publications Limited	Poland	Z - 177209	Easy PC

VNU Business Publications Limited	Portugal	325841	Easy PC

VNU Business Publications Limited	Romania	054229	Easy PC

VNU Business Publications Limited	Russia	97714290	Easy PC

VNU Business Publications Limited	Singapore	1694/97	Easy PC

VNU Business Publications Limited	Singapore	T01/50970D	Komputer Aktif

VNU Business Publications Limited	Singapore	T01/50971B	Komputer Aktif

VNU Business Publications Limited	Singapore	T02/04540E	Computer Active

VNU Business Publications Limited	Singapore	T02/04541C	Computer Active

VNU Business Publications Limited	Singapore	T02/04543Z	Web Active

VNU Business Publications Limited	Slovakia	0973-98	Easy PC

VNU Business Publications Limited	South Africa	97/1990	Easy PC

VNU Business Publications Limited	Spain	1992195	Easy PC

VNU Business Publications Limited	Spain	2012243	Job.Net

Publicaciones Profesionales	Spain	1626285/9	ALTERNATIVAS MARKETING

Publicaciones Profesionales	Spain	962318/3	ANUNCIOS 80 SEMANARIO DE LA PUBLICIDAD

Business Publications España	Spain	2222750/4	BPE DIGITAL

Business Publications España	Spain	2222751/2	BPE DIGITAL

Business Publications España	Spain	2222746/6	BPE NET

Business Publications España	Spain	2222747/4	BPE NET

Business Publications España	Spain	2107966	BPE NEWS

Business Publications España	Spain	2107967	BPE NEWS

Business Publications España	Spain	2136138	BPE UTILIDADES Y TRUCOS INTERNET

Owner	Country/ Authority	Registration No.	Trademark
Business Publications España	Spain	2242095	BPE UTILIDADES Y TRUCOS PC

Business Publications España	Spain	2038916	BUSINESS NET

Business Publications España	Spain	2348426/8	CHANNEL AWARDS

Business Publications España	Spain	2185208	COMPUTER ACTIVO

Business Publications España	Spain	1956799	COMPUTING ESPAÑA

Publicaciones Profesionales	Spain	2157082/5	DATA ANUNCIOS

Business Publications España	Spain	1749989/5	GUIA CHIP DE SISTEMAS DE INFORMACIÓN

Business Publications España	Spain	1749996	GUIA DE COMPRAS PC ACTUAL

Business Publications España	Spain	2052378	GUIA DE WEB Y DIRECCIONES DE INTERNET

Business Publications España	Spain	1749992	GUIAS PRACTICAS PC ACTUAL

Business Publications España	Spain	1956792	HOME COMPUTING

Business Publications España	Spain	2053070	HOME PC (DESIGN)

Business Publications España	Spain	2042045	HOME PC (TRADEMARK)

Business Publications España	Spain	2097073	INFO PYME

Business Publications España	Spain	1956787	IT COMPUTING

New Monday	Spain	2222744	IT JOB WORLD

New Monday	Spain	2222745/8	IT JOB WORLD

Business Publications España	Spain	2222748/2	IT NEWS

Business Publications España	Spain	2,222,749	IT NEWS

Publicaciones Profesionales	Spain	2616157/5	LOS ANUNCIOS DEL AÑO

Publicaciones Profesionales	Spain	2295476/7	LOS ANUNCIOS DEL AÑO FIESTA DE LA PUBLICIDAD Y DEL MARKETING

Business Publications España	Spain	2062596	NET ACTUAL

New Monday	Spain	2333865	NEWMONDAY

New Monday	Spain	2333866	NEWMONDAY

Business Publications España	Spain	1783853	PC ACTUAL BBS

Business Publications España	Spain	2222753/9	PC DEALER (DESIGN)

Business Publications España	Spain	2112522	PC DEALER (TRADEMARK)

Business Publications España	Spain	2222752	PC DEALER DIRECTO

Business Publications España	Spain	2299204	PC DEALER OEM

Business Publications España	Spain	2097076/5	PC PYME

Business Publications España	Spain	2543409	PC PYMES

Business Publications España	Spain	1956786/3	PERSONAL COMPUTER DEALER

Publicaciones Profesionales	Spain	1608090/4	PUBLICACIONES PROFESIONALES S.A.

Publicaciones Profesionales	Spain	1155920/9	PUBLIDATA

Business Publications España	Spain	2097072	PYME ACTUAL

Business Publications España	Spain	2022600	REDES LAN

Owner	Country/ Authority	Registration No.	Trademark
Business Publications España	Spain	2316136	TRUCOS INTERNET

Business Publications España	Spain	2242094	TRUCOS Y UTILIDADES PC

Business Publications España	Spain	2317461	TRUCOS Y UTILIDADES WEB

Business Publications España	Spain	2354264	VNU BUSINESS PUBLICATIONS ESPAÑA

Business Publications España	Spain	2354265	VNU BUSINESS PUBLICATIONS ESPAÑA

Business Publications España	Spain	2354502	VNU BUSINESS PUBLICATIONS ESPAÑA (DESIGN)

Business Publications España	Spain	2354503	VNU BUSINESS PUBLICATIONS ESPAÑA (DESIGN)

Business Publications España	Spain	2460823	VNU CHANNEL PARTNER

Business Publications España	Spain	2460822	VNU CHANNEL PARTNER

Business Publications España	Spain	2394824	VNU CHANNEL PARTNERS

Business Publications España	Spain	2394823	VNU CHANNEL PARTNERS

Business Publications España	Spain	2341967	VNU NET

Business Publications España	Spain	2341988	VNU NET

Business Publications España	Spain	1222977	VNU PERSONAL COMPUTER

Business Publications España	Spain	1634631	VNU PERSONAL COMPUTER ACTUAL (PC ACTUAL)

Business Publications España	Spain	1222976	VNU PERSONAL COMPUTER MAGAZINE

Business Publications España	Spain	1273098	VNU PERSONAL COMPUTER SEMANAL

Business Publications España	Spain	2530714	VNU PERSONAL COMPUTING

Business Publications España	Spain	2348425	VNU REDES & TELECOM

Business Publications España	Spain	2062591	WEB ACTUAL

Business Publications España	Spain	2062598	WEB MAGAZINE

VNU Business Publications Limited	Sweden	315 263	Easy PC

Bopp Media v.o.f.	Sweden	322751	BOPP GUIDE (word)

VNU Holdco (UK) Limited	Switzerland	448408	Claritas

VNU Holdco (UK) Limited	Switzerland	448405	PRIZM

VNU Holdco (UK) Limited	Switzerland	453868	PRIZM

VNU Business Publications Limited	Taiwan	(87)16666	Easy PC

VNU Business Publications Limited	Taiwan	1152887	Computer Active (Chinese)

VNU Business Publications Limited	Taiwan	1152889	Computer Active (English)

VNU Business Publications Limited	Taiwan	1152886	Web Active (Chinese)

VNU Business Publications Limited	Taiwan	1152888	Web Active (English)

VNU Business Publications Limited	Tunisia	EE971313	Easy PC

VNU Business Publications Limited	Turkey	98/5219	Easy PC

VNU Exhibitions Europe B.V.	Turkey	199873	IFAF (word)

VNU Exhibitions Europe B.V.	Turkey	200748	IFAF (word)

VNU Exhibitions Europe B.V.	Turkey	200941	IFAF (word/device)

VNU Exhibitions Europe B.V.	Turkey	200800	IFAF (word/device)

Owner	Country/ Authority	Registration No.	Trademark
VNU Exhibitions Europe B.V.	Turkey	733760	ECOTECH (word)

VNU Exhibitions Europe B.V.	Turkey	735383	VIV (word)

VNU Exhibitions Europe B.V.	Turkey	2000 13329	FOOD INGREDIENTS &ADDITIVES (word/device)

VNU Exhibitions Europe B.V.	Turkey	2000/13328	FOOD PACK (word/device)

VNU Exhibitions Europe B.V.	Turkey	2002 06884	VIV POULTRY YUTAV (word)

VNU Business Publications Limited	UK	2004977	Connexion

VNU Business Publications Limited	UK	2004972	PC Lan

VNU Business Publications Limited	UK	2005470	Pinpoint

VNU Business Publications Limited	UK	2007908	The Best to Sell Edutainment Product of the Year

VNU Business Publications Limited	UK	2014399	BusinessAge 40 Under 40

VNU Business Publications Limited	UK	2024811	VNU Recruitment Matters

VNU Business Publications Limited	UK	2102746	PCW

VNU Business Publications Limited	UK	2107516	VNU Computer Media Europe

VNU Business Publications Limited	UK	2110889	VNU B 2 B/VNU B2B

VNU Business Publications Limited	UK	2120383	VNU Network Solutions

VNU Business Publications Limited	UK	2136291	Final Reality

VNU Business Publications Limited	UK	2139479	Communications World

VNU Business Publications Limited	UK	2139479	World Communications

VNU Business Publications Limited	UK	2148683	VNU One to One

VNU Business Publications Limited	UK	2148683	VNU/One to One

VNU Business Publications Limited	UK	2153680	VNU Computer Active

VNU Business Publications Limited	UK	2153685	VNU/Jobworld

VNU Business Publications Limited	UK	2155195	VNU/Newswire

Imark Communications Limited	UK	2156331	CTS (& Device)

VNU Business Publications Limited	UK	2157126	The Stoney Blokes

Spectra Marketing Limited	UK	2157379	SPECTRA

View Group BV	UK	1465258	PC Direct

View Group BV	UK	1466192	PC Direct (DW)

VNU Holdco (UK) Limited	UK	2175422	PSYCL£

View Group BV	UK	1474357	Softworld (& Device)

View Group BV	UK	1493457	Softworld (& Device)

Nielsen Book Services Limited	UK	1501668	First Edition

View Group BV	UK	2268441	CRN

View Group BV	UK	1562669	Softworld (& Device)

VNU Business Publications Limited	UK	1572844	VNU Labs European (& Logo)

VNU Business Publications Ltd.	UK	1572844	VNU EUROPEAN LABS (device)

VNU Business Publications Limited	UK	1573249	European VNU Labs (& Logo)

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Publications Ltd.	UK	1573249	VNU EUROPEAN LABS (device)

VNU Business Publications Limited	UK	2280399	Home Entertainment World

VNU Business Publications Limited	UK	1588688	Personal Computer World

VNU Business Publications Limited	UK	2292943A	Easy PC

VNU Business Publications Limited	UK	2299175	NoiseMark

VNU Business Publications Limited	UK	2008080	Infomatics

View Group BV	UK	2001332	PC Magazine (DW)

VNU Business Publications Limited	UK	2004974	Computer Contractor

VNU Business Publications Limited	UK	2004963	Computing

VNU Business Publications Limited	UK	2004965	Personal Computer Magazine

VNU Business Publications Limited	UK	2004970	VAR World

VNU Business Publications Limited	UK	2004978	What PC? & Software

VNU Business Publications Limited	UK	2005455	Accountancy Age

VNU Business Publications Limited	UK	2005474	Financial Director

VNU Business Publications Limited	UK	2004985	Infomatics Digest

VNU Business Publications Limited	UK	2005461	Management Consultancy

VNU Business Publications Limited	UK	2004887	The Computer Users Year Book

VNU Business Publications Limited	UK	2004885	The Software Users Year Book

VNU Business Publications Limited	UK	2007877	Channel Personality of the Year

VNU Business Publications Limited	UK	2007316	Retail Business Distributor of the Year

VNU Business Publications Limited	UK	2007910	The Accountancy Age Guide to Career Development

VNU Business Publications Limited	UK	2007912	The Accountancy Age Guide to Financial Services

VNU Business Publications Limited	UK	2007915	The Accountancy Age Guide to Information Technology

VNU Business Publications Limited	UK	2007913	The Accountancy Age Guide to Small Business

VNU Business Publications Limited	UK	2007873	The Accountancy Age Guides

VNU Business Publications Limited	UK	2007879	Value Added Reseller (VAR) of the Year

VNU Business Publications Limited	UK	2014394	FAIRR Financial Accountancy Industry Readership Research

View Group BV	UK	2014033	Softworld for the Supply Chain (& Device)

VNU Business Publications Limited	UK	2017780	Jobnet/Job.Net

VNU Business Publications Limited	UK	2019252	Contracts Direct

VNU Business Publications Limited	UK	2020435	Magnet/Mag.Net

VNU Business Publications Limited	UK	2023171	Easy PC

View Group BV	UK	2025156B	Network Week

VNU Business Publications Limited	UK	2026362	PC Dealer

VNU Business Publications Limited	UK	2032636	Matrix Publishing Network

VNU Business Publications Limited	UK	2032642	MatrixServer

View Group BV	UK	2025156A	Network Week

Owner	Country/ Authority	Registration No.	Trademark
VNU Business Publications Limited	UK	2029813	Cybermiles

VNU Business Publications Limited	UK	2030080	MPN

VNU Business Publications Limited	UK	2037799	VNU Recruitment News

View Group BV	UK	2043893	Software Developers Forum & Device

VNU Business Publications Limited	UK	2047101	Easy PC/stylised

View Group BV	UK	2053482	Computer Reseller News

Trademark Applications:

Owner	Country/ Authority	Application No.	Trademark
VNU Business Media, Inc.	Australia	815971	ERETAILING WORLD

VNU Business Media, Inc.	Brazil	820.447.625	MEDTRADE

VNU Business Media, Inc.	Brazil	821.979.698	BRANDWEEK

VNU Business Media, Inc.	Brazil	821.979.701	SUPERBRANDS

VNU Business Media, Inc.	Brazil	827.340.958	MEDTRADE

VNU Business Media, Inc.	Canada	1191618	SUPERBRANDS

VNU Business Media, Inc.	Canada	1221959	THE BOOK STANDARD

VNU Business Media, Inc.	Canada	1237100	ADWEEK (word mark)

VNU Business Media, Inc.	Canada	1299051	EUROPA STAR

VNU Business Media, Inc.	Colombia	6031206	CLIO (Cl. 41)

VNU Business Media, Inc.	European Community	2759710	CINEMA EXPO INTERNATIONAL

VNU Business Media, Inc.	European Community	2759710	CINEMA EXPO INTERNATIONAL

VNU Business Media, Inc.	European Community	3654332	BILLBOARD (Cls. 38 & 41)

VNU Business Media, Inc.	European Community	4695409	EUROPA STAR (Classes 16 and 35)

VNU Business Media, Inc.	European Community	4850426	PRESENTATIONS

VNU Business Media, Inc.	France	23198158	ACTION SPORTS RETAILER

VNU Business Media, Inc.	Hong Kong	2001-06937	COUTURE

VNU Business Media, Inc.	India	991966	MEDTRADE

VNU Business Media, Inc.	Japan	2005-116233	INTERBIKE (Class 35 - Trade Shows)

VNU Business Media, Inc.	Japan	2006-14840	SOURCEDIRECT (Class 35)

VNU Business Media, Inc.	Mexico	407544	SUPERBRANDS

VNU Business Media, Inc.	Mexico	407545	BRANDWEEK

VNU Business Media, Inc.	Russia	2005727295	ADWEEK (Classes 16 and 35)

VNU Business Media, Inc.	South Africa	2002/12126	BILLBOARD (Cl. 16)

VNU Business Media, Inc.	Ukraine	—	EUROPA STAR (Classes 16 and 35)

Benelux Periodieken B.V.	Benelux	1027074	BUSINESS TOPICS (word)

VNU Business Publications B.V.	Benelux	1083929	BUSINESS BOOST (word)
VNU Business Publications B.V.	Benelux	1084043	TECHNISCH WEEKBLAD (word/device)

Owner	Country/ Authority	Application No	Trademark
Business Publications España	Brazil	825851459	COMPUTER IDEA, BRAZIL

Business Publications España	Brazil	825851440	GUIAS PRACTICAS PC ACTUAL, BRAZIL

Business Publications España	Brazil	825851467	VNU CHANNEL PARTNER, BRAZIL

VNU Business Publications Limited	China	3878012	Computer Active (Chinese)

VNU Business Publications Limited	China	3878011	Computer Active (Chinese)

VNU Business Publications Limited	China	3878010	Computer Active (Chinese)

VNU Business Publications Limited	China	3878009	Computer Active (Chinese)

VNU Business Publications Limited	China	3877997	Computer Active (English)

VNU Business Publications Limited	China	3878026	Computer Active (English)

VNU Business Publications Limited	China	3878025	Computer Active (English)

VNU Business Publications Limited	China	38780024	Computer Active (English)

VNU Business Publications Limited	China	3698176	Easy PC (Chinese)

VNU Business Publications Limited	China	3698174	Easy PC (Chinese)

VNU Business Publications Limited	China	3698175	Easy PC (Chinese)

VNU Business Publications Limited	China	3698154	Easy PC (Chinese)

VNU Business Publications Limited	China	4655129	Financial Director China

VNU Business Publications Limited	China	4655127	Financial Director China

VNU Business Publications Limited	China	4655130	Financial Director China

VNU Business Publications Limited	China	4655128	Financial Director China

VNU Business Publications Limited	China	3878016	Web Active (Chinese)

VNU Business Publications Limited	China	3878015	Web Active (Chinese)

VNU Business Publications Limited	China	3878014	Web Active (Chinese)

VNU Business Publications Limited	China	3878013	Web Active (Chinese)

VNU Business Publications Limited	China	3878008	Web Active (English)

VNU Business Publications Limited	China	3878007	Web Active (English)

VNU Business Publications Limited	China	3877999	Web Active (English)

VNU Business Publications Limited	China	3877998	Web Active (English)

VNU Business Publications Espania SA	CTM	3665445	VNU Channel Partner

VNU Business Publications Limited	CTM	4164737	XO Magazine

Imark Communications Limited	France		Softmonde

Imark Communications Limited	Germany		Softwelt

VNU Business Publications Limited	Greece	150844	Channel Partner Greece (WO)

VNU Business Publications Limited	Greece	150442	Easy PC

VNU Business Publications Limited	Hong Kong	300417654	Financial Director China

VNU Business Publications Limited	India	1389330	Computer Active (DW)

VNU Business Publications Limited	Macao	N/17474	Financial Director China

Owner	Country/ Authority	Application No.	Trademark
VNU Business Publications Limited	Macao	N/17475	Financial Director China

VNU Business Publications Limited	Macao	N/17476	Financial Director China

VNU Business Publications Limited	Macao	N/17477	Financial Director China

VNU Business Publications Limited	Malaysia	2002 - 06724	Computer Active

VNU Business Publications Limited	Malaysia	2002 - 06721	Computer Active

VNU Business Publications Limited	Malaysia	2001-05392	Komputer Aktif

VNU Business Publications Limited	Malaysia	2002 - 06723	Web Active

VNU Business Publications Limited	Philippines	4-2005-001632	Computer Active

VNU Business Publications Limited	Poland	Z - 290 268	Financial Director

VNU Business Publications Limited	Portugal	387899	Mega Ideia

VNU Business Publications Limited	Saudi Arabia		Financial Director Middle East

VNU Business Publications Limited	South Africa	2004/18387	Computer Active

VNU Business Publications Limited	Taiwan	94025998	Financial Director China

VNU Business Publications Limited	Taiwan	94025999	Financial Director China

VNU Business Publications Limited	Taiwan	94026001	Financial Director China

VNU Business Publications Limited	Taiwan	94026004	Financial Director China

VNU Business Publications Limited	Thailand	ON HOLD	Easy PC

VNU Business Publications Limited	Turkey	F00824	Computer Active

VNU Business Publications Limited	Turkey	F00826	Web Active

VNU Business Publications Limited	UAE		Financial Director Middle East

VNU Business Publications Limited	UK	2292943B	Easy PC

TBA	UK/CTM		Information World Review

TBA	UK/CTM		Online Information

Trademark Licenses in US:

Licensee	Licensor	Country/ State	NIELSEN Registration -- Application No.	N Design and NIELSEN Registration -- Application No.

VNU Internet-III B.V.

ATR Australia Pty Ltd.

AGB SOFT Benelux SPRL

AGB Nielsen Market Research (Guangzhou) Co., Ltd.

AGB Puls d.o.o.

AGB (Cyprus) Ltd.

MediaEdge Ltd.

CDI_AGB DOMINICANA, C.p.A.

INFOMEDIA S.A.

IBOPE TIME ECUADOR S.A.

ORGANOTIKI S.A.

AGB Hellas S.A.

MEDIA SERVICES S.A.

AGB Nielsen Media Research (Hong Kong) Limited

AGB Hungry Kft.

PT. AGB Nielsen Media Research Indonesia

AGB Nielsen Media Research (Ireland) Limited

AGB Holding S.p.A.

AGB Italia S.r.l.

RedSheriff S.r.l.

MEDIALAB s.r.l.

AGB IT ITALIA SRL

AGB TECH Srl

AGB TAM ITALIA Srl

AGB STAT IPSOS sal

AGB Nielsen Media Research (Malaysa) Sdn. Bhd.

Ibope AGB México, S.A. de C.V.

AGB Moldova SRL

AGB Nielsen Media Research (New Zealand) Ltd.

AGB Philippines, Inc.

AGN Polska Sp. z.o.o.

TNS AGB International S.R.L.

	CZT/ACN Trademarks, L.L.C., pursuant to Trademark License Agreement, dated February 28, 2005	Australia	IC 35 -- 000B345839 IC 42 -- 000B345841	IC 9, 16, 35 – 912912
		Bulgaria	IC 9, 16, 35, 42 – 72843 (Appl)	IC 9, 16, 35 – 47772
		Canada	TMA100657	TMA653400
		Croatia	IC 9, 16, 35, 42 – Z 2004 1126A (Appl)	IC 9, 16, 35 – Z 2004 1096A (Appl)
		China	IC 35 – 903717 IC37 – 843881 IC 42 – 877206	IC 9 – 3177413 IC16 – 3177414 IC 35 -- 3177412
		Cyprus	CTM IC 9, 16, 35, 37, 41, 42 -- 000143818	IC 9 – 63215 (Appl) IC 16 – 63216 (Appl) IC 35 – 63217 (Appl) CTM IC 9 – 2697662
		Dominican Republic	IC 9 – 2004-63575 (Appl) IC 16 – 144571 IC 35 – 2004-6376 (Appl) IC 42 –2004-63574 (Appl)	IC 9 – 2004-65063 (Appl) IC 16 – 2004-144695 IC 35 – 2004-65062 (Appl)
		Ecuador	IC 35 -- 00209-IEPI IC 9 -- 0004402-97 IC 16 -- 0004401-97 IC 37 -- 0001349-95 IC 42 -- 0001711-97	IC 9 – 20912 IC 16 – 20911 IC 35 – 7484
		Greece	IC 16 -- 84497 CTM IC 9, 16, 35, 37, 41, 42 -- 143818	CTM IC 9, 16, 35 – 2697662
		Hong Kong	IC 9, 16, 35, 42 – 300250677 (Appl)	IC 9 – 0276312003 IC 16 – 0276412003 IC 35 – 08433/2004
		Hungary	IC 9, 16, 35, 42 -- 156036 CTM IC 9, 16, 35, 37, 41, 42 -- 143818	IC 9, 16, 35 – M02-02291 (Appl) CTM IC 9, 16. 35 – 2697662

Licensee	Licensor	Country/ State	NIELSEN Registration -- Application No.	N Design and NIELSEN Registration -- Application No.

AGB TAN S.R.L.

AGB Television Joint Stock Company

AGB Strategic Research d.o.o.

AGB Nielsen Media Research (Singapore) Pte. Ltd.

AGB Lab d.o.o.

Media Services AGB, d.o.o.

AGB Nielsen Media Research (South Africa) (Proprietary) Limited

AGB Nielsen Media Research (South Korea) Limited

AB Grundstenen, 103351, reg no. 556667-4247, under name change to AGB Nielsen Media Research (Sweden) AB

AGB Nielsen Media Research (Taiwan) Ltd.

AGB Nielsen Media Research (Thailand) Ltd.

AGB Anadolu A.S.

AGB Ukraine

AGB UK Ltd. t/a ATR UK Ltd.

AGB Panamericana de Venezuela Medición S.A.

		Indonesia	IC 9 – 2344423638 (Appl) IC 16 – 2344523639 (Appl) IC 35 – 2344623640 (Appl) IC 42 – 2344723641 (Appl)	IC 9 – 542320 IC 16 – 542910 IC 35 – 542550
		Ireland	IC 9 -- 136313 IC 16 -- 136314 CTM IC 9, 16, 35, 37, 41, 42 -- 000143818	CTM IC 9 – 2697662
		Italy	CTM IC 9, 16, 35, 37, 41, 42 -- 000143818	CTM IC 9 – 2697662
		Lebanon	IC 9, 16, 35, 42 – 98991	IC 9, 16, 35 – 98990
		Malaysia	IC 9 – 2004/10739 (Appl) IC 16 – 2004/10740 (Appl) IC 35 – 2004/10741 (Appl) IC 42 – 2004/10742 (Appl)	IC 9 – 2002/10127 (Appl) IC 16 – 2002/10128 (Appl) IC 35 – 2002/10129 (Appl)
		Mexico	IC 42 -- 400714 IC 35, 36, 42 – 341813	IC 9 – 757924 IC 16 – 818299 IC 35 – 552762 (Appl)
		Moldova	IC 9, 16, 35, 42 –MD015199 (Appl)	IC 9, 16, 35 – 0000MD9631
		New Zealand	IC 9, 16, 35, 42 – 715,257 (Appl)	IC 9 – 656999 IC 16 – 657000 IC 35 – 657001
		Poland	CTM IC 9, 16, 35, 37, 41, 42 -- 143818	IC 9, 16, 35 – 00Z-250938 (Appl) CTM IC 9, 16, 35 – 2697662
		Romania	IC 9, 16, 35, 42 – M2004/06168 (Appl)	IC 9, 16, 35 -- RO51019
		Russia	IC 9, 16, 35, 37, 42 -- 137836	IC 9, 16, 35 – 268,232
		Serbia	IC 9, 16, 35, 42 – Z-1087/2004 (Appl)	IC 9, 16, 35 – Z-1086/2004 (Appl)
		Singapore	IC 9 – T04/12146Z (Appl) IC 16 – T04/12147H (Appl) IC 35 – T04/12148F (Appl) IC 42 – T04/12149D (Appl)	IC 9 – T02/12521B IC 16 – T02/12522J IC 35 – T02/12523I (Appl)

Licensee	Licensor	Country/ State	NIELSEN Registration -- Application No.	N Design and NIELSEN Registration -- Application No.
		Slovenia	CTM IC 9, 16, 35, 37, 41, 42 -- 143818	IC 9 – 200270699 CTM IC 9 – 2697662
		South Africa	IC 35 - B86/4333	IC 9, - 2002/06726 (Appl) IC 16 – 2002/06727 (Appl) IC 35 – 2002/06728 (Appl)
		South Korea	IC 35 – 11054	IC 9, 16, 35 – 9357
		Sweden	CTM IC 9, 16, 35, 37, 41, 42 -- 000143818	CTM IC 9 - 2697662
		Taiwan	IC 9 – 930339210 (Appl) IC 16 – 9370339240 (Appl) IC 35 – 9370339250 (Appl) IC 42 – 9370339260 (Appl)	IC 9 – 91020035 (Appl) IC 16 – 91020036 (Appl) IC 35 – 91020037 (Appl)
		Thailand	IC 9 – 559468 (Appl) IC 16 – 559469 (Appl) IC 35 – 559470 (Appl) IC 42 – 559471 (Appl)	IC 9 – 0KOR183692 IC 16 – 0KOR180731 IC 35 – 00BOLR20121
		Turkey	IC 16 – 143651	IC 9, 16, 35 – 2002 12175
		Ukraine	IC 9, 16, 35, 42 – UA 2004-0708066 (Appl)	IC 9, 16, 35 – UA 2002-054089 (Appl)
		United Kingdom	IC 16 –1052660 IC 35 -- 1281566 IC 41 -- 1281567 CTM IC 9, 16, 35, 37, 41, 42 – 143818	CTM IC 9, 16, 35 – 2697662
		Venezuela	IC 16 -- 152885 29124	IC 9 – 07963-2002 (Appl) IC 16 – 07964-2002 (Appl) IC 35 – 07965-2002 (Appl)

Trademark Licenses in Canada:

Licensee	Licensor	Country/ State	Registration -- Application No.	Trademark
Nielsen Media Research Limited (Canada)	Nielsen Media Research, Inc. (U.S.) - Trademark License Agreement Dated March 23, 2006	Canada	TMA639205	AD*VIEWS
		Canada	TMA171451	NTI
		Canada	TMA626219	SINGLE SOURCE
		Canada	TMA526880	SPORTSQUEST
		Canada	TMA539603	TV and Design
		Canada	TMA594945	TV VIEWER

Nielsen Media Research Limited (Canada)	CZT/CAN Trademarks, L.L.C. (U.S.) - Trademark License Agreement Dated March 23, 2006	Canada	TMA63400	N Design NIELSEN
		Canada	TMA100657	NIELSEN
		Canada	TMA554851	NIELSEN MEDIA RESEARCH

Schedule 12(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

Owner	Title	Registration No.
BBI Marketing Services, Inc.	PINECONE RESEARCH WEBSITE	VA 1-302-295
BBI Marketing Services, Inc.	PINECONE RESEARCH WEBSITE – Rev. 1	VA 1-302-296

Applications:

None.

Licenses:

None.

OTHER COPYRIGHTS

Registrations:

None.

Applications:

None.

Licenses:

None.

Schedule 12(c)

Intellectual Property Filings

Separately provided.

Note: Please refer to Exhibit 4.1(c) to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546).

67

Schedule 13

Commercial Tort Claims

None.

68

Schedule 14

Letter of Credit Rights

Issuing Bank	LC #	LC Applicant	Current LC Value	LC Expiry/ Payment Maturity Date
Citibank	34,093	Thatcher Profitt & Wood	$1,830,942.00	10/30/2008
Bank of America	132,348	Digitas	$5,098,572.00	3/30/2011

69

EXHIBIT G-2

[FORM OF] PERFECTION CERTIFICATE SUPPLEMENT

This Perfection Certificate Supplement, dated as of [            ], 2006 is delivered pursuant to Section 6.02(e) of that certain Credit Agreement dated as of August 9, 2006 (the “Credit Agreement”) among Nielsen Finance LLC, VNU Holding and Finance B.V., VNU, Inc., the Guarantors, the lenders and other parties thereto from time to time and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement. As used herein, the term “Companies” means the wholly-owned Subsidiaries of VNU Group B.V. organized under the laws of the United States or a state thereof after giving effect to the Transactions.

The undersigned, the [            ] of Nielsen, hereby certify (in my capacity as [            ] and not in my individual capacity) to the Collateral Agent and each of the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:

1. Names. (i) Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document; (y) each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(ii) Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

2. Current Locations. Except as listed on Schedule 2 attached hereto and made a part hereof, the chief executive office of each Company is located at the address set forth in Schedule 2 of the Prior Perfection Certificate.

3. [Intentionally omitted].

4. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto and on Schedule 4 to the Prior Perfection Certificate,, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

5. [Intentionally omitted].

6. UCC Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, the financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral relating to the Security Agreement or the applicable Mortgage, are set forth in Schedule 6 of the Prior Perfection Certificate and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereto and thereto.

G-2-1

7. Schedule of Filings. Except as listed on Schedule 7 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto and thereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12(c) hereto and thereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the Collateral Agent pursuant to the Collateral Documents.

8. Real Property. Except as listed on Schedule 8(a) attached hereto and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate is a list of all real property owned or leased by each Company noting Mortgaged Property as of the Closing Date and filing offices for Mortgages as of the Closing Date. Except as described on Schedule 8(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a) or Schedule 8(a) of the Prior Perfection Certificate, other than those listed on Schedule 8(b) of the Prior Perfection Certificate, and no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.

9. Stock Ownership and Other Equity Interests. Except as listed on Schedule 10(a) attached hereto and made a part hereof, Schedule 10(a) or Schedule 10(b) to the Prior Perfection Certificate is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Except as set forth on Schedule 10(c) attached hereto and made a part hereof, Schedule 10(c) to the Prior Perfection Certificate sets forth each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

10. Instruments and Tangible Chattel Paper. Except as listed on Schedule 11 attached hereto and made a part hereof, Schedule 11 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of             , 200[     ], including all intercompany notes between or among any two or more Companies.

11. Intellectual Property. (i) Except as listed on Schedule 12(a) attached hereto and made a part hereof, Schedule 12(a) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company. Except as listed on Schedule 12(b) attached hereto and made a part hereof, Schedule 12(b) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreement), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.

G-2-2

(ii) Except as listed on Schedule 12(c) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth on Schedule 12(a) and Schedule 12(b) hereto and thereto, including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

12. Commercial Tort Claims. Except as listed on Schedule 13 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof.

13. Letter-of-Credit Rights. Except as listed on Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 14 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.

[The Remainder of this Page has been intentionally left blank]

G-2-3

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this      day of             , 200[    ].

NIELSEN FINANCE LLC

By:
Name:
Title:

[Each of the Guarantors]

G-2-4

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number[1]	Federal Taxpayer Identification Number	State of Formation

[1]	If none, so state.

Schedule 1(b)

Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change

Schedule 2

Chief Executive Offices

Company/Subsidiary	Address	County	State

Schedule 4

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 6

Copy of Financing Statements To Be Filed

See attached.

Citi - VNU

(35890.166)

Recorded UCC-1 Financing Statements

Secured Party:	Citibank, N.A., as Collateral Agent
390 Greenwich Street New York, NY 10013

DESCRIPTION OF COLLATERAL:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

Jurisdiction	Debtor	Collateral	UCC-1 File Date	UCC-1 File Number	UCC Amdt. File Date	UCC Amdt. File Number	Type of Document & other Comment
Arkansas SOS	Decisions Made Easy, Inc.	All assets	08/10/2006	7128697484	N/A	N/A	UCC-1
California SOS	ACNielsen EDI II, Inc.	All assets	08/09/2006	06-7081040339	N/A	N/A	UCC-1
California SOS	H R Industries, Inc.	All assets	08/09/2006	06-7081040571	N/A	N/A	UCC-1
California SOS	Nielsen EDI, Inc.	All assets	08/09/2006	06-7081040692	N/A	N/A	UCC-1
California SOS	Nielsen National Research Group, Inc.	All assets	08/09/2006	06-7081040713	N/A	N/A	UCC-1
California SOS	Strategic Mapping, Inc.	All assets	08/09/2006	06-7081040834	N/A	N/A	UCC-1
Delaware SOS	A. C. Nielsen (Argentina) S.A.	All assets	08/09/2006	62771285	N/A	N/A	UCC-1
Delaware SOS	A. C. Nielsen Company	All assets	08/09/2006	62771293	N/A	N/A	UCC-1

Jurisdiction	Debtor	Collateral	UCC-1 File Date	UCC-1 File Number	UCC Amdt. File Date	UCC Amdt. File Number	Type of Document & other Comment
Delaware SOS	AC Nielsen (US), Inc.	All assets	08/09/2006	62771319	N/A	N/A	UCC-1
Delaware SOS	AC Nielsen HCI, LLC	All assets	08/09/2006	62771335	N/A	N/A	UCC-1
Delaware SOS	ACN Holdings Inc.	All assets	08/09/2006	62771327	N/A	N/A	UCC-1
Delaware SOS	ACNielsen Corporation	All assets	08/09/2006	62771343	N/A	N/A	UCC-1
Delaware SOS	ART Holding, L.L.C.	All assets	08/09/2006	62771350	N/A	N/A	UCC-1
Delaware SOS	Athenian Leasing Corporation	All assets	08/09/2006	62771376	N/A	N/A	UCC-1
Delaware SOS	BBI Marketing Services, Inc.	All assets	08/09/2006	62771368	N/A	N/A	UCC-1
Delaware SOS	BDS (Canada), LLC	All assets	08/09/2006	62771384	N/A	N/A	UCC-1
Delaware SOS	Billboard Cafes, Inc.	All assets	08/09/2006	62771392	N/A	N/A	UCC-1
Delaware SOS	Broadcast Data Systems, LLC	All assets	08/09/2006	62771400	N/A	N/A	UCC-1
Delaware SOS	Claritas Inc.	All assets	08/09/2006	62771418	N/A	N/A	UCC-1
Delaware SOS	Consumer Research Services, Inc.	All assets	08/09/2006	62771426	N/A	N/A	UCC-1
Delaware SOS	CZT/ACN Trademarks, L.L.C.	All assets	08/09/2006	62771434	N/A	N/A	UCC-1
Delaware SOS	EMIS (Canada), LLC	All assets	08/09/2006	62773638	N/A	N/A	UCC-1
Delaware SOS	Global Media USA, LLC	All assets	08/09/2006	62771442	N/A	N/A	UCC-1

Jurisdiction	Debtor	Collateral	UCC-1 File Date	UCC-1 File Number	UCC Amdt. File Date	UCC Amdt. File Number	Type of Document & other Comment
Delaware SOS	MFI Holdings, Inc.	All assets	08/09/2006	62771459	N/A	N/A	UCC-1
Delaware SOS	Neslein Holding, L.L.C.	All assets	08/09/2006	62771269	N/A	N/A	UCC-1
Delaware SOS	Nielsen Entertainment, LLC	All assets	08/09/2006	62771277	N/A	N/A	UCC-1
Delaware SOS	Nielsen Finance Co.	All assets	08/09/2006	62771061	N/A	N/A	UCC-1
Delaware SOS	Nielsen Finance LLC	All assets	08/09/2006	62771079	N/A	N/A	UCC-1
Delaware SOS	Nielsen Holdings, Inc.	All assets	08/09/2006	62771087	N/A	N/A	UCC-1
Delaware SOS	Nielsen Leasing Corporation	All assets	08/09/2006	62771103	N/A	N/A	UCC-1
Delaware SOS	Nielsen Media Research, Inc.	All assets	08/09/2006	62771111	N/A	N/A	UCC-1
Delaware SOS	NMR Investing I, Inc.	All assets	08/09/2006	62771129	N/A	N/A	UCC-1
Delaware SOS	NMR Licensing Associates, L.P.	All assets	08/09/2006	62771152	N/A	N/A	UCC-1
Delaware SOS	Panel International S.A.	All assets	08/09/2006	62771160	N/A	N/A	UCC-1
Delaware SOS	PERQ/HCI, LLC	All assets	08/09/2006	62771186	N/A	N/A	UCC-1
Delaware SOS	Spectra Marketing Systems, Inc.	All assets	08/09/2006	62771194	N/A	N/A	UCC-1
Delaware SOS	SRDS, Inc.	All assets	08/09/2006	62771202	N/A	N/A	UCC-1
Delaware SOS	Trade Dimensions International, Inc.	All assets	08/09/2006	62771210	N/A	N/A	UCC-1

Jurisdiction	Debtor	Collateral	UCC-1 File Date	UCC-1 File Number	UCC Amdt. File Date	UCC Amdt. File Number	Type of Document & other Comment
Delaware SOS	VNU Business Media, Inc.	All assets	08/09/2006	62773687	N/A	N/A	UCC-1
Delaware SOS	VNU eMedia, Inc.	All assets	08/09/2006	62771228	N/A	N/A	UCC-1
Delaware SOS	VNU Expositions, Inc.	All assets	08/09/2006	62771236	N/A	N/A	UCC-1
Delaware SOS	VNU Marketing Information, Inc.	All assets	08/09/2006	62771244	N/A	N/A	UCC-1
Delaware SOS	VNU Media Measurement & Information, Inc.	All assets	08/09/2006	62771251	N/A	N/A	UCC-1
Delaware SOS	VNU/SRDS Management Co., Inc.	All assets	08/09/2006	62771301	N/A	N/A	UCC-1
Nevada SOS	Foremost Exhibits, Inc.	All assets	08/09/2006	2006025528-1	N/A	N/A	UCC-1
New York SOS	ACNielsen International Research (United States) Limited	All assets	08/09/2006	200608090653126	N/A	N/A	UCC-1
New York SOS	Interactive Market Systems, Inc.	All assets	08/09/2006	200608090653164	N/A	N/A	UCC-1
New York SOS	POC, Inc.	All assets	08/09/2006	200608090653176	N/A	N/A	UCC-1
New York SOS	Showeast, LLC	All assets	08/09/2006	200608090653190	N/A	N/A	UCC-1
New York SOS	VNU USA Property Management, Inc.	All assets	08/09/2006	200608090653203	N/A	N/A	UCC-1
New York SOS	VNU, Inc.	All assets	08/09/2006	200608090653215	N/A	N/A	UCC-1

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	7128697484 Page Count: 1 Date Filed: 08/10/2006 10:40 AM Charlie Daniels Arkansas Secretary of State
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Corporation Service Company 1133 Avenue of the Americas Suite 3100 New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Decisions Made Easy, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
200 W. Jackson Boulevard			Chicago	IL	60606	USA
1d. SEE INSTRUCTIONS	ADDL INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Arkansas	800005420		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank N.A., as Collateral Agent Sub Acct. #847
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Arkansas Secretary of State	301251 005 35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

SECRETARY OF STATE

STATE OF CALIFORNIA

UCC Filing Acknowledgement

08/10/2006

		Page 1 of 1

CSC	Filing Fee:	$10.00
2730 GATEWAY OAKS DRIVE	Special	$6.00
SACRAMENTO CA 95833	Handling Fee:
	Total Fee:	$16.00

The California Secretary of State’s Office has received and filed your document. The information below reflects the data that was indexed in our system. Please review the information for accuracy. Included is an image of the filed document to assist you in your review. If you find a potential error, please notify the UCC Section at the number listed below at your earliest convenience.

Filing Type: Financing Statement	File Date: 08/09/2006	File Time: 15:50

Filing Number: 06-7081040339	Lapse Date: 08/09/2011

Debtor(s):
ORGANIZATION	ACNIELSEN EDI II, INC.
6255 SUNSET BOULEVARD HOLLYWOOD CA USA 90028

Secured Party(ies):
ORGANIZATION	CITIBANK, N.A., AS COLLATERAL AGENT
390 GREENWICH STREET NEW YORK NY USA 10013

Filing by the Secretary of State is not conclusive proof that all conditions for securing priority have been met. Ensuring that accurate information is on the document to be filed is the responsibility of the filing party. If this filing is challenged, the Secretary of State does not guarantee that the filing is legally sufficient to secure priority under UCC Article 9 and expressly disclaims any liability for failure of the filing party to secure priority resulting from the information contained in the filed document, or the lack of information on the filed document.

UNIFORM COMMERCIAL CODE 1500 11TH STREET, 2ND FL • SACRAMENTO, CA 95814 • PO BOX 942835 • SACRAMENTO, CA 94235-0001 • (916) 653-3516 • HTTPS://UCCCONNECT.SS.CA.GOV

PROGRAMS ARCHIVES, BUSINESS PROGRAMS, ELECTIONS, INFORMATION TECHNOLOGY, CALIFORNIA STATE HISTORY MUSEUM,

MANAGEMENT SERVICES, SAFE AT HOME, DOMESTIC PARTNERS REGISTRY, NOTARY PUBLIC, POLITICAL REFORM

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)
***PLEASE RETURN TO***
CSC 2730 Gateway Oaks Drive, Suite 100 Sacramento, CA 95833 Acct. #10011306

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME ACNielsen EDI II, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
6255 Sunset Boulevard			Hollywood	CA	90028	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	California	C1722159		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the California Secretary of State	TMJ $21 301251 010	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Onlinegggg

SECRETARY OF STATE

STATE OF CALIFORNIA

UCC Filing Acknowledgement

08/10/2006

		Page 1 of 1

CSC	Filing Fee:	$10.00
2730 GATEWAY OAKS DRIVE	Special	$6.00
SACRAMENTO CA 95833	Handling Fee:
	Total Fee:	$16.00

The California Secretary of State’s Office has received and filed your document. The information below reflects the data that was indexed in our system. Please review the information for accuracy. Included is an image of the filed document to assist you in your review. If you find a potential error, please notify the UCC Section at the number listed below at your earliest convenience.

Filing Type: Financing Statement	File Date: 08/09/2006	File Time: 15:50

Filing Number: 06-7081040571	Lapse Date: 08/09/2011

Debtor(s):
ORGANIZATION	H R INDUSTRIES, INC.
770 BROADWAY NEW YORK NY USA 10003
Secured Party(ies):
ORGANIZATION	CITIBANK, N.A., AS COLLATERAL AGENT
390 GREENWICH STREET NEW YORK NY USA 10013

Filing by the Secretary of State is not conclusive proof that all conditions for securing priority have been met. Ensuring that accurate information is on the document to be filed is the responsibility of the filing party. If this filing is challenged, the Secretary of State does not guarantee that the filing is legally sufficient to secure priority under UCC Article 9 and expressly disclaims any liability for failure of the filing party to secure priority resulting from the information contained in the filed document, or the lack of information on the filed document.

UNIFORM COMMERCIAL CODE 1500 11TH STREET, 2ND FL • SACRAMENTO, CA 95814 • PO BOX 942835 • SACRAMENTO, CA 94235-0001 • (916) 653-3516 • HTTPS://UCCCONNECT.SS.CA.GOV

PROGRAMS ARCHIVES, BUSINESS PROGRAMS, ELECTIONS, INFORMATION TECHNOLOGY, CALIFORNIA STATE HISTORY MUSEUM,

MANAGEMENT SERVICES, SAFE AT HOME, DOMESTIC PARTNERS REGISTRY, NOTARY PUBLIC, POLITICAL REFORM

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

***PLEASE RETURN TO*** CSC 2730 Gateway Oaks Drive, Suite 100 Sacramento, CA 95833 Acct. #10011306

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME H R Industries, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	California	C0275780		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the California Secretary of State	TMJ $21 301251 015	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

SECRETARY OF STATE

STATE OF CALIFORNIA

UCC Filing Acknowledgement

08/10/2006

		Page 1 of 1

CSC
2730 GATEWAY OAKS DRIVE	Filing Fee:	$10.00
SACRAMENTO CA 95833	Special	$6.00
	Handling Fee:
	Total Fee:	$16.00

The California Secretary of State’s Office has received and filed your document. The information below reflects the data that was indexed in our system. Please review the information for accuracy. Included is an image of the filed document to assist you in your review. If you find a potential error, please notify the UCC Section at the number listed below at your earliest convenience.

Filing Type: Financing Statement	File Date: 08/09/2006	File Time: 15:50

Filing Number: 06-7081040692	Lapse Date: 08/09/2011

Debtor(s):
ORGANIZATION	NIELSEN EDI, INC.
6255 SUNSET BOULEVARD HOLLYWOOD CA USA 90028
Secured Party(ies):
ORGANIZATION	CITIBANK, N.A., AS COLLATERAL AGENT
390 GREENWICH STREET NEW YORK NY USA 10013

Filing by the Secretary of State is not conclusive proof that all conditions for securing priority have been met. Ensuring that accurate information is on the document to be filed is the responsibility of the filing party. If this filing is challenged, the Secretary of State does not guarantee that the filing is legally sufficient to secure priority under UCC Article 9 and expressly disclaims any liability for failure of the filing party to secure priority resulting from the information contained in the filed document, or the lack of information on the filed document.

UNIFORM COMMERCIAL CODE 1500 11TH STREET, 2ND FL • SACRAMENTO, CA 95814 • PO BOX 942835 • SACRAMENTO, CA 94235-0001 • (916) 653-3516 • HTTPS://UCCCONNECT.SS.CA.GOV

PROGRAMS ARCHIVES, BUSINESS PROGRAMS, ELECTIONS, INFORMATION TECHNOLOGY, CALIFORNIA STATE HISTORY MUSEUM,

MANAGEMENT SERVICES, SAFE AT HOME, DOMESTIC PARTNERS REGISTRY, NOTARY PUBLIC, POLITICAL REFORM

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

***PLEASE RETURN TO*** CSC 2730 Gateway Oaks Drive, Suite 100 Sacramento, CA 95833 Acct. #10011306

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen EDI, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
6255 Sunset Boulevard			Hollywood	CA	90028	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	California	C1069853		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwhich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the California Secretary of State	TMJ $21 301251 020	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

SECRETARY OF STATE

STATE OF CALIFORNIA

UCC Filing Acknowledgement

08/10/2006

		Page 1 of 1

CSC	Filing Fee:	$10.00
2730 GATEWAY OAKS DRIVE	Special	$6.00
SACRAMENTO CA 95833	Handling Fee:
	Total Fee:	$16.00

The California Secretary of State’s Office has received and filed your document. The information below reflects the data that was indexed in our system. Please review the information for accuracy. Included is an image of the filed document to assist you in your review. If you find a potential error, please notify the UCC Section at the number listed below at your earliest convenience.

Filing Type: Financing Statement	File Date: 08/09/2006	File Time: 15:50

Filing Number: 06-7081040713	Lapse Date: 08/09/2011

Debtor(s):
ORGANIZATION	NIELSEN NATIONAL RESEARCH GROUP, INC.
6255 SUNSET BOULEVARD HOLLYWOOD CA USA 90028

Secured Party(ies):
ORGANIZATION	CITIBANK, N.A., AS COLLATERAL AGENT
390 GREENWICH STREET NEW YORK NY USA 10013

Filing by the Secretary of State is not conclusive proof that all conditions for securing priority have been met. Ensuring that accurate information is on the document to be filed is the responsibility of the filing party. If this filing is challenged, the Secretary of State does not guarantee that the filing is legally sufficient to secure priority under UCC Article 9 and expressly disclaims any liability for failure of the filing party to secure priority resulting from the information contained in the filed document, or the lack of information on the filed document.

UNIFORM COMMERCIAL CODE 1500 11TH STREET, 2ND FL • SACRAMENTO, CA 95814 • PO BOX 942835 • SACRAMENTO, CA 94235-0001 • (916) 653-3516 • HTTPS://UCCCONNECT.SS.CA.GOV

PROGRAMS ARCHIVES, BUSINESS PROGRAMS, ELECTIONS, INFORMATION TECHNOLOGY, CALIFORNIA STATE HISTORY MUSEUM,

MANAGEMENT SERVICES, SAFE AT HOME, DOMESTIC PARTNERS REGISTRY, NOTARY PUBLIC, POLITICAL REFORM

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

***PLEASE RETURN TO*** CSC 2730 Gateway Oaks Drive, Suite 100 Sacramento, CA 95833 Acct. #10011306

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen National Research Group, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
6255 Sunset Boulevard			Hollywood	CA	90028	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	California	C0857367		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the California Secretary of State	TMJ $21 301251 025	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

SECRETARY OF STATE

STATE OF CALIFORNIA

UCC Filing Acknowledgement

08/10/2006

		Page 1 of 1

CSC	Filing Fee:	$10.00
2730 GATEWAY OAKS DRIVE	Special	$6.00
SACRAMENTO CA 95833	Handling Fee:
	Total Fee:	$16.00

The California Secretary of State’s Office has received and filed your document. The information below reflects the data that was indexed in our system. Please review the information for accuracy. Included is an image of the filed document to assist you in your review. If you find a potential error, please notify the UCC Section at the number listed below at your earliest convenience.

Filing Type: Financing Statement	File Date: 08/09/2006	File Time: 15:50

Filing Number: 06-7081040834	Lapse Date: 08/09/2011

Debtor(s):
ORGANIZATION	STRATEGIC MAPPING, INC.
5375 MIRA SORRENTO PLACE, SUITE 400 SAN DIEGO CA USA 92122

Secured Party(ies):
ORGANIZATION	CITIBANK, N.A., AS COLLATERAL AGENT
390 GREENWICH STREET NEW YORK NY USA 10013

Filing by the Secretary of State is not conclusive proof that all conditions for securing priority have been met. Ensuring that accurate information is on the document to be filed is the responsibility of the filing party. If this filing is challenged, the Secretary of State does not guarantee that the filing is legally sufficient to secure priority under UCC Article 9 and expressly disclaims any liability for failure of the filing party to secure priority resulting from the information contained in the filed document, or the lack of information on the filed document.

UNIFORM COMMERCIAL CODE 1500 11TH STREET, 2ND FL • SACRAMENTO, CA 95814 • PO BOX 942835 • SACRAMENTO, CA 94235-0001 • (916) 653-3516 • HTTPS://UCCCONNECT.SS.CA.GOV

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MANAGEMENT SERVICES, SAFE AT HOME, DOMESTIC PARTNERS REGISTRY, NOTARY PUBLIC, POLITICAL REFORM

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

***PLEASE RETURN TO*** CSC 2730 Gateway Oaks Drive, Suite 100 Sacramento, CA 95833 Acct. #10011306

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Strategic Mapping, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
5375 Mira Sorrento Place, Suite 400			San Diego	CA	92122	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	California	C1297660		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the California Secretary of State	TMJ $21 301251 030	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:47 PM 08/09/2006 INITIAL FILING NUM: 6277128 5 AMENDMENT NUMBER: 0000000 SRV: 060747803
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME A. C. Nielsen (Argentina) S.A.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:48 PM 08/09/2006 INITIAL FILING NUM: 6277129 3 AMENDMENT NUMBER: 0000000 SRV: 060747805
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME A.C. Nielsen Company
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:48 PM 08/09/2006 INITIAL FILING NUM: 6277131 9 AMENDMENT NUMBER: 0000000 SRV: 060747809
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME AC Nielsen (US), Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:48 PM 08/09/2006 INITIAL FILING NUM: 6277133 5 AMENDMENT NUMBER: 0000000 SRV: 060747814
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME AC Nielsen HCI, LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
50 Millstone Rd., Bldg. 100, Suite 300			East Windsor	NJ	08520	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:48 PM 08/09/2006 INITIAL FILING NUM: 6277132 7 AMENDMENT NUMBER: 0000000 SRV: 060747820
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME ACN Holdings Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:49 PM 08/09/2006 INITIAL FILING NUM: 6277134 3 AMENDMENT NUMBER: 0000000 SRV: 060747821
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME ACNielsen Corporation
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:49 PM 08/09/2006 INITIAL FILING NUM: 6277135 0 AMENDMENT NUMBER: 0000000 SRV: 060747826
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME ART Holding, L.L.C.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:49 PM 08/09/2006 INITIAL FILING NUM: 6277137 6 AMENDMENT NUMBER: 0000000 SRV: 060747831
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Athenian Leasing Corporation
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
801 West Street			Wilmington	DE	19801	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:50 PM 08/09/2006 INITIAL FILING NUM: 6277136 8 AMENDMENT NUMBER: 0000000 SRV: 060747839
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME BBI Marketing Services, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
50 W. RiverCenter Blvd., Suite 600			Covington	KY	41011	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:50 PM 08/09/2006 INITIAL FILING NUM: 6277138 4 AMENDMENT NUMBER: 0000000 SRV: 060747847
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME BDS (Canada), LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:50 PM 08/09/2006 INITIAL FILING NUM: 6277139 2 AMENDMENT NUMBER: 0000000 SRV: 060747854
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Billboard Cafes, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:51 PM 08/09/2006 INITIAL FILING NUM: 6277140 0 AMENDMENT NUMBER: 0000000 SRV: 060747863
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Broadcast Data Systems, LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:51 PM 08/09/2006 INITIAL FILING NUM: 6277141 8 AMENDMENT NUMBER: 0000000 SRV: 060747869
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Claritas Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
5375 Mira Sorrento Place, Suite 400			San Diego	CA	92122	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 06:51 PM 08/09/2006 INITIAL FILING NUM: 6277142 6 AMENDMENT NUMBER: 0000000 SRV: 060747877
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Consumer Research Services, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 06:52 PM 08/09/2006 INITIAL FILING NUM: 6277143 4 AMENDMENT NUMBER: 0000000 SRV: 060747883
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME CZT/CN Trademarks, L.L.C.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 08:14 PM 08/09/2006 INITIAL FILING NUM: 6277363 8 AMENDMENT NUMBER: 0000000 SRV: 060748363
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME EMIS (Canada), LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 06:52 PM 08/09/2006 INITIAL FILING NUM: 6277144 2 AMENDMENT NUMBER: 0000000 SRV: 060747892
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Global Media USA, LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
201 California Street			San Francisco	CA	94111	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:52 PM 08/09/2006 INITIAL FILING NUM: 6277145 9 AMENDMENT NUMBER: 0000000 SRV: 060747893
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME MFI Holdings, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:47 PM 08/09/2006 INITIAL FILING NUM: 6277126 9 AMENDMENT NUMBER: 0000000 SRV: 060747897
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Neslein Holding, LLC.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:47 PM 08/09/2006 INITIAL FILING NUM: 6277127 7 AMENDMENT NUMBER: 0000000 SRV: 060747902
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Entertainment, LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
6255 Sunset Boulevard			Hollywood	CA	90028	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:43 PM 08/09/2006 INITIAL FILING NUM: 6277106 1 AMENDMENT NUMBER: 0000000 SRV: 060747916
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Finance Co.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:43 PM 08/09/2006 INITIAL FILING NUM: 6277107 9 AMENDMENT NUMBER: 0000000 SRV: 060747919
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Finance LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 06:44 PM 08/09/2006 INITIAL FILING NUM: 6277108 7 AMENDMENT NUMBER: 0000000 SRV: 060747923
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Holdings Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumberg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 06:44 PM 08/09/2006 INITIAL FILING NUM: 6277110 3 AMENDMENT NUMBER: 0000000 SRV: 060747927
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Leasing Corporation
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumberg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 06:44 PM 08/09/2006 INITIAL FILING NUM: 6277111 1 AMENDMENT NUMBER: 0000000 SRV: 060747929
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Media Research, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 06:44 PM 08/09/2006 INITIAL FILING NUM: 6277112 9 AMENDMENT NUMBER: 0000000 SRV: 060747933
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME NMR Investing I, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
801 West Street			Wilmington	DE	19801	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:44 PM 08/09/2006 INITIAL FILING NUM: 6277115 2 AMENDMENT NUMBER: 0000000 SRV: 060747935
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME NMR Licensing Associates, L.P.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
801 West Street			Wilmington	DE	19801	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Limited Partnership	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:45 PM 08/09/2006 INITIAL FILING NUM: 6277116 0 AMENDMENT NUMBER: 0000000 SRV: 060747938
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Panel International S.A.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:45 PM 08/09/2006 INITIAL FILING NUM: 6277118 6 AMENDMENT NUMBER: 0000000 SRV: 060747944
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME PERQ/HCI, LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
50 Millstone Rd., Bldg. 100, Suite 300			East Windsor	NJ	08520	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:45 PM 08/09/2006 INITIAL FILING NUM: 6277119 4 AMENDMENT NUMBER: 0000000 SRV: 060747946
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Spectra Marketing Systems, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
220 W. Jackson Boulevard, Suite 2800			Chicago	IL	60606	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:45 PM 08/09/2006 INITIAL FILING NUM: 6277120 2 AMENDMENT NUMBER: 0000000 SRV: 060747948
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME SRDS, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
1700 Higgins Road			Des Plaines	IL	60018	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:45 PM 08/09/2006 INITIAL FILING NUM: 6277121 0 AMENDMENT NUMBER: 0000000 SRV: 060747955
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Trade Dimensions International, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
45 Danbury Road			Wilton	CT	06897	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 08:15 PM 08/09/2006 INITIAL FILING NUM: 6277368 7 AMENDMENT NUMBER: 0000000 SRV: 060748359
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME VNU Business Media, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:46 PM 08/09/2006 INITIAL FILING NUM: 6277122 8 AMENDMENT NUMBER: 0000000 SRV: 060747973
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME VNU eMedia, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:46 PM 08/09/2006 INITIAL FILING NUM: 6277123 6 AMENDMENT NUMBER: 0000000 SRV: 060747975
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME VNU Expositions, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
14685 Avion Parkway, Suite 400			Chantilly	VA	20151	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:46 PM 08/09/2006 INITIAL FILING NUM: 6277124 4 AMENDMENT NUMBER: 0000000 SRV: 060747980
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME VNU Marketing Information, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:47 PM 08/09/2006 INITIAL FILING NUM: 6277125 1 AMENDMENT NUMBER: 0000000 SRV: 060747981
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME VNU Media Measurement & Information, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 06:47 PM 08/09/2006 INITIAL FILING NUM: 6277130 1 AMENDMENT NUMBER: 0000000 SRV: 060747984
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME VNU/SRDS Management Co., Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

DEAN HELLER	STATE OF NEVADA	CHARLES E. MOORE
Secretary of State		Securities Administrator
RENEE L. PARKER		SCOTT W. ANDERSON
Chief Deputy Secretary of State		Deputy Secretary for Commercial Recordings
PAMELA RUCKEL		ELLICK HSU
Deputy Secretary for Southern Nevada	OFFICE OF THE SECRETARY OF STATE	Deputy Secretary for Elections

Filing Acknowledgement

August 09, 2006

Job Number	Initial Filing Number
U20060809-0194	2006025528-1

Filing Description	Document Filing Number	Date/Time of Filing
Initial Financing Statement	2006025528-1	08-09-2006 04:52 PM

Debtors	Secured Parties

FOREMOST EXHIBITS, INC.	CITIBANK, N.A., AS COLLATERAL AGENT
770 BROADWAY	390 GREENWICH STREET
NEW YORK NY 10003 USA	NEW YORK NY 10013 USA

The attached document(s) were filed with the Nevada Secretary of State, Uniform Commercial Code Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Nevada Secretary of State

Art Williams

Filing Officer

UCC DIVISION:

Tracy Gillespie, Supervisor

200 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-5630

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	Document Number: 2006025528-1 Filing Date and Time: 08-09-2006 04:52 PM
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Foremost Exhibits, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Nevada	C15347-1994		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Nevada Secretary of State	301251 225 35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

STATE OF NEW YORK

DEPARTMENT OF STATE

41 STATE STREET

ALBANY, NY 12231-0001

GEORGE E. PATAKI	CHRISTOPHER L. JACOBS
GOVERNOR	SECRETARY OF STATE

FILING ACKNOWLEDGMENT
August 11, 2006

RETURN TO CUSTOMER SERVICE COUNTER

CORPORATION SERVICE COMPANY

80 STATE STREET, 6TH FLOOR

ALBANY NY 12207-0000

Attached is the acknowledgment copy of your recently submitted filing. This filing consists of a total of one page, which is represented in this acknowledgment. This document has been filed with the New York State Department of State, Uniform Commercial Code Division.

The Financing Statement has been assigned Filing Number: 200608090653126, Filing Date: 08/09/2006 and is currently reflected in our automated database as follows:

Debtor’s Name & Address

ACNIELSEN INTERNATIONAL RESEARCH (UNITED STATES) LIMITED

770 BROADWAY

NEW YORK NY 10003

Secured Party’s Name & Address

CITIBANK, N.A., AS COLLATERAL AGENT

399 GREENWICH STREET

NEW YORK NY 10013

This filing will lapse on 08/09/2011, unless continued. We encourage filers to take full advantage of the six-month window of opportunity in which to file a Financing Statement Amendment (Continuation). Submission of your documents at the onset of the six-month window will allow ample time to rectify potential filing errors and help to assure timely recording of your filing.

If you have any concerns regarding the way this document is recorded, please contact one of our Customer Service Representatives at (518) 474-4763, or respond in writing to the UCC Data Processing Unit at the address indicated above.

Sincerely,

Uniform Commercial Code Division	REF #: 226471
Data Processing Unit

WWW.DOS.STATE.NY • E-MAIL: INFO@DOS.STATE.NY.US

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY	226471	2006 AUG –9 PM 4:30

A. NAME & PHONE OF CONTACT AT FILER [optional]	CSC 50 DRAW DOWN
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME ACNielsen International Research (United States) Limited
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	New York	New York		☒NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the New York Secretary of State	KXK	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

FILING NUMBER: 200608090653126

STATE OF NEW YORK

DEPARTMENT OF STATE

41 STATE STREET

ALBANY, NY 12231-0001

GEORGE E. PATAKI	CHRISTOPHER L. JACOBS
GOVERNOR	SECRETARY OF STATE

FILING ACKNOWLEDGMENT
August 11, 2006

RETURN TO CUSTOMER SERVICE COUNTER

CORPORATION SERVICE COMPANY

80 STATE STREET, 6TH FLOOR

ALBANY NY 12207-0000

Attached is the acknowledgment copy of your recently submitted filing. This filing consists of a total of one page, which is represented in this acknowledgment. This document has been filed with the New York State Department of State, Uniform Commercial Code Division.

The Financing Statement has been assigned Filing Number: 200608090653164, Filing Date: 08/09/2006 and is currently reflected in our automated database as follows:

Debtor’s Name & Address

INTERACTIVE MARKET SYSTEMS, INC.

770 BROADWAY

NEW YORK NY 10003

Secured Party’s Name & Address

CITIBANK, N.A., AS COLLATERAL AGENT

399 GREENWICH STREET

NEW YORK NY 10013

This filing will lapse on 08/09/2011, unless continued. We encourage filers to take full advantage of the six-month window of opportunity in which to file a Financing Statement Amendment (Continuation). Submission of your documents at the onset of the six-month window will allow ample time to rectify potential filing errors and help to assure timely recording of your filing.

If you have any concerns regarding the way this document is recorded, please contact one of our Customer Service Representatives at (518) 474-4763, or respond in writing to the UCC Data Processing Unit at the address indicated above.

Sincerely,

Uniform Commercial Code Division	REF #: 226472
Data Processing Unit

WWW.DOS.STATE.NY • E-MAIL: INFO@DOS.STATE.NY.US

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY	226472	2006 AUG –9 PM 4:30

A. NAME & PHONE OF CONTACT AT FILER [optional]	CSC 50 DRAW DOWN
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Interactive Market Systems, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	New York	New York		☒NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the New York Secretary of State	KXK	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

FILING NUMBER: 200608090653164

STATE OF NEW YORK

DEPARTMENT OF STATE

41 STATE STREET

ALBANY, NY 12231-0001

GEORGE E. PATAKI	CHRISTOPHER L. JACOBS
GOVERNOR	SECRETARY OF STATE

FILING ACKNOWLEDGMENT

August 11, 2006

RETURN TO CUSTOMER SERVICE COUNTER

CORPORATION SERVICE COMPANY

80 STATE STREET, 6TH FLOOR

ALBANY NY 12207-0000

Attached is the acknowledgment copy of your recently submitted filing. This filing consists of a total of one page, which is represented in this acknowledgment. This document has been filed with the New York State Department of State, Uniform Commercial Code Division.

The Financing Statement has been assigned Filing Number: 200608090653176, Filing Date: 08/09/2006 and is currently reflected in our automated database as follows:

Debtor’s Name & Address

POC, INC.

770 BROADWAY

NEW YORK NY 10003

Secured Party’s Name & Address

CITIBANK, N.A., AS COLLATERAL AGENT

399 GREENWICH STREET

NEW YORK NY 10013

This filing will lapse on 08/09/2011, unless continued. We encourage filers to take full advantage of the six-month window of opportunity in which to file a Financing Statement Amendment (Continuation). Submission of your documents at the onset of the six-month window will allow ample time to rectify potential filing errors and help to assure timely recording of your filing.

If you have any concerns regarding the way this document is recorded, please contact one of our Customer Service Representatives at (518) 474-4763, or respond in writing to the UCC Data Processing Unit at the address indicated above.

Sincerely,

Uniform Commercial Code Division	REF #: 226473
Data Processing Unit

WWW.DOS.STATE.NY • E-MAIL: INFO@DOS.STATE.NY.US

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY	226473	2006 AUG –9 PM 4:30

A. NAME & PHONE OF CONTACT AT FILER [optional]	CSC 50 DRAW DOWN
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME POC, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	New York	New York		☒NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the New York Secretary of State	KXK	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

FILING NUMBER: 200608090653176

STATE OF NEW YORK

DEPARTMENT OF STATE

41 STATE STREET

ALBANY, NY 12231-0001

GEORGE E. PATAKI	CHRISTOPHER L. JACOBS
GOVERNOR	SECRETARY OF STATE

FILING ACKNOWLEDGEMENT

August 11, 2006

RETURN TO CUSTOMER SERVICE COUNTER

CORPORATION SERVICE COMPANY

80 STATE STREET, 6TH FLOOR

ALBANY NY 12207-0000

Attached is the acknowledgment copy of your recently submitted filing. This filing consists of a total of one page, which is represented in this acknowledgment. This document has been filed with the New York State Department of State, Uniform Commercial Code Division.

The Financing Statement has been assigned Filing Number: 200608090653190, Filing Date: 08/09/2006 and is currently reflected in our automated database as follows:

Debtor’s Name & Address

SHOWEAST, LLC

770 BROADWAY

NEW YORK NY 10003

Secured Party’s Name & Address

CITIBANK, N.A., AS COLLATERAL AGENT

399 GREENWICH STREET

NEW YORK NY 10013

This filing will lapse on 08/09/2011, unless continued. We encourage filers to take full advantage of the six-month window of opportunity in which to file a Financing Statement Amendment (Continuation). Submission of your documents at the onset of the six-month window will allow ample time to rectify potential filing errors and help to assure timely recording of your filing.

If you have any concerns regarding the way this document is recorded, please contact one of our Customer Service Representatives at (518) 474-4763, or respond in writing to the UCC Data Processing Unit at the address indicated above.

Sincerely,

Uniform Commercial Code Division	REF #: 226474
Data Processing Unit

WWW.DOS.STATE.NY • E-MAIL: INFO@DOS.STATE.NY.US

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY	226474	2006 AUG –9 PM 4:30

A. NAME & PHONE OF CONTACT AT FILER [optional]	CSC 50 DRAW DOWN
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Showeast, LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	New York	New York		☒NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the New York Secretary of State	KXK	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

FILING NUMBER: 200608090653190

STATE OF NEW YORK

DEPARTMENT OF STATE

41 STATE STREET

ALBANY, NY 12231-0001

GEORGE E. PATAKI GOVERNOR	CHRISTOPHER L. JACOBS SECRETARY OF STATE

FILING ACKNOWLEDGMENT
August 11, 2006

RETURN TO CUSTOMER SERVICE COUNTER

CORPORATION SERVICE COMPANY

80 STATE STREET, 6TH FLOOR

ALBANY NY 12207-0000

Attached is the acknowledgment copy of your recently submitted filing. This filing consists of a total of one page, which is represented in this acknowledgment. This document has been filed with the New York State Department of State, Uniform Commercial Code Division.

The Financing Statement has been assigned Filing Number: 200608090653203, Filing Date: 08/09/2006 and is currently reflected in our automated database as follows:

Debtor’s Name & Address

VNU USA PROPERTY MANAGEMENT, INC.

770 BROADWAY

NEW YORK NY 10003

Secured Party’s Name & Address

CITIBANK, N.A., AS COLLATERAL AGENT

399 GREENWICH STREET

NEW YORK NY 10013

This filing will lapse on 08/09/2011, unless continued. We encourage filers to take full advantage of the six-month window of opportunity in which to file a Financing Statement Amendment (Continuation). Submission of your documents at the onset of the six-month window will allow ample time to rectify potential filing errors and help to assure timely recording of your filing.

If you have any concerns regarding the way this document is recorded, please contact one of our Customer Service Representatives at (518) 474-4763, or respond in writing to the UCC Data Processing Unit at the address indicated above.

Sincerely,

Uniform Commercial Code Division	REF #: 226475
Data Processing Unit

WWW.DOS.STATE.NY • E-MAIL: INFO@DOS.STATE.NY.US

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY	226475	2006 AUG –9 PM 4:30

A. NAME & PHONE OF CONTACT AT FILER [optional]	CSC 50 DRAW DOWN
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME VNU USA Property Management, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	New York	New York		☒NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the New York Secretary of State	KXK	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

FILING NUMBER: 200608090653203

STATE OF NEW YORK

DEPARTMENT OF STATE

41 STATE STREET

ALBANY, NY 12231-0001

GEORGE E. PATAKI GOVERNOR	CHRISTOPHER L. JACOBS SECRETARY OF STATE

FILING ACKNOWLEDGMENT
August 11, 2006

RETURN TO CUSTOMER SERVICE COUNTER

CORPORATION SERVICE COMPANY

80 STATE STREET, 6TH FLOOR

ALBANY NY 12207-0000

Attached is the acknowledgment copy of your recently submitted filing. This filing consists of a total of one page, which is represented in this acknowledgment. This document has been filed with the New York State Department of State, Uniform Commercial Code Division.

The Financing Statement has been assigned Filing Number: 200608090653215, Filing Date: 08/09/2006 and is currently reflected in our automated database as follows:

Debtor’s Name & Address

VNU, INC.

770 BROADWAY

NEW YORK NY 10003

Secured Party’s Name & Address

CITIBANK, N.A., AS COLLATERAL AGENT

399 GREENWICH STREET

NEW YORK NY 10013

This filing will lapse on 08/09/2011, unless continued. We encourage filers to take full advantage of the six-month window of opportunity in which to file a Financing Statement Amendment (Continuation). Submission of your documents at the onset of the six-month window will allow ample time to rectify potential filing errors and help to assure timely recording of your filing.

If you have any concerns regarding the way this document is recorded, please contact one of our Customer Service Representatives at (518) 474-4763, or respond in writing to the UCC Data Processing Unit at the address indicated above.

Sincerely,

Uniform Commercial Code Division	REF #: 226476
Data Processing Unit

WWW.DOS.STATE.NY • E-MAIL: INFO@DOS.STATE.NY.US

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY	226476	2006 AUG –9 PM 4:30

A. NAME & PHONE OF CONTACT AT FILER [optional]	CSC 50 DRAW DOWN
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME VNU, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	New York	New York		☒NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the New York Secretary of State	KXK	35890.166

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

FILING NUMBER: 200608090653215

Schedule 7

Filings/Filing Offices

Type of Filing[1]	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

[1]	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 8(a)

Real Property

Entity of Record	Location Address	Owned or Leased	Landlord/Owner if Leased	Description of Lease Documents	Purpose/Use of Facility

Schedule 8(b)

Leases, Subleases, Tenancies, Franchise agreements, Licenses or Other Occupancy Arrangements

Schedule 10

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Schedule 11

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.	Chattel Paper:

Schedule 12(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Schedule 12(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Schedule 12(c)

Intellectual Property Filings

Schedule 13

Commercial Tort Claims

Schedule 14

Letter of Credit Rights

EXHIBIT H

[FORM OF]

GLOBAL INTERCOMPANY NOTE

August 9, 2006

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, an “Issuer”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Holder” and, together with each Issuer, a “Note Party”), in immediately available funds in the currencies as shall be agreed from time to time, at such location as the applicable Holder shall from time to time designate, the unpaid principal amount of all loans and advances or other credit extensions (including trade payables) made by such Holder to such Issuer. Each Issuer promises also to pay interest on the unpaid principal amount of all such loans and advances or other credit extensions in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Issuer and such Holder. With respect to each Holder organized under the laws of The Netherlands, this Note is not an order or bearer instrument but an acknowledgement of receivables owing to each such applicable Holder and regulation of the terms of such receivables.

This note (“Note”) is an Intercompany Note referred to in the Credit Agreement dated as of August 9, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Nielsen Finance LLC, a Delaware limited liability company, VNU Holding and Finance B.V., a company organized under the laws of The Netherlands, and VNU, Inc., a New York corporation (together, the “Borrowers”), the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time (collectively, the “Lenders” and individually, a “Lender”), and Citibank, N.A., as Administrative Agent, and is subject to the terms thereof, and shall be pledged by each Holder pursuant to the Security Agreement (as defined in the Credit Agreement), to the extent required pursuant to the terms thereof. Each Holder hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Issuer that is a Borrower or a Guarantor to any Holder shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to (i) all Obligations of such Issuer under the Credit Agreement, including, without limitation, where applicable, under such Issuer’s guarantee of the Obligations under the Credit Agreement and (ii) all other Indebtedness (as defined in the Credit Agreement) of such Issuer or any guaranty thereof (including, without limitation, the Senior Unsecured Debt and the Senior Subordinated Debt (each as defined in the Credit Agreement)), other than Indebtedness that by its terms expressly provides that it shall not be Senior Indebtedness hereunder (such Obligations and such Indebtedness and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Issuer or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Issuer, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Holder is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Holder would otherwise be entitled (other than debt securities of such Issuer that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Issuer or any other Person on its behalf with respect to this Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Holder in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Issuer or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Holder and each Issuer hereby agree that the subordination of this Note is for the benefit of the Administrative Agent and the Lenders and the Administrative Agent and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Issuer that is not a Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Issuer.

Notwithstanding the foregoing, (i) nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Issuer and each Holder, the obligations of such Issuer, which are absolute and unconditional, to pay to such Holder the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Holder and other creditors of such Issuer other than the

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holders of Senior Indebtedness and (ii) with respect to any indebtedness owing from any Issuer to any Holder with a “works council” or other employee representative body, such Indebtedness shall, unless such body has been consulted with respect to such subordination, and, if and to the extent required, unconditionally approved such subordination (by means of a prior positive advice or otherwise), not be subordinated to the Senior Indebtedness to the extent, and only to the extent, that the terms of such subordination would require the approval of or consultation with such entity before such subordination could be effective.

Each Holder is hereby authorized to record all loans and advances or other credit extensions made by it to any Issuer (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note as between each Issuer and each Holder contains additional terms to any intercompany loan agreement between them and this Note does not in any way replace such intercompany loans between them nor does this Note in any way change the principal amount of any intercompany loans between them.

Upon execution and delivery after the date hereof by VNU Group B.V. or any subsidiary of VNU Group B.V. of a counterpart signature page hereto, such subsidiary shall become a Note Party hereunder with the same force and effect as if originally named as a Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Note.

The Dutch Pledgors (as defined hereafter) hereby notify the Issuers in advance of rights of pledge granted pursuant to one or more Dutch law deeds of pledge of intercompany receivables (collectively, the “Deed”), to be dated on or around August 9, 2006 between VNU Group B.V., VNU Intermediate Holding B.V., VNU Holding and Finance B.V., VNU International B.V., VNU Services B.V. and VNU Holdings B.V., as pledgors (the “Dutch Pledgors”) and Citibank, N.A., as pledgee (the “Pledgee”). Pursuant to the Deed, each Dutch Pledgor has pledged to the Pledgee any and all of its present and future intercompany receivables (the “Pledged Receivables”). The Issuers hereby acknowledge the receipt of the notification by the Dutch Pledgors by signing this Note and hereby consent to and approve of the Deed and the rights of pledge in the Pledged Receivables granted to the Pledgee pursuant to the Deed. Pursuant to the Deed, the Dutch Pledgors have been granted permission to collect and receive payment of the Pledged Receivables until the Pledgee has given written notice to the applicable Issuers stating that such permission has been withdrawn. Until receipt of such written notice, the Issuers may continue to make payments under the Pledged Receivables to the Dutch Pledgors as instructed by them. Upon receipt of such written notice, any and all payments under or pursuant to the Pledged Receivables owing by the Issuers to any of the Dutch Pledgors can only be validly made into accounts to be designated by the relevant Pledgee.

Each Issuer hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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[SEPARATE SIGNATURE PAGES TO BE ATTACHED]

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